        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 2005

                                                     REGISTRATION NO. 333-121178
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          PRE-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                 (Name of Small Business Issuer in Its Charter)

              MARYLAND                                      6712
   (State or Other Jurisdiction of              (Primary Standard Industrial
   Incorporation or Organization)                Classification Code Number)

                                   32-0135202
                                (I.R.S. Employer
                             Identification Number)

                             100 SOUTH SECOND AVENUE
                             ALPENA, MICHIGAN 49707
                                 (989) 356-9041
                        (Address and Telephone Number of
                          Principal Executive Offices)

                             100 SOUTH SECOND AVENUE
                             ALPENA, MICHIGAN 49707
                    (Address of Principal Place of Business)

                                MARTIN A. THOMSON
                             100 SOUTH SECOND AVENUE
                             ALPENA, MICHIGAN 49707
                                 (989) 356-9041
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:
                            ROBERT B. POMERENK, ESQ.
                               STEVE LANTER, ESQ.
                       LUSE GORMAN POMERENK & SCHICK, P.C.
                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20015

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                                CALCULATION OF REGISTRATION FEE
======================================== =================== ==================== ==================== =====================

                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE       OFFERING PRICE          AGGREGATE            AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED           PER SHARE          OFFERING PRICE      REGISTRATION FEE
---------------------------------------- ------------------- -------------------- -------------------- ---------------------
Common Stock, $0.01 par value per share   3,853,613 shares         $10.00           $38,536,130 (1)         $4,883(2)
---------------------------------------- ------------------- -------------------- -------------------- ---------------------

(1)     Estimated solely for the purpose of calculating the registration fee.
(2)     Registration fee previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS
                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
        (PROPOSED HOLDING COMPANY FOR FIRST FEDERAL OF NORTHERN MICHIGAN)
                     UP TO 2,116,000 SHARES OF COMMON STOCK

        First Federal of Northern Michigan Bancorp, Inc. is offering shares of common stock for sale in connection with the conversion of Alpena Bancshares, M.H.C. from the mutual to the stock form of organization. The shares of common stock we are offering represent the ownership interest in Alpena Bancshares, Inc., a federal corporation, now owned by Alpena Bancshares, M.H.C. The existing shares of Alpena Bancshares, Inc. common stock held by the public will be exchanged for new shares of common stock of First Federal of Northern Michigan Bancorp, Inc. All shares of common stock are being offered for sale at a price of $10.00 per share. In addition, we intend to establish a charitable foundation and to fund the foundation with a contribution of up to 37,500 shares of our common stock and up to $375,000 in cash. We expect that our shares of common stock will trade on the Nasdaq National Market under the symbol "FFNM."

        IF YOU ARE OR WERE A DEPOSITOR OF FIRST FEDERAL OF NORTHERN MICHIGAN:
        o You may have priority rights to purchase shares of common stock. IF YOU ARE CURRENTLY A STOCKHOLDER OF ALPENA BANCSHARES, INC.:
        o You may have the opportunity to purchase additional shares of common stock in the offering after priority orders are filled.
        o Each of your shares of common stock will be exchanged at the conclusion of the offering for between 1.4783 and 2.0000 new shares (subject to adjustment to up to 2.3000 new shares) of common stock of First Federal of Northern Michigan Bancorp, Inc.
        o Your percentage ownership will remain essentially equivalent to your current percentage ownership interest in Alpena Bancshares, Inc., before giving effect to our contribution of shares of common stock to a charitable foundation.
        IF YOU FIT NONE OF THE CATEGORIES ABOVE, BUT ARE INTERESTED IN PURCHASING SHARES OF OUR COMMON STOCK:
        o You may have the opportunity to purchase shares of common stock after priority orders in the preceding categories are filled.

        We are offering up to 1,840,000 shares of common stock for sale on a best efforts basis. We may sell up to 2,116,000 shares of common stock because of demand for the shares or changes in market conditions, without resoliciting subscribers.


        In addition to the shares we are selling, we also will simultaneously issue up to 1,478,360 shares of common stock to current stockholders of Alpena Bancshares, Inc. in exchange for their existing shares. The number of shares to be issued in exchange may be increased to up to 1,700,113 shares, depending on the number of shares sold in the offering. We must sell a minimum of 1,360,000 shares in the offering, and we must issue 1,092,701 shares in the exchange in order to complete the offering and the exchange of existing shares.

        The minimum number of shares you can order is 25. The offering is expected to expire at 10:00 a.m., Alpena, Michigan time, on March 15, 2005. We may extend this expiration date without notice to you until April 29, 2005, unless the Office of Thrift Supervision approves a later date, which may not be beyond March __, 2007. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond April 29, 2005, or the number of shares of common stock to be sold is increased to more than 2,116,000 shares or decreased to less than 1,360,000 shares. If the offering is extended beyond April 29, 2005, or if the number of shares of common stock to be sold is increased to more than 2,116,000 shares or decreased to less than 1,360,000 shares, subscribers will be resolicited, and all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to subscribers, with interest. Funds received during the offering will be held in a segregated account at First Federal of Northern Michigan or another insured depository institution and will earn interest at our passbook savings rate.

        Ryan Beck & Co., Inc. will assist us in selling our shares of common stock on a best efforts basis. Ryan Beck & Co., Inc. is not required to purchase any shares of the common stock that are being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering.

                                                  OFFERING SUMMARY
                                              PRICE: $10.00 PER SHARE

                                                                                      ADJUSTED
                                                   MINIMUM          MAXIMUM            MAXIMUM
                                                   -------          -------            -------
       Number of shares:                         1,360,000         1,840,000          2,116,000
       Gross offering proceeds:              $  13,600,000    $   18,400,000     $   21,160,000
       Estimated offering expenses:          $     716,000    $      760,000     $      786,000
       Estimated net proceeds:               $  12,884,000    $   17,640,000     $   20,374,000
       Estimated net proceeds per share:     $        9.47    $         9.59     $         9.63

    THIS INVESTMENT INVOLVES A DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF
                                   PRINCIPAL.

                PLEASE READ "RISK FACTORS" BEGINNING ON PAGE 19.


        THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                RYAN BECK & CO.

 For assistance, please contact the Stock Information Center at (989) ___-_____

                The date of this Prospectus is February __, 2005.

   [MAP SHOWING FIRST FEDERAL OF NORTHERN MICHIGAN'S MARKET AREA APPEARS HERE]

OFFICE LOCATIONS:

HEADQUARTERS:

100 South Second Avenue
Alpena, MI  49707

BRANCH LOCATIONS:

300 South Ripley Boulevard                  625 N. Williams Street
Alpena, MI  49707                           Mancelona, MI 49659

6230 River Street                           308 North Morenci
Alanson, MI 49706                           Mio, MI  48647

101 South Main Street                       201 North State Street
Cheboygan, MI  49721                        Oscoda, MI  48750

1000 South Wisconsin                        11874 U.S. 23 South
Gaylord, MI  49735                          Ossineke, MI  49766

P.O. Box 673
4236 Salling Street
Lewiston, MI  49756

                                TABLE OF CONTENTS
                                                                            PAGE


SUMMARY........................................................................1
RISK FACTORS..................................................................19
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF ALPENA BANCSHARES,
   INC. AND SUBSIDIARY........................................................26
RECENT DEVELOPMENTS...........................................................28
FORWARD-LOOKING STATEMENTS....................................................34
HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING...........................35
OUR DIVIDEND POLICY...........................................................36
MARKET FOR THE COMMON STOCK...................................................37
HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE........................40
CAPITALIZATION................................................................41
PRO FORMA DATA................................................................43
COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH AND WITHOUT
   THE FOUNDATION.............................................................51
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
   RESULTS OF OPERATIONS......................................................52
BUSINESS OF ALPENA BANCSHARES, INC. AND FIRST FEDERAL OF NORTHERN MICHIGAN....72
SUPERVISION AND REGULATION....................................................97
TAXATION.....................................................................104
MANAGEMENT OF FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC................106
BENEFICIAL OWNERSHIP OF COMMON STOCK.........................................117
SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS............................117
THE CONVERSION...............................................................118
FIRST FEDERAL COMMUNITY FOUNDATION...........................................142
COMPARISON OF STOCKHOLDERS' RIGHTS FOR EXISTING STOCKHOLDERS OF
   ALPENA BANCSHARES, INC....................................................146
RESTRICTIONS ON ACQUISITION OF FIRST FEDERAL OF NORTHERN MICHIGAN
   BANCORP, INC..............................................................153
DESCRIPTION OF CAPITAL STOCK OF FIRST FEDERAL OF NORTHERN MICHIGAN
   BANCORP, INC. FOLLOWING THE CONVERSION....................................156
TRANSFER AGENT...............................................................157
EXPERTS......................................................................158
LEGAL MATTERS................................................................158
WHERE YOU CAN FIND ADDITIONAL INFORMATION....................................158
ALPENA BANCSHARES, INC. INDEX TO CONSOLIDATED FINANCIAL STATEMENTS...........F-1

                                     SUMMARY

        The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of Alpena Bancshares, Inc. common stock for new shares of First Federal of Northern Michigan Bancorp, Inc. common stock. It may not contain all the information that is important to you. For additional information before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements, and the section titled "Risk Factors."

THE COMPANIES

        ALPENA BANCSHARES, M.H.C.

        Alpena Bancshares, M.H.C. is the federally chartered mutual holding company of Alpena Bancshares, Inc., a federal corporation. Alpena Bancshares, M.H.C.'s principal business activity is the ownership of 920,000 shares of common stock of Alpena Bancshares, Inc., or 55.4% of the issued and outstanding shares as of September 30, 2004. After the completion of the conversion, Alpena Bancshares, M.H.C. will no longer exist.

        Alpena Bancshares, M.H.C.'s executive offices are located at 100 South Second Avenue, Alpena, Michigan 49707. Its telephone number at this address is
(989) 356-9041.

        ALPENA BANCSHARES, INC.

        Alpena Bancshares, Inc. is a federally chartered corporation that owns all of the outstanding common stock of First Federal of Northern Michigan, a federal savings bank with ten full-service branches. At September 30, 2004, Alpena Bancshares, Inc. had consolidated assets of $254.5 million, deposits of $182.4 million and stockholders' equity of $21.9 million. After the completion of the conversion, Alpena Bancshares, Inc. will cease to exist, but will be succeeded by a new Maryland corporation with the name First Federal of Northern Michigan Bancorp, Inc. As of September 30, 2004, Alpena Bancshares, Inc. had 1,659,180 shares of common stock issued and outstanding. As of that date, Alpena Bancshares, M.H.C. owned 920,000 shares of common stock of Alpena Bancshares, Inc., representing 55.4% of the issued and outstanding shares of common stock. The remaining 739,180 shares were owned by the public.

        Alpena Bancshares, Inc.'s executive offices are located at 100 South Second Avenue, Alpena, Michigan 49707. Its telephone number at this address is
(989) 356-9041.

        FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

        First Federal of Northern Michigan Bancorp, Inc. is a newly formed Maryland corporation that will own all of the outstanding common stock of First Federal of Northern Michigan upon completion of the conversion and the offering. Concurrently with the completion of the conversion and offering, First Federal of Northern Michigan Bancorp, Inc. will be the successor to Alpena Bancshares, Inc., the federal corporation.

        First Federal of Northern Michigan Bancorp, Inc.'s executive offices are located at 100 South Second Avenue, Alpena, Michigan 49707. Our telephone number at this address is (989) 356-9041.

        FIRST FEDERAL OF NORTHERN MICHIGAN

        First Federal of Northern Michigan is a full-service, community-oriented federal savings bank that provides financial services to individuals, families and businesses from ten full-service facilities located in Alpena, Antrim, Charlevoix, Cheboygan, Iosco, Otsego, Montmorency and Oscoda Counties, Michigan. First Federal of Northern Michigan has operated in Alpena, Michigan since its chartering in 1957. First Federal of Northern Michigan reorganized into the mutual holding company structure in 1994.

        First Federal of Northern Michigan has operated historically as a traditional savings bank. Its business has consisted primarily of accepting deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in loans, consisting primarily of one- to four-family residential mortgage loans and, to a lesser extent, commercial real estate loans, commercial loans and consumer loans, as well as in agency securities and mortgage-backed securities.

        First Federal of Northern Michigan's market area is sparsely populated, and has had slow population growth and limited industrial development compared to more urban and suburban markets. Because of the limited growth opportunities for residential mortgage lending in our market area, in recent years First Federal of Northern Michigan has taken steps to become more "bank-like," by emphasizing commercial and commercial real estate lending. Commercial and commercial real estate loans typically offer higher yields than traditional one- to four-family residential mortgage loans and generally are of shorter duration. Therefore, these loans can increase interest income and assist in managing our interest rate risk. Residential mortgage loans as a percentage of our total loan portfolio have decreased in each of the past five years, and we expect this trend to continue. Conversely, while management has not established targets, we expect that commercial and commercial real estate loans will continue to increase as a percentage of our total loan portfolio in future periods. At September 30, 2004, commercial real estate loans comprised 14.0% of total loans, commercial loans comprised 15.4% of total loans and one- to four-family residential mortgage loans comprised 53.1% of total loans. For the nine months ended September 30, 2004, interest income on our commercial real estate and commercial loans represented 24.9% of our total interest income.

        The shift to a more "bank-like" loan portfolio also reflects First Federal of Northern Michigan's increased mortgage origination and sales activity. Since 2000, First Federal of Northern Michigan has sold a large percentage of its one- to four-family, fixed-rate residential mortgage loans to help manage interest rate risk. For the nine months ended September 30, 2004, First Federal of Northern Michigan originated $49.1 million of one- to four-family residential mortgage loans, of which $19.2 million were sold in the secondary mortgage market. First Federal of Northern Michigan retained servicing on all of the sold loans. Non-interest income attributable to mortgage banking activities was $460,700 for the nine months ended September 30, 2004, and comprised 12.8% of total non-interest income for the period.

        First Federal of Northern Michigan's executive offices are located at 100 South Second Avenue, Alpena, Michigan 49707. Its telephone number at this address is (989) 356-9041.

OUR ORGANIZATIONAL STRUCTURE

        In 1994, First Federal of Northern Michigan's mutual predecessor reorganized into the mutual holding company form of organization. In 2000, First Federal of Northern Michigan formed Alpena Bancshares, Inc. as its mid-tier stock holding company. The majority of the outstanding shares of common stock of Alpena Bancshares, Inc. is owned by Alpena Bancshares, M.H.C., which is a mutual holding company that has no stockholders. Alpena Bancshares, Inc. owns 100% of the outstanding shares of common stock of First Federal of Northern Michigan.

        Pursuant to the terms of Alpena Bancshares, M.H.C.'s plan of conversion and reorganization, Alpena Bancshares, M.H.C. will convert from the mutual holding company to the stock holding company corporate structure. As part of the conversion, we are offering for sale in a subscription offering and possibly in a community offering the majority ownership interest of Alpena Bancshares, Inc. that is currently held by Alpena Bancshares, M.H.C. Upon the completion of the conversion and offering, Alpena Bancshares, M.H.C. will cease to exist, and we will complete the transition from partial to full public stock ownership. Upon completion of the conversion, existing public stockholders of Alpena Bancshares, Inc. will receive new shares of common stock of First Federal of Northern Michigan Bancorp, Inc. in exchange for their existing shares of Alpena Bancshares, Inc. at the completion of the conversion.


        The following chart shows our current organizational structure, which is commonly referred to as the "two-tier" mutual holding company structure:


        ------------------------------------            PUBLIC
              ALPENA BANCSHARES, M.H.C.              STOCKHOLDERS
        ------------------------------------
        55.4% of Alpena                                 44.6% of Alpena
        Bancshares, Inc.                                Bancshares, Inc. common
        common stock                                    stock
                    ----------------------------------------
                             ALPENA BANCSHARES, INC.
                    ----------------------------------------
                                             100% of common stock
                    ----------------------------------------
                       FIRST FEDERAL OF NORTHERN MICHIGAN
                    ----------------------------------------


After the conversion and offering are completed, we will be organized as a fully public holding company, as follows:


                               PUBLIC STOCKHOLDERS
                        (including charitable foundation)

                                             100% of common stock
                    -----------------------------------------
                            FIRST FEDERAL OF NORTHERN
                             MICHIGAN BANCORP, INC.
                    -----------------------------------------
                                             100% of common stock
                    -----------------------------------------
                       FIRST FEDERAL OF NORTHERN MICHIGAN
                    -----------------------------------------

BUSINESS STRATEGY

        Our goal is to operate and grow as a well-capitalized and profitable financial institution. We seek to accomplish this goal by:

        o operating as a community savings bank and offering personalized customer service;

        o       increasing our commercial real estate and commercial lending;

        o       increasing our share of lower-cost deposits;

        o       increasing and diversifying our sources of non-interest income;

        o       maintaining high asset quality and capital strength; and

        o managing our interest rate risk exposure by selling into the secondary market the majority of fixed-rate residential real estate loans with maturities of 15 years or more that we originate.

See page 56 of "Management's Discussion and Analysis of Financial Condition and Results of Operations --Business Strategy" for a fuller discussion of our business strategy, including quantitative analysis that highlights elements of our business strategy.

REASONS FOR THE CONVERSION

        We believe that our conversion to a fully public company and the increased capital resources that will result from the sale of our common stock will provide us with the flexibility:

        o to support internal growth through lending in the communities we serve;

        o to enhance existing products and services and support the development of new products and services;

        o to facilitate growth through branch and whole bank acquisitions as opportunities arise;

        o       to improve our overall competitive position; and

        o to improve the liquidity of our shares of common stock and enhance stockholder returns through higher earnings and more flexible capital management strategies.

        As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure and our relatively small asset size limit our ability to offer shares of our common stock as consideration in a merger or acquisition since Alpena Bancshares, M.H.C. is required to own a majority of our outstanding shares of common stock. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise. We currently have no arrangements or understandings regarding any specific acquisition.

TERMS OF THE CONVERSION AND OFFERING

        Pursuant to Alpena Bancshares, M.H.C.'s plan of conversion and reorganization, our organization will convert from a partially public to a fully public form of holding company structure. In connection with the conversion, we are selling shares that represent the ownership interest in Alpena Bancshares, Inc. currently held by Alpena Bancshares, M.H.C.


        We are offering between 1,360,000 and 1,840,000 shares of common stock to eligible depositors and borrowers of First Federal of Northern Michigan, our tax-qualified employee benefit plans and, to the extent shares remain available, to our existing public stockholders and the general public. The number of shares of common stock to be sold may be increased to up to 2,116,000 as a result of regulatory considerations, demand for the shares, or changes in the market for financial institution stocks. Unless the number of shares of common stock to be offered is increased to more than 2,116,000 shares or decreased to less than 1,360,000 shares, or the offering is extended beyond April 29, 2005, subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the number of shares of common stock to be sold is increased to more than 2,116,000 shares or decreased to less than 1,360,000 shares, or if the offering is extended beyond April 29, 2005, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to subscribers with interest, and subscribers will have the opportunity to place new orders for common stock during a designated resolicitation period.


        The purchase price of each share of common stock to be offered for sale in the offering is $10.00. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the offering. Ryan Beck & Co., Inc., our marketing advisor in the offering, will use its best efforts to assist us in selling shares of our common stock. Ryan Beck & Co., Inc. is not obligated to purchase any shares of common stock in the offering.

        In addition, as part of the conversion and offering, we intend to contribute up to 37,500 shares of our common stock and up to $375,000 in cash to a charitable foundation to be established by First Federal of Northern Michigan.

PERSONS WHO MAY ORDER SHARES OF COMMON STOCK IN THE OFFERING

        We are offering the shares of common stock in a "subscription offering" in the following descending order of priority:


        (i) First, to depositors with accounts at First Federal of Northern Michigan with aggregate balances of at least $50 at the close of business on October 31, 2003.

        (ii) Second, to our tax-qualified employee benefit plans, including First Federal of Northern Michigan's employee stock ownership plan.

        (iii) Third, to depositors with accounts at First Federal of Northern Michigan with aggregate balances of at least $50 at the close of business on December 31, 2004.

        (iv) Fourth, to depositors of First Federal of Northern Michigan at the close of business on January 31, 2005 and to borrowers of First Federal of Northern Michigan as of November 4, 1994 whose borrowings remained outstanding at the close of business on January 31, 2005.


        Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a "community offering," with a preference given first to natural persons residing in the

Michigan counties of Alpena, Alcona, Antrim, Charlevoix, Cheboygan, Crawford, Emmet, Iosco, Kalkaska, Montmorency, Ogemaw, Oscoda, Otsego and Presque Isle, and then to Alpena Bancshares, Inc. public stockholders as of February 3, 2005. The community offering, if held, may begin concurrently with, during or promptly after the subscription offering as we may determine at any time. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a "syndicated community offering" managed by Ryan Beck & Co., Inc. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject purchase orders in the community offering and the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

        If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering. A detailed description of share allocation procedures can be found in the section entitled "The Conversion."

HOW WE DETERMINED THE OFFERING RANGE AND THE $10.00 PER SHARE STOCK PRICE

        The amount of common stock we are offering is based on an independent appraisal of the estimated market value of First Federal of Northern Michigan Bancorp, Inc., assuming the conversion and offering are completed. RP Financial, LC., our independent appraiser, has estimated that, as of November 26, 2004, this market value, including the establishment of the Foundation, ranged from $24,799,010 to $33,551,600, with a midpoint of $29,175,300. Based on this valuation, the ownership interest of Alpena Bancshares, M.H.C. being sold in the offering and the $10.00 per share price, the number of shares of common stock being offered for sale by First Federal of Northern Michigan Bancorp, Inc. will range from 1,360,000 shares to 1,840,000 shares. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The appraisal is based in part on Alpena Bancshares, Inc.'s financial condition and results of operations, the effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 13 publicly traded savings bank and thrift holding companies that RP Financial considered comparable to Alpena Bancshares, Inc.

        The following table presents a summary of selected pricing ratios for the peer group companies and First Federal of Northern Michigan Bancorp, Inc., based on earnings and other information as of and for the twelve months ended September 30, 2004. Compared to the average pricing of the peer group, First Federal of Northern Michigan Bancorp, Inc.'s pro forma pricing ratios at the maximum of the offering range indicated a premium of 174.4% on a price-to-core earnings basis, a discount of 25.4% on a price-to-book basis and a discount of 22.3% on a price-to-tangible book basis. The pricing ratios result from our generally higher levels of equity than the companies in the peer group, but lower earnings. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-core earnings multiples and the range of price-to-book value ratios at the different amounts of shares to be sold in the offering, and did not consider one valuation approach to be more important than the other. Instead, in approving the appraisal, the board concluded that these ranges represented the appropriate balance of the two approaches to valuing First Federal of Northern Michigan Bancorp, Inc., and the number of shares to be sold, in comparison to the peer group institutions. Specifically, in approving the appraisal, the board believed that First Federal of Northern Michigan Bancorp, Inc. would not be able to sell its shares at a price-to-book value that was in line with the peer group without unreasonably exceeding the peer group on a price-to-earnings basis. The estimated appraised value and the resulting premium/discount took into consideration the potential financial impact of the conversion and offering.

                                                  PRO FORMA                 PRO FORMA                PRO FORMA
                                            PRICE-TO-CORE EARNINGS        PRICE-TO-BOOK          PRICE-TO-TANGIBLE
                                                   MULTIPLE                VALUE RATIO           BOOK VALUE RATIO
                                         ----------------------------  -------------------  ---------------------------
FIRST FEDERAL OF NORTHERN MICHIGAN
BANCORP, INC.
 Maximum...............................              57.44x                    89.67%                   99.42%
 Minimum...............................              43.57x                    74.52%                   83.75%

VALUATION OF PEER GROUP COMPANIES AS
 OF NOVEMBER 26, 2004
 Averages..............................              20.93x                   120.13%                  127.89%
 Medians...............................              20.38x                   112.49                   120.13%

        THE INDEPENDENT APPRAISAL DOES NOT INDICATE MARKET VALUE. DO NOT ASSUME OR EXPECT THAT THE VALUATION OF FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. AS INDICATED ABOVE MEANS THAT, AFTER THE CONVERSION AND OFFERING, THE SHARES OF COMMON STOCK WILL TRADE AT OR ABOVE THE $10.00 PURCHASE PRICE.

        The independent appraisal will be updated prior to the completion of the conversion. If the appraised value changes to either below $24,799,010 or above $38,536,130, we will resolicit persons who submitted stock orders, and all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to subscribers with interest. See "The Conversion--Stock Pricing and Number of Shares to be Issued."

        In addition, we intend to contribute to a charitable foundation cash in an amount equal to 2% of the shares we sell to purchasers in the offering, PROVIDED the cash does not exceed $375,000 and common stock equal to 2% of the shares we sell to purchasers in the offering, PROVIDED the common stock contribution does not exceed 37,500 shares. The contribution of common stock to the charitable foundation will have the effect of reducing our pro forma valuation. See "Comparison of Valuation and Pro Forma Information with and without the Foundation."

AFTER-MARKET PERFORMANCE INFORMATION PROVIDED BY INDEPENDENT APPRAISER

        The following table presents stock price performance information for all "second-step" mutual holding company conversions completed between January 31, 2003 and January 31, 2005. This information was not included in the appraisal report.

                                                                           PRICE PERFORMANCE FROM INITIAL TRADING DATE
                                                                        --------------------------------------------------
                                                                                                              THROUGH
                                                CONVERSION                % CHANGE   % CHANGE    % CHANGE    JANUARY 31,
               INSTITUTION                        DATE        EXCHANGE      1 DAY     1 WEEK      1 MONTH       2005
-------------------------------------------  --------------  ---------- ----------- ---------- ------------ --------------
Roebling Financial Corp. (NJ)                    10/1/04       OTC BB       -1.0%      -0.5%       -8.0%        -3.5%
DSA Financial Corporation (IN)                   7/30/04       OTC BB       -2.0%      -5.0%       -7.0%        10.0%
Partners Trust Financial Group, Inc. (NY)        7/15/04       NASDAQ       -0.1%      -0.2%       -1.9%         9.2%
Synergy Financial Group, Inc. (NJ)               1/21/04       NASDAQ        8.1%       8.0%        7.9%        28.5%
Provident Bancorp, Inc. (NY)                     1/15/04       NASDAQ       15.0%      11.0%       15.1%        27.5%
Bank Mutual Corporation (WI)                    10/30/03       NASDAQ       17.8%      18.5%       15.4%        20.8%
Jefferson Bancshares, Inc. (TN)                   7/1/03       NASDAQ       23.9%      25.5%       40.0%        32.1%

                                         AVERAGES - SECOND STEP CONVERSIONS  8.8%       8.2%        8.8%        17.8%
                                          MEDIANS - SECOND STEP CONVERSIONS  8.1%       8.0%        7.9%        20.8%

        The table above presents only short-term historical information on stock price performance, which may not be indicative of the longer-term performance of such stock prices. They are also not intended to predict how our shares of common stock may perform following the offering. The historical information in the tables may not be meaningful to you because the data were calculated using a small sample and the transactions from which the data were derived occurred primarily during a low market interest rate environment, during which time the trading prices for financial institution stocks typically increase.

        You should bear in mind that stock price appreciation or depreciation is affected by many factors. THERE CAN BE NO ASSURANCE THAT OUR STOCK PRICE WILL NOT TRADE BELOW $10.00 PER SHARE. BEFORE YOU MAKE AN INVESTMENT DECISION, WE URGE YOU TO CAREFULLY READ THIS PROSPECTUS, INCLUDING, BUT NOT LIMITED TO, THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 19.

BENEFITS TO MANAGEMENT AND POTENTIAL DILUTION TO STOCKHOLDERS RESULTING FROM THE CONVERSION

        Our tax-qualified employee stock ownership plan expects to purchase up to 8% of the shares of common stock we sell in the offering (including shares we issue to the charitable foundation), or 150,144 shares of common stock, assuming we sell the maximum number of the shares proposed to be sold. If we receive orders for more shares of common stock than the maximum of the offering range, the employee stock ownership plan will have first priority to purchase shares over this maximum, up to a total of 8% of the shares of common stock sold in the offering (including the shares we issue to the charitable foundation). We reserve the right to purchase shares of common stock in the open market following the offering in order to fund the employee stock ownership plan. This plan is a tax-qualified retirement plan for the benefit of all our employees which was established in 1994, and which as of September 30, 2004, had no remaining unallocated shares within the plan. Assuming the employee stock ownership plan purchases 150,144 shares in the offering, we will recognize additional compensation expense of $1.5 million (or $991,000 after tax) over a 15-year period, assuming the loan to the employee stock ownership plan has a 15-year term and the shares of common stock have a fair market value of $10.00 per share for the full 15-year period. If, in the future, the shares of common stock have a fair market value greater or less than $10.00, the compensation expense will increase or decrease accordingly.

        We also intend to implement a stock-based recognition and retention plan and a stock option plan no earlier than six months after completion of the conversion. Stockholder approval of these plans will be required. If adopted within 12 months following the completion of the conversion, the stock recognition and retention plan will reserve a number of shares equal to 4% of the shares sold in the offering (including the shares we issue to the charitable foundation), or up to 75,072 shares of common stock at the maximum of the offering range, for awards to key employees and directors, at no cost to the recipients. If the shares of common stock awarded under the stock recognition and retention plan come from authorized but unissued shares of common stock, stockholders would experience dilution of up to approximately 2.2% in their ownership interest in First Federal of Northern Michigan Bancorp, Inc. If adopted within 12 months following the completion of the conversion, the stock option plan will reserve a number of shares equal to 10% of the shares of common stock sold in the offering, or up to 187,680 shares of common stock at the maximum of the offering range (including shares we issue to the charitable foundation), for key employees and directors upon their exercise. If the shares of common stock issued upon the exercise of options come from authorized but unissued shares of common stock, stockholders would experience dilution of approximately 5.3% in their ownership interest in First Federal of Northern Michigan Bancorp, Inc. Awards made under these plans would be subject to vesting over a period of years. If the stock recognition and retention plan or stock option plan are adopted more than one year after the completion of the conversion, awards or grants under such plans may exceed 4% and 10%, respectively, of the shares issued in the offering.

        The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are expected under the new stock recognition and retention plan and the new stock option plan as a result of the conversion. The table also shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees.

                                    NUMBER OF SHARES TO BE GRANTED OR
                                                PURCHASED                                     VALUE OF GRANTS (1)
                               -----------------------------------------   DILUTION     ----------------------------
                                                               AS A        RESULTING
                                                            PERCENTAGE       FROM
                                                             OF COMMON     ISSUANCE
                                                             STOCK TO      OF SHARES
                                 AT MINIMUM   AT MAXIMUM     BE ISSUED     FOR STOCK      AT MINIMUM    AT MAXIMUM
                                OF OFFERING   OF OFFERING     IN THE        BENEFIT      OF OFFERING    OF OFFERING
                                   RANGE        RANGE       OFFERING(2)    PLANS (3)        RANGE          RANGE
                               ------------- ------------- ------------- -------------- -------------- -------------
                                                                                           (DOLLARS IN THOUSANDS)
Employee stock ownership
  plan......................       110,976      150,144           8.2%           4.3%     $   1,110      $   1,501
Recognition and retention
  plan......................        55,488       75,072           4.1            2.2            555            751
Stock option plan...........       138,720      187,680          10.2            5.3            355            480
                                ----------    ---------          ----            ---      ---------      ---------
   Total....................       305,184      412,896          22.5%          11.8%     $   2,020      $   2,732
                                ==========    =========          ====           ====      =========      =========

---------------------

(1) The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.56 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 1.75%; an expected option life of 10 years; a risk free interest rate of 4.27%; and a volatility rate of 14.89% based on an index of publicly traded thrift institutions. The actual expense of the stock option plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.
(2) Percentage does not reflect shares to be issued to the charitable foundation. The stock option plan and recognition and retention plan may award a greater number of options and shares, respectively, if the plans are adopted more than one year after the completion of the conversion, although such plans may remain subject to supervisory restrictions.
(3)     Calculated at the maximum of the offering range.

        The value of the shares awarded under the stock recognition and retention plan is assumed to be the price of First Federal of Northern Michigan Bancorp, Inc.'s common stock at the time the shares are awarded. The stock recognition and retention plan is subject to stockholder approval, and cannot be implemented until at least six months after the offering. The following table presents the total value of all shares that would be available for award and issuance under the stock recognition and retention plan, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

                          55,488 SHARES                                  75,072 SHARES          86,140 SHARES
                       AWARDED AT MINIMUM    65,280 SHARES AWARDED    AWARDED AT MAXIMUM     AWARDED AT MAXIMUM
    SHARE PRICE             OF RANGE          AT MIDPOINT OF RANGE         OF RANGE         OF RANGE, AS ADJUSTED
--------------------  --------------------  ------------------------  -------------------  -----------------------
                                  (Dollars in thousands, except per share prices)
       $ 8.00         $          444         $           522         $       601            $          689
       $10.00                    555                     653                 751                       861
       $12.00                    666                     783                 901                     1,034
       $14.00                    777                     914               1,051                     1,206

        The grant-date fair value of the options granted under the stock option plan will be based in part on the price of shares of common stock of First Federal of Northern Michigan Bancorp, Inc. at the time the options are granted. The stock option plan is subject to stockholder approval and cannot be implemented until at least six months after the completion of the conversion. The value will also depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock option plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share.


                                                                                                               215,350 OPTIONS AT
                      GRANT-DATE FAIR      138,720 OPTIONS AT     163,200 OPTIONS AT     187,680 OPTIONS AT        MAXIMUM OF
  EXERCISE PRICE      VALUE PER OPTION      MINIMUM OF RANGE      MIDPOINT OF RANGE       MAXIMUM OF RANGE     RANGE, ASADJUSTED
------------------   ------------------   --------------------   --------------------   --------------------  --------------------
   $      8.00          $       2.05          $    284,099           $    334,234           $     384,369        $     441,037
         10.00                  2.56               355,123                417,792                 480,461              551,296
         12.00                  3.07               426,148                501,350                 576,553              661,555
         14.00                  3.58               497,172                584,909                 672,645              771,814


        THE TABLES PRESENTED ABOVE ARE PROVIDED FOR INFORMATIONAL PURPOSES ONLY. THERE CAN BE NO ASSURANCE THAT OUR STOCK PRICE WILL NOT TRADE BELOW $10.00 PER SHARE. BEFORE YOU MAKE AN INVESTMENT DECISION, WE URGE YOU TO CAREFULLY READ THIS PROSPECTUS, INCLUDING, BUT NOT LIMITED TO, THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 19.


THE EXCHANGE OF EXISTING SHARES OF ALPENA BANCSHARES, INC. COMMON STOCK

        If you are currently a stockholder of Alpena Bancshares, Inc, your shares will be canceled at the conclusion of the offering and become the right to receive shares of common stock of First Federal of Northern Michigan Bancorp, Inc. The number of shares of common stock you receive will be based on an exchange ratio determined as of the closing of the conversion, which will depend upon our final appraised value. The number of shares you receive is not based on the market price of our currently outstanding shares. The following table shows how the exchange ratio will adjust, based on the valuation of First Federal of Northern Michigan Bancorp, Inc. and the number of shares of common stock issued in the offering. The table also shows the number of new shares a hypothetical owner of Alpena Bancshares, Inc. common stock would receive in exchange for 100 shares of Alpena Bancshares, Inc. common stock owned at the consummation of the conversion, depending on the number of shares of common stock issued in the offering.

                                                                                                          NEW SHARES
                                            NEW SHARES TO BE EXCHANGED   TOTAL SHARES OF                    TO BE
                     NEW SHARES TO BE SOLD    FOR EXISTING SHARES OF     COMMON STOCK TO                   RECEIVED
                      IN THIS OFFERING(1)     ALPENA BANCSHARES, INC.      BE ISSUED IN                    FOR 100
                     ---------------------    ---------------------      CONVERSION AND     EXCHANGE      EXISTING
                       AMOUNT     PERCENT       AMOUNT     PERCENT           OFFERING         RATIO         SHARES
                     ----------  ---------    ----------  ---------      ---------------   -----------   -----------
Minimum............   1,360,000     55.4%      1,092,701     44.6%          2,479,901         1.4783         147
Midpoint...........   1,600,000     55.4       1,285,530     44.6           2,917,530         1.7391         173
Maximum............   1,840,000     55.4       1,478,360     44.6           3,355,160         2.0000         200
15% above Maximum..   2,116,000     55.4       1,700,113     44.6           3,853,613         2.3000         230

----------
(1) Does not include 27,200, 32,000, 36,800 and 37,500 shares issued to the charitable foundation at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.

        If you own shares of Alpena Bancshares, Inc. common stock in a brokerage account in "street name," you do not need to take any action to exchange your shares of common stock. If you own shares in the form of Alpena Bancshares, Inc. stock certificates, you will receive a transmittal form with instructions to surrender your stock certificates after consummation of the conversion. New certificates of First Federal of Northern Michigan Bancorp, Inc. common stock will be mailed to you within five business days after the exchange agent receives properly executed transmittal forms and your Alpena Bancshares, Inc. stock certificates.

        YOU SHOULD NOT SUBMIT A STOCK CERTIFICATE UNTIL YOU RECEIVE A TRANSMITTAL FORM.

        No fractional shares of First Federal of Northern Michigan Bancorp, Inc. common stock will be issued to any public stockholder of Alpena Bancshares, Inc. For each fractional share that would otherwise be issued, First Federal of Northern Michigan Bancorp, Inc. will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 per share subscription price.

DISSENTERS' RIGHTS OF APPRAISAL

        Office of Thrift Supervision regulations generally provide that a stockholder of a federally chartered corporation that merges, consolidates or sells all or substantially all of its assets has the right to demand from the corporation payment of the fair or appraised value of his or her stock in the corporation, subject to specified procedural requirements. Current stockholders of Alpena Bancshares, Inc. have dissenters' rights in connection with the conversion under these regulations. See "Comparison of Stockholders' Rights for the Existing Stockholders of Alpena Bancshares, Inc. - Dissenters' Rights of Appraisal" on page 147.

LIMITS ON HOW MUCH COMMON STOCK YOU MAY PURCHASE


        The minimum number of shares of common stock that may be purchased is 25.


        IF YOU ARE NOT CURRENTLY AN ALPENA BANCSHARES, INC. STOCKHOLDER -

        No individual, or individual exercising subscription rights through a qualifying account held jointly, may purchase more than $150,000 (15,000 shares) of common stock. If any of the following persons purchases shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed $250,000 (25,000 shares) of common stock:

        o your spouse or relatives of you or your spouse living in your house;

        o most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

        o other persons who may be your associates or persons acting in concert with you.

        See the detailed description of "acting in concert" and "associate" in "The Conversion--Limitations on Common Stock Purchases."

        IF YOU ARE CURRENTLY AN ALPENA BANCSHARES, INC. STOCKHOLDER -

        In addition to the above purchase limitations, there is an ownership limitation. Shares of common stock that you purchase in the offering individually and together with persons described above, PLUS any new shares you and they receive in the exchange for existing shares of Alpena Bancshares, Inc. common stock, may not exceed 5% of the total shares of common stock to be issued and outstanding after the completion of the conversion. Subject to Office of Thrift Supervision approval, we may increase or decrease the purchase and ownership limitations at any time.

        ISSUANCE OF SHARES OF OUR COMMON STOCK AND CONTRIBUTION OF CASH TO THE CHARITABLE FOUNDATION

        To further our commitment to our local community, we have made substantial charitable contributions over the years. In 2004 and 2003, these contributions totaled $26,000 and $31,000, respectively. As part of the conversion and offering, we intend to establish a charitable foundation which will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we operate and which will serve as our vehicle for charitable contributions in future periods. We intend to fund the foundation through a contribution of cash in an amount equal to 2% of the shares we sell to purchasers in the offering, PROVIDED the cash does not exceed $375,000, and common stock equal to 2% of the shares we sell to purchasers in the offering, PROVIDED the common stock contribution does not exceed 37,500 shares. As a result of the contribution of shares and cash to the charitable foundation, we will record an after-tax expense of up to $495,000 during the quarter in which the conversion is completed. We do not expect to make additional contributions to the charitable foundation subsequent to this initial funding.

        Issuing additional shares of common stock to the charitable foundation will:

        o dilute the voting interests of purchasers of shares of our common stock in the offering; and

        o result in an expense, and a reduction in earnings, during the quarter in which the contribution is made, equal to the full amount of the contribution to the charitable foundation, offset in part by a corresponding tax benefit.

        The establishment and funding of the charitable foundation has been approved by the boards of directors of Alpena Bancshares, Inc. and First Federal of Northern Michigan.

        See "Risk Factors--The Issuance of Shares to the Charitable Foundation Will Dilute Your Ownership Interests and Adversely Affect Net Income in Fiscal 2005," "Comparison of Valuation and Pro Forma Information With and Without the Foundation" and "First Federal Community Foundation" at page __.

HOW YOU MAY PURCHASE SHARES OF COMMON STOCK

        In the subscription offering and community offering, you may pay for your shares only by:


        (i) personal check, bank check or money order made payable directly to First Federal of Northern Michigan; or


        (ii) authorizing us to withdraw funds from the types of First Federal of Northern Michigan deposit accounts designated on the stock order form.

        First Federal of Northern Michigan is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a First Federal of Northern Michigan line of credit check or third party check to pay for shares of common stock.


        You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment payable to First Federal of Northern Michigan or authorization to withdraw funds from one or more of your First Federal of Northern Michigan qualified deposit accounts, provided that we receive the stock order form before 10:00 a.m., Alpena, Michigan time, March 15, 2005, which is the end of the offering period. Checks will be deposited with First Federal of Northern Michigan or another insured depository institution upon receipt. We will pay interest at First Federal of Northern Michigan's passbook savings rate from the date funds are received until completion or termination of the conversion. You may not designate a withdrawal from First Federal of Northern Michigan accounts with check-writing privileges. Please provide a check instead, because we cannot place holds on checking accounts. If you request that we do so, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). After we receive an order for shares of our common stock, the order cannot be cancelled or changed.

        Withdrawals from certificates of deposit to purchase shares of common stock in the offering may be made without incurring an early withdrawal penalty. If a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. All funds authorized for withdrawal from deposit accounts at First Federal of Northern Michigan must be in the accounts at the time the stock order is received. However, funds will not be withdrawn from the accounts until the completion of the offering and will earn interest at the applicable deposit account rate until that time. A hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you.

        By signing the stock order form, you are acknowledging both receipt of a Prospectus and that the shares of common stock are not deposits or savings accounts that are federally insured or otherwise guaranteed by First Federal of Northern Michigan or the federal government.


        You may be able to subscribe for shares of common stock using funds in your individual retirement account, or IRA. However, shares of common stock must be held in a self-directed retirement account, such as those offered by a brokerage firm. By regulation, First Federal of Northern Michigan's individual retirement accounts are not self-directed, so they cannot be invested in our common stock. If you wish to use some or all of the funds in your First Federal of Northern Michigan individual retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the March 15, 2005 offering deadline, for assistance with purchases using your individual retirement account or other retirement account that you may have at First Federal of Northern Michigan or elsewhere. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.


DELIVERY OF STOCK CERTIFICATES

        Certificates representing shares of common stock sold in the offering will be mailed to the persons entitled thereto at the certificate registration address noted on the order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. IT IS POSSIBLE THAT, UNTIL CERTIFICATES FOR THE COMMON STOCK ARE DELIVERED TO PURCHASERS, PURCHASERS MIGHT NOT BE ABLE TO SELL THE SHARES OF COMMON STOCK WHICH THEY ORDERED, EVEN THOUGH THE COMMON STOCK WILL HAVE BEGUN TRADING.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING


        We estimate net proceeds from the offering will be between $12,822,000 and $17,482,000, or $20,209,000 if the offering range is increased by 15%. First Federal of Northern Michigan Bancorp, Inc. intends to retain between $2.6 million and $6.7 million of the net proceeds, or $9.1 million if the offering range is increased by 15%. Approximately $10.3 million to $10.9 million of the net proceeds (or $11.2 million if the offering range is increased by 15%) will be invested in First Federal of Northern Michigan.

        A portion of the net proceeds retained by First Federal of Northern Michigan Bancorp, Inc. will be loaned to the employee stock ownership plan to fund its purchase of shares of common stock in the offering (between 110,976 shares and 150,144 shares, or 172,280 shares if the offering is increased by 15%). The employee stock ownership plan was established in connection with our 1994 mutual holding company reorganization. As of September 30, 2004, there were no remaining unallocated shares in the plan. The remainder of the net proceeds will be used for general corporate purposes, including paying cash dividends and repurchasing shares of our common stock. Funds invested in First Federal of Northern Michigan will be used to support increased lending and new products and services. The net proceeds retained by First Federal of Northern Michigan Bancorp, Inc. and First Federal of Northern Michigan also may be used for future business expansion through acquisitions of branch offices or banking or financial services companies. Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

        Please see the section of this Prospectus entitled "How We Intend to Use the Proceeds From the Offering" for more information on the proposed use of the proceeds from the offering.

YOU MAY NOT SELL OR TRANSFER YOUR SUBSCRIPTION RIGHTS


        Office of Thrift Supervision regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe has sold or given away his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. On the order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription.


DEADLINE FOR ORDERS OF COMMON STOCK


        If you wish to purchase shares of common stock, a properly completed original stock order form, together with full payment for the shares of common stock, must be received (not postmarked) by the Stock Information Center or our main office no later than 10:00 a.m., Alpena, Michigan time, on March 15, 2005, unless we extend this deadline. You may submit your stock order form by mail using the return envelope provided, by overnight courier to the indicated address on the stock order form, or by delivery to our Stock Information Center located at our main office. Order forms may not be delivered to First Federal of Northern Michigan's branches (other than the Stock Information Center located in our main office). Deliveries made to locations other than our main office will be deemed invalid and will not be accepted. Once submitted, your order is irrevocable unless the offering is terminated or extended beyond April 29, 2005 or the number of shares of common stock to be sold is increased to more than 2,116,000 shares or decreased to fewer than 1,360,000 shares. If the subscription offering and/or community offering extend beyond April 29, 2005, we will be required to resolicit subscriptions before proceeding with the offering, and all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest.


        Although we will make reasonable attempts to provide a Prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 10:00 a.m., Alpena, Michigan time, on March 15, 2005, whether or not we have been able to locate each person entitled to subscription rights.

STEPS WE MAY TAKE IF WE DO NOT RECEIVE ORDERS FOR THE MINIMUM NUMBER OF SHARES

        If we do not receive orders for at least 1,360,000 shares of common stock, we may take several steps in order to issue the minimum number of shares of common stock in the offering range. Specifically, we may:

        (i)     increase the purchase and ownership limitations; and

        (ii) seek regulatory approval to extend the offering beyond the April 29, 2005 expiration date, provided that any such extension will require us to resolicit subscriptions received in the offering.

PURCHASES BY OFFICERS AND DIRECTORS

        We expect our directors and executive officers, together with their associates, to subscribe for 30,000 shares of common stock in the offering. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to own 121,116 shares of common stock, or 4.1% of our total outstanding shares of common stock at the midpoint of the offering range (including the shares issued to the charitable foundation).

MARKET FOR COMMON STOCK


        Existing publicly held shares of Alpena Bancshares, Inc.'s common stock trade over the counter on the OTC Bulletin Board under the symbol "ALPN." Upon completion of the conversion, the new shares of common stock of First Federal of Northern Michigan Bancorp, Inc. will replace existing shares, and we expect the new shares will be traded on the Nasdaq National Market under the symbol "FFNM." In order to list our stock on the Nasdaq National Market, we are required to have at least three broker-dealers who will make a market in our common stock. Alpena Bancshares, Inc. currently has more than three market makers, including Ryan Beck & Co., Inc., and Ryan Beck & Co., Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so. Although we expect to have more than three market makers at the time of the completion of the offering, if we do not have three market makers, we will not qualify to list our stock on the Nasdaq National Market and our stock will trade on the OTC Bulletin Board.


OUR DIVIDEND POLICY


        Alpena Bancshares, Inc. currently pays a quarterly cash dividend of $0.10 per share, which equals $0.40 per share on an annualized basis. After the conversion, we intend to continue to pay cash dividends on a quarterly basis. After adjustment for the exchange ratio, we expect the quarterly dividends to equal $0.07, $0.06, $0.05 and $0.04 per share at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents an annual dividend yield of 2.8%, 2.4%, 2.0% and 1.6%, at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, based upon a price of $10.00 per share. The amount of dividends that we intend to pay after the conversion will preserve the dividend amount that Alpena Bancshares, Inc. stockholders currently receive, as adjusted to reflect the exchange ratio. However, the dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced or eliminated in the future.


        See "Selected Consolidated Financial and Other Data of Alpena Bancshares, Inc. and Subsidiary" and "Market for the Common Stock" for information regarding our historical dividend payments.

TAX CONSEQUENCES

        As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Alpena Bancshares, M.H.C., Alpena Bancshares, Inc., First Federal of Northern Michigan, persons eligible to subscribe in the subscription offering, or existing stockholders of Alpena

Bancshares, Inc. Existing stockholders of Alpena Bancshares, Inc. who receive cash in lieu of fractional share interests in new shares of First Federal of Northern Michigan Bancorp, Inc. will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

CONDITIONS TO COMPLETION OF THE CONVERSION

        We cannot complete the conversion and offering unless:

        o The plan of conversion and reorganization is approved by at least A MAJORITY OF VOTES ELIGIBLE to be cast by members of Alpena Bancshares, M.H.C. (depositors and certain borrowers of First Federal of Northern Michigan);

        o The plan of conversion and reorganization is approved by at least TWO-THIRDS OF THE OUTSTANDING shares of common stock of Alpena Bancshares, Inc.;

        o The plan of conversion and reorganization is approved by at least A MAJORITY OF THE OUTSTANDING shares of common stock of Alpena Bancshares, Inc., excluding those shares held by Alpena Bancshares, M.H.C.;

        o We sell at least the minimum number of shares of common stock offered; and

        o We receive the final approval of the Office of Thrift Supervision to complete the conversion and offering.

        Alpena Bancshares, M.H.C. intends to vote its ownership interest in favor of the plan of conversion and reorganization. At September 30, 2004, Alpena Bancshares, M.H.C. owned 55.4% of the outstanding shares of common stock of Alpena Bancshares, Inc. The directors and executive officers of Alpena Bancshares, Inc. and their affiliates owned 53,135 shares of Alpena Bancshares, Inc., or 3.2% of the outstanding shares of common stock. They intend to vote those shares in favor of the plan of conversion and reorganization.

DECREASE IN STOCKHOLDERS' RIGHTS FOR EXISTING STOCKHOLDERS OF ALPENA BANCSHARES, INC.

        As a result of the conversion, existing stockholders of Alpena Bancshares, Inc. will become stockholders of First Federal of Northern Michigan Bancorp, Inc.. Some rights of stockholders of the new Maryland corporation will be reduced compared to the rights stockholders currently have. The reduction in stockholder rights results from differences between the federal and Maryland charters and bylaws, and from distinctions between Maryland and federal law. Many of the differences in stockholder rights under the Maryland articles of incorporation and bylaws are not mandated by Maryland law but have been chosen by management as being in the best interests of First Federal of Northern Michigan Bancorp, Inc. and all of its stockholders. The differences in stockholder rights include the following: (i) approval by at least 80% of outstanding shares required to remove a director for cause; (ii) greater lead time required for stockholders to submit proposals for new business or nominate directors; (iii) approval by at least 80% of outstanding shares required to amend the articles of incorporation and bylaws; (iv) a residency requirement for directors; and (v) approval by at least 80% of outstanding shares required to approve business combinations involving an interested stockholder. See "Comparison of Stockholders' Rights For Existing Stockholders of Alpena Bancshares, Inc." for a discussion of these differences.

HOW YOU CAN OBTAIN ADDITIONAL INFORMATION - STOCK INFORMATION CENTER


        Our branch office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call or visit our Stock Information Center, located at 100 South Second Avenue, Alpena, Michigan, at ____________, Monday through Friday between 9:30 a.m. and 4:00 p.m., Alpena, Michigan time. The Stock Information Center will be closed weekends and bank holidays.

        TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF MARCH 15, 2005 IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO MARCH 15, 2005 OR HAND-DELIVERED ANY LATER THAN TWO DAYS PRIOR TO MARCH 15, 2005.

                                  RISK FACTORS

        You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

RISKS RELATED TO OUR BUSINESS

OUR COMMERCIAL REAL ESTATE AND COMMERCIAL LOANS EXPOSE US TO INCREASED CREDIT RISKS AND MAY REQUIRE US TO INCREASE OUR PROVISIONS FOR LOAN LOSSES.


        At September 30, 2004, our portfolio of commercial real estate loans totaled $26.5 million, or 14.0% of total loans, and our portfolio of commercial loans totaled $29.0 million, or 15.4% of total loans. Commercial real estate and commercial loans have increased as a percentage of our total loan portfolio as we have originated these loans for retention in our portfolio and sold into the secondary mortgage market many of our one- to four-family fixed-rate residential real estate loans. We plan to continue to originate commercial real estate and commercial loans and retain them in our portfolio. Commercial real estate and commercial loans generally have greater credit risk than one- to four-family residential mortgage loans because repayment of the loans often depends on the successful business operations of the borrowers. These loans typically have larger loan balances compared to one- to four-family residential mortgage loans. Many of our borrowers also have more than one commercial real estate or commercial loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan. Finally, if we foreclose on a commercial real estate or commercial loan, our holding period for the collateral, if any, typically is longer than for one- to four-family residential mortgage loans because there are fewer potential purchasers of the collateral. Because we plan to continue to increase our originations of commercial real estate and commercial loans, it may be necessary to increase the level of our allowance for loan losses because of the increased risk characteristics associated with these types of loans. Any such increase to our allowance for loan losses would adversely affect our earnings.


OUR CONCENTRATION OF LOANS IN OUR PRIMARY MARKET AREA MAY INCREASE OUR RISK.

        Our success depends primarily on the general economic conditions in Alpena, Alcona, Antrim, Charlevoix, Cheboygan, Iosco, Montmorency, Oscoda, Otsego and Presque Isle Counties, Michigan where we primarily conduct business. Unlike larger banks that are more geographically diversified, we provide banking and financial services to customers primarily in these areas. The local economic conditions in our market area have a significant impact on our loans, the ability of the borrowers to repay these loans and the value of the collateral securing these loans. Unemployment rates in our primary market area are generally higher than state and national levels. Our market area is also sparsely populated, has experienced slow population growth, and has limited industrial development compared to more urban and suburban areas. The population of Alpena (city and township), from which the majority of our deposits are drawn, has decreased since 2000, and currently is approximately 21,000. The population of our primary market area, which includes Alpena County and seven surrounding counties, was approximately 187,000 in 2004, an increase of 2.2% from 2000, and is expected to increase by 2.1% through 2009. Per capita income in our market area in 2004 was 15.4% lower than the national level and 16.7% lower than Michigan as a whole. Growth in per capita income is projected to increase only modestly in our primary market area over the next five years. A significant decline in general economic conditions caused by inflation, recession, unemployment or other factors beyond our control would affect economic conditions in our market area and could adversely affect our financial condition and results of operations.

THE SIZE OF OUR BRANCH NETWORK HAS INCREASED OUR EXPENSES AND MAY CONTINUE TO REDUCE OUR PROFITABILITY IN THE NEAR TERM.

        At September 30, 2004, we operated ten full-service branch offices, including two full-service branch offices acquired in 2004. We believe our ratio of branch offices to total assets is higher than most of our peer institutions. As a result of this extensive branch network, including the expenses associated with our new offices, our efficiency ratio, which is the ratio of non-interest expense to net interest income and other income, has been high. Our efficiency ratio has increased from 76.04% for the year ended December 31, 2001 to 95.34% for the nine months ended September 30, 2004. We expect it will take some time for our branch network to generate sufficient loans and deposits to produce enough income to offset our ongoing expenses, some of which, like compensation and occupancy costs, are substantially fixed.

CHANGES IN MARKET INTEREST RATES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

        Our financial condition and results of operations are significantly affected by changes in market interest rates. Our results of operations depend substantially on our net interest income, which is the difference between the interest income that we earn on our interest-earning assets (consisting primarily of loans and securities) and the interest expense that we pay on our interest-bearing liabilities (consisting primarily of deposits). As of September 30, 2004, loans and securities represented 90.4% of our total assets, and deposits and borrowings represented 98.8% of our liabilities. As a result, for the nine months ended September 30, 2004, interest income represented 73.1% of our gross revenues (interest income and non-interest income), and interest expense represented 36.0% of our total expenses (interest expense and non-interest expense). Because our interest-bearing liabilities generally reprice or mature more quickly than our interest-earning assets, an increase in interest rates generally would result in a decrease in our net interest income.

        We also are subject to reinvestment risk associated with changes in interest rates. Changes in interest rates may affect the average life of loans and mortgage-related securities. Decreases in interest rates often result in increased prepayments of loans and mortgage-related securities, as borrowers refinance their loans to reduce borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments in loans or other investments that have interest rates that are comparable to the interest rates on existing loans and securities. Additionally, increases in interest rates may decrease loan demand and/or make it more difficult for borrowers to repay adjustable rate loans.

        As of September 30, 2004, we were servicing loans sold to third parties totaling $140.4 million which had a book value, at such date, of $898,000. Generally, the value of mortgage servicing rights increases as interest rates rise and decreases as interest rates fall, because the estimated life and estimated income from the underlying loans increase with rising interest rates and decrease with falling interest rates.

        Changes in interest rates also affect the current market value of our interest-earning assets, and in particular our securities portfolio. Generally, the value of securities fluctuates inversely with changes in interest rates. At September 30, 2004, our agency securities and mortgage-backed securities available for sale totaled $42.9 million. Unrealized gains on securities available for sale, net of tax, amounted to $133,700 for the nine months ended September 30, 2004 and are reported as a separate component of stockholders' equity. However, decreases in the fair value of securities available for sale in future periods could have an adverse effect on stockholders' equity.

        Management evaluates interest rate sensitivity using a model that estimates the change in our net portfolio value over a range of interest rate scenarios. Net portfolio value is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts. At September 30, 2004, in the event of an immediate 200 basis point increase in interest rates, we would be expected to experience a 20% decrease in net portfolio value. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Management of Interest Rate Risk" for further information on the potential effects of interest rate risk on our financial condition.

STRONG COMPETITION WITHIN OUR MARKET AREA MAY LIMIT OUR GROWTH AND
PROFITABILITY.

        Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than we have and offer certain services that we do not or cannot provide. Within our market area, we hold only 6.2% of all bank and thrift deposits; our ten full-service offices compare with 106 branch offices of other financial institutions in our market area. Our profitability depends upon our continued ability to successfully compete in our market area. The greater resources and deposit and loan products offered by our competition may limit our ability to increase our interest earning assets. For additional information, see "Business of Alpena Bancshares, Inc. and First Federal of Northern Michigan--Market Area and Competition."

RISKS RELATED TO THE CONVERSION

THE FUTURE PRICE OF THE SHARES OF COMMON STOCK MAY BE LESS THAN THE PURCHASE PRICE IN THE OFFERING.

        We cannot assure you that if you purchase shares of common stock in the offering you will be able to sell them later at or above the $10.00 purchase price in the offering. In several cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the price at which such shares were sold in the offering conducted by those companies. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The appraisal is based on estimates and projections of a number of matters, all of which are subject to change from time to time. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of First Federal of Northern Michigan Bancorp, Inc. and the outlook for the financial institutions industry in general.

OUR FAILURE TO UTILIZE EFFECTIVELY THE NET PROCEEDS OF THE OFFERING COULD REDUCE OUR PROFITABILITY AND OUR RETURN ON STOCKHOLDERS' EQUITY.

        First Federal of Northern Michigan Bancorp, Inc. intends to contribute between $10.3 million and $10.9 million of the net proceeds of the offering (or $11.2 million at the adjusted maximum of the offering range) to First Federal of Northern Michigan. First Federal of Northern Michigan Bancorp, Inc. may use the remaining net proceeds to finance the acquisition of other financial institutions or financial services companies, pay dividends to stockholders, repurchase shares of common stock, purchase investment securities, or for other general corporate purposes. First Federal of Northern Michigan Bancorp, Inc. expects to use a portion of the net proceeds to fund the purchase of shares of common stock in the offering by the employee stock ownership plan. First Federal of Northern Michigan may use the proceeds it receives to acquire new branches, acquire financial institutions or financial services companies, fund new loans, purchase investment securities, or for general corporate purposes. We have not allocated specific amounts of the proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications.


        Additionally, net income divided by average stockholders' equity, known as "return on equity," is a ratio many investors use to compare the performance of a financial institution to its peers. Our return on equity ratio for the twelve months ended September 30, 2004 was 3.44%, compared to an average of 8.38% for all public companies over the same period. We expect our return on equity to decrease as compared to our performance in recent years until we are able to utilize effectively the additional capital raised in the offering. Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock.

THE OWNERSHIP INTEREST OF MANAGEMENT AND EMPLOYEES COULD ENABLE INSIDERS TO PREVENT A MERGER THAT MAY PROVIDE STOCKHOLDERS A PREMIUM FOR THEIR SHARES.

        The shares of common stock that our directors and officers intend to purchase in the conversion, when combined with the shares that they will receive in the exchange is expected to result in management and the board controlling approximately 4% of our outstanding shares of common stock. These shares, when combined with the 8% of the shares expected to be purchased by our employee stock ownership plan, will result in management and employees controlling a significant percentage of our common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. This voting power may discourage a potential sale of First Federal of Northern Michigan Bancorp, Inc. that our stockholders may desire. In addition, the total voting power of management and employees could, in the future, exceed 20% of our outstanding shares of common stock if a stock option plan or a stock recognition and retention plan is adopted in the future. That level would enable management and employees as a group to defeat any stockholder matter that requires an 80% vote, including removal of directors, approval of certain business combinations with interested stockholders and certain amendments to our articles of incorporation and bylaws.

THERE MAY BE A LIMITED MARKET FOR OUR COMMON STOCK, WHICH MAY LOWER OUR STOCK PRICE.

        We have applied to list our shares of common stock for trading on the Nasdaq National Market. We cannot guarantee that the shares will be regularly traded. If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice, and the sale of a large number of shares at one time could temporarily depress the market price.

THE ISSUANCE OF SHARES AND THE CONTRIBUTION OF CASH TO THE CHARITABLE FOUNDATION WILL DILUTE YOUR OWNERSHIP INTERESTS AND ADVERSELY AFFECT NET INCOME IN FISCAL 2005.

        We intend to establish a charitable foundation in connection with the conversion and intend to make a contribution of cash in an amount equal to 2% of the shares we sell to purchasers in the offering, PROVIDED the cash does not exceed $375,000 and common stock equal to 2% of the shares we sell to purchasers in the offering, PROVIDED the common stock contribution does not exceed 37,500 shares. This contribution will have an adverse effect on our net income for the quarter and year in which we make the contribution. The after-tax expense of the contribution will reduce net income in our 2005 fiscal year by up to approximately $495,000. Persons purchasing shares in the offering will have their ownership and voting interests in First Federal of Northern Michigan Bancorp, Inc. diluted by 1.1% (at the midpoint of the offering range) due to the issuance of additional shares of common stock to the charitable foundation.

OUR CONTRIBUTION TO THE CHARITABLE FOUNDATION MAY NOT BE TAX DEDUCTIBLE, WHICH COULD REDUCE OUR PROFITS.

We believe that the contribution to the charitable foundation, valued at up to $750,000, will be deductible for federal income tax purposes. However, we cannot assure you that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. If the contribution is not deductible, we would not receive any tax benefit from the contribution. In addition, even if the contribution is tax deductible, under federal tax regulations, we are permitted to deduct only up to 10% of our net income for charitable contributions; accordingly, we may not have sufficient profits to be able to use the deduction fully.

THE IMPLEMENTATION OF STOCK-BASED BENEFIT PLANS MAY DILUTE YOUR OWNERSHIP INTEREST.

        We intend to adopt a stock option plan and a recognition and retention plan following the offering, subject to receipt of stockholder approval. These stock-based benefit plans may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock of First Federal of Northern Michigan Bancorp, Inc. While our intention is to fund these plans through open market purchases, stockholders will experience a reduction or dilution in ownership interest of approximately 7.5% (approximately 5.3% dilution for the stock option plan and approximately 2.2% dilution for the recognition and retention plan) in the event newly issued shares are used to fund stock option exercises and stock awards equal to 10% and 4%, respectively, of the shares sold in the offering, including shares contributed to the charitable foundation.

OUR RECOGNITION AND RETENTION PLAN WILL INCREASE OUR COSTS, WHICH WILL REDUCE OUR PROFITABILITY AND STOCKHOLDERS' EQUITY.

        We intend to implement a recognition and retention plan after the conversion, subject to receipt of stockholder approval. Under this plan, our officers and directors may be awarded, at no cost to them, shares of common stock in an aggregate amount equal to 4% of the shares of common stock sold in the offering (including shares contributed to the charitable foundation) if the plan is adopted within 12 months after completion of the conversion, and may exceed 4% of the shares sold in the offering (including shares issued to the charitable foundation) if adopted more than 12 months after the completion of the conversion. The shares of common stock awarded under the recognition and retention plan will be expensed by us over their vesting period at the fair market value of the shares on the date they are awarded. The recognition and retention plan cannot be implemented until at least six months after the completion of the conversion. If the plan is adopted within 12 months after the completion of the conversion, it will be subject to Office of Thrift Supervision regulations, including restrictions on accelerated vesting in the event of retirement, maximum awards to individual officers and directors, and minimum vesting over five years. If the shares of common stock to be awarded under the plan are repurchased in the open market (rather than issued directly from authorized but unissued shares by First Federal of Northern Michigan Bancorp, Inc.) and cost the same as the purchase price in the offering, the reduction to stockholders' equity from the plan would be between $554,800 at the minimum of the offering range and $861,400 at the adjusted maximum of the offering range. To the extent we repurchase shares of common stock in the open market to fund the recognition and retention plan, and the price of such shares exceeds the offering price of $10.00 per share, the reduction to stockholders' equity would exceed the range described above. Conversely, to the extent the price of such shares is below the offering price of $10.00 per share, the reduction to stockholders' equity would be less than the range described above.

VARIOUS FACTORS MAY MAKE TAKEOVER ATTEMPTS MORE DIFFICULT TO ACHIEVE.

        Our board of directors has no current intention to sell control of First Federal of Northern Michigan Bancorp, Inc. Provisions of our articles of incorporation and bylaws, federal regulations,

Maryland law and various other factors may make it more difficult for companies or persons to acquire control of First Federal of Northern Michigan Bancorp, Inc. without the consent of our board of directors. You may want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then prevailing price of our common stock. The factors that may discourage takeover attempts or make them more difficult include:

        o OFFICE OF THRIFT SUPERVISION REGULATIONS. Office of Thrift Supervision regulations prohibit, for three years following the completion of a conversion, the direct or indirect acquisition of more than 10% of any class of equity security of a converted savings institution without the prior approval of the Office of Thrift Supervision.

        o ARTICLES OF INCORPORATION AND STATUTORY PROVISIONS. Provisions of the articles of incorporation and bylaws of First Federal of Northern Michigan Bancorp, Inc. and Maryland law may make it more difficult and expensive to pursue a takeover attempt which management opposes, even if the takeover is favored by a majority of our stockholders. These provisions also would make it more difficult to remove our current board of directors or management, or to elect new directors. Specifically, our articles of incorporation provide that certain mergers must be approved by stockholders owning 80% of our shares of common stock unless the transaction has been approved by a majority of the disinterested directors or certain fair price and procedure requirements have been satisfied. Additional provisions include limitations on voting rights of beneficial owners of more than 10% of our common stock, the election of directors to staggered terms of three years and not permitting cumulative voting in the election of directors. Our bylaws also contain provisions regarding the timing and content of stockholder proposals and nominations and qualification for service on the board of directors.

        o REQUIRED CHANGE IN CONTROL PAYMENTS AND ISSUANCE OF STOCK OPTIONS. We intend to enter into change in control agreements with certain executive officers, which will require payments to be made to them in the event their employment is terminated following a change in control of First Federal of Northern Michigan Bancorp, Inc. or First Federal of Northern Michigan. We also intend to issue stock options to key employees and directors that will require payments to them in connection with a change in control of First Federal of Northern Michigan Bancorp, Inc. These payments may have the effect of increasing the costs of acquiring First Federal of Northern Michigan Bancorp, Inc., thereby discouraging future takeover attempts.


THE RIGHTS OF EXISTING STOCKHOLDERS OF ALPENA BANCSHARES, INC. WILL BE REDUCED UNDER FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.'S ARTICLES OF INCORPORATION AND BYLAWS.


        As a result of the conversion, existing stockholders of Alpena Bancshares, Inc. will become stockholders of First Federal of Northern Michigan Bancorp, Inc. Some rights of stockholders of the new Maryland corporation will be reduced compared to the rights stockholders currently have. Many of the differences in stockholder rights under the Maryland articles of incorporation and bylaws, while not mandated by Maryland law, are permitted and have been chosen by management as being in the best interests of First Federal of Northern Michigan Bancorp, Inc. and all of its stockholders.

        For example, current stockholders must submit nominations for election of directors at an annual meeting of stockholders and any new business to be taken up at such a meeting by filing the proposal in writing with Alpena Bancshares, Inc. at least five days before the date of any such meeting. However, First Federal of Northern Michigan Bancorp, Inc.'s Maryland bylaws generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of stockholders must submit written notice to First Federal of Northern Michigan Bancorp, Inc. at least 90 days prior to the anniversary date of the mailing of proxy materials in connection with the immediately preceding annual meeting of stockholders. Similarly, under the current federal charter, special meetings of stockholders may be called by the holders of not less than one-tenth of the outstanding capital stock entitled to vote at the meeting. However, First Federal of Northern Michigan Bancorp, Inc.'s Maryland articles of incorporation provide that special meetings of the stockholders of First Federal of Northern Michigan Bancorp, Inc. may be called by the president or by a majority of the whole board. In addition, the Maryland bylaws provide that special meetings of stockholders shall be called on the written request of stockholders entitled to cast at least a majority of all votes. See "Comparison of Stockholders' Rights for Existing Stockholders of Alpena Bancshares, Inc." for a discussion of these differences.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                    OF ALPENA BANCSHARES, INC. AND SUBSIDIARY


        The summary financial information presented below is derived in part from the consolidated financial statements of Alpena Bancshares, Inc. The following is only a summary and you should read it in conjunction with the financial statements and notes beginning on page F-1. The information at December 31, 2003 and 2002 and for the years ended December 31, 2003 and 2002 is derived in part from the audited consolidated financial statements of Alpena Bancshares, Inc. that appear in this prospectus. The information for the years ended December 31, 2001, 2000 and 1999 is derived in part from audited consolidated financial statements that do not appear in this prospectus. The operating data for the nine months ended September 30, 2004 and 2003 and the financial condition data at September 30, 2004 were not audited. However, in the opinion of management of Alpena Bancshares, Inc., all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the unaudited periods have been made. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results of operations that may be expected for the entire year.


                                         AT                             AT DECEMBER 31,
                                      SEPTEMBER   -------------------------------------------------------------
                                      30, 2004       2003         2002        2001         2000         1999
                                     ----------   ----------   ----------  ----------   ----------   ----------
                                                                  (IN THOUSANDS)
SELECTED FINANCIAL CONDITION DATA:
Total assets......................   $  254,476   $  223,923   $  228,808  $  241,472   $ 267,009    $  263,549
Loans receivable, net.............      187,099      163,460      151,341     176,146     218,957       223,866
Loans held-for-sale...............          656          931          542       1,891         850           N/A
Investment securities.............       42,880       34,670       46,944      23,212      19,719        19,049
Deposits..........................      182,428      151,702      156,092     166,538     162,771       156,393
Borrowings........................       47,303       47,159       48,414      52,120      82,435        85,872
Stockholders' equity..............       21,936       21,951       21,747      20,597      19,471        18,805


                                       NINE MONTHS ENDED
                                          SEPTEMBER 30,                          YEARS ENDED DECEMBER 31,
                                     -----------------------   -------------------------------------------------------------
                                        2004         2003         2003        2002         2001         2000         1999
                                     ----------   ----------   ----------  ----------   ----------   ----------   ----------
                                                                          (IN THOUSANDS)
SELECTED OPERATING DATA:

Interest income...................   $    9,798   $   10,125   $   13,350  $   14,499   $   17,586   $   18,654   $   17,059
Interest expense..................        4,571        4,931        6,455       8,342       11,439       12,558       11,726
                                     ----------   ----------   ----------  ----------   ----------   ----------   ----------
   Net interest income............        5,227        5,194        6,895       6,157        6,147        6,096        5,333
Provision for loan losses.........          214          238          267         415          255          280          120
                                     ----------   ----------   ----------  ----------   ----------   ----------   ----------
   Net interest income after
     provision for loan losses....        5,013        4,956        6,628       5,742        5,892        5,816        5,213
                                     ----------   ----------   ----------  ----------   ----------   ----------   ----------
Non-interest income...............        3,599        3,892        5,426       2,385        2,205        2,376        1,040
                                     ----------   ----------   ----------  ----------   ----------   ----------   ----------
Non-interest expense..............        8,113        7,663       10,327       7,072        6,166        5,033        4,877
                                     ----------   ----------   ----------  ----------   ----------   ----------   ----------
Income before income tax expense..          499        1,185        1,727       1,055        1,931        3,159        1,376
Income tax expense................          167          394          518         285          646        1,035          452
                                     ----------   ----------   ----------  ----------   ----------   ----------   ----------
   Net income.....................   $      332   $      791   $    1,209  $      770   $    1,285   $    2,124   $      924
                                     ==========   ==========   ==========  ==========   ==========   ==========   ==========

                                                    AT OR FOR THE NINE
                                                       MONTHS ENDED
                                                       SEPTEMBER 30,          AT OR FOR THE YEARS ENDED DECEMBER 31,
                                                    ------------------   ------------------------------------------------
                                                      2004      2003       2003      2002      2001      2000      1999
                                                    --------  --------   --------  --------  --------  --------  --------
SELECTED FINANCIAL RATIOS AND OTHER DATA:

PERFORMANCE RATIOS:
Return on assets (ratio of net income to average
   total assets) (1)...............................    0.18%     0.46%      0.53%     0.33%     0.51%     0.82%     0.37%
Return on equity (ratio of net income to average
   equity) (1).....................................    2.03%     4.81%      5.52%     3.68%     6.52%    11.37%     5.46%
Average interest rate spread (1) (2)...............    2.87%     2.99%      3.00%     2.50%     2.37%     2.49%     2.36%
Dividend payout ratio..............................   61.23%    35.04%     30.36%    47.01%    28.02%    17.75%    46.10%
Dividends per share (3)............................    0.275     0.375      0.50      0.50      0.50      0.525     0.60
Net interest margin (1)(4).........................    3.09%     3.27%      3.26%     2.78%     2.60%     2.65%     2.50%
Efficiency ratio (5)...............................   95.34%    87.19%     88.02%    87.54%    76.04%    76.29%    79.19%
Non-interest expense to average total assets (1)...    4.45%     4.49%      4.53%     3.01%     2.47%     2.05%     2.04%
Average interest-earning assets to average
   interest-bearing liabilities....................  108.00%   108.59%    108.69%   107.42%   104.66%   103.20%   102.75%

ASSET QUALITY RATIOS:
Non-performing assets to total assets..............    0.70%     0.77%      1.04%     0.68%     0.36%     0.32%     0.32%
Non-performing loans to total loans................    0.94%     1.09%      1.28%     0.94%     0.38%     0.32%     0.33%
Allowance for loan losses to non-performing loans..   64.79%    57.99%     48.88%    62.76%   101.92%    92.06%    64.98%
Allowance for loan losses to total loans...........    0.61%     0.63%      0.63%     0.61%     0.39%     0.30%     0.22%

CAPITAL RATIOS:
Equity to total assets at end of period............    8.62%     9.45%      9.80%     9.50%     8.53%     7.29%     7.14%
Average equity to average assets...................    8.97%     9.63%      9.62%     8.90%     7.88%     7.24%     6.77%
Risk-based capital ratio (bank only)...............   11.13%    11.68%     11.96%    15.95%    13.11%    10.69%    10.66%

OTHER DATA:
Number of full service offices.....................      10         8          8         9         9         8         6

---------------------------
(1) Ratios for the nine months ended September 30, 2004 and 2003 are annualized.
(2) The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3) The following table sets forth aggregate cash dividends paid per period, which is calculated by multiplying the dividend declared per share by the number of shares outstanding as of the applicable record date:

                               FOR THE NINE MONTHS
                                ENDED SEPTEMBER 30,                  FOR THE YEARS ENDED DECEMBER 31,
                              ----------------------   ------------------------------------------------------------
                                 2004        2003         2003        2002         2001         2000        1999
                              ----------  ----------   ----------  ----------   ----------   ----------  ----------
                                                                  (IN THOUSANDS)
     Dividends paid to
       public stockholders..  $      203  $      277   $      367  $      362   $      360   $      377  $      426
     Dividends paid to
     Alpena Bancshares,
     M.H.C..................         ---         ---          ---         ---          ---          ---         ---
                              ----------  ----------   ----------  ----------   ----------   ----------  ----------
     Total dividends paid...  $      203  $      277   $      367  $      362   $      360   $      377  $      426
                              ==========  ==========   ==========  ==========   ==========   ==========  ==========

        Payments listed above exclude cash dividends waived by Alpena Bancshares, M.H.C. of $253,000 and 345,000 during each of the nine-month periods ending September 30, 2004 and 2003, and $460,000, $460,000, $460,000, $483,000,
and $552,000 during the years ended December 31, 2003, 2002, 2001, 2000 and 1999, respectively. Alpena Bancshares, M.H.C. began waiving dividends in March 1995, and, as of December 31, 2003, had waived dividends totaling $4.8 million.

(4) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(5) The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.

                               RECENT DEVELOPMENTS


        The following tables set forth selected consolidated historical financial and other data of Alpena Bancshares, Inc. for the periods and at the dates indicated. The information should be read together with the audited consolidated financial statements and notes thereto of Alpena Bancshares, Inc. beginning at page F-2 of this prospectus. The information as of and for the year ended December 31, 2003 is derived from the audited consolidated financial statements of Alpena Bancshares, Inc. The information at December 31, 2004 and September 30, 2004 and for the three and twelve months ended December 31, 2004 and 2003 is unaudited. However, in the opinion of management of Alpena Bancshares, Inc., all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the unaudited periods have been made. No adjustments were made other than normal recurring entries.


                                                       AT DECEMBER 31,    AT SEPTEMBER 30,    AT DECEMBER 31,
                                                            2004               2004                2003
                                                      ----------------   -----------------   ----------------
                                                                          (IN THOUSANDS)
SELECTED FINANCIAL CONDITION DATA:
Total assets......................................       $  262,796          $  254,476         $  223,923
Loans receivable, net.............................          195,390             187,099            163,460
Loans held for sale...............................            1,096                 656                931
Investment securities.............................           42,033              42,880             34,670
Deposits..........................................          182,489             182,428            151,702
Borrowings........................................           56,001              47,303             47,159
Stockholders' equity..............................           21,779              21,936             21,951


                                                           THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                               DECEMBER 31,                   DECEMBER 31,
                                                      ----------------------------   ----------------------------
                                                           2004          2003            2004           2003
                                                      ------------- --------------   ------------- --------------
                                                                            (IN THOUSANDS)
SELECTED OPERATING DATA:

Interest income...................................    $       3,483 $        3,225   $      13,281 $       13,350
Interest expense..................................            1,631          1,524           6,202          6,455
                                                      ------------- --------------   ------------- --------------
   Net interest income............................            1,852          1,701           7,079          6,895
Provision for loan losses.........................              109             29             323            267
                                                      ------------- --------------   ------------- --------------
   Net interest income after provision for loan
     losses.......................................            1,743          1,672           6,756          6,628
                                                      ------------- --------------   ------------- --------------
Non-interest income...............................            1,116          1,534           4,715          5,426
                                                      ------------- --------------   ------------- --------------
Non-interest expense .............................            2,746          2,664          10,859         10,327
                                                      ------------- --------------   ------------- --------------
Income before income tax expense..................              113            542             612          1,727
Income tax expense................................               38            124             205            518
                                                      ------------- --------------   ------------- --------------
   Net income.....................................    $          75 $          418   $         407 $        1,209
                                                      ============= ==============   ============= ==============

                                                          AT OR FOR THE THREE       AT OR FOR THE TWELVE
                                                              MONTHS ENDED              MONTHS ENDED
                                                              DECEMBER 31,              DECEMBER 31,
                                                         ----------------------    ----------------------
                                                           2004(1)     2003(1)        2004        2003
                                                         ----------  ----------    ----------  ----------
SELECTED FINANCIAL RATIOS AND OTHER DATA:

PERFORMANCE RATIOS:
Return on assets (ratio of net income to average
  total assets).....................................          0.12%       0.74%         0.17%       0.53%
Return on equity (ratio of net income to average
  equity)...........................................          1.37%       7.63%         1.91%       5.52%
Average interest rate spread (2)....................          2.86%       2.97%         2.88%       3.00%
Dividend payout ratio (3)...........................         98.67%      22.06%        68.06%      30.36%
Net interest margin (4).............................          3.08%       3.24%         3.10%       3.26%
Dividends per share.................................          0.10        0.125         0.375       0.50
Efficiency ratio (5)................................         96.05%      83.10%        96.38%      88.02%
Non-interest expense to average total assets........          4.22%       4.72%         4.39%       4.53%
Average interest-earning assets to average
   interest-bearing liabilities.....................        108.08%     108.69%       108.08%     108.69%

ASSET QUALITY RATIOS:
Non-performing assets to total assets...............          0.85%       1.04%         0.85%       1.04%
Non-performing loans to total loans.................          0.65%       1.28%         0.65%       1.28%
Allowance for loan losses to non-performing loans...         72.37%      48.88%        72.37%      48.88%
Allowance for loan losses to total loans............          0.61%       0.63%         0.61%       0.63%

CAPITAL RATIOS:
Equity to total assets at end of period.............          8.29%       9.80%         8.29%       9.80%
Average equity to average assets....................          8.82%       9.62%         8.82%       9.62%
Risk-based capital ratio (bank only)................         10.52%      11.96%        10.52%      11.96%

OTHER DATA:
Number of full-service offices......................            10           8            10           8

------------------------
(1) Ratios for the three months ended December 31, 2004 and 2003 are annualized.
(2) The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted- average cost of interest-bearing liabilities for the period.
(3) The dividend payout ratio represents dividends per share divided by basic earnings per share. The following table sets forth aggregate cash dividends paid per period, which is calculated by multiplying the dividend declared per share by the number of shares outstanding as of the applicable record date:

                                FOR THE THREE MONTHS       FOR TWELVE MONTHS
                                 ENDED DECEMBER 31,       ENDED DECEMBER 31,
                               -----------------------  -----------------------
                                  2004         2003        2004         2003
                               ----------   ----------  ----------   ----------

      Dividends paid to
        public stockholders..  $   74,000   $   92,000  $  277,000   $  367,000
      Dividends paid to
        Alpena Bancshares,
        M.H.C................         ---          ---         ---          ---
                               ----------   ----------  ----------   ----------
      Total dividends paid...  $   74,000   $   92,000  $  277,000   $  367,000
                               ==========   ==========  ==========   ==========

        Payments listed above exclude cash dividends waived by Alpena Bancshares, M.H.C. of $92,000 and 115,000 during each of the three-month periods ending December 31, 2004 and 2003, and $345,000 and $460,000 during the twelve months ended December 31, 2004 and 2003, respectively. Alpena Bancshares, M.H.C. began waiving dividends in March 1995, and, as of December 31, 2004, had waived dividends totaling $5.2 million.

(4) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(5) The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RECENT DEVELOPMENTS

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 2004 AND SEPTEMBER 30, 2004


        ASSETS. Total assets increased $8.3 million, or 3.3%, to $262.8 million at December 31, 2004 from $254.5 million at September 30, 2004. Net loans receivable increased $8.3 million, or 4.4%, to

$195.4 million at December 31, 2004 from $187.1 million at September 30, 2004, reflecting growth in all loan categories. The 8.4% growth in commercial and commercial real estate loans and the 2.2% growth in consumer loans reflected our ongoing efforts to increase originations of these types of loans. Cash and cash equivalents decreased by $86,000, or 1.8%, to $4.7 million at December 31, 2004 from $4.8 million at September 30, 2004, as we invested excess cash in bonds that pay higher yields than the overnight yields on Federal Funds.


        LIABILITIES. Deposits increased slightly to $182.5 million at December 31, 2004 from $182.4 million at September 30, 2004, reflecting our continuing success in attracting deposits through various time deposit promotions conducted during the three months ended December 31, 2004. Borrowings, consisting primarily of Federal Home Loan Bank advances, increased $8.7 million, or 18.4%, to $56.0 million at December 31, 2004 from $47.3 million at September 30, 2004, as we funded loan growth from short-term borrowings rather than deposits in anticipation of the net proceeds of the offering.

        STOCKHOLDERS' EQUITY. Stockholders' equity decreased by $157,000 to $21.8 million at December 31, 2004 from $21.9 million at September 30, 2004. The decrease was due to lower market values on our investment portfolio. Compared to September 30, 2004, the net unrealized gain on available for sale securities decreased $161,000 at December 31, 2004 due to the increase in market interest rates over the period. The decrease in net unrealized gains on available for sale securities was partially offset by net income of $75,000 for the three months ended December 31, 2004.

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003


        GENERAL. Net income decreased to $75,000 for the three months ended December 31, 2004 from $418,000 for the same period ended December 31, 2003, primarily due to a $418,000, or 27.2%, decrease in non-interest income. The decrease in non-interest income included a $153,000, or 56.3%, decrease in non-interest income attributable to our mortgage banking activities and a $227,000 decrease in the gain on sale of investment securities. These decreases were partially offset by a $22,000 increase in service charges and other fees related to a "skip pay" program under which we offer certain low credit-risk customers the opportunity, for a fee, to skip a monthly payment on their residential mortgage loan or home equity line of credit. The "skip pay" program was introduced in November 2004 and, therefore, did not impact the prior year period. The decrease in net income also reflected an increase in our provision for loan losses to $109,000 for the three months ended December 31, 2004 compared to $29,000 for the same period in 2003.


        INTEREST INCOME. Our interest income increased to $3.5 million for the three months ended December 31, 2004 from $3.2 million for the comparable period in 2003. The $258,000, or 8.0%, increase reflected the higher average balance of residential mortgage loans to $109.7 million from $100.5 million, and of non-mortgage loans to $84.2 million from $63.7 million. The increase in the average balance of mortgage loans reflected our purchase of $9.1 million of one- to four-family residential mortgage loans in May 2004. The higher loan balances more than offset the lower average yield on our mortgage loan portfolio, which decreased 78 basis points to 6.28%, and the lower average yield on our non-mortgage portfolio, which decreased 8 basis points to 6.36%.

        INTEREST EXPENSE. Interest expense increased to $1.6 million for the three months ended December 31, 2004 from $1.5 million for the same period in 2003, due to an increase in the average balance of our interest-bearing liabilities to $223.0 million for the three months ended December 31, 2004 from $193.0 million for the three months ended December 31, 2004. The higher average balance more than offset the lower average interest rate paid on interest-bearing liabilities over the three months ended December 31, 2004 compared to the three months ended December 31, 2003. The average cost of interest-bearing liabilities for the three months ended December 31, 2004 declined to 2.89% from 3.12% for the same period one year earlier. The average cost of borrowings declined to 4.68% for the three months ended December 31, 2004 from 5.53% for the same period in 2003, due to additional shorter-term borrowings at lower rates in the 2004 period and the re-pricing of higher-cost advances late in 2003.

        NET INTEREST INCOME. Net interest income increased $151,000 to $1.9 million for the three months ended December 31, 2004 from $1.7 million for the same period in 2003. For the three months ended December 31, 2004, average interest-earning assets increased $30.1 million, or 14.2% when compared to the same period in 2003. Average interest-bearing liabilities increased $30.0 million, or 15.5% for the same period. While our average interest rate spread declined 11 basis points to 2.86% for the three months ended December 31, 2004 from 2.97% for the same period in 2003, the increase in the amount of our interest earning assets more than compensated for the decline in our average interest rate spread.


        PROVISION FOR LOAN LOSSES. We recorded a provision for loan losses of $109,000 for the three months ended December 31, 2004 compared to a provision of $29,000 for the three months ended December 31, 2003. The $80,000 increase in the provision resulted from an $8.4 million increase in our loan portfolio for the three months ended December 31, 2004 compared to an increase of $1.6 million for the three months ended December 31, 2003. We had net charge-offs of $47,000 and $25,000 during the three months ended December 31, 2004 and 2003, respectively. We used the same methodology and generally similar assumptions in assessing the adequacy of our allowance for loan losses for both periods. The allowance for loan losses was $1.2 million, or 0.61% of total loans at December 31, 2004, as compared to $1.0 million, or 0.63% of total loans at December 31, 2003, reflecting a reduction in the amount of non-performing loans in our portfolio. The level of the allowance is based on estimates, and ultimate losses may vary from the estimates.

        NON-INTEREST INCOME. Non-interest income decreased $416,000, or 27.2%, to $1.1 million for the three months ended December 31, 2004 from $1.5 million for the same period in 2003. Non-interest income attributable to our mortgage banking activities decreased by $153,000, or 56.3%, as the very high volume of residential mortgage loan refinancing in the 2003 period caused by historically low market interest rates slowed significantly in the 2004 period. Gain on the sale of mortgages was $92,000 lower in the 2004 period compared to the 2003 period, and the revenue associated with mortgage servicing rights was $61,000 lower in the 2004 period compared to the 2003 period. In addition, we recorded a gain of $227,000 on the sale of available-for-sale investment securities in the 2003 period, which did not recur in the 2004 period. The declines were partially offset by a $22,000, or 8.9%, increase in service charges and other fees due to "skip pay" fees that we introduced in November 2004. Under the skip pay program, we offered certain mortgage and home equity line of credit ("HELOC") customers the chance, for a fee, to skip their payment for either the month of December 2004 or January 2005. The program was offered only to customers with seasoned loans and with an exemplary past payment history. The program generated $14,500 in fee income for the month of December 2004.

        NON-INTEREST EXPENSE. Non-interest expenses increased $82,000, or 3.1%, to $2.7 million for the three months ended December 31, 2004 from $2.6 million for the same period in 2003. Compensation and employee benefits increased $30,000 to $1.6 million for the three months ended December 31, 2004. Advertising increased to $62,000 for the three months ended December 31, 2004 from $55,000 for the same period in 2003, reflecting an increase in promotional expenses related to our "skip pay" promotion, along with a direct mail campaign and a comprehensive customer survey. Other operating expenses increased to $453,000 for the three months ended December 31, 2004 from $374,000 for the same period in 2003. The largest component of these increased other operating expenses was a $12,000 increase in service bureau charges related to the third quarter addition of internet banking. Partially offsetting these increases, insurance and brokerage commission expense for ICA totaled $294,000 for the three months ended December 31, 2004 compared to $317,000 for the earlier year period, reflecting a reduction in commissions paid to outside Blue Cross/Blue Shield producers. In addition, occupancy expense decreased to $297,000 for the three months ended December 31, 2004 compared to $305,000 for the earlier year period, reflecting a reduction in property taxes.

        INCOME TAXES. Federal income taxes decreased to $38,000 for the three months ended December 31, 2004 from $124,000 for the same period in 2003. The effective tax rate was 33.5% for the 2004 period and 23.0% for the 2003 period. The reduction in income tax reflected lower earnings for the three months ended December 31, 2004 compared to the earlier year period.

        COMPARISON OF OPERATING RESULTS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003

        GENERAL. Net income decreased to $407,000 for the twelve months ended December 31, 2004 from $1.2 million for the twelve months ended December 31, 2003. The decrease in net income resulted primarily from a $709,000, or 13.1%, decrease in non-interest income attributable to our mortgage banking activities to $580,000 for the twelve months ended December 31, 2004 from $1.6 million for the twelve months ended December 31, 2003. This decrease was partially offset by a $487,000, or 19.6%, increase in insurance and brokerage commissions related to ICA and a $210,000, or 26.2%, increase in service charges and other fees.

        INTEREST INCOME. Interest income decreased by $100,000, or 1.0%, to $13.3 million for the twelve months ended December 31, 2004 from $13.4 million for the twelve months ended December 31, 2003. The decrease was primarily due to our sale of longer-term fixed rate mortgage loans in the secondary mortgage market and the reinvestment of sale proceeds in lower-yielding assets, such as investment securities and shorter-duration non-mortgage loans, which caused an overall decline in the yield on our loan portfolio to 6.36% for the twelve months ended December 31, 2004 from 7.18% for the twelve months ended December 31, 2003. The average balance of our loan portfolio increased by $24.9 million, or 15.9%, to $181.0 million for the twelve months ended December 31, 2004 from $156.1 million for the twelve months ended December 31, 2003. The average balance of non-mortgage loans, principally commercial loans and consumer loans, increased by $19.3 million, or 34.8%, to $74.7 million for the twelve months ended December 31, 2004 from $55.4 million for the twelve months ended December 31, 2003. However, the average yield on our commercial loans and consumer loans declined 10 basis points and 102 basis points, respectively, for the twelve months ended December 31, 2004 from the twelve months ended December 31, 2003. The average balance of our one- to four-family residential mortgage loans also increased to $106.3 million for the twelve months ended December 31, 2004 from $100.8 million for the twelve months ended December 31, 2003, while the average yield on such loans decreased to 6.48% from 7.40%.

        INTEREST EXPENSE. Interest expense decreased to $6.2 million for the twelve months ended December 31, 2004 from $6.5 million for the twelve months ended December 31, 2003, due primarily to lower interest rates paid on our interest bearing liabilities. The average cost of deposits for the twelve months ended December 31, 2004 decreased to 2.29% from 2.53% for the twelve months ended December 31, 2003. Similarly, the average cost of borrowings decreased to 4.67% for the twelve months ended December 31, 2004 from 5.70% for the twelve months ended December 31, 2003. The decrease in the average cost of deposits and borrowings reflected lower market interest rates, and more than offset an increase in the average balance of deposits and borrowings to $212.7 million for the twelve months ended December 31, 2004 from $194.8 million for the twelve months ended December 31, 2003.

        NET INTEREST INCOME. Net interest income increased to $7.0 million for the twelve months ended December 31, 2004 from $6.9 million for the twelve months ended December 31, 2003. The increase reflected an increase in average interest earning assets to $17.2 million from $17.0 million. This increase more than offset a decrease in our average interest rate spread to 2.88% for the twelve months ended December 31, 2004 from 3.00% for the twelve months ended December 31, 2003.


        PROVISION FOR LOAN LOSSES. We recorded a provision for loan losses of $323,000 for the twelve months ended December 31, 2004 compared to a provision of $267,000 for the twelve months ended December 31, 2003. We had net charge-offs of $144,500 and $153,000 during the twelve months ended December 31, 2004 and 2003, respectively. We used the same methodology and generally similar assumptions in assessing the allowance for both periods. The allowance for loan losses was $1.2 million, or 0.61% of total loans at December 31, 2004, compared to $1.0 million, or 0.63% of total loans at December 31, 2003. The level of the allowance is based on estimates, and ultimate losses may vary from the estimates.

        NON-INTEREST INCOME. Non-interest income decreased to $4.7 million for the twelve months ended December 31, 2004 from $5.4 million for the twelve months ended December 31, 2003. The decrease was primarily attributable to lower non-interest income attributable to our mortgage banking activities, which decreased to $580,000 from $1.6 million as the high volume loan refinances in 2003 which resulted from historically low market interest rates, slowed significantly in 2004. This decrease reflected a decrease of $730,000 in gain on the sale of mortgages and a decrease of $239,000 in revenues associated with mortgage servicing rights. Other non-interest income decreased to $97,000 for the twelve months ended December 31, 2004 from $257,000 for the twelve months ended December 31, 2003 reflecting, in part, the settlement of an insurance claim in 2003 that did not recur in 2004. Gain on the sale of investment securities decreased to $103,000 for the twelve months ended December 31, 2004 from $320,000 for the twelve months ended December 31, 2003. In 2003, management elected to sell certain bonds during the year to fund loans and pay off high cost maturing Federal Home Loan Bank advances. These decreases in non-interest income were partially offset by a $487,000, or 19.6%, increase in insurance and brokerage commissions attributable to the operations of InsuranCenter of Alpena
(ICA).


        NON-INTEREST EXPENSE. Non-interest expenses increased to $10.9 million for the twelve months ended December 31, 2004 from $10.3 million for the twelve months ended December 31, 2003. Insurance and brokerage commission expense for ICA increased to $1.3 million from $1.1 million, and compensation and employee benefits increased to $6.0 million from $5.8 million. The increases reflected inclusion of 12 months of insurance and brokerage commissions paid to ICA brokers in 2004 as compared to 10 months in 2003 which was the year that we acquired ICA. The increase in employee compensation and benefits is a result of higher funding requirements for the pension plan along general increases in salaries and health benefits expense in 2004.


        INCOME TAXES. Federal income taxes decreased to $205,000 for the twelve months ended December 31, 2004 from $518,000 for the twelve months ended December 31, 2003. The effective tax rate was 33.5% and 30.0% for 2004 and 2003, respectively. The reduction in income tax reflected lower earnings for the twelve months ended December 31, 2004 compared to December 31, 2003. The increase in the effective tax rate reflected excess income tax accruals which were reversed partly in 2003, resulting in a lower effective rate for 2003.

                           FORWARD-LOOKING STATEMENTS

        This Prospectus contains forward-looking statements, which can be identified by the use of words such as "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and words of similar meaning. These forward-looking statements include, but are not limited to:

        o       statements of our goals, intentions and expectations;

        o statements regarding our business plans, prospects, growth and operating strategies;

        o statements regarding the asset quality of our loan and investment portfolios; and

        o       estimates of our risks and future costs and benefits.

        These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

        The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

        o general economic conditions, either nationally or in our market areas, that are worse than expected;

        o       competition among depository and other financial institutions;

        o inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

        o       adverse changes in the securities markets;

        o changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

        o our ability to enter new markets successfully and capitalize on growth opportunities;

        o       our ability to successfully integrate acquired entities;

        o       changes in consumer spending, borrowing and savings habits;

        o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board; and

        o       changes in our organization, compensation and benefit plans.


        Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see "Risk Factors" beginning on page 19.

               HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

        Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $12.9 million and $17.6 million, or $20.4 million if the offering range is increased by 15%. First Federal of Northern Michigan Bancorp, Inc. expects to contribute to First Federal of Northern Michigan sufficient net proceeds so that First Federal of Northern Michigan's tangible and core capital ratios will exceed 10% upon completion of the conversion and offering (or, between $10.3 million and $10.9 million, or $11.2 million if the offering range is increased by 15%). We intend to retain between $2.6 million and $6.7 million of the net proceeds, or $9.1 million if the offering range is increased by 15%. Between $1.1 million and $1.5 million (or $1.7 million if the offering range is increased) will be used for the loan to the employee stock ownership plan to fund its purchase of shares of common stock in the offering.

        A summary of the anticipated net proceeds at the minimum, midpoint, maximum and adjusted maximum of the offering range and distribution of the net proceeds is as follows:

                                                           BASED UPON THE SALE AT $10.00 PER SHARE OF
                                     --------------------------------------------------------------------------------------
                                       1,360,000 SHARES      1,600,000 SHARES      1,840,000 SHARES    2,116,000 SHARES (1)
                                     --------------------  --------------------  --------------------  --------------------

                                                PERCENT               PERCENT               PERCENT               PERCENT
                                                 OF NET                OF NET                OF NET                OF NET
                                      AMOUNT    PROCEEDS    AMOUNT    PROCEEDS    AMOUNT    PROCEEDS    AMOUNT    PROCEEDS
                                     --------  ----------  --------  ----------  --------  ----------  --------  ----------
                                                                   (DOLLARS IN THOUSANDS)

Offering proceeds..................  $ 13,600              $ 16,000              $ 18,400              $ 21,160
Less offering expenses.............       716                   738                   760                   786
                                     --------              --------              --------              --------
   Net offering proceeds...........  $ 12,884    100.0%    $ 15,262    100.0%    $ 17,640    100.0%    $ 20,374    100.0%
                                     ========   =======    ========   =======    ========   =======    ========   =======

Distribution of net proceeds:
   To First Federal of Northern
     Michigan......................  $ 10,312     80.0%    $ 10,606     69.5%    $ 10,900     61.8%    $ 11,232     55.1%
   To fund loan to employee
     stock ownership plan..........  $  1,110      8.6%    $  1,306      8.6%    $  1,501      8.5%    $  1,723      8.5%
   Retained by First Federal of
     Northern Michigan Bancorp,
     Inc...........................  $  1,462     11.4%    $  3,350     21.9%    $  5,239     29.7%    $  7,419     36.4%

------------------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares, changes in market or general financial conditions following the commencement of the offering, or regulatory considerations.

        Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of First Federal of Northern Michigan's deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. MAY USE THE PROCEEDS IT RETAINS FROM THE OFFERING:

        o to fund a loan to the employee stock ownership plan to purchase shares of common stock in the offering (between $1.1 million and $1.5 million, or $1.7 million if the offering is increased by 15%);

        o to finance the acquisition of financial institutions or other financial service companies as opportunities arise, although we do not currently have any agreements or understandings regarding any specific acquisition transaction and it is impossible to determine when, if ever, such opportunities may arise;

        o       to pay cash dividends to stockholders;

        o       to repurchase shares of our common stock;

        o       to invest in securities; and

        o       for other general corporate purposes.

        Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

        Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval.

FIRST FEDERAL OF NORTHERN MICHIGAN MAY USE THE NET PROCEEDS IT RECEIVES FROM THE
OFFERING:

        o to fund new loans, including one-to four-family residential mortgage loans, commercial real estate and commercial loans, construction loans and consumer loans;

        o to expand its retail banking franchise by acquiring new branches or by acquiring other financial institutions or other financial services companies as opportunities arise, although we do not currently have any agreements or understandings regarding any acquisition transaction and it is impossible to determine when, if ever, such opportunities may arise;

        o to enhance existing products and services and to support the development of new products and services;

        o       to invest in securities; and

        o       for other general corporate purposes.

        Initially, the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

        We expect our return on equity to decrease as compared to our performance in recent years until we are able to utilize effectively the additional capital raised in the offering. Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock. See "Risk Factors -- Our Failure to Utilize Effectively the Net Proceeds of the Offering Could Reduce Our Profitability and Our Return on Stockholders' Equity."

                               OUR DIVIDEND POLICY


        We currently pay a quarterly cash dividend of $0.10 per share, which equals $0.40 per share on an annualized basis. After the conversion, we intend to continue to pay cash dividends on a quarterly basis. After adjustment for the exchange ratio, we expect the quarterly dividends to equal $0.07, $0.06,

$0.05 and $0.04 per share at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents an annual dividend yield of 2.8%, 2.4%, 2.0% and 1.6% at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, based upon a stock price of $10.00 per share. The amount of dividends that we intend to pay to our stockholders following the conversion is intended to preserve the per share dividend amount, adjusted to reflect the exchange ratio, that our stockholders currently receive on their shares of Alpena Bancshares, Inc. common stock. However, the dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will not reduce or eliminate dividends in the future.


        Under the rules of the Office of Thrift Supervision, First Federal of Northern Michigan will not be permitted to pay dividends on its capital stock to First Federal of Northern Michigan Bancorp, Inc., its sole stockholder, if First Federal of Northern Michigan's stockholder's equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, First Federal of Northern Michigan will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. See "The Conversion--Liquidation Rights." For information concerning additional federal and state law and regulations regarding the ability of First Federal of Northern Michigan to make capital distributions, including the payment of dividends to First Federal of Northern Michigan Bancorp, Inc., see "Taxation--Federal Taxation" and "Supervision and Regulation--Federal Banking Regulation."

        Unlike First Federal of Northern Michigan, we are not restricted by Office of Thrift Supervision regulations on the payment of dividends to our stockholders, although the source of dividends will depend on the net proceeds retained by us and earnings thereon, and dividends from First Federal of Northern Michigan. However, First Federal of Northern Michigan Bancorp, Inc. will be subject to state law limitations on the payment of dividends. Maryland law generally limits dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent.

        Finally, pursuant to Office of Thrift Supervision regulations, during the three-year period following the conversion, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

        See "Selected Consolidated Financial and Other Data of Alpena Bancshares, Inc. and Subsidiary" and "Market for the Common Stock" for information regarding our historical dividend payments.

                           MARKET FOR THE COMMON STOCK


        Alpena Bancshares, Inc.'s common stock currently trades over the counter on the OTC Bulletin Board. Upon completion of the conversion, the new shares of common stock of First Federal of Northern Michigan Bancorp, Inc. will replace existing shares and we expect the new shares will be traded on the Nasdaq National Market under the symbol "FFNM." In order to list our stock on the Nasdaq National Market, we are required to have at least three broker-dealers who will make a market in our common stock. Alpena Bancshares, Inc. currently has more than three market makers, including Ryan Beck & Co., Inc., and Ryan Beck & Co., Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so. Although we expect to have more than three market makers at the time of the completion of the offering, if we do not have three market makers, we will not qualify to list our stock on the Nasdaq National Market and our stock will trade on the OTC Bulletin Board.

        The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in our common stock.

        The following table sets forth the high and low trading prices for shares of Alpena Bancshares, Inc. common stock and cash dividends paid per share for the periods indicated. As of September 30, 2004, there were 739,180 publicly held shares of Alpena Bancshares, Inc. common stock issued and outstanding (excluding shares held by Alpena Bancshares, M.H.C.). In connection with the conversion, each existing publicly held share of common stock of Alpena Bancshares, Inc. will be converted into a right to receive a number of new shares of common stock, based upon the exchange ratio that is described in other parts of this prospectus. See "The Conversion-Share Exchange Ratio."



YEAR ENDING DECEMBER 31, 2005                      HIGH               LOW           DIVIDEND PAID PER SHARE
------------------------------------------   ----------------   ----------------   -------------------------
First quarter (through February __)             $                  $                    $        --(1)

YEAR ENDED DECEMBER 31, 2004                       HIGH               LOW           DIVIDEND PAID PER SHARE
------------------------------------------   ----------------   ----------------   -------------------------
Fourth quarter
Third quarter                                      17.75               15.60                   0.10
Second quarter                                     23.75               17.50                   0.05
First quarter                                      25.00               22.50                  0.125

YEAR ENDED DECEMBER 31, 2004                       HIGH               LOW           DIVIDEND PAID PER SHARE
------------------------------------------   ----------------   ----------------   -------------------------

Fourth quarter                                     24.00               18.95                  0.125
Third quarter                                      19.00               16.50                  0.125
Second quarter                                     18.50               14.80                  0.125
First quarter                                      15.65               14.00                  0.125

---------------------------
(1) Dividend of $______ per share for the first quarter will be paid on February __, 2005.

        On November 12, 2004, the business day immediately preceding the public announcement of the conversion, and on February __, 2005, the closing prices of Alpena Bancshares, Inc. common stock as reported on the OTC Bulletin Board were $16.30 per share and $_____ per share, respectively. At February __, 2005, Alpena Bancshares, Inc. had approximately _____ stockholders of record. On the effective date of the conversion, all publicly held shares of Alpena Bancshares, Inc. common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of First Federal of Northern Michigan Bancorp, Inc. common stock determined pursuant to the exchange ratio. See "The Conversion -- Share Exchange Ratio." Options to purchase shares of Alpena Bancshares, Inc. common stock will be converted into options to purchase a number of shares of First Federal of Northern Michigan Bancorp, Inc. common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See "Beneficial Ownership of Common Stock."

             HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

        At September 30, 2004, First Federal of Northern Michigan exceeded all of the applicable regulatory capital requirements. The table below sets forth the historical equity capital and regulatory capital of First Federal of Northern Michigan at September 30, 2004, and the pro forma regulatory capital of First Federal of Northern Michigan, after giving effect to the sale of shares of common stock at a $10.00 per share purchase price and assuming that First Federal of Northern Michigan received net proceeds in an amount such that it will have at least a 10% regulatory tangible and core capital ratio upon completion of the conversion and offering. Accordingly, the table assumes the receipt by First Federal of Northern Michigan of between $10.3 million and $10.9 million of the net offering proceeds at the minimum and maximum of the offering range, respectively.


                       FIRST FEDERAL OF
                       NORTHERN MICHIGAN            PRO FORMA AT SEPTEMBER 30, 2004, BASED UPON THE SALE IN THE OFFERING OF
                         HISTORICAL AT      -------------------------------------------------------------------------------------
                      SEPTEMBER 30, 2004      1,360,000 SHARES      1,600,000 SHARES      1,840,000 SHARES    2,116,000 SHARES (1)
                      -------------------   -------------------   -------------------   -------------------   -------------------
                                  PERCENT               PERCENT               PERCENT               PERCENT               PERCENT
                                    OF                    OF                    OF                    OF                    OF
                                  ASSETS                ASSETS                ASSETS                ASSETS                ASSETS
                       AMOUNT       (2)      AMOUNT       (2)      AMOUNT       (2)      AMOUNT       (2)      AMOUNT       (2)
                      --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                                 (DOLLARS IN THOUSANDS)
Equity capital......  $ 21,936       8.62%  $ 30,584      11.62%  $ 30,584      11.62%  $ 30,584      11.62%  $ 30,584      11.62%

Tangible capital....  $ 17,207       6.89%  $ 25,855      10.00%  $ 25,855      10.00%  $ 25,855      10.00%  $ 25,855      10.00%
Tangible
  requirement.......     3,748       1.50      3,878       1.50      3,878       1.50      3,878       1.50      3,878       1.50
                      --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
Excess..............  $ 13,459       5.39%  $ 21,976       8.50%  $ 21,976       8.50%  $ 21,976       8.50%  $ 21,976       8.50%
                      ========   ========   ========   ========   ========   ========   ========   ========   ========   ========

Core (leverage)
  capital...........  $ 17,207       6.89%  $ 25,855      10.00%  $ 25,855      10.00%  $ 25,855      10.00%  $ 25,855      10.00%
Core (leverage)
  requirement (3)...     9,996       4.00     10,342       4.00     10,342       4.00     10,342       4.00     10,342       4.00
                      --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
Excess..............  $  7,211       2.89%  $ 15,513       6.00%  $ 15,513       6.00%  $ 15,513       6.00%  $ 15,513       6.00%
                      ========   ========   ========   ========   ========   ========   ========   ========   ========   ========

Total risk-based
  capital (4).......  $ 18,433      11.13%  $ 27,081      16.18%  $ 27,081      16.18%  $ 27,081      16.18%  $ 27,081      16.18%
Risk-based
  requirement.......    13,249       8.00     13,387       8.00     13,387       8.00     13,387       8.00     13,387       8.00
                      --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
Excess..............  $  5,184       3.13%  $ 13,694       8.18%  $ 13,694       8.18%  $ 13,694       8.18%  $ 13,694       8.18%
                      ========   ========   ========   ========   ========   ========   ========   ========   ========   ========

Net Proceeds Infused                        $ 10,313              $ 10,606              $ 10,900              $ 11,232
Less: ESOP..........                          (1,110)               (1,306)               (1,501)               (1,723)
Less: MRP...........                            (555)                 (653)                 (751)                 (861)
                                            --------              --------              --------              --------
Pro Forma Increase..                        $  8,648              $  8,648              $  8,648              $  8,648
                                            ========              ========              ========              ========

------------------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares, changes in market or general financial conditions following the commencement of the offering, or regulatory considerations.
(2) Tangible and core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3) The current Office of Thrift Supervision core capital requirement for financial institutions is 3% of total adjusted assets for financial institutions that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other financial institutions.
(4) Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

                                 CAPITALIZATION

        The following table presents the historical consolidated capitalization of Alpena Bancshares, Inc. at September 30, 2004 and the pro forma consolidated capitalization of First Federal of Northern Michigan Bancorp, Inc. after giving effect to the conversion and offering, based upon the assumptions set forth in the "Pro Forma Data" section.

                                                                           PRO FORMA AT SEPTEMBER 30, 2004,
                                             ALPENA                     BASED UPON THE SALE IN THE OFFERING OF
                                           BANCSHARES,      -------------------------------------------------------------
                                               INC.          1,360,000       1,600,000        1,840,000       2,116,000
                                           HISTORICAL AT     SHARES AT       SHARES AT        SHARES AT       SHARES AT
                                           SEPTEMBER 30,      $10.00          $10.00           $10.00          $10.00
                                               2004          PER SHARE       PER SHARE        PER SHARE       PER SHARE
                                           ------------     ------------    ------------     ------------    ------------
                                                                        (DOLLARS IN THOUSANDS)
Deposits (2)............................   $    182,428     $    182,218    $    182,218     $    182,218    $    182,218
Borrowed funds..........................         47,303           47,303          47,303           47,303          47,303
                                           ------------     ------------    ------------     ------------    ------------
   Total deposits and borrowed funds....   $    229,731     $    229,521    $    229,521     $    229,521    $    229,521
                                           ============     ============    ============     ============    ============
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value,
   10,000,000 shares authorized
   (post-conversion) (3)................             --               --              --               --              --
  Common stock $.01 par value,
   20,000,000 shares authorized
   (post-conversion); shares to be
   issued as reflected (3) (4)..........          1,659               25              29               34              39
  Additional paid-in capital (3)........          5,354           20,355          22,776           25,198          27,934
  Retained earnings (5).................         14,789           14,789          14,789           14,789          14,789
LESS:
  Expense of contribution to
   foundation...........................             --             (544)           (640)            (736)           (750)
PLUS:
  Tax benefit of contribution to
   foundation (6).......................             --              185             218              250             255
  Accumulated other comprehensive
   income...............................            134              134             134              134             134
LESS:
  Common stock held by existing
   recognition and retention plan.......             --               --              --               --              --
  Common stock to be acquired by
   the employee stock ownership
   plan (7).............................             --           (1,110)         (1,306)          (1,501)         (1,723)
  Common stock to be acquired by
   the recognition and retention
   plan (8).............................             --             (555)           (653)            (751)           (861)
                                           ------------     ------------    ------------     ------------    ------------
  Total stockholders' equity............   $     21,936     $     33,279    $     35,348     $     37,416    $     39,816
                                           ============     ============    ============     ============    ============

  PRO FORMA SHARES OUTSTANDING
  Total shares outstanding..............                       2,479,901       2,917,530        3,355,160       3,853,613

  Exchange shares issued................                       1,092,701       1,285,530        1,478,360       1,700,113
  Shares issued to foundation...........                          27,200          32,000           36,800          37,500
  Shares offered for sale...............                       1,360,000       1,600,000        1,840,000       2,116,000

  Total stockholders' equity as a
   percentage of total assets...........           8.62%           12.52%          13.19%           13.86%          14.62%

-----------------------------------
(1) As adjusted to give effect to an increase in the number of shares of common stock which could occur due to a 15% increase in the offering range to reflect demand for shares, changes in market or general financial conditions following the commencement of the subscription and community offerings, or regulatory considerations.
(2) Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits by the amount of the withdrawals. On a pro forma basis, reflects transfer of Alpena Bancshares, M.H.C. deposits of $210,000 to equity.
(3) Alpena Bancshares, Inc. currently has 10,000,000 authorized shares of preferred stock and 20,000,000 authorized shares of common stock, par value $1.00 per share. On a pro forma basis, First Federal of Northern Michigan Bancorp, Inc. common stock and additional paid-in capital have been revised to reflect the number of shares of First Federal of Northern Michigan Bancorp, Inc. common stock to be outstanding, which is 2,479,901 shares, 2,917,530 shares, 3,355,160 shares and 3,853,613 shares at the minimum, midpoint, maximum and adjustment maximum of the offering range, respectively.

(4) No effect has been given to the issuance of additional shares of First Federal of Northern Michigan Bancorp, Inc. common stock pursuant to a stock option plan. If this plan is implemented, an amount up to 10% of the shares of First Federal of Northern Michigan Bancorp, Inc. common stock sold in the offering (including shares contributed to the foundation) will be reserved for issuance upon the exercise of options under the stock option plan. No effect has been given to the exercise of options currently outstanding. See "Management of First Federal of Northern Michigan Bancorp, Inc."
(5) The retained earnings of First Federal of Northern Michigan will be substantially restricted after the conversion. See "The Conversion--Liquidation Rights" and "Supervision and Regulation--Federal Banking Regulation."
(6) Represents the tax effect of the contribution to the charitable foundation based on a 34.0% tax rate. The realization of the deferred tax benefit is limited annually to a maximum deduction for charitable foundations equal to 10% of First Federal of Northern Michigan Bancorp, Inc.'s annual taxable income, subject to our ability to carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

(7) Assumes that 8.0% of the shares sold in the offering (not including shares contributed to the foundation) will be acquired by the employee stock ownership plan financed by a loan from First Federal of Northern Michigan Bancorp, Inc. The loan will be repaid principally from First Federal of Northern Michigan's contributions to the employee stock ownership plan. Since First Federal of Northern Michigan Bancorp, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on First Federal of Northern Michigan Bancorp, Inc.'s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders' equity.

(8) Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering (including shares contributed to the foundation) will be purchased by the recognition and retention plan in open market purchases. The funds to be used by the stock recognition and retention plan to purchase the shares will be provided by First Federal of Northern Michigan Bancorp, Inc. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As First Federal of Northern Michigan Bancorp, Inc. accrues compensation expense to reflect the vesting of shares pursuant to the recognition and retention plan, the credit to capital will be offset by a charge to operations. Implementation of the recognition and retention plan will require stockholder approval. If the shares to fund the plan are assumed to come from authorized but unissued shares of First Federal of Northern Michigan Bancorp, Inc., the number of outstanding shares at the minimum, midpoint, maximum and the maximum, as adjusted, of the offering range would be 2,535,389, 2,982,810, 3,430,232 and 3,939,753, respectively, total stockholders' equity would be $33.8 million, $36.0 million, $38.2 million and $40.7 million, respectively, and total stockholders' ownership in First Federal of Northern Michigan Bancorp, Inc. would be diluted by approximately 2.2% at the maximum of the offering range.

                                 PRO FORMA DATA

        The following tables summarize historical data of Alpena Bancshares, Inc. and pro forma data at and for the nine months ended September 30, 2004 and at and for the year ended December 31, 2003. This information is based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering. Moreover, pro forma stockholders' equity per share does not give effect to the liquidation account to be established in the conversion or, in the event of a liquidation of First Federal of Northern Michigan, to the recoverability of intangibles or the tax effect of the recapture of the bad debt reserve. See "The Conversion--Liquidation Rights."

        The net proceeds in the tables are based upon the following assumptions:

        (i) all shares of common stock will be sold in the subscription and community offerings;

        (ii) 30,000 shares of common stock will be purchased by our executive officers and directors, and their associates;

        (iii) our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering, including shares contributed to the foundation, with a loan from First Federal of Northern Michigan Bancorp, Inc. The loan will be repaid in substantially equal payments of principal and interest over a period of 15 years;

        (iv) Ryan Beck & Co. will receive a fee equal to 1.0% of the dollar amount of shares of common stock sold in the offering. No fee will be paid with respect to shares of common stock purchased by our qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors and employees, and their immediate families, or with respect to shares issued to the charitable foundation; and

        (v) total expenses of the offering, including the marketing fees to be paid to Ryan Beck & Co., will be between $716,000 at the minimum of the offering range and $786,000 at the maximum of the offering range, as adjusted.


        We calculated pro forma consolidated net earnings for the nine months ended September 30, 2004 and the year ended December 31, 2003 as if the estimated net proceeds we received had been invested at assumed interest rates of 2.16% and 1.26%, respectively (1.42% and 0.83%, respectively, on an after-tax basis), which represented the yield on the one-year U.S. Treasury Bill as of September 30, 2004 and December 31, 2003, respectively (which we consider to reflect more accurately the pro forma reinvestment rate than an arithmetic average method in light of current market interest rates). The effect of withdrawals from deposit accounts for the purchase of shares of common stock has not been reflected. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. It is assumed that First Federal of Northern Michigan Bancorp, Inc. will retain between $2.6 million and $6.7 million of the estimated net proceeds in the offering, or $9.1 million if the offering range is increased by 15%. The actual net proceeds from the sale of shares of common stock will not be determined until the offering is completed. However, we currently estimate the net proceeds to be between $12.8 million and $17.5 million, or $20.2 million if the offering range is increased by 15%.


        The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders' equity is not intended to represent the fair market value of the shares of common stock.



                                                              AT OR FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                                                   BASED UPON THE SALE AT $10.00 PER SHARE OF
                                                      -----------------------------------------------------------------
                                                        1,360,000        1,600,000         1,840,000        2,116,000-
                                                         SHARES            SHARES            SHARES         SHARES (1)
                                                      -------------    -------------     -------------    -------------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
 Gross proceeds of offering........................   $      13,600    $      16,000     $      18,400    $      21,160
 Market value of shares issued to the foundation...             272              320               368              375
                                                      -------------    -------------     -------------    -------------
 Market value of offering and foundation shares....          13,872           16,320            18,768           21,535

 Gross proceeds of offering........................          13,600           16,000            18,400           21,160
 Less:  Cash contribution to Foundation............            (272)            (320)             (368)            (375)
 Less:  Expenses...................................            (716)            (738)             (760)            (786)
 Plus:  Assets received from the MHC...............             210              210               210              210
                                                      -------------    -------------     -------------    -------------

   Estimated Net Proceeds..........................   $      12,822           15,152            17,482           20,209
                                                      =============    =============     =============    =============
   Less:  Common stock acquired by employee stock
    ownership plan.................................          (1,110)          (1,306)           (1,501)          (1,723)
   Less:  Common stock acquired by recognition and
    retention plan.................................            (555)            (653)             (751)            (861)
                                                      -------------    -------------     -------------    -------------
 Estimated net proceeds, as adjusted...............   $      11,157           13,194            15,230           17,625
                                                      =============    =============     =============    =============

 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
 Consolidated net earnings:
    Historical.....................................   $         332    $         332     $         332    $         332
 Pro forma adjustments:
    Income on adjusted net proceeds................             119              141               163              188
    Employee stock ownership plan (2)..............             (37)             (43)              (50)             (57)
    Recognition and retention plan (3).............             (55)             (65)              (74)             (85)
    Stock option plan (5)..........................             (49)             (57)              (66)             (76)
                                                      -------------    -------------     -------------    -------------
      Pro forma net income.........................   $         310    $         308     $         305    $         302
                                                      =============    =============     =============    =============

 Earnings per share (4):
    Historical.....................................   $        0.14    $        0.12     $        0.10    $        0.09
 Pro forma adjustments:
    Income on adjusted net proceeds................            0.05             0.05              0.05             0.05
    Employee stock ownership plan (2)..............           (0.02)           (0.02)            (0.02)           (0.02)
    Recognition and retention plan (3).............           (0.02)           (0.02)            (0.02)           (0.02)
    Stock option plan (5)..........................           (0.02)           (0.02)            (0.02)           (0.02)
                                                      -------------    -------------     -------------    -------------
      Pro forma earnings per share (4) (6).........   $        0.13    $        0.11     $        0.09    $        0.08
                                                      =============    =============     =============    =============

 Offering price to pro forma net earnings per
 share (4).........................................           57.69x           68.18x            83.33x           93.75x
 Number of shares used in earnings per share
 calculations......................................       2,374,474        2,793,498         3,212,523        3,689,947

 AT SEPTEMBER 30, 2004
 Stockholders' equity:
    Historical.....................................   $      21,936    $      21,936     $      21,936    $      21,936
    Estimated net proceeds.........................          13,094           15,472            17,850           20,584
    Plus:  Shares issued to foundation.............             272              320               368              375
    Less:  Shares contribution to foundation ......            (272)            (320)             (368)            (375)
    Less:  Cash contribution to foundation.........            (272)            (320)             (368)            (375)
    Plus:  Tax benefit of the foundation...........             185              218               250              255
    Less:  Common stock acquired by ESOP...........          (1,110)          (1,306)           (1,501)          (1,723)
    Less:  Common stock acquired by MRP (3)........            (555)            (653)             (751)            (861)
                                                      -------------    -------------     -------------    -------------

    Pro forma stockholders equity..................   $      33,279    $      35,348     $      37,416    $      39,816
    Less:  Intangible assets.......................          (3,668)          (3,668)           (3,668)          (3,668)
                                                      -------------    -------------     -------------    -------------
    Pro forma tangible stockholders' equity........          29,610           31,679            33,748           36,148
                                                      =============    =============     =============    =============

 Stockholders' equity per share:(7)
    Historical.....................................   $        8.85    $        7.52     $        6.54    $        5.69
    Estimated net proceeds.........................            5.28             5.31              5.32             5.34
    Plus:  Shares issued to foundation.............            0.11             0.11              0.11             0.10
    Less:  Shares contribution to foundation ......           (0.11)           (0.11)            (0.11)           (0.10)


                                                              AT OR FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                                                   BASED UPON THE SALE AT $10.00 PER SHARE OF
                                                      -----------------------------------------------------------------
                                                        1,360,000        1,600,000         1,840,000        2,116,000-
                                                         SHARES            SHARES            SHARES         SHARES (1)
                                                      -------------    -------------     -------------    -------------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    Less:  Cash contribution to foundation.........           (0.11)           (0.11)            (0.11)           (0.10)
    Plus:  Tax benefit of the foundation...........            0.07             0.07              0.07             0.07
    Less:  Common stock acquired by ESOP...........           (0.45)           (0.45)            (0.45)           (0.45)
    Less:  Common stock acquired by MRP............           (0.22)           (0.22)            (0.22)           (0.22)
                                                      -------------    -------------     -------------    -------------

      Pro forma stockholders' equity per share (6)
      (7)..........................................   $       13.42    $       12.12     $       11.15    $       10.33
      Pro forma tangible stockholders' equity per
       share (6) (7)...............................   $       11.94    $       10.86     $       10.06    $        9.38

 Offering price as percentage of pro forma
    stockholders' equity per share.................           74.52%           82.51%            89.69%           96.81%
 Offering price as percentage of pro forma
    tangible stockholders' equity per share........           83.75%           92.08%            99.40%          106.61%
 Number of shares outstanding for pro forma
    book value per share calculations..............       2,479,901        2,917,530         3,355,160        3,853,613



                                                                                      (FOOTNOTES BEGIN ON FOLLOWING PAGE)

--------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares, changes in market and financial conditions following the commencement of the offering, or regulatory considerations.
(2) Assumes that 8% of shares of common stock sold in the offering (including shares issued to the charitable foundation) will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from First Federal of Northern Michigan Bancorp, Inc. First Federal of Northern Michigan intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments due on the debt. First Federal of Northern Michigan's total annual payments on the employee stock ownership plan debt are based upon 15 equal annual installments of principal and interest. Statement of Position 93-6 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by First Federal of Northern Michigan, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 34.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders' equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 5,549, 6,528, 7,507 and 8,614 shares were committed to be released during the period at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with Statement of Position 93-6, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.
(3) If approved by First Federal of Northern Michigan Bancorp, Inc.'s stockholders, the stock recognition and retention plan may purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering (including shares issued to the charitable foundation) (or a greater number of shares if the plan is implemented more than one year after completion of the conversion although such plan, including the amount awarded under such plan, may remain subject to supervisory restrictions). Stockholder approval of the stock recognition and retention plan, and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from First Federal of Northern Michigan Bancorp, Inc. or through open market purchases. The funds to be used by the stock recognition and retention plan to purchase the shares will be provided by First Federal of Northern Michigan Bancorp, Inc. The table assumes that (i) the stock recognition and retention plan acquires the shares through open market purchases at $10.00 per share, (ii) 15% of the amount contributed to the stock recognition and retention plan is amortized as an expense during the nine months ended September 30, 2004 and (iii) the stock recognition and retention plan expense reflects an effective combined federal and state tax rate of 34.0%. Assuming stockholder approval of the stock recognition and retention plan and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.2% at the maximum of the offering range.
(4) Per share figures include publicly held shares of Alpena Bancshares, Inc. common stock that will be exchanged for new shares of First Federal of Northern Michigan Bancorp, Inc. common stock in the conversion. See "The Conversion -- Share Exchange Ratio." Net income per share computations are determined by taking the number of shares assumed to be sold in the offering (including shares issued to the charitable foundation) and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with Statement of Position 93-6, subtracting the employee stock ownership plan shares which have not been committed for release during the respective periods. See note 2. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts. Pro forma net income per share has been annualized.

(5) If approved by First Federal of Northern Michigan Bancorp, Inc.'s stockholders, the stock option plan may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (including shares contributed to the foundation, or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion, although such plan, including the amount awarded under the plan, may remain subject to supervisory restrictions). Stockholder approval of the stock option plan may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock option plan, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.56 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25.0% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 34.00%. The actual expense of the stock option plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock option plan will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock option plan are obtained from the issuance of authorized but unissued shares, our net income per share and stockholders' equity per share will decrease. The issuance of authorized but previously unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders' ownership and voting interests by approximately 5.3% at the maximum of the offering range.

(6) The retained earnings of First Federal of Northern Michigan will be substantially restricted after the conversion. See "Our Dividend Policy," "The Conversion--Liquidation Rights" and "Supervision and Regulation--Federal Banking Regulation--Capital Distributions."
(7) Per share figures include publicly held shares of Alpena Bancshares, Inc. common stock that will be exchanged for new shares of First Federal of Northern Michigan Bancorp, Inc. common stock in the conversion. Stockholders' equity per share calculations are based upon the sum of
        (i) the number of subscription shares assumed to be sold in the offering (including shares issued to the charitable foundation) and (ii) new shares to be issued in exchange for publicly held shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 1.4783, 1.7391, 2.0000 and 2.3000 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The number of subscription shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.


                                                                 AT OR FOR THE YEAR ENDED DECEMBER 31, 2003
                                                      ----------------------------------------------------------------
                                                                  BASED UPON THE SALE AT $10.00 PER SHARE OF
                                                       1,360,000        1,600,000         1,840,000        2,116,000
                                                         SHARES           SHARES            SHARES         SHARES (1)
                                                      ------------     ------------      ------------     ------------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
 Gross proceeds of offering........................   $     13,600     $     16,000      $     18,400     $     21,160
 Market value of shares issued to the foundation...            272              320               368              375
                                                      ------------     ------------      ------------     ------------
 Market value of offering and foundation shares....         13,872           16,320            18,768           21,535

 Gross proceeds of offering........................         13,600           16,000            18,400           21,160
 Less:  Cash contribution to foundation............           (272)            (320)             (368)            (375)
 Less:  Expenses...................................           (716)            (738)             (760)            (786)
 Plus:  Assets received from the MHC...............            210              210               210              210
                                                      ------------     ------------      ------------     ------------

   Estimated Net Proceeds..........................   $     12,822           15,152            17,482           20,209
                                                      ============     ============      ============     ============
   Less: Common stock purchased by ESOP............         (1,110)          (1,306)           (1,501)          (1,723)
   Less: Common stock purchased by recognition and
    retention plan.................................           (555)            (653)             (751)            (861)
                                                      ------------     ------------      ------------     ------------
   Estimated net proceeds, as adjusted.............   $     11,157           13,194            15,230           17,625
                                                      ============     ============      ============     ============

 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003
 Consolidated net earnings:
    Historical.....................................   $      1,209     $      1,209      $      1,209     $      1,209
 Pro forma adjustments:
    Income on adjusted net proceeds................             93              110               127              147
    Employee stock ownership plan (2)..............            (49)             (57)              (66)             (76)
    Recognition and retention plan (3).............            (73)             (86)              (99)            (114)
    Stock option plan (5)..........................            (65)             (76)              (88)            (101)
                                                      ------------     ------------      ------------     ------------
      Pro forma net income.........................   $      1,115     $      1,100      $      1,083     $      1,065
                                                      ============     ============      ============     ============

 Earning per share
    Historical.....................................           0.51             0.43              0.38             0.33
 Pro form adjustments
    Income on adjusted net proceeds................           0.04             0.04              0.04             0.04
    Employee stock ownership plan (2)..............          (0.02)           (0.02)            (0.02)           (0.02)
    Recognition and retention plan (3).............   $      (0.03)    $      (0.03)     $      (0.03)    $      (0.03)
    Stock option plan (4)..........................          (0.03)           (0.03)            (0.03)           (0.03)
                                                      ------------     ------------      ------------     ------------
      Pro forma earnings per share (5) (6) ........   $       0.47     $       0.39      $       0.34     $       0.29
                                                      ============     ============      ============     ============

 Offering price to pro forma net earnings per share          21.28x           25.64x            29.41x           34.48x
 Number of shares used in earnings per share
 calculations......................................      2,376,324        2,795,674         3,215,026        3,692,818

 AT DECEMBER 31, 2003
 Stockholders' equity:
    Historical.....................................   $     21,951     $     21,951      $     21,951     $     21,951
    Estimated net proceeds.........................         13,094           15,472            17,850           20,584
    Plus:  Shares issued to foundation.............            272              320               368              375
    Less:  Shares contribution to foundation ......           (272)            (320)             (368)            (375)
    Less:  Cash contribution to foundation.........           (272)            (320)             (368)            (375)
    Plus:  Tax benefit of the foundation...........            185              218               250              255
    Less:  Common stock acquired by ESOP...........         (1,110)          (1,306)           (1,501)          (1,723)
    Less:  Common stock acquired by MRP (3)........           (555)            (653)             (751)            (861)
                                                      ------------     ------------      ------------     ------------
    Pro forma stockholders equity..................   $     33,293     $     35,362      $     37,431     $     39,831

    Less:  Intangible assets.......................         (3,851)          (3,851)           (3,851)          (3,851)
                                                      ------------     ------------      ------------     ------------
    Pro forma tangible stockholders' equity........         29,442           31,511            33,580           35,980
                                                      ============     ============      ============     ============

 Stockholders' equity per share:(8)
    Historical.....................................   $       8.85     $       7.52      $       6.54    $        5.70
    Estimated net proceeds.........................           5.28             5.30              5.32             5.34
    Plus:  Shares issued to foundation.............           0.11             0.11              0.11             0.10
    Less:  Shares contribution to foundation ......          (0.11)           (0.11)            (0.11)           (0.10)
    Less:  Cash contribution to foundation.........          (0.11)           (0.11)            (0.11)           (0.10)
    Plus:  Tax benefit of the foundation...........           0.07             0.07              0.07             0.07
    Less:  Common stock acquired by ESOP...........          (0.45)           (0.45)            (0.45)           (0.45)
    Less:  Common stock acquired by MRP (3)........          (0.22)           (0.22)            (0.22)           (0.22)
                                                      ------------     ------------      ------------     ------------
      Pro forma stockholders' equity per share (7)
      (8)..........................................   $      13.42     $      12.11      $      11.15     $      10.34
      Pro forma tangible stockholders' equity per
       share (7) (8)...............................   $      11.87     $      10.80      $      10.01     $       9.34

 Offering price as percentage of pro forma
    stockholders' equity per share.................          74.52%           82.58%            89.69%           96.71%


                                                                 AT OR FOR THE YEAR ENDED DECEMBER 31, 2003
                                                      ----------------------------------------------------------------
                                                                  BASED UPON THE SALE AT $10.00 PER SHARE OF
                                                       1,360,000        1,600,000         1,840,000        2,116,000
                                                         SHARES           SHARES            SHARES         SHARES (1)
                                                      ------------     ------------      ------------     ------------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
 Offering price as percentage of pro forma
    tangible stockholders' equity per share........          84.25%           92.59%            99.90%          107.07%
 Number of shares outstanding for pro forma
    book value per share calculations..............      2,479,901        2,917,530         3,355,160        3,853,613

----------------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares, changes in market and financial conditions following the commencement of the offering, or regulatory considerations.
(2) Assumes that 8% of shares of common stock sold in the offering (including shares issued to the charitable foundation) will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from First Federal of Northern Michigan Bancorp, Inc. First Federal of Northern Michigan intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. First Federal of Northern Michigan's total annual payments on the employee stock ownership plan debt are based upon 15 equal annual installments of principal and interest. Statement of Position 93-6 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by First Federal of Northern Michigan, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 34.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders' equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 7,398, 8,704, 10,010 and 11,485 shares were committed to be released during the period at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with Statement of Position 93-6, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.
(3) If approved by First Federal of Northern Michigan Bancorp, Inc.'s stockholders, the stock recognition and retention plan may purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering (including shares issued to the charitable foundation) (or a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock recognition and retention plan, and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from First Federal of Northern Michigan Bancorp, Inc. or through open market purchases. The funds to be used by the stock recognition and retention plan to purchase the shares will be provided by First Federal of Northern Michigan Bancorp, Inc. The table assumes that (i) the stock recognition and retention plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock recognition and retention plan is amortized as an expense during the year ended December 31, 2003, and (iii) the stock recognition and retention plan expense reflects an effective combined federal and state tax rate of 34.0%. Assuming stockholder approval of the stock recognition and retention plan and that shares of common stock (equal to 4% of the shares sold in the offering, including shares issued to the charitable foundation) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.2% at the maximum of the offering range.

(4) If approved by First Federal of Northern Michigan Bancorp, Inc.'s stockholders, the stock option plan may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion, although such plan, including the amount awarded under the plan, may remain subject to supervisory restrictions). Stockholder approval of the stock option plan may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock option plan, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.56 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25.0% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 34.00%. The actual expense of the stock option plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock option plan will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock option plan are obtained from the issuance of authorized but unissued shares, our net income per share and stockholders' equity per share will decrease. The issuance of authorized but previously unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders' ownership and voting interests by approximately 5.3% at the maximum of the offering range.

(5) Per share figures include publicly held shares of Alpena Bancshares, Inc. common stock that will be exchanged for new shares of First Federal of Northern Michigan Bancorp, Inc. common stock in the conversion. See "The Conversion -- Share Exchange Ratio." Net income per share computations are determined by taking the number of shares assumed to be sold in the offering (including shares issued to the charitable foundation) and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with Statement of Position 93-6, subtracting the employee stock ownership plan shares which have not been committed for release during the respective periods. See note 2. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
(6) The retained earnings of First Federal of Northern Michigan will be substantially restricted after the conversion. See "Our Dividend Policy," "The Conversion--Liquidation Rights" and "Supervision and Regulation--Federal Banking Regulation--Capital Distributions."
(7) Per share figures include publicly held shares of Alpena Bancshares, Inc. common stock that will be exchanged for new shares of First Federal of Northern Michigan Bancorp, Inc. common stock in the conversion. Stockholders' equity per share calculations are based upon the sum of
        (i) the number of subscription shares assumed to be sold in the offering (including shares issued to the charitable foundation) and (ii) new shares to be issued in exchange for publicly held shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 1.4783, 1.7391, 2.0000 and 2.3000 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The number of subscription shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

           COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH AND
                             WITHOUT THE FOUNDATION

        As reflected in the table below, if the charitable foundation is not established and funded as part of the conversion and offering, RP Financial estimates that the pro forma valuation of First Federal of Northern Michigan Bancorp, Inc. would be greater and, as a result, a greater number of shares of common stock would be issued in the conversion. At the minimum, midpoint, maximum and adjusted maximum of the valuation range, the pro forma valuation of First Federal of Northern Michigan Bancorp, Inc. is $24.8 million, $29.2 million, $33.6 million and $38.5 million with the charitable foundation, as compared to $25.1 million, $29.6 million, $34.0 million and $39.1 million, respectively, without the charitable foundation. There is no assurance that in the event the charitable foundation were not formed, the appraisal prepared at that time would conclude that the pro forma market value of First Federal of Northern Michigan Bancorp, Inc. would be the same as that estimated in the table below. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

        For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios at and for the nine months ended September 30, 2004 at the minimum, midpoint, maximum and adjusted maximum of the offering range, assuming the conversion and offering was completed at September 30, 2004, with and without the charitable foundation. Pro forma financial ratios are annualized. The valuation amounts referred to in the table below relate to the value of the shares sold to the depositors and the public.


                                                   1,360,000 SHARES SOLD       1,600,000 SHARES SOLD
                                                 --------------------------  --------------------------
                                                     WITH         WITHOUT        WITH         WITHOUT
                                                  FOUNDATION    FOUNDATION    FOUNDATION    FOUNDATION
                                                 ------------  ------------  ------------  ------------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Estimated offering amount......................  $     13,600    $   13,940    $   16,000    $   16,400
Pro forma Second Step Value....................  $     13,872    $   13,940    $   16,320    $   16,400
Estimated market capitalization................  $     24,799    $   25,140    $   29,175    $   29,577
Total assets...................................  $    265,819    $  266,235    $  267,888    $  268,376
Total liabilities..............................  $    232,540    $  232,540    $  232,540    $  232,540
Pro forma stockholders' equity.................  $     33,279    $   33,695    $   35,348    $   35,836
Pro forma net income...........................  $        310    $      317    $      308    $      315

Pro forma stockholders' equity per share.......  $      13.42    $    13.40    $    12.12    $    12.12
Pro forma net income per share.................  $       0.13    $     0.13    $     0.11    $     0.11
Pro forma shares outstanding for earnings
   calculation.................................     2,374,474     2,408,075     2,793,498     2,833,028
PRO FORMA PRICING RATIOS:
Offering price as a percentage of pro forma
  stockholders' equity per share...............         74.52%        74.63%        82.51%        82.51%
Offering price to pro forma net income per
  share........................................         57.69x        57.69x        68.18x        68.18x
Offering price to pro forma assets.............          9.33%         9.44%        10.89%        11.02%
PRO FORMA FINANCIAL RATIOS:
Return on assets (1)...........................          0.12%         0.12%         0.11%         0.12%
Return on equity (1)...........................          0.93%         0.94%         0.87%         0.88%
Equity to assets...............................         12.52%        12.66%        13.19%        13.35%
Total shares issued............................     2,479,901     2,514,019     2,917,530     2,957,668

(continued)

                                                   1,840,000 SHARES SOLD       2,116,000 SHARES SOLD
                                                 --------------------------  --------------------------
                                                     WITH         WITHOUT        WITH         WITHOUT
                                                  FOUNDATION    FOUNDATION    FOUNDATION    FOUNDATION
                                                 ------------  ------------  ------------  ------------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Estimated offering amount......................  $     18,400  $     18,860  $     21,160    $   21,689
Pro forma Second Step Value....................  $     18,768  $     18,860  $     21,535    $   21,689
Estimated market capitalization................  $     33,552  $     34,013  $     38,536    $   39,115
Total assets...................................  $    269,957  $    270,518  $    272,356    $  272,982
Total liabilities..............................  $    232,540  $    232,540  $    232,540    $  232,540
Pro forma stockholders' equity.................  $     37,416  $     37,978  $     39,816    $   40,442
Pro forma net income...........................  $        305  $        313  $        302    $      311

Pro forma stockholders' equity per share.......  $      11.15  $      11.17  $      10.33    $    10.34
Pro forma net income per share.................  $       0.09  $       0.09  $       0.08    $     0.08

Pro forma shares outstanding for earnings
   calculation.................................     3,212,523     3,257,983     3,689,947     3,746,680
PRO FORMA PRICING RATIOS:
Offering price as a percentage of pro forma
  stockholders' equity per share...............         89.69%        89.53%        96.81%        96.71%
Offering price to pro forma net income per
  share........................................         83.33x        83.33x        93.75x        93.75x
Offering price to pro forma assets.............         12.43%        12.57%        14.15%        14.33%
PRO FORMA FINANCIAL RATIOS:
Return on assets (1)...........................          0.11%         0.11%         0.11%         0.11%
Return on equity (1)...........................          0.82%         0.82%         0.76%         0.77%
Equity to assets...............................         13.86%        14.04%        14.62%        14.81%

Total shares issued............................     3,355,160     3,401,319     3,853,613     3,911,516


-----------------------------
(1)     Annualized.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


        This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited consolidated financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Alpena Bancshares, Inc. provided in this prospectus. The financial condition and results of operations reported at September 30, 2004 and for the nine-month periods ended September 30, 2003 and 2004 are unaudited, but in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation.


OVERVIEW OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


        First Federal of Northern Michigan is a full-service, community-oriented savings bank whose primary lending activity is the origination of one- to four-family residential real estate mortgages, commercial real estate loans, commercial loans and consumer loans. As of September 30, 2004, $100.2 million, or 53.1% of our total loan portfolio consisted of one- to four-family residential real estate loans, $26.5 million, or 14.0%, and $29.0 million, or 15.4%, of our total loan portfolio consisted of commercial mortgage loans and commercial loans, respectively, and $25.0 million, or 13.3%, of our total loan portfolio consisted of consumer and other loans. In recent years, commercial mortgage loans and commercial loans have grown as a percentage of our loan portfolio for two reasons. First, we have increased our emphasis on originating these loans, which generally have higher interest rates compared to one- to four-family residential real estate loans. In addition, most of these loans are originated with adjustable interest rates, which assists us in managing interest rate risk. Second, most of our one- to four-family residential mortgage loan customers prefer fixed-rate loans in the low interest rate environment that has prevailed over the last several years. Since we sell in the secondary mortgage market a majority of the fixed-rate one- to four-family residential mortgage loans that we originate, one- to four-family residential real estate loans have decreased as a percentage of our total loan portfolio.


        Our results of operations depend primarily on our net interest income, which is the difference between the interest income we receive on our interest-earning assets, such as loans and securities, and the interest expense we pay on our deposits and borrowings. Our results of operations are also affected by non-interest income and non-interest expense, the provision for loan losses and income tax expense. Non-interest income consists primarily of banking fees, service charges, insurance commissions and gains (losses) on sales of loans and securities available for sale. Our non-interest expense consists primarily of salaries and employee benefits, occupancy and office expenses, advertising and promotion expense and data processing expenses.

        As the holding company of a federally chartered savings bank, our results of operations are significantly affected by general economic and competitive conditions, and particularly changes in market interest rates, government policies and actions of regulatory authorities. Numerous factors that are beyond our control can cause market interest rates to increase or decline. In addition, we are unable to predict future changes in government policies and actions of regulatory authorities that could have a material impact on our financial performance. As a result, we believe that changes in market interest rates, government policies and actions of regulatory authorities represent the primary uncertainties in predicting our future performance. See "--Management of Interest Rate Risk" and "Supervision and Regulation."

EXPECTED INCREASE IN NON-INTEREST EXPENSE AS A RESULT OF THE CONVERSION

        Following the completion of the conversion, our non-interest expense can be expected to increase because of the increased compensation expenses associated with the purchases of shares of common stock by our employee stock ownership plan, the funding of our charitable contribution, and the adoption of the recognition and retention plan, if approved by our stockholders.

        Assuming that 2,116,000 shares are sold in the offering and up to 37,500 shares are issued to the charitable foundation:

        (i) the employee stock ownership plan will acquire 172,280 shares of common stock with a $1.7 million loan that is expected to be repaid over 15 years, resulting in an annual expense (pre-tax) of approximately $115,000 (assuming that the shares of common stock maintain a value of $10.00 per share);

        (ii) the recognition and retention plan would award a number of shares equal to 4% of the shares sold in the offering (including shares issued to the charitable foundation), or 86,140 shares, to eligible participants, and such awards would be expensed as the awards vest. Assuming all shares are awarded under the recognition and retention plan at a price of $10.00 per share, and that the awards vest over five years, the corresponding annual expense (pre-tax) associated with shares awarded under the recognition and retention plan would be approximately $172,000; and

        (iii) the after-tax expense of our funding of the charitable contribution will be approximately $495,000, all of which will be recorded in the quarter in which we fund the charitable contribution.

        The actual expense that will be recorded for the employee stock ownership plan will be determined by the market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term. Accordingly, increases in the stock price above $10.00 per share will increase the total employee stock ownership plan expense, and accelerated repayment of the loan will increase the employee stock ownership plan expense for those periods in which accelerated or larger loan repayments are made. Further, the actual expense of the recognition and retention plan will be determined by the fair market value of the stock on the grant date, which might be greater than $10.00 per share.

CRITICAL ACCOUNTING POLICIES

        Our accounting and reporting policies are prepared in accordance with accounting principles generally accepted in the United States of America and conform to general practices within the banking industry. We consider accounting policies that require significant judgment and assumptions by management that have, or could have, a material impact on the carrying value of certain assets or on income to be critical accounting policies. Changes in underlying factors, assumptions or estimates could have a material impact on our future financial condition and results of operations. Based on the size of the item or significance of the estimate, the FOLLOWING accounting policies are considered critical to our financial results.

        ALLOWANCE FOR LOAN LOSSES.


        The allowance for loan losses is calculated with the objective of maintaining an allowance sufficient to absorb estimated probable loan losses. Management's determination of the adequacy of the allowance is based on periodic evaluations of the loan portfolio and other relevant factors.

However, this evaluation is inherently subjective, as it requires an estimate of the loss content for each risk rating and for each impaired loan, an estimate of the amounts and timing of expected future cash flows, and an estimate of the value of collateral.

        We have established a systematic method of periodically reviewing the credit quality of the loan portfolio in order to establish an allowance for losses on loans. The allowance for losses on loans is based on our current judgments about the credit quality of individual loans and segments of the loan portfolio. The allowance for losses on loans is established through a provision for loan losses based on our evaluation of the losses inherent in the loan portfolio, and considers all known internal and external factors that affect loan collectability as of the reporting date. Our evaluation, which includes a review of all loans on which full collectability may not be reasonably assured, considers among other matters, the estimated net realizable value or the fair value of the underlying collateral, economic conditions, historical loan loss experience, our knowledge of inherent losses in the portfolio that are probable and reasonably estimable and other factors that warrant recognition in providing an appropriate loan loss allowance. Management believes this is a critical accounting policy because this evaluation involves a high degree of complexity and requires us to make subjective judgments that often require assumptions or estimates about various matters. Historically, we believe our estimates and assumptions have proven to be relatively accurate. For example, over the past five years, our provision for loan losses as a percentage of average loans outstanding has ranged from 0.06% to 0.25%, while our net charge-offs as a percentage of average loans outstanding has ranged from 0.04% to 0.12%. Nevertheless, because a small number of non-performing loans could result in net charge-offs significantly in excess of the estimated losses inherent in our loan portfolio, you should not place undue reliance on the accuracy of past estimates.

        The analysis of the allowance for loan losses has two components: specific and general allocations. Specific allocations are made for loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. The general allocation is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. We also analyze delinquency trends, which have remained stable, general economic conditions and geographic and industry concentrations. This analysis establishes factors that are applied to the loan groups to determine the amount of the general reserve. The principal assumption used in deriving the allowance for loan losses is the estimate of loss content for each risk rating. To illustrate, if recent loss experience dictated that the projected loss ratios would be changed by 10% (of the estimate) across all risk ratings, the allocated allowance as of September 30, 2004 would have changed by approximately $100,000. Actual loan losses may be significantly more than the allowances we have established, which could have a material negative effect on our financial results.

        MORTGAGE SERVICING RIGHTS. In 2000, we began selling to investors a portion of our originated one- to four-family residential real estate mortgage loans. When we acquire mortgage servicing rights through the origination of mortgage loans and sale of those loans with servicing rights retained, we allocate a portion of the total cost of the mortgage loans to the mortgage servicing rights based on their relative fair value. As of September 30, 2004, we were servicing loans sold to others totaling $140.4 million. We amortize capitalized mortgage servicing rights as a reduction of servicing fee income in proportion to, and over the period of, estimated net servicing income by use of a method that approximates the level-yield method. We periodically evaluate capitalized mortgage servicing rights for impairment using a model that takes into account several variables including expected prepayment speeds and prevailing interest rates. If we identify impairment, we charge the amount of the impairment to earnings by establishing a valuation allowance against the capitalized mortgage servicing rights asset. The primary risk of material changes to the value of the servicing rights resides in the potential volatility in the economic assumptions used, particularly the prepayment speed. We monitor this risk and adjust the valuation allowance as necessary to adequately record any probable impairment in the portfolio. Management believes the estimation of these variables makes this a critical accounting policy. For purposes of measuring impairment, the mortgage servicing rights are stratified based on financial asset type and interest rates. In addition, we obtain an independent third-party valuation of the mortgage servicing portfolio on a quarterly basis. In general, the value of mortgage servicing rights increases as interest rates rise and decreases as interest rates fall. This is because the estimated life and estimated income from a loan increase as interest rates rise and decrease as interest rates fall. The key economic assumptions made in determining the fair value of the mortgage servicing rights at September 30, 2004 included the following:


        Annual constant prepayment speed (CPR):           11.08%
        Weighted average life remaining (in months):      54
        Discount Rate Used:                               7.50%


        At the September 30, 2004 valuation, we calculated the value of our mortgage servicing rights to be $1.6 million. The book value of our mortgage servicing rights as of September 30, 2004 was $898,000, which was $677,000 less than the independent valuation. Because the fair value exceeded the book value, there was no need to establish a valuation allowance. Management believes that the assumptions and estimates used to record and amortize the mortgage servicing rights have been relatively accurate. As evidence for this statement, the only time it was necessary to record a valuation allowance was in June of 2003 when mortgage interest rates reached near historic lows. The allowance recorded at that time was $29,000. That allowance was reversed in December 2003 when the valuation calculation showed the fair value to be $428,000 higher than the book value.


        IMPAIRMENT OF INTANGIBLE ASSETS. Goodwill arising from business acquisitions represents the value attributable to unidentifiable intangible elements in the business acquired. The fair value of goodwill is dependent upon many factors, including our ability to provide quality, cost effective services in the face of competition. Because of these many factors, management believes this is a critical accounting policy. A decline in earnings as a result of business or market conditions, a shrinking of deposit customers or a run off of insurance customers over sustained periods could lead to an impairment of goodwill which could adversely impact earnings in future periods.

        A significant portion of our intangible assets, including goodwill, relates to the acquisition premiums recorded with the purchase of the InsuranCenter of Alpena ^("ICA") and certain branches over the last several years. Intangible assets are reviewed periodically for impairment by comparing the fair value of the intangible asset to the book value of the intangible asset. If the book value is in excess of the fair value, impairment is indicated and the goodwill must be written down to its fair value.

        In connection with our acquisition in 2003 of the ICA, we allocated the excess of the purchase price paid over the fair value of net assets acquired to intangible assets, including goodwill. These intangible assets included the ICA customer list and a third party contract to which ICA is a party. We are amortizing the value assigned to the customer list and the contract over 20 years. Goodwill is not amortized. The impairment test of goodwill and identified intangible assets that have an indefinite useful life, performed as of September 30, 2004, and December 31, 2003 in accordance with SFAS No. 142, did not indicate that an impairment charge was required. If, through testing, we determine that there is impairment, based, for example, on significant runoff of the customer list or material changes to the third party contract, then we may need to reduce the recorded value of those intangible assets, which would create expense and reduce our earnings. To illustrate, if it were determined that 10% of the acquired customers were to leave ICA in a single year, then we would need to record an impairment charge that would equal an additional 5% of the original value assigned to the customer list which, in this case, would be $45,000 on a pretax basis. This scenario might also lead to impairment of the goodwill asset which would further impact earnings. Presently, the customer base and the third party contracts have proven to be longstanding and stable. The third party contract is with a health insurance provider that is the market leader in northeast lower Michigan in providing healthcare coverage supporting management's evaluation that the asset in not impaired.

        In connection with branch offices that were acquired over the last decade, we assigned the excess of the purchase price over the fair value of the assets acquired to core deposit intangible. The core deposit intangible is tested periodically for impairment. Our original estimates related to the expected life of the deposits have proven to be relatively accurate as evidenced by the fact that no impairment has been recorded. If we determine through testing that a significant portion of the acquired customers no longer do business with us then the asset would be deemed to be impaired thereby requiring a charge to earnings to the extent appropriate given all of the known factors. We amortize core deposit intangibles over a period of between 10 and 15 years.

BUSINESS STRATEGY

        OPERATING AS A COMMUNITY SAVINGS BANK. We are committed to meeting the financial needs of the communities in which we operate. Our branch network of 10 offices enhances our ability to serve these communities. We provide a broad range of individual consumer and business financial services on a personalized basis. We believe that we can be more effective in servicing our customers than many of our non-local competitors because our employees and senior management are able to respond promptly to customer needs and inquiries. Our ability to provide these services is enhanced by the experience of our senior management, which has an average of 10 years' experience in the financial services industry.

        INCREASING OUR COMMERCIAL REAL ESTATE AND COMMERCIAL LENDING. Beginning in 2001, we began to increase our originations of commercial real estate and commercial loans. At September 30, 2004, loans secured by commercial real estate totaled $26.5 million, or 14.0% of our total loan portfolio, and commercial loans totaled $29.0 million, or 15.4% of our total loan portfolio. We intend to emphasize the origination of these types of loans in the future and retain them in our portfolio. Commercial real estate and commercial loans generally are originated with higher interest rates compared to one- to four-family residential real estate loans, and therefore, have a positive impact on our net interest rate spread and net interest income. In addition, most of these loans are originated with adjustable interest rates, which assists us in managing interest rate risk. We believe that our 10-branch network will enable us to increase our commercial and commercial real estate loan portfolio without significant additional fixed costs.


        INCREASING OUR SHARE OF LOWER-COST DEPOSITS. In past years our cost of funds has been relatively high as we accepted higher-costing long-term certificates of deposit to fund our long-term assets such as one- to four-family residential mortgage loans. As we have increased our origination of commercial real estate and commercial loans, most of which are originated with adjustable interest rates, we have decreased our need for higher-costing long-term certificates of deposit. We intend to lower our cost of funds by increasing our share of lower-cost short-term certificates of deposit and lower-cost money market deposits. We also intend to market our non-interest-bearing checking accounts in conjunction with our focus on commercial business lending.

        INCREASING AND DIVERSIFYING OUR SOURCES OF NON-INTEREST INCOME. In June 2003, we acquired InsuranCenter of Alpena ("ICA"), a licensed insurance agency engaged in the business of property, casualty and health insurance, in an effort to increase and diversify our sources of non-interest income. In 2004, property insurance sales represented approximately 20% of ICA's revenues, life insurance sales represented approximately 4% of revenues and health insurance sales represented approximately 76% of revenues.


        MAINTAINING HIGH ASSET QUALITY AND CAPITAL STRENGTH. We are committed to conservative loan underwriting standards and procedures, and we primarily originate loans secured by real estate. See "Business of Alpena Bancshares, Inc. and First Federal of Northern Michigan--Lending Activities." As a result, we have consistently experienced low levels of late payments and losses on loans. As of September 30, 2004, our ratio of non-performing assets to total assets was 0.70%. At September 30, 2004, our ratio of equity to assets was 8.62%. Assuming the sale of 1,600,000 shares of common stock at the midpoint of the offering range, we expect that the ratio of equity to assets will increase to approximately 13.1% following the conversion.


        MANAGING OUR INTEREST RATE RISK EXPOSURE BY SELLING FIXED-RATE RESIDENTIAL REAL ESTATE LOANS. Historically, most borrowers have preferred long-term, fixed-rate residential real estate loans when market interest rates are at relatively low levels. These loans expose us to interest rate risk because our liabilities, consisting primarily of deposits, have relatively short maturities. In order to better match the maturities of our loan portfolio to the maturities of our deposits in the current low interest rate environment, we have sold substantially all of the fixed-rate, one- to four-family residential real estate loans with maturities of 15 years or more that we have originated since 2002, and we intend to continue this practice for so long as interest rates remain at current low levels. However, as interest rates rise in future periods as we expect, we anticipate deploying our existing cash and cash equivalents, as well as the net proceeds from the offering, to increase the origination, and retention, of one-to four-family mortgage loans in our portfolio..


MANAGEMENT OF INTEREST RATE RISK

        QUALITATIVE ANALYSIS. Our most significant form of market risk is interest rate risk. The general objective of our interest rate risk management is to determine the appropriate level of risk given our business strategy, and then manage that risk in a manner that is consistent with our policy to reduce the exposure of our net interest income to changes in market interest rates. First Federal of Northern Michigan's asset/liability management committee ("ALCO"), which consists of senior management, evaluates the interest rate risk inherent in our assets and liabilities, our operating environment and capital and liquidity requirements, and modifies our lending, investing and deposit-taking strategies accordingly. The Board of Directors reviews the ALCO's activities and strategies, the effect of those strategies on our net interest margin, and the effect that changes in market interest rates would have on the economic value of our loan and securities portfolios, as well as the intrinsic value of our deposits and borrowings.

        We actively evaluate interest rate risk in connection with our lending, investing and deposit-taking activities. Generally, our loans, which represent the significant majority of our assets, have longer-terms to maturity than our deposits, which represent the significant majority of our liabilities. As of September 30, 2004, $169.0 million, or 88.2% of our loan portfolio, consisted of loans that mature or reprice during the year ending December 31, 2005 and beyond. In contrast, as of September 30, 2004,

$104.5 million, or 68.9% of our deposits as of that date, consisted of deposits that mature or reprice in less than one year.


        In an effort to better manage interest-rate risk, we have increased our focus on the origination and retention in our portfolio of adjustable-rate residential mortgage loans. In addition, we have increased the origination and retention in our portfolio of commercial real estate and commercial loans, since most of these loans are originated with adjustable interest rates. In the current low interest rate environment, we also have generally sold into the secondary mortgage market all of the fixed-rate, longer-term (15 years or more) residential mortgage loans that we originate, generally on a servicing-retained basis. Finally, we have primarily invested in short- and medium-term securities and have maintained high levels of liquid assets, such as cash and cash equivalents. Shortening the average maturity of our interest-earning assets through these strategies helps us to better match the maturities and interest rates of our assets and liabilities, thereby reducing the exposure of our net interest income to changes in market interest rates. Maintaining high levels of liquid assets also permit us to invest in higher-yielding securities and loans when market interest rates increase. However, these strategies can be expected to adversely affect net interest income if long-term interest rates remain at low levels. See "Risk Factors--Changes in Market Interest Rates Could Adversely Affect Our Financial Condition and Results of Operations." We expect that as long-term interest rates rise we will reduce our mortgage-banking operations, and will retain in our portfolio a larger percentage of the one- to four-family loans that we originate.


        QUANTITATIVE ANALYSIS. We evaluate interest rate sensitivity using a model that estimates the change in our net portfolio value ("NPV") over a range of interest rate scenarios. NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts. In calculating changes in NPV, we assume estimated loan prepayment rates, reinvestment rates and deposit decay rates that seem most likely based on historical experience during prior interest rate changes.

        The table below sets forth, as of September 30, 2004, the estimated changes in our NPV that would result from the designated instantaneous changes in the U.S. Treasury yield curve. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

                                                                             NPV AS A PERCENTAGE OF
                                                 ESTIMATED INCREASE        PRESENT VALUE OF ASSETS (3)
                                                 (DECREASE) IN NPV       -------------------------------
         CHANGE IN INTEREST                 ---------------------------                      INCREASE
            RATES (BASIS       ESTIMATED                                                    (DECREASE)
             POINTS) (1)        NPV (2)        AMOUNT        PERCENT      NPV RATIO (4)   (BASIS POINTS)
        --------------------  -----------   ------------  -------------  --------------   --------------
                                (DOLLARS IN THOUSANDS)
                +300          $    19,588   $    (5,171)       (21)%          7.85%            (164)
                +200               22,028        (2,730)       (11)%          8.68%             (81)
                +100               23,911          (848)        (3)%          9.28%             (21)
                  --               24,758            --          0%           9.50%              --
                -100               23,963          (795)        (3)%          9.12%             (38)

        ---------------------------
        (1) Assumes an instantaneous uniform change in interest rates at all maturities.
        (2) NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
        (3) Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
        (4)     NPV Ratio represents NPV divided by the present value of assets.

        The table set forth above indicates that at September 30, 2004, in the event of an immediate 100 basis point decrease in interest rates, we would be expected to experience a 3% decrease in NPV and a 38 basis point decrease in NPV ratio. In the event of an immediate 200 basis point increase in interest rates, we would be expected to experience an 11% decrease in NPV and an 81 basis point decrease in NPV ratio.

        Certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. Modeling changes in NPV and net interest income requires making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. The NPV and net interest income table presented above assumes that the composition of our interest-rate sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and, accordingly, the data do not reflect any actions management may undertake in response to changes in interest rates. The table also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or the repricing characteristics of specific assets and liabilities. Accordingly, although the NPV and net interest income table provides an indication of our sensitivity to interest rate changes at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

ANALYSIS OF NET INTEREST INCOME

        Net interest income is the difference between our interest income on interest-earning assets and our interest expense on interest-bearing liabilities. Our net interest income depends on the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on them, respectively.

        The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

                                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                --------------------------------------------------------------------------------
                                       AT                       2004                                     2003
                                    SEPTEMBER   ---------------------------------------  ---------------------------------------
                                    30, 2004      AVERAGE                                  AVERAGE
                                  ------------  OUTSTANDING                              OUTSTANDING
                                   YIELD/RATE     BALANCE     INTEREST    YIELD/RATE(1)    BALANCE     INTEREST    YIELD/RATE(1)
                                  ------------  -----------  ----------  --------------  -----------  ----------  --------------
                                                                     (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
Loans.........................          6.40%   $   176,682  $    8,447        6.39%     $   153,420  $    8,408       7.33%
Investment securities.........          3.42%        42,466       1,084        3.41%          45,677       1,380       4.04%
Other investments (2).........          3.74%         6,854         267        5.21%          13,051         337       3.45%
                                                -----------  ----------                  -----------  ----------
   Total interest-earning
    assets....................          5.79%       226,002       9,798        5.79%         212,148      10,125       6.37%
                                                -----------  ----------                  -----------  ----------
Non-interest-earning assets...                       17,158                                   15,562
                                                -----------                              -----------
   Total assets...............                  $   243,160                              $   227,710
                                                ===========                              ===========

INTEREST-BEARING LIABILITIES:
Savings deposits..............          0.26%   $    27,556          46        0.22%     $    30,027          98       0.44%
Money market/NOW accounts.....          0.90%        29,385         172        0.78%          23,715         145       0.82%
Certificates of deposit.......          3.31%        97,360       2,402        3.30%          93,662       2,631       3.75%
                                  ------------  -----------  ----------  --------------  -----------  ----------  --------------
   Total deposits.............          2.33%       154,301       2,620        2.27%         147,404       2,874       2.61%
FHLB advances and other (3)...          5.07%        54,956       1,951        4.74%          47,963       2,057       5.73%
                                  ------------  -----------  ----------  --------------  -----------  ----------  --------------
   Total interest-bearing
    liabilities...............          2.95%       209,257       4,571        2.92%         195,367       4,931       3.38%
Non-interest-bearing
 liabilities..................                       12,088                                   10,413
                                                -----------                              -----------
   Total liabilities..........                      221,345                                  205,780
Stockholders' equity..........                       21,815                                   21,924
                                                -----------                              -----------
   Total liabilities and
     stockholders' equity.....                  $   243,160                              $   227,704
                                                ===========                              ===========

Net interest income...........                               $    5,227                               $    5,194
                                                             ==========                               ==========
Net interest rate spread 42)..          2.84%                                  2.87%                                   2.99%
                                  ============                           ==============                           ==============
Net interest-earning assets (5)                 $    16,745                              $    16,781
                                                ===========                              ===========
Net interest margin (6).......          3.07%                                  3.09%                                   3.27%
                                  ============                           ==============                           ==============
Average interest-earning
   assets to interest-bearing
   liabilities................        108.21%                                108.00%                                 108.59%
                                  ============                           ==============                           ==============

                                                                                                   (FOOTNOTES ON FOLLOWING PAGE)

                                                                      YEARS ENDED DECEMBER 31,
                               ----------------------------------------------------------------------------------------------------
                                              2003                              2002                              2001
                               --------------------------------  --------------------------------  --------------------------------
                                 AVERAGE                           AVERAGE                           AVERAGE
                               OUTSTANDING              YIELD/   OUTSTANDING              YIELD/   OUTSTANDING              YIELD/
                                 BALANCE    INTEREST   RATE(1)     BALANCE    INTEREST   RATE(1)     BALANCE    INTEREST   RATE(1)
                               ----------- ---------- ---------  ----------- ---------- ---------  ----------- ---------- ---------
                                                                       (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
Loans......................    $   156,131 $   11,214    7.18%   $   163,746 $  12,133     7.41%   $   201,926 $   15,761    7.81%
Investment securities......         43,939      1,736    3.95%        42,805      1,911    4.46%        18,847      1,056    5.60%
Other investments (2)......         11,639        400    3.44%        15,267        455    2.98%        15,856        769    4.85%
                               ----------- ----------            ----------- ----------            ----------- ----------
   Total interest-earning
    assets.................        211,709     13,350    6.31%       221,818     14,499    6.54%       236,629     17,586    7.43%
                               ----------- ----------            ----------- ----------            ----------- ----------
Non-interest-earning assets         16,018                            13,375                            13,469
                               -----------                       -----------                       -----------
   Total assets............    $   227,727                       $   235,193                       $   250,098
                               ===========                       ===========                       ===========

INTEREST-BEARING LIABILITIES:
Savings deposits...........    $    29,700        119    0.40%   $    31,007        196    0.63%   $    27,582        363    1.32%
Money market/NOW accounts..         24,206        189    0.78%        23,648        288    1.22%        22,772        288    1.26%
Certificates of deposit....         92,900      3,411    3.67%       102,370      4,982    4.87%       115,288      7,255    6.29%
                               ----------- ---------- ---------  ----------- ---------- ---------  ----------- ---------- ---------
   Total deposits..........        146,806      3,719    2.53%       157,025      5,466    3.48%       165,642      7,906    4.77%
FHLB advances and other (3)         47,977      2,736    5.70%        49,462      2,876    5.81%        60,461      3,533    5.84%
                               ----------- ---------- ---------  ----------- ---------- ---------  ----------- ---------- ---------
   Total interest-bearing
     liabilities...........        194,783      6,455    3.31%       206,487      8,342    4.04%       226,103     11,439    5.06%
Non-interest-bearing
 liabilities...............         11,040                             7,770                             4,291
                               -----------                       -----------                       -----------
   Total liabilities.......        205,823                           214,257                           230,394
Stockholders' equity.......         21,904                            20,936                            19,704
                               -----------                       -----------                       -----------
   Total liabilities and
     stockholders' equity..    $   227,727                       $   235,193                       $   250,098
                               ===========                       ===========                       ===========

Net interest income........                $    6,895                        $    6,157                        $    6,147
                                           ==========                        ==========                        ==========
Net interest rate
 spread (4)................                              3.00%                             2.50%                             2.37%
                                                      =========                         =========                         =========
Net interest-earning
 assets (5)................    $    16,926                       $    15,331                       $    10,526
                               ===========                       ===========                       ===========
Net interest margin (6)....                              3.26%                             2.78%                             2.60%
                                                      =========                         =========                         =========
Average of interest-earning
   assets to
   interest-bearing
   liabilities.............                            108.69%                           107.42%                           104.66%
                                                      =========                         =========                         =========

---------------------------
(1) Yields and rates for the nine months ended September 30, 2004 and 2003 are annualized.
(2)     Includes income from subsidiary.
(3) Includes $1.3 million in a note payable in annual installments over 10 years to the former owners of InsuranCenter.
(4) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(6) Net interest margin represents net interest income divided by average total interest-earning assets.

        The following table presents the dollar amount of changes in interest income and interest expense for the major categories of our interest-earning assets and interest-bearing liabilities. Information is provided for each category of interest-earning assets and interest-bearing liabilities with respect to (i) changes attributable to changes in volume (i.e., changes in average balances multiplied by the prior-period average rate) and (ii) changes attributable to changes in rate (i.e., changes in average rate multiplied by prior-period average balances). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

                              NINE MONTHS ENDED SEPTEMBER 30,      YEARS ENDED DECEMBER 31,          YEARS ENDED DECEMBER 31,
                                       2004 VS. 2003                     2003 VS. 2002                     2002 VS. 2001
                             --------------------------------  --------------------------------  --------------------------------
                              INCREASE (DECREASE)               INCREASE (DECREASE)               INCREASE (DECREASE)
                                    DUE TO           TOTAL            DUE TO           TOTAL            DUE TO           TOTAL
                             -------------------    INCREASE   -------------------    INCREASE   -------------------    INCREASE
                              VOLUME      RATE     (DECREASE)   VOLUME      RATE     (DECREASE)   VOLUME      RATE     (DECREASE)
                             --------   --------   ----------  --------   --------   ----------  --------   --------   ----------
                                                                       (IN THOUSANDS)
INTEREST-EARNING ASSETS:
  Loans...................   $  1,140   $ (1,100)   $      40  $   (600)  $   (319)  $     (919) $ (2,748)  $   (880)  $   (3,628)
  Investment securities...        (93)      (204)        (297)       49       (224)        (175)    1,108       (253)         855
  Other Investments(1)....       (199)       131          (69)     (118)        63          (55)      (28)      (286)        (314)
                             --------   --------   ----------  --------   --------   ----------  --------   --------   ----------

    Total interest-earning
       assets.............        848     (1,174)        (326)     (669)      (480)      (1,149)   (1,668)    (1,419)      (3,087)
                             --------   --------   ----------  --------   --------   ----------  --------   --------   ----------

INTEREST-BEARING
   LIABILITIES:
  Savings deposits........         (7)       (46)         (53)       (8)       (69)         (77)       41       (208)        (167)
  Money market/NOW
     accounts.............         34         (6)          28         7       (106)         (99)       10        (10)          --
  Certificates of deposit         100       (328)        (228)     (429)    (1,142)      (1,571)     (754)    (1,519)      (2,273)
                             --------   --------   ----------  --------   --------   ----------  --------   --------   ----------
    Total deposits........        127       (380)        (253)     (430)    (1,317)      (1,747)     (703)    (1,737)      (2,440)

  FHLB Advances and
     others(2)............        281       (388)        (106)      (67)       (73)        (140)     (639)       (18)        (657)
                             --------   --------   ----------  --------   --------   ----------  --------   --------   ----------

    Total interest-bearing
       liabilities........        409       (768)        (360)     (497)    (1,390)      (1,887)   (1,342)    (1,755)      (3,097)
                             --------   --------   ----------  --------   --------   ----------  --------   --------   ----------

  Change in net interest
     income...............   $    439   $   (406)  $       33  $   (172)  $    910   $      738  $   (326)  $    336   $       10
                             ========   ========   ==========  ========   ========   ==========  ========   ========   ==========

---------------------------
(1)     Includes income from subsidiary.
(2) Includes $1.3 million in a note payable in annual installments over 10 years to the former owners of InsuranCenter.

COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 2004 AND DECEMBER 31, 2003


        ASSETS. Total assets increased $30.6 million, or 13.6%, to $254.5 million at September 30, 2004 from $223.9 million at December 31, 2003. Net loans receivable increased $23.4 million, or 14.2%, to $187.8 million at September 30, 2004 from $164.4 million at December 31, 2003, reflecting growth in all loan categories. The mortgage loan portfolio grew primarily as the result of our purchase of $9.1 million in mortgage loans from another Michigan bank, of which $7.8 million remained at September 30, 2004. Except for a single loan that was secured by real estate in Indiana, all of the loans purchased were secured by real estate within the state of Michigan. Growth in both the commercial and consumer loan portfolios resulted from our efforts to increase these types of loans. Cash and cash and equivalents decreased by $1.9 million, or 28.1%, to $4.8 million at September 30, 2004 from $6.7 million at December 31, 2003 as we invested excess cash in bonds that pay higher yields than the overnight yields on federal funds. Investment securities increased $8.2 million, or 23.7% in the first nine months of 2004 due to a leveraging strategy we implemented during the period in which we purchased $10.0 million in short-term (less than three years) corporate bonds funded with short-duration Federal Home Loan Bank advances.


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        LIABILITIES. Deposits increased $30.7 million, or 20.3%, to $182.4 million at September 30, 2004 from $151.7 million at December 31, 2003. This increase was primarily attributable to the $12.1 million of deposits acquired in our May 2004 acquisition from another financial institution of two branches located in Mancelona and Alanson, Michigan. We also were successful in attracting deposit through various time deposit promotions conducted during this period. Federal Home Loan Bank advances increased $250,000, or 0.5%, to $46.1 million at September 30, 2004 from $45.8 million at December 31, 2003.


        STOCKHOLDERS' EQUITY. Stockholders' equity decreased by $15,000 to $21.9 million at September 30, 2004 from $22.0 million at December 31, 2003. The decrease was due to lower market values on our investment portfolio. Compared to December 31, 2003, the net unrealized gain on available for sale securities decreased $161,000 at September 30, 2004 due to the rise in market interest rates over the period. The decrease in net unrealized gain on available for sale securities was partially offset by net income of $332,000 for the nine months ended September 30, 2004.


COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 2003 AND DECEMBER 31, 2002


        ASSETS. Total assets decreased $4.9 million, or 2.1%, to $223.9 million at December 31, 2003 from $228.8 million at December 31, 2002. Net loans increased $12.6 million, or 8.2%, to $164.4 million at December 31, 2003 from $151.9 million at December 31, 2002, due primarily to increased commercial lending activities. Our commercial loan portfolio grew 54.0% to $42.9 million at December 31, 2003 from $27.9 million at December 31, 2002. Among the reasons for the growth of our commercial loan portfolio was our hiring of a new commercial lender early in 2003. Mortgage lending was strong in 2003 as originations of one- to four-family residential mortgage loans totaled $133.1 million in 2003, representing an increase of 36.5% compared to 2002. The increased loan origination activity reflected the near historic lows in mortgage interest rates generally, plus our addition of two experienced mortgage lenders who were employed by us for most of the year. Because low market interest rates resulted in relatively low rates on these newly originated loans, we elected to sell most of these loans to reduce our interest rate risk. The cash proceeds of the sales were used to fund the origination of commercial loans, which increased to $13.5 million at December 31, 2003 from $7.5 million at December 31, 2002. The cash proceeds also were used to pay off high-cost Federal Home Loan Bank advances. To fund the growth in higher-yielding loans, we reduced cash and cash equivalents by $8.4 million, or 55.6%, to $6.7 million at December 31, 2003 from $15.1 million at December 31, 2002. We also reduced investment securities by $12.3 million, or 26.2%, to $34.7 million at December 31, 2003 from $46.9 million at December 31, 2002.


        LIABILITIES. Deposits decreased $4.4 million, or 2.8%, to $151.7 million at December 31, 2003 from $156.1 million at December 31, 2002 as increased liquidity from our mortgage banking activities and the reduction in cash and cash equivalents and investment securities allowed us to reduce the rates offered on our deposits which led to the decline in deposit balances. Borrowings in the form of Federal Home Loan Bank advances declined by $2.6 million, or 5.4%, to $45.8 million at December 31, 2003 from $48.4 million at December 31, 2002 as we used our increased liquidity to repay high-cost advances.

        STOCKHOLDERS' EQUITY. Stockholders' equity increased by $204,000, or 0.9%, to $22.0 million at December 31, 2003 from $21.7 million at December 31, 2002. The increase in stockholders' equity was due to net income of $1.2 million, which was partially offset by dividends paid of $366,000 and by lower other comprehensive income resulting from the decline in the value of our available-for-sale securities as market interest rates rose in the fall of 2003.

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

COMPARISON OF OPERATING RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND SEPTEMBER 30, 2003

        GENERAL. Net income decreased 58.1% to $332,000 for the nine months ended September 30, 2004 from $791,000 for the same period ended September 30, 2003, primarily due to the significant decrease in mortgage lending resulting from a reduction in mortgage refinancing activity. Non-interest income decreased $293,000, or 7.5%, reflecting an $831,000, or 64.3%, decrease in non-interest income attributable to our mortgage banking activities. This decrease was partially offset by the $493,000 increase in insurance and brokerage commissions related to ICA due to the inclusion of nine months of ICA ownership in 2004 compared to seven months of ownership in 2003.


        INTEREST INCOME. Interest income was $9.8 million for the nine months ended September 30, 2004, compared to $10.1 million for the comparable period in 2003. The decrease of $326,000, or 3.2%, was primarily due to our sale of longer-term fixed rate mortgage loans and the subsequent reinvestment of these proceeds into lower-yielding assets such as investment securities and shorter-duration non-mortgage loans, which caused an overall decline in the yield on our loan portfolio. The average yield of our loan portfolio fell 94 basis points to 6.39% for the nine months ended September 30, 2004 from 7.33% for the nine months ended September 30, 2003. The average balance of non-mortgage loans increased during the nine-month period ended September 30, 2004 by $18.9 million, or 36.0%, reflecting a $16.0 million, or 48.6%, increase in the average balance of commercial loans and a $3.0 million, or 15.1%, increase in the average balance of consumer loans. The yield on our commercial loans declined 21 basis points to 5.75% at September 30, 2004 from 5.96% at September 30, 2003. The yield on our consumer loans declined 123 basis points to 6.96% at September 30, 2004 from 8.19% at September 30, 2003, which was attributable in part to a home equity loan promotion which offered a sub-prime introductory interest rate. Partially offsetting these factors was an increase in the average balance of one- to four-family residential mortgage loans for the nine months ended September 30, 2004 compared to the same period in 2003 due to our purchase of $9.1 million such loans in May 2004. The average balance of investment securities decreased to $42.5 million for the nine months ended September 30, 2004 from $45.7 million for the earlier year period and the average yield on the investment securities declined to 3.41% for the nine months ended September 30, 2004 from 4.04% for the same period in 2003, reflecting the lower market interest rate environment. As a result, interest income from investment securities decreased to $1.2 million from $1.5 million. Similarly, the average balance of interest-earning deposits decreased to $6.9 million for the nine months ended September 30, 2004 from $13.1 million for the earlier year period as these assets were deployed into higher-yielding loans, which caused a decrease in interest income to $171,000 from $244,000.


        INTEREST EXPENSE. Interest expense decreased to $4.6 million for the nine months ended September 30, 2004 from $4.9 million for the same period in 2003, due to lower interest rates paid on interest-bearing liabilities in 2004 compared to the 2003 period. The average cost of deposits for the nine months ended September 30, 2004 declined to 2.27% from 2.61% for the same period in 2003. The average cost of borrowings decreased to 4.74% for the nine months ended September 30, 2004 from 5.73% for the same period in 2003. The 99 basis point reduction in the cost of these funds was the result of additional shorter term borrowings at lower rates and the re-pricing of higher cost advances late in 2003. The declines in the average cost of deposits and borrowings more than offset an increase in the average balance of deposits and borrowings to $209.3 million from $195.4 million. Of this $13.9 million increase in average balances, $7.0 million was related to Federal Home Loan Bank borrowings, which increased to $55.0 million for the nine months ended September 30, 2004 from $48.0 million for the same period in 2003.


        NET INTEREST INCOME. Net interest income increased by $33,000 to $5.2 million for the nine months ended September 30, 2004 from $5.2 million for the same period in 2003. For the nine months

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ended September 30, 2004, average interest-earning assets increased $13.9 million, or 6.5%, from the same period in 2003. Average interest-bearing liabilities increased $13.9 million, or 7.1%, for the same period. While our net interest rate spread declined 12 basis points to 2.87% for the nine months ended September 30, 2004 from 3.20% for the same period in 2003, the increase in our total interest earning assets more than compensated for the decline.

        PROVISION FOR LOAN LOSSES. We establish provisions for loan losses, which are charged to operations, at a level necessary to absorb known and inherent losses that are both probable and reasonably estimable at the date of the financial statements. In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events change. Based on our evaluation of these factors, management made a provision of $214,000 for the nine months ended September 30, 2004 and a provision of $238,000 for the nine months ended September 30, 2003. We had net charge-offs of $98,000 and $128,000 during the nine months ended September 30, 2004 and 2003, respectively. We used the same methodology and generally similar assumptions in assessing the allowance for both periods. The allowance for loan losses was $1.2 million, or 0.61% of total loans at September 30, 2004, as compared to $1.0 million, or 0.63% of total loans at September 30, 2003. The level of the allowance is based on estimates, and ultimate losses may vary from the estimates. Because we plan to continue to increase our originations of commercial real estate and commercial loans, it may be necessary to increase the level of our allowance for loan losses because of the increased risk characteristics associated with these types of loans. See "Risk Factors--Our Commercial Real Estate and Commercial Loans Expose Us to Increased Credit Risks and May Require Us to Increase our Provisions for Loan Losses." Any such increase to our allowance for loan losses could adversely affect our earnings.


        Although we believe that we use the best information available to establish the allowance for loan losses, future additions to the allowance may be necessary based on estimates that are susceptible to change as a result of changes in economic conditions and other factors. In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. The Office of Thrift Supervision may require us to recognize adjustments to the allowance based on its judgment regarding the adequacy of our allowance for loan losses at the time of its examination.


        NON-INTEREST INCOME. Non-interest income decreased $293,000, or 7.5%, to $3.6 million for the nine months ended September 30, 2004 from $3.9 million for the same period in 2003. Non-interest income attributable to our mortgage banking activities decreased by $831,000, or 64.3%, as the high volume of loan refinancings in 2003, which resulted from historically low market interest rates, slowed significantly in 2004. Gain on the sale of mortgages was $637,000 lower in the 2004 period compared to the 2003 period and the revenue associated with mortgage servicing rights was $177,000 lower in the 2004 period compared to the 2003 period. In addition, we recorded other non-interest income of $100,000 for the nine months ended September 30, 2003 related to the settlement of an insurance claim, which did not recur in the 2004 period. These items were partially offset by an increase of $493,000, or 28.4%, in insurance and brokerage commissions attributable to the operations of ICA to $2.2 million for the nine months ended September 30, 2004 from $1.7 million for the same period one year earlier. This increase was due to nine full months of commissions paid to brokers in 2004 compared to only seven months in 2003 as the effective date of our acquisition of ICA was March 1, 2003. The declines also were partially offset by a $189,000, or 33.7%, increase in service charges and other fees due to an increase in overdraft fees associated with an overdraft protection product that we introduced in July 2003.


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

        NON-INTEREST EXPENSE. Non-interest expense increased $450,000, or 5.9%, to $8.1 million for the nine months ended September 30, 2004 from $7.7 million for the same period in 2003. Insurance and brokerage commission expense for ICA totaled $970,000 for the nine months ended September 30, 2004 compared to $771,000 for the earlier year period, representing the seven months of ICA operations that were included in the 2003 results. Compensation and employee benefits increased $218,000 to $4.5 million for the nine months ended September 30, 2004 from $4.2 million for the same period in 2003. This increase was mainly due to the two additional months of ICA's compensation expense totaling $227,000. In addition, compensation and employee benefits increased $113,000 for the nine-month period ended September 30, 2004 when compared to the same period in 2003 to make up for a shortfall in funding of the Financial Institutions Retirement Fund, the pension plan for First Federal of Northern Michigan. At September 30, 2004, the plan was fully funded.

        Following completion of the reorganization and offering, non-interest expense is likely to increase. Compensation expense will increase as a result of our employee stock ownership plan, and could increase if we implement a recognition and retention plan and a stock option plan.


        INCOME TAXES. Federal income taxes decreased to $167,000 for the nine months ended September 30, 2004 compared to $394,000 for the same period in 2003. The effective tax rate for both time periods was 33.5%. The reduction in income tax reflected lower earnings for the nine months ended September 30, 2004 compared to the earlier year period.


COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002


        GENERAL. Net income increased $439,000, or 57.0%, to $1.2 million for the year ended December 31, 2003 from $770,000 for the year ended December 31, 2002. The increase in net income was due primarily to higher net interest income and non-interest income.

        INTEREST INCOME. Interest income decreased by $1.1 million, or 7.9% to $13.4 million for the year ended December 31, 2003 from $14.5 million for the year ended December 31, 2002. Interest income on mortgage loans decreased by $1.2 million, or 13.7%, to $7.5 million from $8.7 million, and interest income on other loans increased by $275,000, or 8.0%, to $3.7 million from $3.4 million. The decrease in interest income was attributable to a $10.1 million, or 4.6%, decrease in the average balance of interest-earning assets to $211.7 million for the year ended December 31, 2003 from $221.8 million for the year ended December 31, 2002, and to a decrease in the average yield on interest-earning assets to 6.31% for the year ended December 31, 2003 from 6.54% for the year ended December 31, 2002. The decrease in the average balance of interest-earning assets reflected an $18.6 million decrease in the average balance of mortgage loans, which was partially offset by an $11.0 million increase in the average balance of other loans. The decrease in the average balance of mortgage loans resulted from our secondary mortgage market activities, as we sold $81.5 million of mortgage loans during 2003. Historically low interest rates on 15- and 30-year mortgage loans caused a large portion of our balloon mortgage portfolio to refinance into fixed-rate loans, which we in turn sold in the secondary mortgage market to reduce interest rate risk. The balances of our balloon mortgage portfolio were $41.1 million and $45.7 million at December 31, 2003 and 2002, respectively. The average balance of other investments (comprised of investment securities and interest-earning deposits) also decreased by $2.5 million, or 4.3%, during the year ended December 31, 2003. The decreases in the average balances of mortgage loans and other investments were partially offset by an increase in the average balance of other loans to $55.4 million for the year ended December 31, 2003 from $44.3 million for the year ended December 31, 2002, including a $15.5 million increase in the average balance of our commercial loans.


        The average yield on our interest earning assets decreased to 6.26% for the year ended December 31, 2003 from 6.54% for the year ended December 31, 2002, reflecting lower market interest

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rates which led to lower rates on loans originated in 2003 as well as lower rates on our existing adjustable rate loans (which are often indexed to the prime interest rate).

        Interest income on investment securities and interest-earning deposits decreased $230,000 to $2.1 million for the year ended December 31, 2003 from $2.4 million for the year ended December 31, 2002. This decrease was primarily due to decreases in the average yield of our mortgage-backed securities and debt securities (including corporate bonds and federal and state agency obligations), which decreased to 3.83% and 3.97% for the year ended December 31, 2003 from 5.14% and 4.37%, respectively, for the year ended December 31, 2002.


        INTEREST EXPENSE. Interest expense decreased by $1.9 million, or 22.6%, to $6.5 million for the year ended December 31, 2003 from $8.3 million for the year ended December 31, 2002. The decrease in interest expense resulted from decreases in all categories of interest expense, and specifically a $1.7 million, or 32.0%, decrease in interest expense on deposits and a $140,000, or 4.9%, decrease in interest expense on borrowings. The decrease in interest expense was attributable to a decrease in the average balance of borrowed funds to $48.0 million for the year ended December 31, 2003 from $49.5 million for the year ended December 31, 2002, and a $10.2 million, or 6.5%, decrease in the average balance of deposits to $146.8 million for the year ended December 31, 2003 from $157.0 million for the year ended December 31, 2002. The average cost of interest-bearing liabilities decreased to 3.31% from 4.04% as the average cost of borrowed funds decreased to 5.70% from 5.81% and the average cost of deposits decreased to 2.53% from 3.48%. The decrease in the average balance of deposits was due primarily to run-off related to certificates of deposit as depositors sought higher rates from other financial institutions. We did not try to generate additional funds from deposits by paying high rates on certificates of deposit because we had sufficient liquidity from secondary market loan sales during the year. The decrease in the average cost of deposits was attributable to lower market interest rates during 2003, while the decrease in the cost of borrowings resulted from the re-pricing of matured high-cost Federal Home Loan Bank advances and our repayment of some advances during the year.

        NET INTEREST INCOME. Because the decrease in our interest expense was greater than the decrease in our interest income, our net interest income increased 738,000, or 12.0%, to $6.9 million for the year ended December 31, 2003, from $6.2 million for the year ended December 31, 2002. Our interest rate spread increased to 3.00% from 2.50% and our net interest margin increased to 3.26% from 2.78%. In addition, our ratio of average interest-earning assets to average interest-bearing liabilities increased to 108.69% from 107.42%.


        PROVISION FOR LOAN LOSSES. The provision for loan losses totaled $267,000 and $415,000 for the years ended December 31, 2003 and 2002, respectively. The decrease in the provision for loan losses in 2003 resulted partly from the settlement of a consumer loan that had a specific allocation of $115,000 assigned to it. The loan was paid off in 2003 with only a small loss compared to the provision that had been allocated to it. Additionally, in 2003 we sold approximately 55% of the credit card portfolio which was part of our consumer loan portfolio. The credit card portfolio generally carries higher credit risk than other loan types and generally requires a larger loss allowance. Accordingly, the sale of the credit card portfolio permitted a reduction in the associated allowance. However, an increase in the balance of our credit card portfolio may result in future increases to our provision for loan losses. We had net charge-offs of $153,000 and $182,000 during the years ended December 31, 2003 and 2002, respectively. We used the same methodology and generally similar assumptions in assessing the allowance for both periods. The allowance for loan losses was $1.0 million, or 0.63% of total loans at December 31, 2003, as compared with $922,000, or 0.61% of total loans at December 31, 2002.


        NON-INTEREST INCOME. Non-interest income increased by $3.0 million, or 127.5%, to $5.4 million for the year ended December 31, 2003 from $2.4 million for the year ended December 31, 2002, due

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primarily to $2.5 million in insurance and brokerage commissions generated by
ICA in 2003. Since ICA was purchased during 2003, this income was not included in our non-interest income for the year ended December 31, 2002. Income from our mortgage banking activities increased by $162,000, or 11.6%, to $1.6 million for the year ended December 31, 2003 from $1.4 million for the year ended December 31, 2002, as gain on the sale of mortgage loans increased to $1.1 million for the year ended December 31, 2003 from $951,000 one year earlier, reflecting increased refinancing activity in 2003 when compared to 2002. During the year ended December 31, 2003, we sold most fixed-rate mortgage loans that we originated because of the low interest rate environment and our desire to manage interest rate risk. For the year ended December 31, 2003, the gain on sale of investments was $320,000 compared to $65,000 for the same period in 2002. In 2003, we sold certain bonds to fund loans and pay off high cost Federal Home Loan Bank advances.


        NON-INTEREST EXPENSE. Non-interest expense increased by $3.3 million, or 46.0%, to $10.3 million for the year ended December 31, 2003 from $7.1 million for the year ended December 31, 2002. Much of this increase related to the inclusion of various expenses associated with the acquisition of ICA, which totaled $2.2 million for the year ended December 31, 2003. Since ICA was purchased during 2003, these costs were not included in our non-interest expense for 2002. Compensation and employee benefits expenses increased to $6.9 million for the year ended December 31, 2003 from $4.0 million for the same period in 2002. Of this $2.9 million increase, $800,000 related to the inclusion of the employees associated with ICA. We hired additional mortgage and commercial lending staff late in 2002 to improve our competitive position in our market area. We also added back-office staff and branch personnel to improve customer services. In addition to salary increases, commissions and incentives increased by $93,000 primarily due to higher commissions paid because of increased loan originations. A new compensation initiative designed to align compensation with individual performance resulted in a $30,000 increase in compensation expense. Employee benefit expenses including health, life and pension expenses, rose 20.3% to $640,000 for the year ended December 31, 2003 from $532,000 for the prior year.

        Brokerage and commission expenses for ICA totaled $1.1 million during the year ended December 31, 2003. Since ICA was purchased during 2003, these costs were not included in our non-interest expense for 2002. Amortization expense associated with the intangible assets created in the acquisition of ICA totaled $87,000 for the year ended December 31, 2003.


        Marketing and advertising expenses increased $40,000 to $215,000 for the year ended December 31, 2003 from $175,000 for the year ended December 31, 2002. The increase related to advertising by ICA. In 2003 occupancy and equipment expenses increased by $107,000 to $1.1 million. This increase related to the addition of ICA which added $133,000 of occupancy and equipment expense that was not incurred in 2002. Other expense increased $155,000 to $1.5 million in 2003 from $1.4 million in 2002, and was attributable to the other expenses recorded within ICA.

        INCOME TAXES. Federal income tax expense increased to $518,000 for the year ended December 31, 2003 from $285,000 for the year ended December 31, 2002. The increase was primarily due to the increase of $672,000 in pre-tax earnings to $1.7 million for the year ended December 31, 2003 from $1.1 million for the year ended December 31, 2002. The effective tax rate for the year ended December 31, 2003 was 30.0% compared to 27.0% for the year ended December 31, 2002.


IMPACT OF INFLATION AND CHANGING PRICES

        The financial statements and related notes of Alpena Bancshares, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). GAAP generally requires the measurement of financial position and operating results in terms of

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

historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

LIQUIDITY AND CAPITAL RESOURCES

        The overall objective of our liquidity management is to ensure the availability of sufficient cash funds to meet all financial commitments and to take advantage of investment opportunities. We manage liquidity in order to meet deposit withdrawals on demand or at contractual maturity, to repay borrowings as they mature, and to fund new loans and investments as opportunities arise.

        Our primary sources of funds are deposits, principal and interest payments on loans and securities, and, to a lesser extent, borrowings (Federal Home Loan Bank advances), the proceeds from maturing securities and short-term investments, and the proceeds from the sales of loans and securities. The scheduled amortization of loans and securities, as well as proceeds from borrowings, are predictable sources of funds. Other funding sources, however, such as deposit inflows, mortgage prepayments, mortgage loan sales and mortgage-backed securities sales are greatly influenced by market interest rates, economic conditions and competition.

        Liquidity represents the amount of our assets that can be quickly and easily converted into cash without significant loss. Our most liquid assets are cash, short-term U.S. Government securities, U.S. Government agency or government-sponsored enterprise securities and certificates of deposit. We are required to maintain sufficient levels of liquidity as defined by the Office of Thrift Supervision regulations. Current regulations require that we maintain sufficient liquidity to ensure our safe and sound operation. Our current objective is to maintain liquid assets equal to at least 20% of total deposits and Federal Home Loan Bank borrowings due in one year or less. Liquidity as of September 30, 2004 was $86.0 million, or 46.8% of total deposits and Federal Home Loan Bank borrowings due in one year or less, compared to $85.4 million, or 54.4% of this amount at December 31, 2003. The levels of liquidity are dependent on our operating, financing, lending and investing activities during any given period. Our calculation of liquidity includes additional borrowing capacity available with the Federal Home Loan Bank. As of September 30, 2004, we had unused borrowing capacity of $20.5 million. We can pledge additional collateral in the form of investment securities to increase our borrowing capacity.

        We currently retain in our portfolio all adjustable rate residential mortgage loans, short term balloon mortgage loans and fixed rate residential mortgage loans with maturities of less than 15 years, and generally sell the remainder in the secondary mortgage market. We also originate for retention in our loan portfolio, commercial and commercial real estate loans, including real estate development loans. During the nine months ended September 30, 2004, we originated $49.1 million one- to four-family residential mortgage loans, of which $29.8 million were retained in our portfolio and the remainder were sold in the secondary mortgage market or are being held for sale. This compares to $115.4 million one- to four-family originations during the nine months ended September 30, 2003, of which $44.6 million were retained in our portfolio. At September 30, 2004, we had outstanding loan commitments of $43.8 million. These commitments included $12.3 million for permanent one- to four-family residential mortgage loans, $10.6 million for non-residential loans, $3.9 million of undisbursed loan proceeds for construction of one- to four-family residences, $8.6 million of undisbursed lines of credit on home equity loans, $1.1 million of unused credit card lines, $6.5 million of unused commercial lines of credit, and $802,000 of undisbursed commercial construction loans.


        Deposits are a primary source of funds for use in lending and for other general business purposes. At September 30, 2004, deposits funded 71.7% of our total assets compared to 67.8% at December 31,

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2003. Certificates of deposit scheduled to mature in less than one year at
September 30, 2004 totaled $36.7 million. We believe that a significant portion of such deposits will remain with us. We monitor the deposit rates offered by competitors in our market area, and we set rates that take into account the prevailing market conditions along with our liquidity position. Moreover, we currently believe that the growth in assets is not expected to require significant in-flows of liquidity. As such, we do not expect to be a market leader in rates paid for liabilities. Borrowings may be used to compensate for seasonal or other reductions in normal sources of funds or for deposit outflows at more than projected levels. Borrowings also may be used on a longer-term basis to support increased lending or investment activities. At September 30, 2004, we had $46.1 million in Federal Home Loan Bank advances. Total borrowings as a percentage of total assets were 18.6% at September 30, 2004 compared to 21.06% at December 31, 2003.


        As of September 30, 2004, management was not aware of any known trends, events or uncertainties that have or are reasonably likely to have a material impact on our liquidity. As of September 30, 2004, we had no material commitments for capital expenditures.

        Our cash flows are derived from operating activities, investing activities and financing activities as reported in our Consolidated Statement of Cash Flows included with our Consolidated Financial Statements.

        First Federal of Northern Michigan is subject to federal regulations that impose minimum capital requirements. For a discussion on these capital levels, see "Historical and Pro Forma Capital Compliance" on page 34 and "Supervision and Regulation-Federal Banking Regulation-Capital Requirements" on page 85. At September 30, 2004, we exceeded all applicable capital requirements.

OFF-BALANCE SHEET ARRANGEMENTS

        In the ordinary course of business, First Federal of Northern Michigan is a party to credit-related financial instruments with off-balance-sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letter of credit. First Federal of Northern Michigan follows the same credit policies in making off-balance sheet commitments as it does for on-balance-sheet instruments.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by First Federal of Northern Michigan, is based on management's credit evaluation of the customer.

        Unfunded commitments under construction lines of credit for residential and commercial properties and commercial lines of credit are commitments for possible future extensions of credit to existing customers, for which funds have not been advanced by First Federal of Northern Michigan.

        At September 30, 2004 and December 31, 2003, First Federal of Northern Michigan had $27.6 million and $35.9 million, respectively, of commitments to grant loans, $16.2 million and $11.5 million, respectively, of unfunded commitments under lines of credit and $0 and $35,000, respectively, of letters of credit. See Note 12 of the Notes to the Consolidated Financial Statements.

RECENT ACCOUNTING STANDARDS

        In May 2003, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Such instruments may have been previously classified as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. The adoption of this statement did not have a material effect on our reported equity.

        In December 2003, the FASB issued a revision to Interpretation 46, "Consolidation of Variable Interest Entities," which established standards for identifying a variable interest entity ("VIE") and for determining under what circumstances a VIE should be consolidated with its primary beneficiary. Application of this Interpretation is required in financial statements of public entities that have interests in special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of VIEs is required in financial statements for periods ending after March 15, 2004. Small business issuers must apply this Interpretation to all other types of VIEs at the end of the first reporting period ending after December 15, 2004. The adoption of this Interpretation has not and is not expected to have a material effect on our financial position or results of operations.

        In March 2004, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 105, APPLICATION OF ACCOUNTING PRINCIPLES TO LOAN COMMITMENTS, which provides guidance regarding loan commitments that are accounted for as derivative instruments. In this SAB, the Securities and Exchange Commission determined that an interest rate lock commitment should generally be valued at zero at inception. The rate locks will continue to be adjusted for changes in value resulting from changes in market interest rates. We not anticipate this standard will have a material effect on our financial condition or results of operations.

        In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("Statement No. 123R"), which requires entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). The cost is recognized as an expense over the period during which the employee is required to provide service in exchange for the award, which is usually the vesting period. The scope of Statement No. 123R includes the recognition and retention plan and the stock option plan we expect to adopt following the stock offering. For shares awarded under the recognition and retention plan, we will recognize the grant-date fair value of the shares as compensation expense on a straight-line basis over the applicable vesting period, which is the same accounting required prior to Statement No. 123R. For options granted under the stock option plan, we will recognize the grant-date fair value of the options as compensation expense on a straight-line basis over the applicable vesting period. This accounting treatment differs significantly from the previous accounting for fixed stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," which generally required expense recognition only when the exercise price of the option was less than the market price of the underlying stock on the grant date. As required by Statement No. 123R, we will estimate the fair value of our stock options on each grant date, using an appropriate valuation approach such as the Black-Scholes option pricing model. Statement No. 123R did not change existing accounting principles applicable to employee stock ownership plans. The provisions of this Statement will be effective for us beginning with our fiscal year ending 2006. We are currently evaluating the impact this new Standard will have on our financial position, results of operations or cash flows.

                       BUSINESS OF ALPENA BANCSHARES, INC.
                     AND FIRST FEDERAL OF NORTHERN MICHIGAN

ALPENA BANCSHARES, INC.

        Alpena Bancshares, Inc. is a federally chartered corporation that owns all of the outstanding shares of common stock of First Federal of Northern Michigan. At September 30, 2004, Alpena Bancshares, Inc. had consolidated assets of $254.5 million, deposits of $182.4 million and stockholders' equity of $21.9 million. As of September 30, 2004, Alpena Bancshares, Inc. had 1,659,180 shares of common stock issued and outstanding. As of that date, Alpena Bancshares, M.H.C. owned 920,000 shares of common stock of Alpena Bancshares, Inc., representing 55.4% of the issued and outstanding shares of common stock. The remaining 739,180 shares of common stock were held by the public. Upon completion of the conversion and stock offering, First Federal of Northern Michigan Bancorp, Inc. will succeed to all of the business and operations of Alpena Bancshares, Inc. and Alpena Bancshares, Inc. will cease to exist.

FIRST FEDERAL OF NORTHERN MICHIGAN

        First Federal of Northern Michigan is a full-service, community-oriented savings bank that provides financial services to individuals, families and businesses from ten full-service facilities located in Alpena, Antrim, Charlevoix, Cheboygan, Iosco, Otsego, Montmorency and Oscoda Counties, Michigan. First Federal of Northern Michigan was chartered in 1957, and reorganized into the mutual holding company structure in 1994. First Federal of Northern Michigan became the wholly owned subsidiary of Alpena Bancshares, Inc. in November 2000.

        First Federal of Northern Michigan's business consists primarily of accepting deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in one- to four-family residential mortgage loans, commercial real estate loans, commercial business loans, consumer loans and in investment securities and mortgage-backed securities.

MARKET AREA AND COMPETITION

        First Federal of Northern Michigan conducts operations through its main office in Alpena, Michigan, which is located in the northeastern lower peninsula of Michigan, and through its nine other branch offices in Michigan. The population of Alpena (city and township), from which the majority of our deposits is drawn, has decreased since 2000, and currently is approximately 21,000. The population of our primary market area, which includes Alpena County and seven surrounding counties, is approximately 187,000, and increased by 2.2% from 2000 to 2004. The population of our primary market area is expected to increase by 2.1% by 2009. Per capita income in our market area was $20,386 in 2004, which was 15.4% less than the national level, and 16.7% less than the state of Michigan as a whole, reflecting the largely rural nature of our market area and the absence of more densely populated urban and suburban areas. Growth in per capita income in our market area is projected to increase only modestly over the next five years. The unemployment rate in our primary market area was 6.6% at September 30, 2004, compared to 5.1% nationally and 6.2% for the state of Michigan.

        Alpena is the largest city located in the northeastern lower peninsula of Michigan. This area has long been associated with agricultural, wood and concrete industries. Tourism has also been a major industry in our primary market area. All of these industries tend to be seasonal and are strongly affected by state and national economic conditions.

        Major employers in our primary market area include various public schools and governmental agencies, Alpena Regional Medical Center, Besser Company (a manufacturer of concrete products equipment), Lafarge Corporation (a limestone mining and cement producer), Treetops Sylvan Resort (an operator of resort properties), Garland Resort (an operator of resort properties), Otsego Memorial Hospital, Community Memorial Hospital, Decorative Panels International (a hardboard manufacturer), OMNI Metalcraft Corp. (a diversified manufacturer), Champion Fortune Corp. (a hardboard manufacturer), Great Lakes Tissue (a paper manufacturer) and various other small companies.

        As of September 30, 2004, First Federal of Northern Michigan was the only thrift institution headquartered in our market area. We encounter strong competition both in attracting deposits and in originating real estate and other loans. Our most direct competition for deposits has historically come from commercial banks, other savings institutions, and credit unions in our market area. Competition for loans comes from such financial institutions as well as mortgage banking companies. We expect continued strong competition in the foreseeable future, including increased competition from "super-regional" banks entering the market by purchasing other financial institutions. Many such institutions have greater financial and marketing resources than we have. We compete for savings deposits by offering depositors a high level of personal service and a wide range of competitively priced financial services. In recent years, additional strong competition for deposits has come from securities brokers. We compete for real estate loans primarily on the basis of the interest rates and fees we charge and through advertising. Strong competition for deposits and loans may limit our ability to grow and may adversely affect our profitability in the future.

LENDING ACTIVITIES


        GENERAL. The largest part of our loan portfolio is mortgage loans secured by one- to four-family residential real estate. In recent years, we have sold most of the fixed-rate conventional one- to four-family mortgage loans that we originate that have terms of 15 years or more. We retain the servicing on a majority of the mortgages that we sell. To a lesser extent, we also originate commercial loans, commercial real estate loans and consumer loans. At September 30, 2004, we had total loans of $188.6 million, of which $100.2 million, or 53.1%, were one-to four-family residential real estate mortgage loans, $26.5 million, or 14.0%, were commercial real estate loans, and $29.0 million, or 15.4%, were commercial loans. Other loans, consisting primarily of consumer loans, totaled $25.0 million, or 13.3% of total loans.


        ONE- TO FOUR-FAMILY RESIDENTIAL REAL ESTATE LENDING. Our primary lending activity consists of originating of one- to four-family owner-occupied residential mortgage loans, virtually all of which are collateralized by properties located in our market area. We also originate one- to four-family loans that pay interest only during the initial construction period (which generally does not exceed twelve months) and then pay interest and principal for the remainder of the loan term. We generally sell all of our one- to four-family fixed-rate mortgage loans with terms of 15 years or more and retain the loan servicing on a majority of these mortgage loans. Most of the mortgage loans originated by us qualify for resale in the secondary mortgage market. One- to four-family residential mortgage loans are underwritten and originated according to policies and guidelines established by the secondary mortgage market agencies and approved by our Board of Directors. We utilize existing liquidity, savings deposit growth, loan repayments, and Federal Home Loan Bank advances to fund new loan originations.

        We currently offer fixed rate one- to four-family residential mortgage loans with terms ranging from 15 to 30 years. One- to four-family residential mortgage loans often remain outstanding for significantly shorter periods than their contractual terms because borrowers may refinance or prepay loans at their option. The average length of time that our one- to four-family residential mortgage loans remain outstanding varies significantly depending upon trends in market interest rates and other factors. In recent years, the average maturity of our mortgage loans has decreased significantly because of the declining trend in market interest rates and the unprecedented volume of refinancing activity resulting from such interest rate decreases. Accordingly, estimates of the average length of one- to four-family loans that remain outstanding cannot be made with any degree of certainty.

        Originations of fixed rate mortgage loans are regularly monitored and are affected significantly by the level of market interest rates, our interest rate gap position, and loan products offered by our competitors. Our fixed rate mortgage loans amortize on a monthly basis with principal and interest due each month. To make our loan portfolio less interest rate sensitive, loans originated with terms of 15 years or greater are generally underwritten to secondary mortgage market standards and sold. Balloon mortgage loans with five-year terms and adjustable rate mortgage loans are generally underwritten to secondary mortgage market standards, but are retained in our loan portfolio.

        We originate some fixed-rate loans that are generally amortized over 15 years but that have "balloon payments" that are due upon the maturity of the loan in five years. Upon maturity, the balloon mortgage loans are either underwritten as fixed-rate loans and sold in the secondary mortgage market or renewed at current market rates for an additional five-year term. While the majority of our balloon mortgage loans amortize over 15 years, some amortize over 10 or 30 years, and a limited number amortize over 5 years.

        Our one- to four-family residential mortgage loans customarily include due-on-sale clauses, which are provisions giving us the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells or otherwise disposes of the underlying real property serving as security for the loan. Due-on-sale clauses are an important means of adjusting the rates on our fixed-rate mortgage loan portfolio, and we have generally exercised our rights under these clauses.

        Regulations limit the amount that a savings institution may lend relative to the appraised value of the real estate securing the loan, as determined by an appraisal at the time of loan origination. Such regulations permit a maximum loan-to-value ratio of 100% for residential property and 90% for all other real estate loans. Our lending policies limit the maximum loan-to-value ratio on fixed-rate loans without private mortgage insurance to 90% of the lesser of the appraised value or the purchase price of the property serving as collateral for the loan.

        We make one- to four-family real estate loans with loan-to-value ratios of up to 90%. However, for one- to four-family real estate loans with loan-to-value ratios of between 80% and 90%, we may require the total loan amount to be covered by private mortgage insurance. We require fire and casualty insurance, flood insurance when applicable, as well as title insurance, on all properties securing real estate loans made by us.


        Beginning in November 2004 we initiated a "skip pay" program for customers with seasoned loans and with an exemplary past payment history. Under this program, for a fee, the customer may choose to skip a residential mortgage payment or a HELOC payment. The program generated $14,500 in fee income for the month of December 2004.


        COMMERCIAL REAL ESTATE LENDING. We also originate commercial real estate loans. At September 30, 2004, we had a total of 136 loans secured primarily by commercial real estate properties, unimproved vacant land and, to a limited extent, multifamily properties. Our commercial real estate loans are secured by income producing properties such as office buildings, retail buildings and motels. Substantially all of our commercial real estate loans are secured by properties located in our primary market area. We have originated commercial construction loans that are originated as permanent loans but are interest-only during the initial construction period which generally does not exceed nine months. At September 30, 2004, our commercial real estate loans totaled $26.5 million, or 14.0% of our total loans, and had an average principal balance of $218,000. Our largest commercial real estate loan had a principal balance of $3.1 million. The terms of each loan are negotiated on a case-by-case basis, although such loans typically amortize over 15 years and have a three- or five-year balloon feature. An origination fee of 0.5% to 1.0% is generally charged on commercial real estate loans. We generally make commercial real estate loans up to 75% of the appraised value of the property securing the loan.

        Commercial real estate loans generally carry higher interest rates and have shorter terms than those on one- to four-family residential mortgage loans. However, loans secured by commercial real estate generally involve a greater degree of credit risk than one- to four-family residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by commercial real estate is typically dependent upon the successful operation of the business or the related real estate property. If the cash flow from the business operation is reduced, the borrower's ability to repay the loan may be impaired. This may be particularly true in the early years of the business operation when the risk of failure is greatest. Many of our commercial real estate loans have been made to borrowers whose business operations are untested, which increases our risk.

        CONSUMER AND OTHER LOANS. We originate a variety of consumer and other loans, including loans secured by savings accounts, new and used automobiles, mobile homes, boats, recreational vehicles, and other personal property. As of September 30, 2004, consumer and other loans totaled $25.0 million, or 13.26% of our total loan portfolio. At such date, $876,000, or 3.5% of our consumer loans, were unsecured. As of September 30, 2004, home equity loans totaled $9.2 million, or 4.9% of our total loan portfolio, and automobile loans totaled $4.5 million, or 2.3% of our total loan portfolio. We originate automobile loans directly to our customers and have no outstanding agreements with automobile dealerships to generate indirect loans.

        Our procedures for underwriting consumer loans include an assessment of an applicant's credit history and the ability to meet existing obligations and payments on the proposed loan. Although an applicant's creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral security, if any, to the proposed loan amount.

        Consumer loans generally entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that tend to depreciate rapidly, such as automobiles, mobile homes, boats and recreational vehicles. In addition, the repayment of consumer loans depends on the borrower's continued financial stability, as repayment is more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy than a single family mortgage loan.


        COMMERCIAL LOANS. At September 30, 2004, we had $29.0 million in commercial loans which amounted to 15.39% of total loans. We make commercial business loans primarily in our market area to a variety of professionals, sole proprietorships and small businesses. Commercial lending products include term loans and revolving lines of credit. The maximum amount of a commercial business loan is our loans-to-one-borrower limit, which was $2.9 million at September 30, 2004. Such loans are generally used for longer-term working capital purposes such as purchasing equipment or furniture. Commercial loans are made with either adjustable or fixed rates of interest. Variable rates are generally based on the prime rate, as published in THE WALL STREET JOURNAL, plus a margin. Fixed rate commercial loans are set at a margin above the Federal Home Loan Bank comparable advance rate.

        When making commercial loans, we consider the financial statements of the borrower, our lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral. Commercial loans are generally secured by a variety of collateral, primarily accounts receivable, inventory and equipment, and are supported by personal guarantees. Depending on the collateral used to secure the loans, commercial loans are made in amounts of up to 75% of the value of the collateral securing the loan.

        Commercial loans generally have greater credit risk than residential mortgage loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans generally are made on the basis of the borrower's ability to repay the loan from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself. If the cash flow from the business operation is reduced, the borrower's ability to repay the loan may be impaired. This may be particularly true in the early years of the business operation when the risk of failure is greatest. Many of our commercial loans have been made to borrowers whose business operations are untested, which increases our risk. Moreover, any collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value. We seek to minimize these risks through our underwriting standards. At September 30, 2004, our largest commercial loan was a $1.0 million loan for the borrower's working capital purposes secured by fixed assets located in our primary market area. This loan was performing according to its repayment terms at September 30, 2004.

        CONSTRUCTION LOANS. We originate construction loans to local home builders in our market area, generally with whom we have an established relationship, and to individuals engaged in the construction of their residence. Our construction loans totaled $7.9 million, or 4.21% of our total loan portfolio, at September 30, 2004. To a lesser extent, we also originate commercial construction loans.

        Our construction loans to home builders are repaid on an interest-only basis for the term of the loan (which is generally six to 12 months), with interest calculated on the amount disbursed to the builders based upon a percentage of completion of construction. These loans have a maximum loan-to-value ratio of 80%, based on the appraised value. Interest rates are fixed during the construction phase of the loan. Loans to builders are made on either a pre-sold or speculative (unsold) basis. Construction loans to individuals who intend to occupy the completed dwelling are terminated and replaced with a new permanent loan at the end of the construction period. The permanent loans are generally originated pursuant to the same policy guidelines regarding loan-to-value ratios and interest rates that are used in connection with loans secured by one- to four-family residential real estate. Prior to funding a construction loan, we require an appraisal of the property from a qualified appraiser approved by us, and all appraisals are reviewed by us.

        Construction lending exposes us to greater credit risk than permanent mortgage financing because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost of the project. If the estimate of construction costs is inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion is inaccurate, the value of the property may be insufficient to assure full repayment. Projects also may be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. Loans to builders to construct homes for which no purchaser has been identified carry more risk because the repayment of the loan depends on the builder's ability to sell the property prior to the time that the construction loan is due. We have attempted to minimize these risks by, among other things, limiting our construction lending primarily to residential properties in our market area and generally requiring personal guarantees from the principals of corporate borrowers.

        LOAN PORTFOLIO COMPOSITION. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated.


                                                                    AT DECEMBER 31,
                                                     ----------------------------------------------
                              AT SEPTEMBER 30, 2004           2003                   2002
                              ---------------------  ---------------------  ---------------------
                                AMOUNT     PERCENT     AMOUNT     PERCENT     AMOUNT     PERCENT
                              ----------  ---------  ----------  ---------  ----------  ---------
                                                    (DOLLARS IN THOUSANDS)
Real estate loans:
   Residential mortgage.....  $  100,163     53.12%  $   94,988     57.66%  $  101,943     66.90%
   Commercial mortgage......      26,452     14.03%      29,452     17.88%      20,369     13.37%
   Construction.............       7,932      4.21%       5,907      3.59%       2,946      1.93%
Non real estate loans
   Commercial...............      29,026     15.39%      13,495      8.19%       7,528      4.94%
   Consumer and other loans.      25,001     13.26%      20,895     12.68%      19,587     12.85%
                              ----------             ----------             ----------

Total loans.................  $  188,574    100.00%  $  164,737    100.00%  $  152,373    100.00%
                                          =========              =========              =========

Other items:
Unadvanced construction
   loans....................          --                     --                     --
Deferred loan origination
   costs....................          38                     28                     --
Deferred loan origination
   fees.....................        (361)                  (269)                  (110)
Allowance for loan losses...      (1,152)                (1,036)                  (922)
                              ----------             ----------             ----------

Total loans, net............  $  187,099             $  163,460             $  151,341
                              ==========             ==========             ==========

(continued)

                                                         AT DECEMBER 31,
                              -------------------------------------------------------------------
                                       2001                   2000                   1999
                              ---------------------  ---------------------  ---------------------
                                AMOUNT     PERCENT     AMOUNT     PERCENT     AMOUNT     PERCENT
                              ----------  ---------  ----------  ---------  ----------  ---------
                                                    (DOLLARS IN THOUSANDS)

Real estate loans:
   Residential mortgage.....  $  132,491     74.89%  $  174,831     79.60%  $  194,106     86.56%
   Commercial mortgage......      14,152      8.00%      10,681      4.86%       8,969      4.00%
   Construction.............       3,036      1.72%       3,930      1.79%          --      0.00%
Non real estate loans
   Commercial...............       6,052      3.42%       1,424      0.65%          --      0.00%
   Consumer and other loans.      21,172     11.97%      28,765     13.10%      21,158      9.44%
                              ----------             ----------             ----------

Total loans.................  $  176,903    100.00%  $  219,631    100.00%  $  224,233    100.00%
                                          =========              =========              =========

Other items:
Unadvanced construction
   loans....................          --                     --                     --
Deferred loan origination
   costs....................          --                     24                     84
Deferred loan origination
   fees.....................         (68)                   (49)                    (3)
Allowance for loan losses...        (689)                  (649)                  (488)
                              ----------             ----------             ----------

Total loans, net............  $  176,146             $  218,957             $  223,866
                              ==========             ==========             ==========

        LOAN PORTFOLIO MATURITIES AND YIELDS. The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2003. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less.


                             RESIDENTIAL MORTGAGE    COMMERCIAL MORTGAGE         CONSTRUCTION
                            ----------------------  ----------------------  ----------------------
                                          WEIGHTED                WEIGHTED                WEIGHTED
                                          AVERAGE                 AVERAGE                 AVERAGE
                              AMOUNT       RATE       AMOUNT       RATE       AMOUNT       RATE
                            ----------  ----------  ----------  ----------  ----------  ----------
                                                    (DOLLARS IN THOUSANDS)
Due During the Years
ENDING DECEMBER 31,

2004...................     $    9,870       5.624%  $   1,519       5.000% $   5,9075       5.792%
2005...................          8,644       6.132%      2,889       5.555%         --       4.918%
2006...................          6,779       6.253%      5,993       5.632%         --       0.000%
2007 to 2008...........         25,195       6.082%     16,285       6.162%         --       0.000%
2009 to 2013...........         11,396       6.196%      2,073       6.040%         --       0.000%
2014 to 2018...........         18,945       6.576%        693       7.183%         --       0.000%
2018 and beyond........         14,159       6.085%         --       7.216%         --       0.000%
                            ----------   ---------   ---------   ---------  ----------   ---------

         Total.........     $   94,988       6.094%  $  29,452       6.037% $    5,907       5.267%
                            ==========               =========              ==========

(continued)

                                  COMMERCIAL          CONSUMER AND OTHER             TOTAL
                            ----------------------  ----------------------  ----------------------
                                          WEIGHTED                WEIGHTED                WEIGHTED
                                          AVERAGE                 AVERAGE                 AVERAGE
                              AMOUNT       RATE       AMOUNT       RATE       AMOUNT       RATE
                            ----------  ----------  ----------  ----------  ----------  ----------
                                                    (DOLLARS IN THOUSANDS)
Due During the Years
ENDING DECEMBER 31,

2004...................     $    6,139       5.915% $    1,287       7.632% $   24,722       5.795%
2005...................            237       4.617%        793       8.612%     12,563       5.357%
2006...................            861       7.500%      1,624       8.403%     15,257       6.617%
2007 to 2008...........          6,000       5.987%     10,408       6.118%     57,888       6.087%
2009 to 2013...........             --       5.876%      4,787       6.350%     18,256       6.172%
2014 to 2018...........             --       0.000%      1,898       7.523%     21,536       7.086%
2018 and beyond........            258       5.000%         98       7.230%     14,515       6.110%
                            ----------  ----------  ----------  ----------  ----------  ----------

         Total.........     $   13,495       5.629% $   20,895       6.655% $  164,737       6.055%
                            ==========              ==========              ==========


        The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at December 31, 2003 that are contractually due after December 31, 2004.


                                                           DUE AFTER DECEMBER 31, 2004
                                                     ----------------------------------------
                                                        FIXED       ADJUSTABLE      TOTAL
                                                     -----------   ------------   -----------
                                                                  (IN THOUSANDS)
Residential mortgage............................     $    78,612   $      6,506   $    85,118
Commercial mortgage.............................          27,933             --        27,933
Construction....................................               --            --            --
                                                               --                          --
Commercial......................................           3,049          4,307         7,356
Consumer and other..............................          19,608             --        19,608
                                                     -----------   ------------   -----------

         Total loans.............................    $   129,202   $     10,813   $   140,015
                                                     ===========   ============   ===========

        LOAN ORIGINATIONS, PURCHASES, SALES AND SERVICING. While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon borrower demand, market interest rates, borrower preference for fixed- versus adjustable-rate loans, and the interest rates offered on each type of loan by other lenders in our market area. These lenders include competing banks, savings banks, credit unions, mortgage banking companies and life insurance companies that may also actively compete for local commercial real estate loans. Loan originations are derived from a number of sources, including real estate agent referrals, existing customers, borrowers, builders, attorneys, our directors and walk-in customers. Upon receiving a loan application, we obtain a credit report and employment verification to verify specific information relating to the applicant's employment, income, and credit standing. In the case of a real estate loan, we obtain a determination of value of the real estate intended to collateralize the proposed loan. Our lending limits vary by officer experience but range from $50,000 to $333,700. The loan committee must approve any loan from $333,701 up to $400,000, and any loan request over $400,000 must be approved by our Board of Directors. Consumer lending limits by officer range from $15,000 to $200,000. For secured commercial loans, the limit ranges from $150,000 to $400,000.

        A commercial commitment letter specifies the terms and conditions of the proposed loan including the amount of the loan, interest rate, amortization term, a brief description of the required collateral, and required insurance coverage. Commitments are typically issued for 15-day periods. The borrower must provide proof of fire and casualty insurance on the property serving as collateral, which insurance must be maintained during the full term of the loan. A title insurance policy is required on all real estate loans. At September 30, 2004, we had outstanding loan commitments of $43.8 million, including unfunded commitments under lines of credit and commercial and standby letters of credit.

        Our loan origination and sales activity may be adversely affected by a rising interest rate environment that typically results in decreased loan demand, while declining interest rates may stimulate increased loan demand. Accordingly, the volume of loan originations, the mix of fixed- and adjustable-rate loans, and the profitability of this activity can vary from period to period. One- to four-family residential mortgage loans are generally underwritten to current Freddie Mac seller/servicer guidelines, and closed on standard Freddie Mac documents. If such loans are sold, the sales are conducted using standard Freddie Mac purchase contracts and master commitments as applicable. All one- to four-family mortgage loans that we have sold to Freddie Mac have been sold on a non-recourse basis, whereby foreclosure losses are generally the responsibility of the purchaser and not First Federal of Northern Michigan.

        We are a qualified loan servicer for Freddie Mac. Our policy has been to retain the servicing rights for all conforming loans sold, and to continue to collect payments on the loans, maintain tax escrows and applicable fire and flood insurance coverage, and supervise foreclosure proceedings if necessary. We retain a portion of the interest paid by the borrower on the loans as consideration for our servicing activities.

        We require appraisals of real property securing loans. Appraisals are performed by independent appraisers, who are approved by our Board of Directors annually. We require fire and extended coverage insurance in amounts adequate to protect our principal balance. Where appropriate, flood insurance is also required. Private mortgage insurance is required for all residential mortgage loans with loan-to-value ratios greater than 80%.

        LOAN ORIGINATION FEES AND COSTS. In addition to interest earned on loans, we generally receive fees in connection with loan originations. Such loan origination fees, net of costs to originate, are deferred and amortized using an interest method over the contractual life of the loan. Fees deferred are recognized into income immediately upon prepayment or subsequent sale of the related loan. At

September 30, 2004, we had $314,000 of net deferred loan origination fees. Such fees vary with the volume and type of loans and commitments made and purchased, principal repayments, and competitive conditions in the mortgage markets, which in turn respond to the demand and availability of money. In addition to loan origination fees, we also generate other income through the sales and servicing of mortgage loans, late charges on loans, and fees and charges related to deposit accounts. We recognized fees and service charges of $749,000, $802,000 and $818,000 for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively.

        To the extent that originated loans are sold with servicing retained, we capitalize a mortgage servicing asset at the time of the sale in accordance with applicable accounting standards (Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities"). The capitalized amount is amortized thereafter (over the period of estimated net servicing income) as a reduction of servicing fee income. The unamortized amount is fully charged to income when loans are prepaid. Originated mortgage servicing rights with an amortized cost of $898,152 were included in other assets at September 30, 2004.

DELINQUENT LOANS, OTHER REAL ESTATE OWNED AND CLASSIFIED ASSETS

        COLLECTION PROCEDURES. Our general collection procedures provide that when a mortgage, consumer or commercial loan is 16 days past due, a computer-generated late charge notice is sent to the borrower requesting payment. If delinquency continues, a second delinquent notice is mailed when the loan continues past due for 30 days. If a loan becomes 60 days past due, the loan becomes subject to possible legal action. We will generally send a "due and payable" letter upon a loan becoming 60 days delinquent. This letter grants the mortgagor 30 days to bring the account paid to date prior to the start of any legal action. If not paid, foreclosure proceedings are initiated after this 30-day period. To the extent required by regulations of the Department of Housing and Urban Development ("HUD"), generally within 45 days of delinquency, a Section 160 HUD notice is given to the borrower which provides access to consumer counseling services. General collection procedures may vary with particular circumstances on a loan by loan basis. Also, collection procedures for Freddie Mac serviced loans follow the Freddie Mac guidelines which are different from our general procedures.

        LOANS PAST DUE AND NON-PERFORMING ASSETS. Loans are reviewed on a regular basis and are placed on non-accrual status when, in the opinion of management, the collection of additional interest is doubtful or when extraordinary efforts are required to collect the debt. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income.

        Real estate acquired by us as a result of foreclosure or by deed in lieu of foreclosure is deemed real estate owned ("REO") until such time as it is sold. In general, we consider collateral for a loan to be "in-substance" foreclosed if: (i) the borrower has little or no equity in the collateral; (ii) proceeds for repayment of the loan can be expected to come only from the operation or sale of the collateral; and (iii) the borrower has either formally or effectively abandoned control of the collateral, or retained control of the collateral but is unlikely to be able to rebuild equity in the collateral or otherwise repay the loan in the foreseeable future. Cash flow attributable to in-substance foreclosures is used to reduce the carrying value of the collateral.

        When collateral, other than real estate, securing commercial and consumer loans is acquired as a result of delinquency or other reasons, it is classified as Other Repossessed Assets ("ORA") and recorded at the lower of cost or fair market value until it is disposed of.

        When collateral is acquired or otherwise deemed REO/ORA, it is recorded at the lower of the unpaid principal balance of the related loan or its estimated net realizable value. This write down is recorded against the allowance for loan losses. Periodic future valuations are performed by management, and any subsequent decline in fair value is charged to operations. At September 30, 2004, we held no properties that were classified REO/ORA.

        The following table sets forth certain information with respect to our loan portfolio delinquencies at the dates indicated.

                                                    LOANS DELINQUENT FOR
                                   ---------------------------------------------------
                                           60-89 DAYS               90 DAYS AND OVER                 TOTAL
                                   ------------------------    ------------------------    ------------------------
                                     NUMBER        AMOUNT        NUMBER        AMOUNT        NUMBER        AMOUNT
                                   ----------    ----------    ----------    ----------    ----------    ----------
                                                                 (DOLLARS IN THOUSANDS)
AT SEPTEMBER 30, 2004
   Residential mortgage.......             10    $      522            16    $      910            26    $    1,432
   Commercial mortgage........             --            --             3           256             3           256
   Construction...............             --            --            --            --            --            --
   Commercial.................              3             2            --            --             3             2
   Consumer and other.........             21            84            18           132            39           216
                                   ----------    ----------    ----------    ----------    ----------    ----------
     Total....................             34    $      608            37    $    1,298            71    $    1,906
                                   ==========    ==========    ==========    ==========    ==========    ==========

AT DECEMBER 31, 2003
   Residential mortgage.......             23    $    1,248            10    $      617            33    $    1,865
   Commercial mortgage........             --            --             1            77             1            77
   Construction...............              1            43            --            --             1            43
   Commercial.................              3           221            --            --             3           221
   Consumer and other.........             12            90            11           134            23           224
                                   ----------    ----------    ----------    ----------    ----------    ----------
     Total....................             39    $    1,602            22    $      828            61    $    2,430
                                   ==========    ==========    ==========    ==========    ==========    ==========

AT DECEMBER 31, 2002
   Residential mortgage.......             31    $    1,411            10    $      566            41    $    1,977
   Commercial mortgage........             --            --            --            --            --            --
   Construction...............             --            --            --            --            --            --
   Commercial.................              3           123             2           152             5           275
   Consumer and other.........             21         1,090            12            89            33         1,179
                                   ----------    ----------    ----------    ----------    ----------    ----------
     Total....................             55    $    2,624            24    $      807            79    $    3,431
                                   ==========    ==========    ==========    ==========    ==========    ==========

        NON-PERFORMING ASSETS. The table below sets forth the amounts and categories of our non-performing assets at the dates indicated. At each date presented, we had no troubled debt restructurings (loans for which a portion of interest or principal has been forgiven and loans modified at interest rates materially less than current market rates).


                                         AT                              AT DECEMBER 31,
                                      SEPTEMBER   --------------------------------------------------------------
                                      30, 2004       2003         2002         2001         2000         1999
                                     ----------   ----------   ----------   ----------   ----------   ----------
                                                                   (DOLLARS IN THOUSANDS)
Non-accrual loans:
   Residential mortgage...........   $       23   $      245   $      366   $       --   $       --   $       --
   Commercial mortgage............           --         1040           --           --           --           --
   Construction...................           --           --           --           --           --           --
   Commercial.....................          441           --           --           --           --           --
   Consumer and other.............           16            6          261           --           --           --
                                     ----------   ----------   ----------   ----------   ----------   ----------
     Total non-performing loans...   $      480   $    1,291   $      627   $       --   $       --   $       --
                                     ----------   ----------   ----------   ----------   ----------   ----------

Loans 90 days or more  delinquent
   and still accruing:
   Residential mortgage...........   $      910   $      617   $      566   $      475   $      498   $      626
   Commercial mortgage............          256           77           --           --           39           --
   Construction...................           --           --           --           --           --           --
   Commercial.....................           --           --          152           --           --           --
   Consumer and other.............          132          134           89          201          168          125
                                     ----------   ----------   ----------   ----------   ----------   ----------
     Total loans 90 days or more
      delinquent and still
      accruing....................   $    1,298   $      828   $      807   $      676   $      705   $      751
                                     ----------   ----------   ----------   ----------   ----------   ----------

     Total non-performing loans...   $    1,778   $    2,119   $    1,434   $      676   $      705   $      751
                                     ----------   ----------   ----------   ----------   ----------   ----------

Real estate owned:
   Residential mortgage...........   $       --    $     199   $      101   $      167   $      134   $      100
   Commercial mortgage............           --           --           --           --           --           --
   Construction...................           --           --           --           --           --           --
   Commercial.....................           --           --           --           --           --           --
   Consumer and other.............            1           --           27           30           16           --
                                     ----------   ----------   ----------   ----------   ----------   ----------
     Total real estate owned......            1          199          128          197          150          100
                                     ----------   ----------   ----------   ----------   ----------   ----------

Total non-performing assets.......   $    1,779   $    2,318   $    1,562   $      873   $      855   $      851
                                     ==========   ==========   ==========   ==========   ==========   ==========

Ratios:
   Non-performing loans to total
   loans..........................         0.94%        1.28%        0.94%        0.38%        0.32%        0.33%
   Non-performing assets to total
   assets.........................         0.70%        1.04%        0.68%        0.36%        0.32%        0.32%


        For the nine months ended September 30, 2004 and the year ended December 31, 2003, gross interest income that would have been recorded had the non-accrual loans at the end of the period remained on accrual status throughout the period amounted to $62,000 and $181,000, respectively.

        CLASSIFICATION OF ASSETS. Our policies, consistent with regulatory guidelines, provide for the classification of loans and other assets such as debt and equity securities considered by the Office of Thrift Supervision to be of lesser quality as "substandard," "doubtful," or "loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the savings institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets that do not expose the savings institution to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated "special mention" by management. Loans designated as special mention are generally loans that, while current in required payments, have exhibited some potential weaknesses that, if not corrected, could increase the level of risk in the future.


        When we classify assets as either substandard or doubtful, we allocate a portion of the related general loss allowances to such assets as deemed prudent by management. The allowance for loan losses represents amounts that have been established to recognize losses inherent in the loan portfolio that are both probable and reasonably estimable at the date of the financial statements. When we classify problem assets as loss, we charge-off such amount. Our determination as to the classification of our assets and the amount of our loss allowances are subject to review by our regulatory agencies, which can order the establishment of additional loss allowances. Management regularly reviews our asset portfolio to determine whether any assets require classification in accordance with applicable regulations. On the basis of management's review of our assets at December 31, 2003, classified assets consisted of substandard assets of $2.3 million, special mention assets of $647,000, doubtful assets of $105,000 and no assets classified as loss.

        Our investment in land and real estate at December 31, 2003 was classified as substandard due to slower than expected sales of building lots and condominium units. This project (Wyndham Garden Estates) is an upscale condominium community comprised of 25 single-family building lots and 18 planned condominium units located in Alpena, Michigan. At September 30, 2004, 18 of the residential lots had been developed and sold and all but two condominium units had been completed. Management believes this is a viable project with development and sales ongoing. At September 30, 2004, our investment in these properties was approximately $562,000, and we had a lower of cost or market value allowance of $121,000 for this development. The majority of this reserve was established in 2000 and charged to earnings in that year.


        ALLOWANCE FOR LOAN LOSSES. We provide for loan losses based on the allowance method. Accordingly, all loan losses are charged to the related allowance and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to income based on various factors which, in management's judgment, deserve current recognition in estimating probable losses. Management regularly reviews the loan portfolio and makes provisions for loan losses in order to maintain the allowance for loan losses in accordance with accounting principles generally accepted in the United States of America. The allowance for loan losses consists of amounts specifically allocated to non-performing loans and other criticized or classified loans (if any) as well as general allowances determined for each major loan category. Commercial loans and loans secured by commercial real estate are evaluated individually for impairment. Other smaller-balance, homogeneous loan types, including loans secured by one- to four-family residential real estate and consumer installment loans, are evaluated for impairment on a collective basis. After we establish a provision for loans that are known to be non-performing, criticized or classified, we calculate percentage loss factors to apply to the remaining categories within the loan portfolio to estimate probable losses inherent in these categories of the portfolio. When the loan portfolio increases, therefore, the percentage calculation results in a higher dollar amount of estimated probable losses than would be the case without the increase, and when the loan portfolio decreases, the percentage calculation results in a lower dollar amount of estimated probable losses than would be the case without the decrease. These percentage loss factors are determined by management based on our historical loss experience and credit concentrations for the applicable loan category, which may be adjusted to reflect our evaluation of levels of, and trends in, delinquent and non-accrual loans, trends in volume and terms of loans, and local economic trends and conditions.

        We consider commercial and commercial real estate loans and construction loans to be riskier than one- to four-family residential mortgage loans. Commercial and commercial real estate loans have greater credit risks compared to one- to four-family residential mortgage loans, as they typically involve large loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment experience on loans secured by income-producing properties typically depends on the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy. Construction loans have greater credit risk than permanent mortgage financing because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost of the project. If the estimate of construction costs is inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion is inaccurate, the value of the property may be insufficient to assure full repayment. Projects also may be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. Loans to builders to construct homes for which no purchaser has been identified carry more risk because the repayment of the loan depends on the builder's ability to sell the property prior to the time that the construction loan is due. The increased risk characteristics associated with commercial real estate and land loans and construction loans are considered by management in the evaluation of the allowance for loan losses and generally result in a larger loss factor applied to these segments of the loan portfolio in developing an estimate of the required allowance for loan losses.

        We intend to increase our originations of commercial and commercial real estate loans, and we intend to retain these loans in our portfolio. Because these loans entail significant additional credit risks compared to one- to four-family residential mortgage loans, an increase in our origination (and retention in our portfolio) of these types of loans would, in the absence of other offsetting factors, require us to make additional provisions for loan losses.

        The carrying value of loans is periodically evaluated and the allowance is adjusted accordingly. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the information used in making the evaluations. In addition, as an integral part of their examination process, our regulatory agencies periodically review the allowance for loan losses. Such agencies may require us to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

        The following table sets forth activity in our allowance for loan losses for the periods indicated.


                                        AT OR FOR THE
                                      NINE MONTHS ENDED           AT OR FOR THE YEARS ENDED DECEMBER 31,
                                        SEPTEMBER 30,       ----------------------------------------------------
                                       2004        2003       2003       2002       2001       2000       1999
                                     --------    --------   --------   --------   --------   --------   --------
                                                                (DOLLARS IN THOUSANDS)

Balance at beginning of period..     $  1,036    $    922   $    922   $    689   $    649   $    448   $    478
                                     --------    --------   --------   --------   --------   --------   --------

Charge-offs:
   Residential mortgage.........           12          --         28         36         52         --         --
   Commercial mortgage..........           --          --         --          8         --         --         --
   Construction.................           --          --         --         --         --         --         --
   Commercial...................           --          --         --         --         --         --         --
   Consumer and other...........          123         180        187        190        237        105        184
                                     --------    --------   --------   --------   --------   --------   --------
     Total charge-offs..........          135         180        215        234        289        105        184

Recoveries:
   Residential mortgage.........           --          --         --         --          8         --         --
   Commercial mortgage..........           --          --         --         --         --         --         --
   Construction.................           --          --         --         --         --         --         --
   Commercial...................           --          --         --         --         --         --         --
   Consumer and other...........           37          51         62         52         66         26         34
                                     --------    --------   --------   --------   --------   --------   --------
     Total recoveries...........           37          51         62         52         74         26         34

Net (charge-offs) recoveries....           98         129        153        182        215         79        150
Provision for loan losses.......          214         238        267        415        255        280        120
                                     --------    --------   --------   --------   --------   --------   --------

Balance at end of year..........     $  1,152    $  1,031   $  1,036   $    922   $    689   $    649   $    448
                                     ========    ========   ========   ========   ========   ========   ========

Ratios:
Net charge-offs to average
   loans outstanding
   (annualized)..............            0.07%       0.11%      0.10%      0.12%      0.11%      0.04%      0.07%
Allowance for loan losses to
   non-performing loans at end of
   period.......................        64.79%      51.19%     48.89%     62.76%    101.92%     92.06%     59.65%
Allowance for loan losses to
   total loans at end of
   period....................            0.61%       0.63%      0.63%      0.61%      0.39%      0.30%      0.22%

        ALLOCATION OF ALLOWANCE FOR LOAN LOSSES. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category (including loans held for sale), and the percent of loans in each category to total loans at the dates indicated. The allowances include both specific and general allowances within each category. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

                                                                                      AT DECEMBER 31,
                                                                        --------------------------------------------
                                     AT SEPTEMBER 30, 2004                                  2003
                         --------------------------------------------   --------------------------------------------
                                                          PERCENT OF                                     PERCENT OF
                           ALLOWANCE         LOAN       LOANS IN EACH     ALLOWANCE         LOAN       LOANS IN EACH
                           FOR LOAN       BALANCES BY    CATEGORY TO      FOR LOAN       BALANCES BY    CATEGORY TO
                            LOSSES         CATEGORY      TOTAL LOANS       LOSSES         CATEGORY      TOTAL LOANS
                         ------------    -------------  -------------   ------------    -------------  -------------
                                                          (DOLLARS IN THOUSANDS)
Residential mortgage..    $       138    $     100,565        53.24%    $        151    $      95,748        57.88%
Commercial and
 commercial mortgage..            558           55,371        29.31%             515           42,849        25.9%
Construction..........             --            7,932         4.20%              --            5,907         3.57%

Consumer and other....            456           25,039        13.25%             370           20,923        12.65%
Unallocated...........             --               --         0.00%              --               --         0.00%
                         ------------    -------------                  ------------    -------------

Total.................    $     1,152    $     188,907       100.00%    $      1,036    $     165,427       100.00%
                         ============    =============  ===========     ============    =============  ===========

(CONTINUED)

                                        AT DECEMBER 31,
                         --------------------------------------------
                                             2002
                         --------------------------------------------
                                                          PERCENT OF
                           ALLOWANCE         LOAN       LOANS IN EACH
                           FOR LOAN       BALANCES BY    CATEGORY TO
                            LOSSES         CATEGORY      TOTAL LOANS
                         ------------    -------------  -------------
                                    (DOLLARS IN THOUSANDS)

Residential mortgage..   $        227    $     102,449        67.05%
Commercial and
 commercial mortgage..            448           27,823        18.21%
Construction..........             --            2,946         1.93%

Consumer and other....            247           19,587        12.82%
Unallocated...........             --               --         0.00%
                         ------------    -------------

Total.................   $        922    $     152,805       100.00%
                         ============    =============  ===========


                                                               AT DECEMBER 31,
                         -------------------------------------------------------------------------------------------
                                             2001                                           2000
                         --------------------------------------------   --------------------------------------------
                                                          PERCENT OF                                     PERCENT OF
                           ALLOWANCE         LOAN       LOANS IN EACH     ALLOWANCE         LOAN       LOANS IN EACH
                           FOR LOAN       BALANCES BY    CATEGORY TO      FOR LOAN       BALANCES BY    CATEGORY TO
                            LOSSES         CATEGORY      TOTAL LOANS       LOSSES         CATEGORY      TOTAL LOANS
                         ------------    -------------  -------------   ------------    -------------  -------------
                                                           (DOLLARS IN THOUSANDS)

Residential mortgage..   $        149    $     134,344        75.17%    $        163    $     175,646        79.67%
Commercial and
 commercial mortgage..            366           20,174        11.29%             105           12,091         5.48%
Construction..........             --            3,036         1.70%              --            3,930         1.78%

Consumer and other....             22           21,172        11.85%             304           28,789        13.06%
Unallocated...........            152               --         0.00%              77               --         0.00%
                         ------------    -------------                  ------------    -------------

Total.................   $        689    $     178,726       100.00%    $        649    $     220,456       100.00%
                         ============    =============  ===========     ============    =============  ===========

(CONTINUED)

                                       AT DECEMBER 31,
                         --------------------------------------------
                                             1999
                         --------------------------------------------
                                                          PERCENT OF
                           ALLOWANCE         LOAN       LOANS IN EACH
                           FOR LOAN       BALANCES BY    CATEGORY TO
                            LOSSES         CATEGORY      TOTAL LOANS
                         ------------    -------------  -------------
                                    (DOLLARS IN THOUSANDS)

Residential mortgage..   $        241    $     194,139        86.55%
Commercial and
 commercial mortgage..             33            8,969         4.00%
Construction..........             --               --         0.00%

Consumer and other....            158           21,206         9.45%
Unallocated...........             16               --         0.00%
                         ------------    -------------

Total.................   $        448    $     224,314       100.00%
                         ============    =============  ===========

MORTGAGE BANKING ACTIVITIES

        Our mortgage banking operations involve the origination and subsequent sale of one- to four-family residential mortgage loans. When loans are sold into the secondary market, we generally retain the rights to service those loans thereby maintaining our customer relationships. We intend to use these customer relationships to cross-sell additional products and services. Loans which we sell are originated using the same personnel and the same underwriting policies as loans which we maintain in our portfolio. The decision whether to sell a loan is dependent upon the type of loan product and the term of the loan. In recent years, we have sold most of our fixed-rate one- to four-family residential loans with maturities of 15 years or greater, and have retained servicing on all of these loans.

        Mortgage servicing involves the administration and collection of home loan payments. When we acquire mortgage servicing rights through the origination of mortgage loans and sale of those loans with servicing rights retained, we allocate a portion of the total cost of the mortgage loans to the mortgage servicing rights based on their relative fair value. As of September 30, 2004, we were servicing loans sold to third parties totaling $140.4 million, and the mortgage servicing rights associated with such loans had a book value, at such date, of $898,000. Generally, the value of mortgage servicing rights increases as interest rates rise and decreases as interest rates fall, because the estimated life and estimated income from the underlying loans increase with rising interest rates and decrease with falling interest rates.

INSURANCE ACTIVITIES

        Since our purchase in 2003 of InsuranCenter of Alpena ("ICA"), a licensed insurance agency, we have sold life, property, casualty and health insurance products to our borrower customers and others. All of our income from our insurance activities is derived through sales commissions, and in recent years approximately 75% of ICA's revenues have been derived from the sale of health insurance products. At December 31, 2004, 35.8% of ICA's health insurance revenues were generated through a third-party contract under which business members of 11 chambers of commerce in our market area use ICA as their insurance agency. ICA has operated in Alpena, Michigan since its inception in 1984 and currently employs seven insurance agents. See "-Subsidiary Activity" on page 93 for a discussion of ICA.

REAL ESTATE DEVELOPMENT ACTIVITIES

        On a limited basis, we have purchased real estate for development. The last such purchase was a 37 acre lot which we purchased in 1994 for $130,000. As of September 30, 2004, we had sold 34 of the 43 lots comprising this property. See "-Subsidiary Activity" on page 93 for a discussion of our real estate development subsidiary, Financial Services & Mortgage Corporation.


INVESTMENT ACTIVITIES

        Our investment securities portfolio comprises U.S. Government and state agency obligations and municipal obligations, mortgage-backed securities, Federal Home Loan Bank stock, corporate bonds and other investments. At September 30, 2004, we had no investments in unrated securities. At September 30, 2004, $34.7 million, or 81.4% of our investment portfolio was scheduled to mature in less than five years, and $8.0 million, or 18.6%, was scheduled to mature in over five years. At September 30, 2004, $3.8 million, or 8.9% of our investment portfolio is scheduled to mature in less than one year.

        At September 30, 2004, we held U.S. Government and state agency obligations and municipal obligations classified as available-for-sale, with a fair market value of $34.3 million. While these securities generally provide lower yields than other investments such as mortgage-backed securities, our current investment strategy is to maintain investments in such instruments to the extent appropriate for liquidity purposes, as collateral for borrowings, and for prepayment protection.

        We invest in mortgage-backed securities in order to: generate positive interest rate spreads with minimal administrative expense; lower credit risk as a result of the guarantees provided by Freddie Mac, Fannie Mae and Ginnie Mae; supplement local loan originations; reduce interest rate risk exposure; and increase liquidity. Our mortgage-backed securities portfolio consists of pass-through certificates. At September 30, 2004, mortgage-backed securities totaled $8.4 million, or 3.3% of total assets. At September 30, 2004, 66.2% of our mortgage-backed securities were secured by balloon loans. All of our pass-through certificates are insured or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Our policy is to hold mortgage-backed securities as available for sale.

        We have interests in pools of single-family mortgages in which the principal and interest payments are passed from the mortgage originators, through intermediaries (generally government-sponsored agencies) that pool and repackage loans and sell the participation interest in the form of securities, to investors. These government-sponsored agencies include Freddie Mac, GNMA, or FNMA. The underlying pool of mortgages can be composed of either fixed-rate mortgage loans or adjustable-rate mortgage loans. The interest rate risk characteristics of the underlying pool of mortgages, I.E., fixed-rate or adjustable rate, are shared by the investors in that pool.

        Our investment policy also permits investment in corporate debt obligations. Although corporate bonds may offer higher yields than U.S. Treasury or agency securities of comparable duration, corporate bonds also have a higher risk of default due to possible adverse changes in the creditworthiness of the issuer.

        We are required under federal regulations to maintain a minimum amount of liquid assets that may be invested in specified short term securities and certain other investments. We generally have maintained a portfolio of liquid assets that exceeds regulatory requirements. Liquidity levels may be increased or decreased depending upon the yields on investment alternatives and upon management's judgment as to the attractiveness of the yields then available in relation to other opportunities and its expectation of the level of yield that will be available in the future, as well as management's projections as to the short term demand for funds to be used in our loan origination and other activities.

        SFAS No. 115 requires that, at the time of purchase, we designate a security as held to maturity, available for sale, or trading, depending on our ability and intent. Securities available for sale are reported at fair value. As of September 30, 2004, all of our investment securities were designated as available for sale except for a $1.8 million state municipal bond investment designated as held to maturity.

        INVESTMENT SECURITIES PORTFOLIO. The following table sets forth the composition of our investment securities portfolio at the dates indicated.

                                                                                     AT DECEMBER 31,
                                                         ------------------------------------------------------------------------
                                AT SEPTEMBER 30, 2004             2003                     2002                     2001
                                ----------------------   ----------------------   ----------------------   ----------------------
                                AMORTIZED                AMORTIZED                AMORTIZED                AMORTIZED
                                   COST     FAIR VALUE      COST     FAIR VALUE      COST     FAIR VALUE      COST     FAIR VALUE
                                ---------   ----------   ---------   ----------   ---------   ----------   ---------   ----------
                                                                        (IN THOUSANDS)
DEBT SECURITIES:
  U.S. Government and
     agency obligations.......  $  27,991   $   28,100   $  16,700   $   17,067   $  30,940   $   31,981   $  13,614   $   13,870
  State agency and
     municipal obligations....      6,232        6,233       3,900        3,960       3,171        3,287       3,686        3,730
                                ---------   ----------   ---------   ----------   ---------   ----------   ---------   ----------

  Corporate bonds and other
     obligations..............         --           --       6,163        6,148       4,488        4,580       3,403        3,454
                                ---------   ----------   ---------   ----------   ---------   ----------   ---------   ----------

MORTGAGE-BACKED SECURITIES:
  Fannie Mae..................        884          857         982          942       1,896        1,957          --           --
  Freddie Mac.................      4,976        4,925       5,940        5,855       4,098        4,234         946          965
  Ginnie Mae..................      2,592        2,598         520          537         713          739         984        1,008
                                ---------   ----------   ---------   ----------   ---------   ----------   ---------   ----------

   Total debt securities......     42,675       42,713      34,205       34,509      45,305       46,778      22,633       23,026
                                ---------   ----------   ---------   ----------   ---------   ----------   ---------   ----------

MARKETABLE EQUITY SECURITIES:
   Common stock...............          2          167          17          161          21          166          21          182
                                ---------   ----------   ---------   ----------   ---------   ----------   ---------   ----------

   Total equity
     securities...............          2          167          17          161          21          166          21          182
                                ---------   ----------   ---------   ----------   ---------   ----------   ---------   ----------
   Total investment
     securities...............  $  42,677   $   42,880   $  34,222   $   34,670   $  45,326   $   46,944   $  22,654   $   23,208
                                =========   ==========   =========   ==========   =========   ==========   =========   ==========


        PORTFOLIO MATURITIES AND YIELDS. The composition and maturities of the investment securities portfolio at September 30, 2004 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. State and municipal securities yields have not been adjusted to a tax-equivalent basis.

                                                               MORE THAN ONE YEAR    MORE THAN FIVE YEARS
                                        ONE YEAR OR LESS       THROUGH FIVE YEARS      THROUGH TEN YEARS
                                     ---------------------   ---------------------   ---------------------
                                                  WEIGHTED                WEIGHTED                WEIGHTED
                                     AMORTIZED    AVERAGE    AMORTIZED    AVERAGE    AMORTIZED    AVERAGE
                                        COST       YIELD        COST       YIELD        COST       YIELD
                                     ---------   ---------   ---------   ---------   ---------   ---------
                                                                  (DOLLARS IN THOUSANDS)
DEBT SECURITIES:
   U.S. Government and agency
     securities....................  $   3,534        4.89%  $  24,457        3.89%  $      --        0.00%
   State agency and municipal
     obligations...................        255        5.72%      4,302        3.51%        250        3.63%
                                     ---------               ---------               ---------

   Corporate bonds and other
     obligations...................         --        0.00%         --        0.00%         --        0.00%
                                     ---------   ---------   ---------   ---------   ---------   ---------

   Mortgage-backed securities:
       Fannie Mae..................         --        0.00%         --        0.00%        884        3.50%
       Freddie Mac.................         --        0.00%      2,178        3.65%      2,759        3.84%
       Ginnie Mae..................         --        0.00%         --        0.00%         --        0.00%
                                     ---------   ---------   ---------   ---------   ---------   ---------

   Total debt securities...........      3,789                  30,937                   3,893
                                     ---------               ---------               ---------

MARKETABLE EQUITY SECURITIES:
   Common stock....................         --        0.00%         --        0.00%         --        0.00%
                                     ---------               ---------               ---------

   Total investment securities.....  $   3,789               $  30,937               $   3,893
                                     =========               =========               =========

(CONTINUED)

                                      MORE THAN TEN YEARS             TOTAL SECURITIES
                                     ---------------------   ----------------------------------
                                                  WEIGHTED                             WEIGHTED
                                     AMORTIZED    AVERAGE    AMORTIZED                 AVERAGE
                                        COST       YIELD        COST     FAIR VALUE     YIELD
                                     ---------   ---------   ---------   ----------   ---------
                                                       (DOLLARS IN THOUSANDS)

DEBT SECURITIES:
   U.S. Government and agency
     securities....................  $      --        0.00%   $ 27,991   $   28,100        4.01%
   State agency and municipal
     obligations...................      1,425        4.70%      6,232        6,233        3.87%
                                     ---------               ---------   ----------

   Corporate bonds and other
     obligations...................         --        0.00%         --           --        0.00%
                                     ---------   ---------   ---------   ----------   ---------

   Mortgage-backed securities:
       Fannie Mae..................         --        0.00%        884          857        3.50%
       Freddie Mac.................         39        2.75%      4,976        4,925        3.75%
       Ginnie Mae..................      2,592        3.60%      2,592        2,598        3.60%
                                     ---------   ---------   ---------   ----------   ---------

   Total debt securities...........      4,056                  42,675       42,713
                                     ---------               ---------   ----------

MARKETABLE EQUITY SECURITIES:
   Common stock....................          2        0.00%          2          167        0.00%
                                     ---------               ---------   ----------

   Total investment securities.....   $  4,058                $ 42,677   $   42,880
                                     =========               =========   ==========

        The composition and maturities of the investment securities portfolio at December 31, 2003 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. State and municipal securities yields have not been adjusted to a tax-equivalent basis.

                                                               MORE THAN ONE YEAR    MORE THAN FIVE YEARS
                                        ONE YEAR OR LESS       THROUGH FIVE YEARS      THROUGH TEN YEARS
                                     ---------------------   ---------------------   ---------------------
                                                  WEIGHTED                WEIGHTED                WEIGHTED
                                     AMORTIZED    AVERAGE    AMORTIZED    AVERAGE    AMORTIZED    AVERAGE
                                        COST       YIELD        COST       YIELD        COST       YIELD
                                     ---------   ---------   ---------   ---------   ---------   ---------
                                                                  (DOLLARS IN THOUSANDS)
DEBT SECURITIES:
   U.S. Government and agency
     securities....................  $   3,007        4.32%  $  13,693        4.65%  $      --        0.00%
   State agency and municipal
     obligations...................      1,459        5.97%      2,111        2.75%        330        4.25%
                                     ---------               ---------               ---------

   Corporate bonds and other
   obligations.....................      2,464        5.95%      3,699        5.65%         --        0.00%
                                     ---------   ---------   ---------   ---------   ---------   ---------

   Mortgage-backed securities:
       Fannie Mae..................         --        0.00%         --        0.00%        982        3.50%
       Freddie Mac.................         --        0.00%      2,727        3.66%      3,168        3.89%
       Ginnie Mae..................         --        0.00%         --        0.00%         --        0.00%
                                     ---------   ---------   ---------   ---------   ---------   ---------

   Total debt securities...........      6,930                  22,230                   4,480
                                     ---------               ---------               ---------

MARKETABLE EQUITY SECURITIES:
   Common stock....................         --        0.00%         --        0.00%         --        0.00%
                                     ---------               ---------               ---------

   Total investment securities.....  $   6,930               $  22,230               $   4,480
                                     =========               =========               =========

(continued)

                                      MORE THAN TEN YEARS             TOTAL SECURITIES
                                     ---------------------   ----------------------------------
                                                  WEIGHTED                             WEIGHTED
                                     AMORTIZED    AVERAGE    AMORTIZED                 AVERAGE
                                        COST       YIELD        COST     FAIR VALUE     YIELD
                                     ---------   ---------   ---------   ----------   ---------
                                                       (DOLLARS IN THOUSANDS)

DEBT SECURITIES:
   U.S. Government and agency
     securities....................  $      --        0.00%   $ 16,700   $   17,067        4.59%
   State agency and municipal
     obligations...................         --        0.00%      3,900        3,960        2.59%
                                     ---------               ---------   ----------

   Corporate bonds and other
   obligations.....................         --        0.00%      6,163        6,148        5.77%
                                     ---------   ---------   ---------   ----------   ---------

   Mortgage-backed securities:
       Fannie Mae..................         --        0.00%        982          942        3.50%
       Freddie Mac.................         46        3.07%      5,940        5,855        3.78%
       Ginnie Mae..................        520        4.89%        520          537        4.89%
                                     ---------   ---------   ---------   ----------   ---------

   Total debt securities...........        566                  34,206       34,509
                                     ---------               ---------   ----------

MARKETABLE EQUITY SECURITIES:
   Common stock....................         17        0.00%         17          161        0.00%
                                     ---------               ---------   ----------

   Total investment securities.....  $     583                $ 34,223   $   34,670
                                     =========               =========   ==========

SOURCES OF FUNDS

        GENERAL. Deposits are the major source of our funds for lending and other investment purposes. We generate deposits from our ten full-service offices in Alpena, Ossineke, Mio, Cheboygan, Oscoda, Lewiston, Mancelona, Alanson and Gaylord. In addition to deposits, we derive funds from borrowings, proceeds from the settlement of loan sales, the amortization and prepayment of loans and mortgage-backed securities, the maturity of investment securities, and operations. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and market conditions. Borrowings are used on a short-term basis to compensate for reductions in the availability of funds from other sources or on a longer term basis for general business purposes. We currently are managing liquidity levels and loan funding primarily through secondary mortgage market sales.

        DEPOSITS. We generate deposits primarily from our market area by offering a broad selection of deposit instruments including NOW accounts, regular savings, money market deposits, term certificate accounts and individual retirement accounts. Deposit account terms vary according to the minimum balance required, the period of time during which the funds must remain on deposit, and the interest rate, among other factors. The maximum rate of interest which we must pay is not established by regulatory authority. The asset/liability committee regularly evaluates our internal cost of funds, surveys rates offered by competing institutions, reviews the cash flow requirements for lending and liquidity, and executes rate changes when deemed appropriate. We have sought to decrease the risk associated with changes in interest rates by offering competitive rates on some deposit accounts and by pricing certificates of deposit to provide customers with incentives to choose certificates of deposit with longer maturities. We also attract non-interest bearing commercial deposit accounts from our commercial borrowers and offer a competitive sweep product that is not insured by the FDIC. In recent periods, we generally have not obtained funds through brokers or through a solicitation of funds outside our market area. However, at September 30, 2004, we had $1.6 million of brokered deposits. We offer a limited amount of certificates of deposit in excess of $100,000 which may have negotiated rates. Future liquidity needs are expected to be satisfied through the use of Federal Home Loan Bank borrowings as necessary. Management does not generally plan on paying above market rates on deposit products.

        The following table sets forth the distribution of total deposit accounts, by account type, at the dates indicated.

                                AT SEPTEMBER 30,                  AT DECEMBER 31,
                         ------------------------------   ------------------------------
                                      2004                             2003
                         ------------------------------   ------------------------------
                                               WEIGHTED                         WEIGHTED
                                               AVERAGE                          AVERAGE
                          BALANCE    PERCENT     RATE      BALANCE    PERCENT     RATE
                         ---------  ---------  --------   ---------  ---------  --------
                                              (DOLLARS IN THOUSANDS)
DEPOSIT TYPE:
Demand deposits......... $  11,664       6.36%     0.00%  $   7,282       4.80%     0.00%
NOW deposits............    17,225       9.88%     0.33%     13,596       8.96%     0.35%
Money market deposits...    16,641       9.08%     1.62%     11,613       7.66%     1.22%
Regular savings.........    28,082      15.32%     0.14%     28,838      19.01%     0.34%
                         ---------  ---------             ---------  ---------
   Total transaction
     accounts...........    73,612      40.64%               61,328      40.43%
                         ---------  ---------             ---------  ---------

   Certificates of
     deposit............   108,816      59.36%     3.31%     90,374      59.57%     3.36%

   Total deposits....... $ 182,428     100.00%            $ 151,702     100.00%
                         =========  =========             =========   ========

                                                  AT DECEMBER 31,
                         ---------------------------------------------------------------
                                      2002                             2001
                         ------------------------------   ------------------------------
                                               WEIGHTED                         WEIGHTED
                                               AVERAGE                          AVERAGE
                          BALANCE    PERCENT     RATE      BALANCE    PERCENT     RATE
                         ---------  ---------  --------   ---------  ---------  --------
                                              (DOLLARS IN THOUSANDS)
DEPOSIT TYPE:
Demand deposits........  $   5,418       3.47%     0.00%  $   3,422       2.06%     0.00%
NOW deposits...........     14,651       9.39%     0.84%     14,390       8.64%     1.12%
Money market deposits..      8,464       5.42%     1.20%      7,736       4.65%     1.74%
Regular savings........     32,198      20.62%     0.54%     30,922      18.57%     2.48%
                         ---------  ---------             ---------  ---------

   Total transaction
     accounts..........     60,731      38.90%               56,470      33.92%
                         ---------  ---------             ---------  ---------

   Certificates of
     deposit...........     95,361      61.10%     4.87%    110,068      66.08%     6.29%
                         ---------  ---------             ---------  ---------

   Total deposits......  $ 156,092     100.00%            $ 166,538     100.00%
                         =========  =========             =========   ========

        The following table sets forth the time deposits in the Bank classified by interest rate as of the dates indicated.

                           AT                  AT DECEMBER 31,
                       SEPTEMBER     -------------------------------------
                        30, 2004        2003         2002          2001
                       ----------    ----------   ----------    ----------
                                          (IN THOUSANDS)

INTEREST RATE

   Less than 2.00%.    $   28,132    $   26,192   $   19,670    $    2,399

   2.00% -2.99%....        21,623        14,384       11,537         6,729
   3.00% -3.99%....        29,463        15,349       11,111        21,037
   4.00% -4.99%....        12,090        12,498       13,576        10,555
   5.00% -6.99%....        14,769        18,768       34,394        62,037

   7.00% - 8.99%...         2,739         3,183        5,073         7,311
                       ----------    ----------   ----------    ----------

   Total...........    $  108,816    $   90,374   $   95,361    $  110,068
                       ==========    ==========   ==========    ==========

        The following table sets forth the amount and maturities of time deposits at September 30, 2004.

                                                                                             AFTER
                        SEPTEMBER     SEPTEMBER    SEPTEMBER     SEPTEMBER    SEPTEMBER    SEPTEMBER
                         30, 2005      30, 2006     30, 2007      30, 2008     30, 2009     30, 2005       TOTAL
                       -----------   -----------  -----------   -----------  -----------  -----------   -----------
INTEREST RATE

   Less than 2.00%.    $    22,139   $     5,883  $       110   $        --  $        --  $        --   $    28,132

   2.00% -2.99%....          4,417        15,049          721           729          512          195        21,623
   3.00% -3.99%....          2,037        10,639        9,520         7,086            2          179        29,463
   4.00% -4.99%....          1,984         7,518        2,247            30           23          288        12,090
   5.00% -5.99%....          1,118         2,269          220            --        1,361          376         5,344
   6.00% -6.99%....          3,768         1,489          425           904          221        2,618         9,425
   7.00%- 8.99%....          1,223           100          135             2           --        1,279         2,739
                       -----------   -----------  -----------   -----------  -----------  -----------   -----------

   Total...........    $    36,686   $    42,947  $    13,378   $     8,751  $     2,119  $     4,935   $   108,816
                       ===========   ===========  ===========   ===========  ===========  ===========   ===========

        As of September 30, 2004, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $27.3 million. The following table sets forth the maturity of those certificates as of September 30, 2004.

                                                       AT
                                                  SEPTEMBER 30,
                                                      2004
                                               -------------------
                                                 (IN THOUSANDS)

        Three months or less................       $    4,840
        Over three months through six months            1,854
        Over six months through one year....            1,557
        Over one year to three years........           13,268
        Over three years....................            5,819
                                                   ----------

        Total...............................       $   27,338
                                                   ==========

        BORROWINGS. Our borrowings consist primarily of advances from the Federal Home Loan Bank. At September 30, 2004, we had access to additional Federal Home Loan Bank advances of up to $20.5 million. The following table sets forth information concerning balances and interest rates on our Federal Home Loan Bank advances at the dates and for the periods indicated.

                                            AT OR FOR THE NINE MONTHS
                                                ENDED SEPTEMBER 30,           AT OR FOR THE YEARS ENDED DECEMBER 31,
                                           ----------------------------    --------------------------------------------
                                               2004            2003            2003            2002            2001
                                           ------------    ------------    ------------    ------------    ------------
                                                                      (DOLLARS IN THOUSANDS)
Balance at end of period (1)...........    $     47,303    $     53,771    $     47,159    $     48,414    $     52,120
Average balance during period..........    $     58,570    $     50,604    $     49,594    $     48,532    $     55,589
Maximum outstanding at any month end...    $     60,802    $     52,414    $     49,802    $     48,414    $     56,935
Weighted average interest rate at
  end of period........................            5.14%           5.29%           5.25%           5.73%           5.77%
Average interest rate during period....            4.27%           5.00%           4.73%           5.77%           5.49%

----------------------------
(1) Includes $1.3 million at September 30, 2004 and $1.4 million at September 30, 2003 and December 31, 2003 in a note payable to former owners of InsuranCenter.

EMPLOYEES

        As of September 30, 2004, we had 112 full-time employees and 16 part-time employees. The employees are not represented by a collective bargaining unit and we consider our relationship with our employees to be good.





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

PROPERTIES

        As of September 30, 2004, First Federal of Northern Michigan owned its main office and all of its branch offices except for the Lewiston branch office. At September 30, 2004, the net book value of our properties was $4.6 million. The following is a list of our locations:

MAIN OFFICE

100 South Second Avenue
Alpena, Michigan 49707

BRANCH OFFICES

300 South Ripley Boulevard                 625 N. Williams Street
Alpena, Michigan  49707                    Mancelona, MI 49659

6230 River Street                          308 North Morenci
Alanson, MI 49706                          Mio, Michigan  48647

101 South Main Street                      201 North State Street
Cheboygan, Michigan  49721                 Oscoda, Michigan  48750

1000 South Wisconsin                       11874 U.S. 23 South
Gaylord, Michigan  49735                   Ossineke, Michigan  49766

P.O. Box 673 (1)
4236 Salling Street
Lewiston, Michigan  49756

-------------------------------
(1)     Month to month lease.

LEGAL PROCEEDINGS

        We are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business which, in the aggregate, involve amounts which management believes are immaterial to our financial condition, our results of operations and our cash flows.

SUBSIDIARY ACTIVITY

        Alpena Bancshares, Inc.'s only direct subsidiary is First Federal of Northern Michigan.


        First Federal of Northern Michigan has two subsidiaries. One subsidiary, Financial Services & Mortgage Corporation, leases, sells, develops and maintains real estate properties. As of September 30, 2004, First Federal of Northern Michigan's investment in Financial Services & Mortgage Corporation was $400,000. As of September 30, 2004, Financial Services & Mortgage Corporation had developed seven building sites and two condominiums, all of which were being offered for sale. At September 30, 2004, our investment in these properties was approximately $562,000, and we had a lower of cost or market value allowance of $121,000 for these properties. Financial Services & Mortgage Corporation is not currently a party to any agreement that is material to Alpena Bancshares, Inc. on a consolidated basis.

        First Federal of Northern Michigan's second subsidiary, the InsuranCenter of Alpena ("ICA"), is a licensed insurance agency engaged in the business of property, casualty and health insurance sales. ICA currently employs two brokers that sell non-insured investment products in two branch offices of First Federal of Northern Michigan. First Federal of Northern Michigan acquired ICA in June 2003 for $2.87 million. ICA's revenues are derived from the sale of life insurance, property and casualty insurance and health insurance. At December 31, 2004, life insurance revenues represented 4% of sales, property and casualty insurance revenues represented 20% of sales and health insurance sales represented 76% of sales. At December 31, 2004, 35% of the health insurance sales resulted from a contract under which 11 chambers of commerce in 10 surrounding counties offer their constituents the opportunity to purchase group health plans through ICA..


        As part of the acquisition, First Federal of Northern Michigan entered into an employment agreement with one of ICA's former owners, which will expire in February 2006. In addition, First Federal of Northern Michigan entered into an "earn out" agreement with one of the former ICA owners that pays up to $300,000 per year if certain net sales goals are achieved. One $300,000 payment was made in February 2004 and another $300,000 payment is expected to be paid in February 2005. The earn out agreement expires in December 2005.

FIRST FEDERAL COMMUNITY FOUNDATION

        In connection with the conversion and offering, we are establishing the First Federal Community Foundation, which is a private charitable foundation. This foundation, which is not a subsidiary of First Federal of Northern Michigan, will provide grants to individuals and not-for-profit organizations within the communities that First Federal of Northern Michigan serves. The foundation's board of directors consists of Gary C. VanMassenhove, Michael W. Mahler and Amy E. Essex. Additionally, as required by Office of Thrift Supervision regulations, for at least the first five years after its organization, we will select one additional person to serve on the initial board of directors who will not be one of our officers or directors and who will have experience with local charitable organizations and grant making. As part of the conversion, we will fund the foundation through a contribution of cash in an amount equal to 2% of the shares we sell to purchasers in the offering, PROVIDED the cash does not exceed $375,000 and common stock equal to 2% of the shares we sell to purchasers in the offering, PROVIDED the common stock contribution does not exceed 37,500 shares. After the conversion, First Federal of Northern Michigan will continue to maintain the foundation, but does not expect to make any further contributions to the foundation. See "First Federal Community Foundation" on page 121.

                           SUPERVISION AND REGULATION

GENERAL

        As a federally chartered savings bank, First Federal of Northern Michigan is regulated and supervised by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. This regulation and supervision establishes a comprehensive framework of activities in which we may engage, and is intended primarily for the protection of the Federal Deposit Insurance Corporation's deposit insurance funds and depositors. Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. After completing an examination, the federal agency critiques the financial institution's operations and assigns its rating (known as an institution's CAMELS). Under federal law, an institution may not disclose its CAMELS rating to the public. First Federal of Northern Michigan also is a member of, and owns stock in, the Federal Home Loan Bank of Indianapolis, which is one of the twelve regional banks in the Federal

Home Loan Bank System. First Federal of Northern Michigan also is regulated, to a lesser extent, by the Board of Governors of the Federal Reserve System, governing reserves to be maintained against deposits and other matters. The Office of Thrift Supervision examines First Federal of Northern Michigan and prepares reports for consideration by our board of directors on any operating deficiencies. First Federal of Northern Michigan's relationship with our depositors and borrowers also is regulated to a great extent by both federal and state laws, especially in matters concerning the ownership of deposit accounts and the form and content of our loan documents.

        There can be no assurance that changes to existing laws, rules and regulations, or any other new laws, rules or regulations, will not be adopted in the future, which could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects. Any change in these laws or regulations, or in regulatory policy, whether by the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or Congress, could have a material adverse impact on our business, financial condition or operations.

FEDERAL BANKING REGULATION

        BUSINESS ACTIVITIES. A federal savings bank derives its lending and investment powers from the Home Owners' Loan Act, and the regulations of the Office of Thrift Supervision. Under these laws and regulations, First Federal of Northern Michigan may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other loans and assets. First Federal of Northern Michigan also may establish subsidiaries that may engage in activities not otherwise permissible for First Federal of Northern Michigan directly, including real estate investment, securities brokerage and insurance agency services.

        CAPITAL REQUIREMENTS. Office of Thrift Supervision regulations require savings banks to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for institutions receiving the highest CAMELS rating) and an 8% risk-based capital ratio. The prompt corrective action standards discussed below, in effect, establish a minimum 2% tangible capital standard.

        The risk-based capital standard for savings banks requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks inherent in the type of asset. Core capital is defined as common stockholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, allowance for loan and lease losses up to a maximum of 1.25% of risk-weighted assets, and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

        At September 30, 2004, First Federal of Northern Michigan's capital exceeded all applicable requirements.

        LOANS TO ONE BORROWER. A federal savings bank generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus on an unsecured basis. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of

September 30, 2004, First Federal of Northern Michigan was in compliance with the loans-to-one-borrower limitations.

        QUALIFIED THRIFT LENDER TEST. As a federal savings bank, First Federal of Northern Michigan is subject to a qualified thrift lender, or "QTL," test. Under the QTL test, First Federal of Northern Michigan must maintain at least 65% of its "portfolio assets" in "qualified thrift investments" in at least nine months of the most recent 12-month period. "Portfolio assets" generally means total assets of a savings institution, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the institution's business.

        "Qualified thrift investments" include various types of loans made for residential and housing purposes, investments related to such purposes, including certain mortgage-backed and related securities, and loans for personal, family, household and certain other purposes up to a limit of 20% of portfolio assets. "Qualified thrift investments" also include 100% of an institution's credit card loans, education loans and small business loans. First Federal of Northern Michigan also may satisfy the QTL test by qualifying as a "domestic building and loan association" as defined in the Internal Revenue Code of 1986.

        A savings bank that fails the QTL test must either convert to a bank charter or operate under specified restrictions. At September 30, 2004, First Federal of Northern Michigan maintained approximately 94.1% of its portfolio assets in qualified thrift investments, and therefore satisfied the QTL test.

        CAPITAL DISTRIBUTIONS. Office of Thrift Supervision regulations govern capital distributions by a federal savings bank, which include cash dividends, stock repurchases and other transactions charged to the institution's capital account. A savings bank must file an application for approval of a capital distribution if:

        o the total capital distributions for the applicable calendar year exceed the sum of the savings bank's net income for that year to date plus the savings bank's retained net income for the preceding two years;

        o the savings bank would not be at least adequately capitalized following the distribution;

        o the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition; or

        o the savings bank is not eligible for expedited treatment of its filings.

        Even if an application is not otherwise required, every savings bank that is a subsidiary of a holding company must still file a notice with the Office of Thrift Supervision at least 30 days before the board of directors declares a dividend or approves a capital distribution.

        The Office of Thrift Supervision may disapprove a notice or application if:

        o the savings bank would be undercapitalized following the distribution;

        o the proposed capital distribution raises safety and soundness concerns; or

        o the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

        LIQUIDITY. A federal savings bank is required to maintain a sufficient amount of liquid assets to ensure its safe and sound operation.

        COMMUNITY REINVESTMENT ACT AND FAIR LENDING LAWS. All savings banks have a responsibility under the Community Reinvestment Act and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In connection with its examination of a federal savings bank, the Office of Thrift Supervision is required to assess the savings bank's record of compliance with the Community Reinvestment Act. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. A savings bank's failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in regulatory restrictions on its activities. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice. First Federal of Northern Michigan received a "Satisfactory" Community Reinvestment Act rating in its most recent federal examination.

        TRANSACTIONS WITH RELATED PARTIES. A federal savings bank's authority to engage in transactions with its "affiliates" is limited by Office of Thrift Supervision regulations and by Sections 23A and 23B of the Federal Reserve Act. The term "affiliates" for these purposes generally means any company that controls or is under common control with an institution. Alpena Bancshares, Inc. and its non-savings institution subsidiaries will be affiliates of First Federal of Northern Michigan. In general, transactions with affiliates must be on terms that are as favorable to the savings bank as comparable transactions with non-affiliates. In addition, certain types of these transactions are restricted to an aggregate percentage of the savings bank's capital. Collateral in specified amounts must usually be provided by affiliates in order to receive loans from the savings bank. In addition, Office of Thrift Supervision regulations prohibit a savings bank from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary.

        First Federal of Northern Michigan's authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions require that extensions of credit to insiders (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and (ii) not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of First Federal of Northern Michigan's capital. In addition, extensions of credit in excess of certain limits must be approved by First Federal of Northern Michigan's board of directors.

        ENFORCEMENT. The Office of Thrift Supervision has primary enforcement responsibility over federal savings banks and has the authority to bring enforcement action against all "institution-affiliated parties," including stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the savings bank, receivership, conservatorship or the termination of deposit insurance. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The Federal Deposit Insurance Corporation also has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings bank. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take action under specified circumstances.

        STANDARDS FOR SAFETY AND SOUNDNESS. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

        PROMPT CORRECTIVE ACTION REGULATIONS. Under the prompt corrective action regulations, the Office of Thrift Supervision is required and authorized to take supervisory actions against undercapitalized savings banks. For this purpose, a savings bank is placed in one of the following five categories based on the savings bank's capital:

        o well-capitalized (at least 5% leverage capital, 6% tier 1 risk-based capital and 10% total risk-based capital);

        o adequately capitalized (at least 4% leverage capital, 4% tier 1 risk-based capital and 8% total risk-based capital);

        o undercapitalized (less than 3% leverage capital, 4% tier 1 risk-based capital or 8% total risk-based capital);

        o significantly undercapitalized (less than 3% leverage capital, 3% tier 1 risk-based capital or 6% total risk-based capital); or

        o       critically undercapitalized (less than 2% tangible capital).

        Generally, the Office of Thrift Supervision is required to appoint a receiver or conservator for a savings bank that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date a savings bank receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." In addition, numerous mandatory supervisory actions become immediately applicable to the savings bank, including, but not limited to, restrictions on growth, investment activities, capital distributions and affiliate transactions. The Office of Thrift Supervision may also take any one of a number of discretionary supervisory actions against undercapitalized savings banks, including the issuance of a capital directive and the replacement of senior executive officers and directors.

        At September 30, 2004, First Federal of Northern Michigan met the criteria for being considered "well-capitalized."

        INSURANCE OF DEPOSIT ACCOUNTS. Deposit accounts in First Federal of Northern Michigan are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, generally up to a maximum of $100,000 per separately insured depositor. First Federal of Northern Michigan's deposits, therefore, are subject to Federal Deposit Insurance Corporation deposit insurance assessments. The Federal Deposit Insurance Corporation has adopted a risk-based system for determining deposit insurance assessments. The Federal Deposit Insurance Corporation is authorized to raise the assessment rates as necessary to maintain the required ratio of reserves to insured deposits of 1.25%. In addition, all Federal Deposit Insurance Corporation-insured institutions must pay assessments to the Federal Deposit Insurance Corporation at an annual rate of approximately .0212% of insured deposits to fund interest payments on federal agency bonds maturing in 2017 that were issued to recapitalize the predecessor to the Savings Association Insurance Fund.

        PROHIBITIONS AGAINST TYING ARRANGEMENTS. Federal savings banks are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the savings bank or its affiliates or not obtain services of a competitor of the savings bank.

        FEDERAL HOME LOAN BANK SYSTEM. First Federal of Northern Michigan is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions. As a member of the Federal Home Loan Bank of Indianapolis, First Federal of Northern Michigan is required to acquire and hold shares of capital stock in the Federal Home Loan Bank in an amount equal to at least 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its borrowings from the Federal Home Loan Bank, whichever is greater. As of September 30, 2004, First Federal of Northern Michigan was in compliance with this requirement.

FEDERAL RESERVE SYSTEM

        Federal Reserve Board regulations require savings banks to maintain non-interest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. At September 30, 2004, First Federal of Northern Michigan was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements imposed by the Office of Thrift Supervision.

THE USA PATRIOT ACT

        The USA PATRIOT Act gives the federal government new powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. Certain provisions of the Act impose affirmative obligations on a broad range of financial institutions, including federal savings banks, like First Federal of Northern Michigan. These obligations include enhanced anti-money laundering programs, customer identification programs and regulations relating to private banking accounts or correspondence accounts in the United States for non-United States persons or their representatives (including foreign individuals visiting the United States).

        We have established policies and procedures to ensure compliance with the USA PATRIOT Act's provisions, and the impact of the USA PATRIOT Act on our operations has not been material.

PRIVACY REQUIREMENTS OF THE GRAMM-LEACH-BLILEY ACT

        The Gramm-Leach-Bliley Act of 1999 provided for sweeping financial modernization for commercial banks, savings banks, securities firms, insurance companies, and other financial institutions operating in the United States. Among other provisions, the Gramm-Leach-Bliley Act places limitations on the sharing of consumer financial information with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution's privacy policy and provide such customers the opportunity to "opt out" of the sharing of personal financial information with unaffiliated third parties.

HOLDING COMPANY REGULATION

        Upon completion of the conversion, First Federal of Northern Michigan Bancorp, Inc. will be a unitary savings and loan holding company, subject to regulation and supervision by the Office of Thrift Supervision. The Office of Thrift Supervision will have enforcement authority over First Federal of Northern Michigan Bancorp, Inc. and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a risk to First Federal of Northern Michigan.

        Under prior law, a unitary savings and loan holding company generally had no regulatory restrictions on the types of business activities in which it could engage, provided that its subsidiary savings association was a qualified thrift lender. The Gramm-Leach-Bliley Act, however, restricts unitary savings and loan holding companies not existing on, or applied for before, May 4, 1999, to those activities permissible for financial holding companies or for multiple savings and loan holding companies. First Federal of Northern Michigan Bancorp, Inc. will not be a grandfathered unitary savings and loan holding company and, therefore, will be limited to the activities permissible for financial holding companies or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance, incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulations.

        Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring control of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with specified exceptions, more than 5% of the equity securities of a company engaged in activities that are not closely related to banking or financial in nature or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources and future prospects of the savings institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.

SARBANES-OXLEY ACT OF 2002

        The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.

        The Sarbanes-Oxley Act includes very specific additional disclosure requirements and new corporate governance rules requiring the SEC and securities exchanges to adopt extensive additional disclosure, corporate governance and other related rules, and mandates further studies of certain issues by the SEC. The Sarbanes-Oxley Act represents significant federal involvement in matters traditionally left to state regulatory systems, such as the regulation of the accounting profession, and to state corporate law, such as the relationship between a board of directors and management and between a board of directors and its committees.

        Although we will incur additional expense in complying with the provisions of the Sarbanes-Oxley Act and the regulations that have been promulgated to implement the Sarbanes-Oxley Act, management does not expect that such compliance will have a material impact on our results of operations or financial condition.

FEDERAL SECURITIES LAWS

        First Federal of Northern Michigan Bancorp, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the shares of common stock to be issued pursuant to the conversion. Upon completion of the conversion, shares of First Federal of Northern Michigan Bancorp, Inc. common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. First Federal of Northern Michigan Bancorp, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

        The registration under the Securities Act of 1933 of shares of common stock to be issued in the offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of First Federal of Northern Michigan Bancorp, Inc. may be resold without registration. Shares purchased by an affiliate of First Federal of Northern Michigan Bancorp, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If First Federal of Northern Michigan Bancorp, Inc. meets the current public information reporting requirements of Rule 144 under the Securities Act of 1933, each affiliate of First Federal of Northern Michigan Bancorp, Inc. that complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of First Federal of Northern Michigan Bancorp, Inc., or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, First Federal of Northern Michigan Bancorp, Inc. may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

                                    TAXATION

FEDERAL TAXATION

        GENERAL. Alpena Bancshares, Inc. and First Federal of Northern Michigan are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to Alpena Bancshares, Inc. and First Federal of Northern Michigan.

        METHOD OF ACCOUNTING. For federal income tax purposes, First Federal of Northern Michigan currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its consolidated federal income tax returns. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

        BAD DEBT RESERVES. Prior to the Small Business Protection Act of 1996, First Federal of Northern Michigan was permitted to establish a reserve for bad debts for tax purposes and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at First Federal of Northern Michigan's taxable income. As a result of the Small Business Protection Act, First Federal of Northern Michigan must use the specific charge off method in computing its bad debt deduction for tax purposes.

        TAXABLE DISTRIBUTIONS AND RECAPTURE. Prior to the Small Business Protection Act of 1996, bad debt reserves created prior to 1988 were subject to recapture into taxable income if First Federal of Northern Michigan failed to meet certain thrift asset and definitional tests. The Small Business Protection Act of 1996 eliminated these thrift-related recapture rules. However, under current law, pre-1988 reserves remain subject to tax recapture should First Federal of Northern Michigan make certain distributions from its tax bad debt reserve or cease to maintain a bank charter. At September 30, 2004, First Federal of Northern Michigan's total federal pre-1988 reserve was approximately $60,000. This reserve reflects the cumulative effects of federal tax deductions by First Federal of Northern Michigan for which no federal income tax provision has been made.

        MINIMUM TAX. The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The alternative minimum tax is payable to the extent such AMTI is in excess of an exemption amount. Net operating losses can, in general, offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. First Federal of Northern Michigan has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

        NET OPERATING LOSS CARRYOVERS. A financial institution may carry back net operating losses to the preceding five taxable years (for losses incurred in 2001 and 2002) and forward to the succeeding 20 taxable years. This provision applies to losses incurred in taxable years ending in 2001 and 2002. For net operating losses incurred in taxable years ending after 2002, the carryback period is reduced to two years. At September 30, 2004, First Federal of Northern Michigan had no net operating loss carryforwards for federal income tax purposes.

        CORPORATE DIVIDENDS. We may exclude from our income 100% of dividends received from First Federal of Northern Michigan as a member of the same affiliated group of corporations.

        Alpena Bancshares, Inc.'s federal income tax returns have not been audited by the Internal Revenue Service in the last five fiscal years.

STATE AND LOCAL TAXATION

        During 1999, the State of Michigan passed legislation that resulted in elimination of the Michigan single business tax by gradually phasing it out over the next 23 years. Public Act 115 reduces the single business tax rate by 0.1% annually beginning January 1, 1999. First Federal of Northern Michigan files Michigan Single Business Tax (SBT) returns, and in 2003 was subject to tax at a rate equal to 1.9% of taxable income. For this purpose, "taxable income" generally means federal taxable income, subject to certain adjustments to arrive at an adjusted tax base. First Federal of Northern Michigan was audited by the State of Michigan in 2001 for the tax years 1997 through 2000. No material adjustments were found.

        Other applicable state taxes include generally applicable sales, use and real property taxes.

        As a Maryland business corporation, First Federal of Northern Michigan Bancorp, Inc. will be required to file annual returns and pay annual fees and an annual franchise tax to the State of Maryland.

         MANAGEMENT OF FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

SHARED MANAGEMENT STRUCTURE

        The directors of First Federal of Northern Michigan Bancorp, Inc. are those same persons who are the directors of First Federal of Northern Michigan. In addition, each executive officer of First Federal of Northern Michigan Bancorp, Inc. is also an executive officer of First Federal of Northern Michigan. Both First Federal of Northern Michigan Bancorp, Inc. and First Federal of Northern Michigan may choose to appoint additional or different persons as directors and executive officers in the future. We expect that First Federal of Northern Michigan Bancorp, Inc. and First Federal of Northern Michigan will continue to have common executive officers until there is a business reason to establish separate management structures. To date, directors and executive officers have been compensated only for their services to First Federal of Northern Michigan. These individuals may receive additional compensation for their services to First Federal of Northern Michigan Bancorp, Inc.

DIRECTORS OF FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

        First Federal of Northern Michigan Bancorp, Inc.'s Board of Directors has five members. Our bylaws provide that approximately one-third of the directors are to be elected annually. Directors of First Federal of Northern Michigan Bancorp, Inc. are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify.

        The table below sets forth certain information, as of September 30, 2004, regarding current members of our Board of Directors and executive officers who are not directors, including the terms of office of board members.

                                  POSITION(S) HELD WITH
                                FIRST FEDERAL OF NORTHERN
          NAME(1)                  MICHIGAN BANCORP, INC.         AGE       DIRECTOR SINCE(2)     CURRENT TERM EXPIRES
----------------------------  -------------------------------- ---------  ---------------------  ----------------------
                                                      DIRECTORS

James C. Rapin                Chairman of the Board               64               1985                  2005
Martin A. Thomson             President, Chief Executive          55               1986                  2005
                                 Officer and Director
Thomas R. Townsend            Director                            53               2002                  2006
Gary C. VanMassenhove         Director                            57               2001                  2006
Keith D. Wallace              Director                            62               1988                  2007

                                      EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Michael W. Mahler             Executive Vice President            41               N/A                   N/A
Amy E. Essex                  Chief Financial Officer             41               N/A                   N/A
Jerome W. Tracey              Senior Vice President, Senior       45               N/A                   N/A
                                 Lender

------------------------------
(1) The mailing address for each person listed is 100 S. Second Avenue, Alpena, Michigan 49707. Each of the persons listed is also a director of First Federal of Northern Michigan, as well as Alpena Bancshares, M.H.C.
(2)     Includes service with First Federal of Northern Michigan in mutual form.

        The principal occupation during the past five years of each of our directors and executive officers is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

        JAMES C. RAPIN was elected as the Chairman of the Board of Directors of Alpena Bancshares, Inc. and First Federal of Northern Michigan in March 2002. He has been a director of First Federal of Northern Michigan since 1985, and a director of Alpena Bancshares, Inc. since its formation in November 2000, and had been Vice Chairman of the Board since April 2001. Mr. Rapin retired as a pharmacist with LeFave Pharmacy, Alpena, Michigan in 2004.

        MARTIN A. THOMSON was named Acting President and Chief Executive Officer of Alpena Bancshares, Inc. and First Federal of Northern Michigan in May 2001 and later named President and Chief Executive Officer in October 2001. Mr. Thomson previously held the position of President and Chief Executive Officer of Presque Isle Electric and Gas Cooperative, Inc., Onaway, Michigan. Mr. Thomson has been a director of First Federal of Northern Michigan since 1986, and a director of Alpena Bancshares, Inc. since its formation in November 2000.

        THOMAS R. TOWNSEND is the President of the R.A. Townsend Co., a plumbing, heating and air conditioning distributor located in Alpena, Michigan, where he has been employed for the past 27 years. Mr. Townsend has been a director of Alpena Bancshares, Inc. and First Federal of Northern Michigan since April 2002.

        GARY C. VANMASSENHOVE is a partner in VanMassenhove, Kearly, Taphouse & Faulman, CPAs. Mr. VanMassenhove has been a Certified Public Accountant for 33 years. He has been a director of Alpena Bancshares, Inc. and First Federal of Northern Michigan since September 2001.

        KEITH D. WALLACE is the senior partner of the law firm of Isackson and Wallace, P.C., located in Alpena, Michigan and local counsel t o First Federal of Northern Michigan. Mr. Wallace has been a practicing attorney for 37 years. He has been a director of First Federal of Northern Michigan since 1988, and a director of Alpena Bancshares, Inc. since its formation in November 2000.

        MICHAEL W. MAHLER was named Executive Vice President in November 2004. Prior to this appointment, since November 2002, Mr. Mahler was Alpena Bancshares, Inc.'s Chief Financial Officer. From September 2000 until November 2002, Mr. Mahler was Corporate Controller at Besser Company, Alpena Michigan, an international producer of concrete products equipment. From 1990 until 2000, Mr. Mahler was employed at LTV Steel Company, East Chicago, Indiana where he served in financial roles of increasing responsibility and served, from 1997 until 2000, as Controller for a northeast Michigan division.

        AMY E. ESSEX was named Chief Financial Officer in November 2004. Prior to this appointment, since March 2003, Ms. Essex was the Internal Auditor and Compliance Officer for Alpena Bancshares, Inc.. Prior to March 2003, Ms. Essex spent eight years as the Director of Tax and Risk for Besser Company, Alpena Michigan, an international producer of concrete products equipment. Ms. Essex is a certified public accountant.

        JEROME W. TRACEY was named Senior Vice President, Senior Lender of Alpena Bancshares, Inc. and First Federal of Northern Michigan in September 2001, after joining First Federal of Northern Michigan in November 1999 to serve as Vice President of Commercial Services. Prior to joining First Federal of Northern Michigan, Mr. Tracey served as Vice President of Commercial Lending for National City Bank, Alpena, Michigan, a position he held since 1996. Mr. Tracey has been in the banking profession since 1981.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        Regular meetings of the Board of Directors are generally held monthly, and special meetings are held as needed. During the year ended December 31, 2003, the Board of Directors held 12 regular meetings and five special meetings. The Board of Directors has established various committees including Executive, Audit, Personnel and Nominating Committees.

        The Executive Committee is authorized to act with the same authority as the Board of Directors of Alpena Bancshares, Inc. between meetings of the Board, and is comprised of the full Board. The Executive Committee met four times during 2003.

        The Audit Committee reviews the records and affairs of Alpena Bancshares, Inc. to determine its financial condition, reviews with management and the independent auditors the systems of internal control, and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. Messrs. Rapin, Townsend and VanMassenhove, each of whom is an "independent director" within the meaning of the Nasdaq corporate governance standards and the applicable Securities Exchange Act rules, serve as members of this committee. The Board of Directors of Alpena Bancshares, Inc. has determined that Director VanMassenhove, a certified public accountant, qualifies as an "audit committee financial expert" and is serving as such for the Audit Committee. The Audit Committee met five times during 2003.

        The Personnel Committee meets periodically to review the performance of officers and to determine compensation of officers to be recommended to the Board. It is comprised of the full Board of Directors. The Personnel Committee met once during 2003.

        The Nominating Committee nominates individuals for election as directors, and is comprised of Messrs. Rapin, Townsend, VanMassenhove and Wallace. The Nominating Committee met once during 2003.

        Following the conversion we intend to establish a Compensation Committee which will review compensation matters. The Compensation Committee will replace our current Personnel Committee and will consist of First Federal of Northern Michigan Bancorp, Inc.'s independent directors.

DIRECTORS' COMPENSATION

        DIRECTORS' FEES. Directors of First Federal of Northern Michigan Bancorp, Inc. are not compensated for service on First Federal of Northern Michigan Bancorp, Inc.'s Board of Directors or committees of First Federal of Northern Michigan Bancorp, Inc.'s Board of Directors.

        In 2003, each director of First Federal of Northern Michigan received a $600 monthly meeting fee, payable only if the director attended the meeting. Each director is paid for one excused absence. The Chairman of the Board received $750 for each regular meeting attended, and each director received $600 for each special Board meeting attended.

        In addition to the foregoing, during 2003, Messrs. Rapin, Thomson, Wallace, VanMassenhove and Townsend received $1,400, $700, $1,100, $1,300 and $1,300, respectively, for their services as members of First Federal of Northern Michigan's Executive, Personnel and Audit Committees.

        First Federal of Northern Michigan paid a total of $61,600 in director and committee fees to members of the Board of Directors during the year ended December 31, 2003.

        RECOGNITION AND RETENTION PLAN. Alpena Bancshares, Inc. maintains a Recognition and Retention Plan (the "Recognition and Retention Plan") first adopted in 1996. At the inception of the Recognition and Retention Plan in 1996, non-employee directors Rapin, Thomson, and Wallace were each granted 2,415 shares of Common Stock, which shares have been earned and issued. Messrs. VanMassenhove and Townsend, who were appointed to the Board of Directors in September 2001 and April 2002, respectively, have not been awarded any shares under the Plan. See "-Benefit Plans - Recognition and Retention Plans."

EXECUTIVE COMPENSATION

        The following table sets forth for the years ended December 31, 2003, 2002 and 2001, certain information as to the total remuneration paid by the Bank or the Company to the Chief Executive Officer of the Bank and the Company (the "Named Executive Officer"). No other executive officer of the Company received total annual compensation in excess of $100,000 during the year ended December 31, 2003.

============================================================================================================================
                                                SUMMARY COMPENSATION TABLE
============================================================================================================================
                                                                                              Long-Term
                          Annual Compensation                                            Compensation Awards
------------------------------------------------------------------------- --------------------------------------------------
                        Years                              Other          Restricted
                        Ended                              Annual         Stock        Options/              All Other
Name and                December   Salary     Bonus        Compensation   Award(s)     SARs                  Compensation
Principal Position      31,        ($) (1)    ($)          ($) (2)        ($)          (#)        Payouts    ($) (3)
----------------------- ---------- ---------- ------------ -------------- ------------ ---------- ---------- ---------------

Martin A. Thomson         2003     $131,702     $35,067        $11,400          $--          --       $--            $--
President and Chief       2002      128,819          --         12,700        3,506       1,000        --          3,809
Executive Officer         2001       65,998          --         10,200           --          --        --             --

======================= ========== ========== ============ ============== ============ ========== ========== ===============

(1)     Amount shown is gross earnings.
(2) Includes fees for services on the Board of Directors and Board Committees of First Federal of Northern Michigan and Alpena Bancshares, Inc. First Federal of Northern Michigan also provides the Chief Executive Officer with the use of an automobile, insurance and other personal benefits that are not included in the Summary Compensation Table because such benefits do not exceed $50,000 or 10% of the officer's cash compensation for the year ended December 31, 2003.
(3) Includes a contribution to the 401(k) plan, and director fees for service on the Board of the subsidiary, Financial Service & Mortgage Corporation.

BENEFIT PLANS

        DEFINED BENEFIT PLAN. The Bank maintains a noncontributory defined benefit plan ("Retirement Plan"). All employees age 21 or older, who have worked at First Federal of Northern Michigan for a period of one year and have been credited with 1,000 or more hours of employment with First Federal of Northern Michigan during the year, are eligible to accrue benefits under the Retirement Plan. First Federal of Northern Michigan annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employment Retirement Income Security Act of 1974, as amended ("ERISA").

        At the normal retirement age of 65, the Retirement Plan is designed to provide a life annuity. The retirement benefit provided is an amount equal to 2.5% of a participant's average salary based on the average of the five consecutive years during the participant's years of employment which provide the highest average annual salary multiplied by the participant's years of credited service to the normal retirement date. Retirement benefits are also payable upon retirement due to early and late retirement. Benefits are also paid from the Retirement Plan upon a participant's disability or death. A reduced benefit is payable upon early retirement at or after age 55. Upon termination of employment other than as specified above, a participant who was employed by the Bank for a minimum of five years is eligible to receive his or her accrued benefit reduced for early retirement or a deferred retirement benefit commencing on such participant's normal retirement date. Benefits are payable in various annuity forms as well as in the form of a single lump sum payment. For the year ended December 31, 2003 the Bank made contributions to the Retirement Plan of $326,807.

        The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in plan year 2003, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below. As of December 31, 2003, Mr. Thomson had three years credited service (i.e., benefit service) with the Bank.

======================================================================================================================
                                           YEARS OF BENEFIT SERVICE AT RETIREMENT
----------------------------------------------------------------------------------------------------------------------
    HIGH 5-YEAR
   AVERAGE SALARY            10                  15                 20                  25                 30
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

      $15,000              $3,750              $5,625             $7,500              $9,375             $11,250
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

      $25,000              $6,250              $9,375             $12,500            $15,625             $18,750
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

      $50,000              $12,500            $18,750             $25,000            $31,250             $37,500
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

      $100,000             $25,000            $37,500             $50,000            $62,500             $75,000
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

      $150,000             $37,500            $56,250             $75,000            $93,750            $112,500
===================== ================== =================== ================== =================== ==================

        EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. The Bank has established an Employee Stock Ownership Plan and related Trust for eligible employees. The ESOP is a tax-qualified plan subject to the requirements of ERISA and the Internal Revenue Code of 1986 (the "Code"). Employees with a 12-month period of employment with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate. The ESOP borrowed funds from an unrelated third party lender and used the funds to purchase 48,000 shares of the common stock issued in the Bank's initial stock offering in 1994. Collateral for the loan was the common stock purchased by the ESOP. The loan was being repaid principally from the Bank's contributions to the ESOP and was fully paid during 1999.

        Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan were allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation. Benefits generally become 100% vested after five years of credited service. Forfeitures will be reallocated among remaining participating employees in the same proportion as contributions. Benefits are payable upon death, retirement, early retirement, disability or separation from service. The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.


        The Bank's Board of Directors administers the ESOP. The Bank has appointed First Bankers Trust Company, Quincy, Illinois to serve as trustee of the ESOP. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, nondirected shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA. At September 30, 2004, there were no remaining unallocated shares held in the ESOP. In connection with the offering, the ESOP intends to obtain a loan from First Federal of Northern Michigan Bancorp, Inc. to acquire up to 8% of the offering shares (between 110,976 shares and 150,144 shares, or 172,280 shares if the offering is increased by 15%). A portion of the net proceeds retained by First Federal of Northern Michigan Bancorp, Inc. will be used to fund the loan to the ESOP.

        401(K) PLAN. The Bank established a 401(k) Plan for Bank employees as of May 1, 1999. The Plan is tax qualified and permits participants to elect to defer up to 50% (as of January 1, 2002) of the participant's eligible annual compensation into the Plan. During 1999, the Bank made a matching contribution of 25% of the participant contribution to the Plan, up to 1% of the participant's eligible annual compensation for 1999. After 1999, the Bank has made matching contributions of 50% of the participant's contribution, with the match being up to 3% of the participant's eligible annual compensation for the year. All current employees at the time of the establishment of the Plan on May 1, 1999 were 100% vested in their contributions and in matching contributions. Subsequently, new employees became 100% vested after five years of credited service in matching contributions. However, beginning January 1, 2002 the vesting schedule changed to be on an equally graduated basis over a five- year period, which includes employees hired after May 1, 1999. Employees are 100% vested in their elective deferral amounts at all times under the Plan. Participants will be credited for years of service with the Bank prior to the effective date of the Plan. Forfeitures of discretionary contributions will be used to reduce the Bank's contributions in succeeding plan years. In connection with the offering, the 401(k) Plan has been amended to permit participants to direct the investment of their 401(k) Plan account balances. Participants will be permitted to invest their account balances in shares of First Federal of Northern Michigan Bancorp, Inc. in the offering through an employer stock fund that will be established in the Plan.


        STOCK OPTION PLAN. Certain employees and non-employee directors of the Bank and the Company are eligible to participate in the Bank's 1996 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan authorizes the grant of stock options and limited rights to purchase 69,000 shares, or 10% of the shares of common stock issued to minority stockholders in the initial public offering by the Bank. Upon the formation of the Company as the Bank's holding company in November 2000, the shares of common stock subject to the Stock Option Plan became the shares of Common Stock of the Company. Pursuant to the Stock Option Plan, grants may be made of (i) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code, (ii) options that do not so qualify ("non-statutory options") and (iii) limited rights (described below) that are exercisable only upon a change in control of the Bank or the Company. Non-employee directors are only eligible to receive non-statutory options.

        The Stock Option Plan is administered by a committee consisting of certain non-employee directors of the Board of Directors (the "Committee"). In granting options, the Committee considers factors such as salary, length of employment with the Bank, and the employee's overall performance. All stock options are exercisable in five equal annual installments of 20% commencing one year from the date of grant; PROVIDED, HOWEVER, that all options will be 100% exercisable in the event the optionee terminates his service due to normal retirement, death or disability, or in the event of a change in control of the Company or the Bank. Options may be exercised within 10 years from the date of grant. Stock options may be exercised up to one year following termination of service or such later period as determined by the Committee. The exercise price of the options will be at least 100% of the fair market value of the underlying Common Stock at the time of the grant. The exercise price may be paid in cash or Common Stock.

        Incentive stock options will only be granted to employees of the Bank and/or the Company. Non-employee directors will be granted non-statutory stock options. No incentive stock option granted in connection with the Stock Option Plan may be exercisable more than three months after the date on which the optionee ceases to perform services for the Bank and/or the Company, except that in the event of death, disability, normal retirement, or a change in control of the Bank or the Company, incentive stock options may be exercisable for up to one year; PROVIDED, HOWEVER, that if an optionee ceases to perform services for the Bank or the Company due to retirement or following a change in control (as defined in the

Stock Option Plan), any incentive stock options exercised more than three months following the date the optionee ceases to perform services shall be treated as a non-statutory stock option as described above.

        Upon the exercise of "limited rights" in the event of a change in control, the optionee will be entitled to receive a lump sum cash payment, or in certain cases, Common Stock, equal to the difference between the exercise price of the option and the fair market value of the shares of Common Stock subject to the option on the date of exercise of the right in lieu of purchasing the stock underlying the option. In the event of death or disability, the Bank and/or the Company, if requested by the optionee or beneficiary, may elect, in exchange for the option, to pay the optionee, or beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the option on the date of the optionee's termination of service for death or disability.

        Pursuant to the Stock Option Plan, non-employee directors at the inception of the Plan on April 17, 1996, Rapin, Thomson, and Wallace were each granted options to purchase 6,037 shares of Common Stock. These options were granted at an exercise price of $10.00 per share, which options have all been vested but not exercised. No options have been reserved for future issuance to non-employee directors under the Plan, and therefore Messrs. VanMassenhove and Townsend, who were appointed to the Board of Directors in September 2001 and April 2002, respectively, have not been awarded options under the Plan. No stock options were granted under the Stock Option Plan during the year ended December 31, 2003.

        Set forth below is certain information concerning options outstanding to the Named Executive Officer at December 31, 2003.

=====================================================================================================================
                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                           FISCAL YEAR-END OPTION VALUES
=====================================================================================================================
                                                           Number of Unexercised        Value of Unexercised In-
                                                                Options at                The-Money Options at
                                                                 Year-End                       Year-End
--------------------------- ------------ -------------- ---------------------------- --------------------------------
                               Shares
                             Acquired
                               upon         Value        Exercisable/Unexercisable       Exercisable/Unexercisable
           Name              Exercise      Realized                 (#)                            ($)
=========================== ============ ============== ============================ ================================
Martin A. Thomson              -----        $-----              6,237 / 800                 $77,212 / $7,000
=========================== ============ ============== ============================ ================================

        Generally, the OTS prohibits the repurchase of common stock by an institution within one year of the completion of a conversion, or "second-step" conversion, unless there exist extraordinary circumstances which justify such repurchases. We have been advised by the OTS that stock repurchases in order to fund the exercise of stock options will generally not be considered extraordinary circumstances. Accordingly, to the extent that holders of stock options choose to exercise options within one year of completion of the conversion and offering, we will likely fund any such exercises through the issuance of authorized but unissued common stock, which would have a dilutive effect on existing shareholders.

        RECOGNITION AND RETENTION PLAN. Certain employees and non-employee directors of the Bank and the Company are eligible to participate in the Bank's Recognition and Retention Plan, which was adopted in 1996 (the "Recognition Plan"). A Committee of the Board of Directors composed of "disinterested" directors (the "Recognition Plan Committee") administers the Recognition Plan and makes awards to executive officers and employees. Participants in the Recognition Plan earn (become vested in) shares of Restricted Stock covered by an award and all restrictions lapse over a period of time commencing from the date of the award; PROVIDED, HOWEVER, that the Recognition Plan Committee may accelerate or extend the earnings rate on any awards made to officers and employees under the Recognition Plan. Awards to non-employee directors vest at the rate of 20% of the amount initially awarded commencing one year from the date of the award. Awards to executive officers and employees become fully vested upon termination of employment or service due to death, disability or normal retirement or following a termination of employment or service in connection with a change in the control of the Bank or the Company. Upon termination of employment or service for another reason, unvested shares are forfeited. Awards to non-employee directors fully vest upon a non-employee director's disability, death, normal retirement, or following termination of service in connection with a change in control of the Bank or the Company. Unvested shares of Restricted Stock will be forfeited by a non-employee director upon failure to seek reelection, failure to be reelected, or resignation from the Board (other than in connection with normal retirement, as defined by the Recognition Plan). See "-Directors' Compensation - Recognition and Retention Plan."

        Set forth below is information as of December 31, 2003 regarding equity compensation plans categorized by those plans that have been approved by stockholders and those plans that have not been approved by stockholders.

---------------------------------- -------------------------------- --------------------- ----------------------------
              Plan                   Number of securities to be                               Number of securities
                                       issued upon exercise of        Weighted average       remaining available for
                                   outstanding options and rights      exercise price         issuance under plan
---------------------------------- -------------------------------- --------------------- ----------------------------
Equity compensation plans
approved by stockholders                        29,011                      $10.57                  20,109 (1)
---------------------------------- -------------------------------- --------------------- ----------------------------
Equity compensation plans not
approved by stockholders                            --                          --                      --
---------------------------------- -------------------------------- --------------------- ----------------------------
           Total                                29,011                                              20,109
---------------------------------- -------------------------------- --------------------- ----------------------------

(1) Consists of 42 shares available for future issuance pursuant to the 1996 Recognition and Retention Plan and 20,067 shares underlying options available for future issuance pursuant to the 1996 Stock Option Plan.

        CHANGE IN CONTROL AGREEMENTS. First Federal of Northern Michigan intends to enter into change in control agreements with Martin A. Thomson, President and Chief Executive Officer , and Michael W. Mahler, Executive Vice President, which would provide certain benefits in the event of a change in control of First Federal of Northern Michigan or Alpena Bancshares Inc. Each of the change in control agreements provides for a term of up to 36 months. Commencing on each anniversary date, the Board of Directors may extend the change in control agreements for an additional year. The change in control agreements enable First Federal of Northern Michigan to offer to designated officers certain protections against termination without cause in the event of a change in control (as defined in the agreements). These protections against termination without cause in the event of a change in control are frequently offered by other financial institutions, and First Federal of Northern Michigan may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protections.


        Following a change in control of First Federal of Northern Michigan Bancorp, Inc. or First Federal of Northern Michigan, an officer is entitled to a payment under the change in control agreement if the officer's employment is involuntarily terminated during the term of such agreement, other than for cause, as defined, death or disability. Involuntary termination includes the officer's termination of employment during the term of the agreement and following a change in control as the result of a demotion, loss of title, office or significant authority, reduction in the officer's annual compensation or benefits, or relocation of the officer's principal place of employment by more than 25 miles from its location immediately prior to the change in control. In addition, for the first 12 months following a change in control, if First Fedreral of Northern Michigan (or its successor) fails to renew the change in control agreement, the executive can voluntarily resign and receive the severance payment. In the event that an officer who is a party to a change in control agreement is entitled to receive payments pursuant to the change in control agreement, the officer will receive a cash payment up to a maximum of two times the sum of base salary and highest rate of bonuses awarded to the officer over the prior three years, subject to applicable withholding taxes. Under the proposed change in control agreements, Messrs. Thomson and Mahler would receive an aggregate of $866,000 upon a change in control, based upon current levels of compensation. In addition to the severance payment, each covered officer is entitled to receive life, medical and dental coverage for a period of up to24 months from the date of termination, as well as a lump-sum payment equal to the excess, if any, of (a) the present value of benefits to which the officer would be entitled under First Federal of Northern Michigan, defined benefit plan if the officer had the additional years of service that he would have had if he had continued working for First Federal of Northern Michigan for 24 months following his termination, over (b) the present value of the benefits to which the officer is actually entitled under First Federal of Northern Michigan's defined benefit plan as of the date of his termination. Notwithstanding any provision to the contrary in the change in control agreement, payments under the change in control agreements are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.


TRANSACTIONS WITH CERTAIN RELATED PERSONS

        In the ordinary course of business, First Federal of Northern Michigan makes loans available to its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms (including interest rate), including collateral, as comparable loans to other borrowers. Management believes that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features. Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. Loans made to directors or executive officers, including any modification of such loans, must be approved by a majority of disinterested members of the Board of Directors. The interest rate on loans to directors and officers is the same as that offered to other employees.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The officers, directors, agents and employees of First Federal of Northern Michigan Bancorp, Inc. are indemnified with respect to certain actions pursuant to First Federal of Northern Michigan Bancorp, Inc.'s Maryland articles of incorporation and Maryland law. Maryland law allows First Federal of Northern Michigan Bancorp, Inc. to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of First Federal of Northern Michigan Bancorp, Inc. No such indemnification may be given(i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (iii) to the extent otherwise provided by Maryland law. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons by our bylaws or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

BENEFITS TO BE CONSIDERED FOLLOWING COMPLETION OF THE CONVERSION

        STOCK OPTION PLAN. We intend to request stockholder approval of a stock option plan no earlier than six months after the completion of the conversion. If approved by stockholders, the new stock option plan, if implemented within one year of the conversion, would reserve an amount equal to 10% of the shares of common stock sold in the offering (including shares issued to the charitable foundation) for issuance upon exercise of stock options. If the stock option plan is implemented more than one year after the conversion, the number of shares reserved under the plan may exceed ten percent of the shares of common stock sold in the stock offering (including shares issued to the foundation). Ten percent of the shares of common stock issued in the offering (including shares issued to the foundation) would amount to 138,720 shares, 163,200 shares, 187,680 shares and 215,350 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. No options would be granted under the new stock option plan until stockholder approval of the plan is received. In the event that shares underlying options come from authorized but unissued shares of common stock, stockholders would experience dilution of approximately 5.3% of their ownership interest in First Federal of Northern Michigan Bancorp, Inc. at the midpoint of the offering range.

        The exercise price of the options granted under the new stock option plan will be equal to the fair market value of First Federal of Northern Michigan Bancorp, Inc. common stock on the date of grant of the stock options. If the stock option plan is adopted within one year following the conversion, options may vest no faster than 20% per year beginning 12 months after the date of grant. Options granted under the stock option plan would be adjusted for capital changes such as stock splits and stock dividends. Awards will be 100% vested upon termination of employment due to death, disability or following a change in control, and if the stock option plan is adopted more than one year after the conversion, awards would be 100% vested upon normal retirement. Under Office of Thrift Supervision rules, if the stock option plan is adopted within one year of the conversion, no individual officer may receive more than 25% of the awards under the plan, no non-employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group may receive in the aggregate no more than 30% of the awards under the plan.

        The stock option plan would be administered by a committee of non-employee members of First Federal of Northern Michigan Bancorp, Inc.'s Board of Directors. Options granted under the stock option plan to employees may be "incentive" stock options, which are designed to result in a beneficial tax treatment to the employee but no tax deduction to First Federal of Northern Michigan Bancorp, Inc. Non-qualified stock options may also be granted to employees under the stock option plan, and will be granted to the non-employee directors who receive stock options. In the event an option recipient terminated his or her employment or service as an employee or director, the options would terminate during certain specified periods.

        STOCK RECOGNITION AND RETENTION PLAN. We intend to request stockholder approval of a new stock recognition and retention plan, no earlier than six months after the completion of the conversion. If approved by stockholders, the new stock recognition and retention plan would, if implemented within one year of conversion, reserve an amount equal to 4% of the shares of common stock sold in the offering (including shares issued to the foundation), or 55,488 shares, 65,280 shares, 75,072 shares and 86,140 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. If the stock recognition and retention plan is implemented more than one year after the completion of the conversion, the number of shares reserved under the plan may exceed 4% of the shares of common stock sold in the offering (including shares issued to the charitable foundation). We must recognize an expense for shares of common stock awarded over their vesting period at the fair market value of the shares on the date they are awarded. The recipients will be awarded shares of common stock under the stock recognition and retention plan at no cost to them. No awards would be made under the stock recognition and retention plan until the plan is approved by stockholders. If the shares awarded under the stock recognition and retention plan come from authorized but unissued shares of the common stock totaling 4% of the shares sold in the offering, stockholders would experience dilution of approximately 2.2% in their ownership interest in First Federal of Northern Michigan Bancorp, Inc. at the midpoint of the offering range.

        Awards granted under the stock recognition and retention plan would be nontransferable and nonassignable. Under Office of Thrift Supervision regulations, if the stock recognition and retention plan is adopted within one year following the conversion, the shares of common stock which are subject to an award may vest no faster than 20% per year beginning 12 months after the date of grant of the award. Awards would be adjusted for capital changes such as stock dividends and stock splits. Awards would be 100% vested upon termination of employment or service due to death, disability, or following a change in control, and if the stock recognition and retention plan is adopted more than one year after the conversion, awards also would be 100% vested upon normal retirement. If employment or service were to terminate for other reasons, the award recipient would forfeit any unvested award. If employment or service were to terminate for cause (as defined), unvested shares would be forfeited. Under Office of Thrift Supervision rules, if the stock recognition and retention plan is adopted within one year of the conversion, no individual officer may receive more than 25% of the awards under the plan, no non-employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group may receive no more than 30% of the awards under the plan in the aggregate.

        The recipient of an award will recognize income equal to the fair market value of the stock earned, determined as of the date of vesting, unless the recipient makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed earlier. The amount of income recognized by the recipient would be a deductible expense for tax purposes for First Federal of Northern Michigan Bancorp, Inc.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table provides the beneficial ownership of our common stock held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of September 30, 2004. The business address of each director and executive officer is 100 South Second Avenue, Alpena, Michigan 49707.

                                                           NUMBER OF SHARES OF COMMON       PERCENT OF ALL COMMON
NAME OF BENEFICIAL OWNER                                  STOCK BENEFICIALLY OWNED (1)        STOCK OUTSTANDING
------------------------------------------------------   ------------------------------   ------------------------
James C. Rapin                                                       14,401                         0.86%
Martin A. Thomson                                                    19,058                         1.14%
Thomas R. Townsend                                                    3,037                         0.18%
Gary C. VanMassenhove                                                 1,250                         0.08%
Keith D. Wallace                                                     13,752                         0.83%
Michael W. Mahler                                                       ---                          0.0%
Amy E. Essex                                                            ---                          0.0%
Jerome W. Tracey                                                        897                         0.05%

All directors and executive officers as a group (8
 persons)                                                            52,395                         3.2%

Alpena Bancshares, M.H.C.
-----------------------------------------------------
100 South Second Avenue, Alpena, Michigan 49707                     920,000                        55.4%

Alpena Bancshares, M.H.C. and all directors and
executive officers as a group                                       972,395                        58.6%
                                                                    =======

------------------------------
*       Less than 1%.
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table of any shares of common stock if he has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

                SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

        The table below sets forth, for each of First Federal of Northern Michigan Bancorp, Inc.'s directors and executive officers and for all of the directors and executive officers as a group, the following information:

        (i) the number of exchange shares to be held upon consummation of the conversion, based upon their beneficial ownership of Alpena Bancshares, Inc. common stock as of September 30, 2004;

        (ii) the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

        (iii) the total amount of First Federal of Northern Michigan Bancorp, Inc. common stock to be held upon consummation of the conversion.

        In each case, it is assumed that subscription shares are sold at the midpoint of the offering range. See "The Conversion--Limitations on Common Stock Purchases." Regulations of the Office of Thrift Supervision prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.

                                                  PROPOSED PURCHASES OF STOCK
                                                        IN THE  OFFERING (1)         TOTAL COMMON STOCK TO BE HELD
                                                  ----------------------------    ----------------------------------
                                   NUMBER OF                                                         PERCENTAGE OF
                              EXCHANGE SHARES TO    NUMBER OF                        NUMBER OF           TOTAL
 NAME OF BENEFICIAL OWNER         BE HELD (2)        SHARES          AMOUNT           SHARES        OUTSTANDING (3)
----------------------------  ------------------  -------------   ------------    ---------------  -----------------
James C. Rapin                     25,044             1,500       $   15,000          26,544               *
Martin A. Thomson                  33,143            10,000          100,000          43,143              1.5
Thomas R. Townsend                  5,281             2,500           25,000           7,781               *
Gary C. VanMassenhove               2,173             2,500           25,000           4,673               *
Keith D. Wallace                   23,916             2,500           25,000          26,416               *
                                   ------             -----       ----------          ------
     Total                         89,557            19,000          190,000         108,557              3.7
                                   ------            ------       ----------         -------              ---

Michael W. Mahler                     ---             2,500           25,000           2,500               *
Amy E. Essex                          ---             2,500           25,000           2,500               *
Jerome W. Tracey                    1,559             6,000           60,000           7,559               *
                                   ------             -----       ----------          ------

     Total                          1,559            11,000          110,000          12,559               *
                                   ------             -----       ----------          ------
     Total for Directors
      and Executive
      Officers                     91,116            30,000       $  300,000         121,116              4.1%
                                   ======            ======       ==========         =======              ---

-----------------------------
*       Less than 1%.
(1)     Includes proposed subscriptions, if any, by associates.
(2)     Based on information presented in "Beneficial Ownership of Common
        Stock."
(3) Based upon total shares outstanding at the midpoint of the offering range (2,917,530 shares).

                                 THE CONVERSION

        The Boards of Directors of Alpena Bancshares, Inc. and Alpena Bancshares, M.H.C. have approved the plan of conversion and reorganization. The plan of conversion and reorganization must also be approved by the members of Alpena Bancshares, M.H.C. (depositors and certain borrowers of First Federal of Northern Michigan) and the stockholders of Alpena Bancshares, Inc. A special meeting of members and a special meeting of stockholders have been called for this purpose. The Office of Thrift Supervision has conditionally approved the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.

GENERAL

        The respective Boards of Directors of Alpena Bancshares, M.H.C. and Alpena Bancshares, Inc. adopted the plan of conversion and reorganization on November 12, 2004. The plan of conversion and reorganization was amended on December 7, 2004. Pursuant to the plan of conversion and reorganization, our organization will convert from the mutual holding company form of organization to the fully stock form. Alpena Bancshares, M.H.C., the mutual holding company parent of Alpena Bancshares, Inc., will be merged into First Federal of Northern Michigan, and Alpena Bancshares, M.H.C. will no longer exist. Alpena Bancshares, Inc. which owns 100% of First Federal of Northern Michigan, will be succeeded by a new Maryland corporation named First Federal of Northern Michigan Bancorp, Inc. As part of the conversion, the ownership interest of Alpena Bancshares, M.H.C. will be offered for sale in the stock offering. When the conversion is completed, all of the outstanding common stock of First Federal of Northern Michigan will be owned by First Federal of Northern Michigan Bancorp, Inc., our newly formed Maryland holding company, and all of the outstanding common stock of First Federal of Northern Michigan Bancorp, Inc. will be owned by public stockholders, including a private charitable foundation which we are establishing in connection with the conversion and to which we will contribute up to 37,500 shares of our common stock and up to $375,000 in cash. A diagram of our corporate structure before and after the conversion is set forth in the Summary of this Prospectus.

        Under the plan of conversion and reorganization, at the conclusion of the conversion and offering, each share of Alpena Bancshares, Inc. common stock owned by persons other than Alpena Bancshares, M.H.C. will be converted automatically into the right to receive new shares of First Federal of Northern Michigan Bancorp, Inc. common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Alpena Bancshares, Inc. for new shares, the public stockholders will own the same aggregate percentage of shares of common stock of First Federal of Northern Michigan Bancorp, Inc. that they owned in Alpena Bancshares, Inc. immediately prior to the conversion, excluding any shares they purchased in the offering and cash paid in lieu of fractional shares.

        First Federal of Northern Michigan Bancorp, Inc. intends to retain between $2.6 million and $6.7 million of the net proceeds of the offering and to contribute the balance of the net proceeds to First Federal of Northern Michigan. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization.


        The plan of conversion and reorganization provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our employee stock ownership plan, supplemental eligible account holders and other members. If all shares are not subscribed for in the subscription offering, we may, at our discretion, offer common stock for sale in a community offering to members of the general public, with a preference given in the following order:


        (i) Natural persons residing in the Michigan counties of Alpena, Alcona, Antrim, Charlevoix, Cheboygan, Crawford, Emmet, Iosco, Kalkaska, Montmorency, Ogemaw, Oscoda, Otsego and Presque Isle; and


        (ii)    Alpena Bancshares, Inc.'s public stockholders as of February 3,
                2005.

        We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering, if any, may begin at the same time as, during, or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See "--Community Offering."

        We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of First Federal of Northern Michigan Bancorp, Inc. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See "--Stock Pricing and Number of Shares to be Issued" for more information as to the determination of the estimated pro forma market value of the common stock.

        The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion and reorganization. A copy of the plan of conversion and reorganization is available for inspection at each branch office of First Federal of Northern Michigan and at the Southeast Regional and the Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion and reorganization is also filed as an exhibit to Alpena Bancshares, M.H.C.'s application to convert from mutual to stock form of which this Prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. See "Where You Can Find Additional Information."

REASONS FOR THE CONVERSION

        The primary reasons for the conversion and related stock offering are:

        o to facilitate growth through branch and whole bank acquisitions as opportunities arise;

        o to support internal growth through lending in the communities we serve;

        o to enhance existing products and services and support the development of new products and services;

        o       to improve our overall competitive position; and

        o to improve the liquidity of our shares of common stock and enhance stockholder returns through higher earnings and more flexible capital management strategies.

        As a fully converted stock holding company, we will have greater flexibility in structuring further mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure and our relatively small asset size limit our ability to offer shares of our common stock as consideration for a merger or acquisition since Alpena Bancshares, M.H.C. is required to own a majority of our shares of common stock. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise. We do not currently have any agreement or understanding as to any specific acquisition.

APPROVALS REQUIRED

        The affirmative vote of a majority of the total eligible votes of the members of Alpena Bancshares, M.H.C. is required to approve the plan of conversion and reorganization. By their approval of the plan of conversion and reorganization, the members of Alpena Bancshares, M.H.C. will also be approving the merger of Alpena Bancshares, M.H.C. into First Federal of Northern Michigan. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Alpena Bancshares, Inc. and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Alpena Bancshares, Inc. held by the public stockholders of Alpena Bancshares, Inc. are also required to approve the plan of conversion and reorganization. The plan of conversion and reorganization also must be approved by the Office of Thrift Supervision, which has given its conditional approval.


SHARE EXCHANGE RATIO FOR CURRENT STOCKHOLDERS


        Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders will be entitled to exchange their shares for common stock of the new holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. Each publicly held share of Alpena Bancshares, Inc. common stock will, on the effective date of the conversion, be automatically converted into the right to receive a number of new shares of First Federal of Northern Michigan Bancorp, Inc. common stock. The number of new shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in First Federal of Northern Michigan Bancorp, Inc. after the conversion as they held in Alpena Bancshares, Inc.

immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares. The exchange ratio is not dependent on the market value of First Federal of Northern Michigan Bancorp, Inc. common stock. The exchange ratio is based on the percentage of Alpena Bancshares, Inc. common stock held by the public, the independent valuation of First Federal of Northern Michigan Bancorp, Inc. prepared by RP Financial and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 1.4783 exchange shares for each publicly held share of Alpena Bancshares, Inc. at the minimum of the offering range to 2.3000 exchange shares for each publicly held share of Alpena Bancshares, Inc. at the adjusted maximum of the offering range.

        If you are currently a stockholder of Alpena Bancshares, Inc., your existing shares will be canceled and exchanged for shares of First Federal of Northern Michigan Bancorp, Inc. The number of shares you receive will be based on the final exchange ratio determined as of the closing of the conversion.

        The following table shows how the exchange ratio will adjust, based on the number of shares of common stock issued in the offering. The table also shows how many shares of First Federal of Northern Michigan Bancorp, Inc. a hypothetical owner of Alpena Bancshares, Inc. common stock would receive in the exchange for 100 shares owned at the consummation of the conversion.

                                                          NEW SHARES TO BE
                                                       EXCHANGED FOR EXISTING    TOTAL SHARES OF                NEW SHARES TO
                        NEW SHARES TO BE ISSUED IN        SHARES OF ALPENA      COMMON STOCK TO                 BE RECEIVED
                              THIS OFFERING(1)            BANCSHARES, INC.        BE ISSUED IN                     FOR 100
                        ---------------------------   ------------------------   CONVERSION AND    EXCHANGE       EXISTING
                            AMOUNT        PERCENT       AMOUNT       PERCENT       OFFERING(1)       RATIO         SHARES
                        --------------  -----------   ----------   -----------  ----------------  ----------   ---------------
Minimum..............      1,360,000       55.4%       1,092,701      44.6%        2,479,901        1.4783           147
Midpoint.............      1,600,000       55.4        1,285,530      44.6         2,917,530        1.7391           173
Maximum..............      1,840,000       55.4        1,478,360      44.6         3,355,160        2.0000           200
15% above Maximum....      2,116,000       55.4        1,700,113      44.6         3,853,613        2.3000           230

---------------------------
(1) Does not include 27,200, 32,000, 36,800 and 37,500 shares to be issued to the charitable foundation at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.

EFFECTS OF CONVERSION ON DEPOSITORS, BORROWERS AND MEMBERS

        CONTINUITY. While the conversion is being accomplished, the normal business of First Federal of Northern Michigan of accepting deposits and making loans will continue without interruption. First Federal of Northern Michigan will continue to be a federally chartered savings bank and will continue to be regulated by the Office of Thrift Supervision. After the conversion, First Federal of Northern Michigan will continue to offer existing services to depositors, borrowers and other customers. The directors serving Alpena Bancshares, Inc. at the time of the conversion will be the directors of First Federal of Northern Michigan Bancorp, Inc. after the conversion.

        EFFECT ON DEPOSIT ACCOUNTS. Pursuant to the plan of conversion and reorganization, each depositor of First Federal of Northern Michigan at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

        EFFECT ON LOANS. No loan outstanding from First Federal of Northern Michigan will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

        EFFECT ON VOTING RIGHTS OF MEMBERS. At present, all depositors and certain borrowers of First Federal of Northern Michigan are members of, and have voting rights in, Alpena Bancshares, M.H.C. as to all matters requiring membership action. Upon completion of the conversion, depositors and qualifying borrowers will cease to be members of Alpena Bancshares, M.H.C. and will no longer have voting rights. Upon completion of the conversion, all voting rights in First Federal of Northern Michigan will be vested in First Federal of Northern Michigan Bancorp, Inc. as the sole stockholder of First Federal of Northern Michigan. The stockholders of First Federal of Northern Michigan Bancorp, Inc. will possess exclusive voting rights with respect to First Federal of Northern Michigan Bancorp, Inc. common stock.

        TAX EFFECTS. We will receive an opinion of counsel or tax advisor with regard to federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or state income tax purposes to Alpena Bancshares, M.H.C., Alpena Bancshares, Inc., the public stockholders of Alpena Bancshares, Inc., members of Alpena Bancshares, M.H.C., eligible account holders, supplemental eligible account holders, or First Federal of Northern Michigan. See "--Material Income Tax Consequences."

        EFFECT ON LIQUIDATION RIGHTS. Each depositor in First Federal of Northern Michigan has both a deposit account in First Federal of Northern Michigan and a pro rata ownership interest in the net worth of Alpena Bancshares, M.H.C. based upon the deposit balance in his or her account. This ownership interest is tied to the depositor's account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Alpena Bancshares, M.H.C. and First Federal of Northern Michigan. Any depositor who opens a deposit account obtains a pro rata ownership interest in Alpena Bancshares, M.H.C. without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Alpena Bancshares, M.H.C., which is lost to the extent that the balance in the account is reduced or closed.

        Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Alpena Bancshares, M.H.C. and First Federal of Northern Michigan are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Alpena Bancshares, M.H.C. after other claims, including claims of depositors to the amounts of their deposits, are paid.

        In the unlikely event that First Federal of Northern Michigan were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the "liquidation account" to depositors as of October 31, 2003 and December 31, 2004 who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to First Federal of Northern Michigan Bancorp, Inc. as the holder of First Federal of Northern Michigan's capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See "--Liquidation Rights."

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED

        The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. First Federal of Northern Michigan and Alpena Bancshares, Inc. have retained RP Financial to prepare an independent valuation


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appraisal. For its services in preparing the initial valuation, RP Financial will receive a fee of $27,500 and $6,500 for expenses. First Federal of Northern Michigan and Alpena Bancshares, Inc. have agreed to indemnify RP Financial and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.

        The independent valuation appraisal considered the pro forma impact of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by RP Financial to account for differences between Alpena Bancshares, Inc. and the peer group. RP Financial placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value.

        The independent valuation was prepared by RP Financial in reliance upon the information contained in this Prospectus, including the consolidated financial statements of Alpena Bancshares, Inc. RP Financial also considered the following factors, among others:

        o the present results and financial condition of Alpena Bancshares, Inc. and the projected results and financial condition of First Federal of Northern Michigan Bancorp, Inc.;

        o the economic and demographic conditions in Alpena Bancshares, Inc.'s existing market area;

        o certain historical, financial and other information relating to Alpena Bancshares, Inc.;

        o a comparative evaluation of the operating and financial characteristics of Alpena Bancshares, Inc. with those of other similarly situated publicly traded savings institutions located in the State of Michigan, and other states in the Midwest United States;

        o the aggregate size of the offering of the shares of common stock;

        o the impact of the conversion and offering on Alpena Bancshares, Inc.'s stockholders' equity and earnings potential;

        o the proposed dividend policy of First Federal of Northern Michigan Bancorp, Inc.;

        o the trading market for securities of comparable institutions and general conditions in the market for such securities; and

        o       the contribution of shares to the charitable foundation.

        Included in RP Financial's independent valuation were certain assumptions as to the pro forma earnings of First Federal of Northern Michigan Bancorp, Inc. after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the recognition and retention plan at the $10.00 per share purchase price. See


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"Pro Forma Data" for additional information concerning these assumptions. The use of different assumptions may yield different results.

        The independent valuation states that as of November 26, 2004, the estimated pro forma market value, or valuation range, of First Federal of Northern Michigan Bancorp, Inc. ranged from a minimum of $24,799,010 to a maximum of $33,551,600, with a midpoint of $29,175,300. The Board of Directors of First Federal of Northern Michigan Bancorp, Inc. decided to offer the shares of common stock for a price of $10.00 per share. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Alpena Bancshares, Inc. common stock owned by Alpena Bancshares, M.H.C. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Alpena Bancshares, Inc. common stock owned by Alpena Bancshares, M.H.C. and the $10.00 price per share, the minimum of the offering range excluding the shares issued to the foundation will be 1,360,000 shares, the midpoint of the offering range will be 1,600,000 shares and the maximum of the offering range will be 1,840,000 shares.

        The Board of Directors of First Federal of Northern Michigan Bancorp, Inc. reviewed the independent valuation and, in particular, considered the following:

        o Alpena Bancshares, Inc.'s financial condition and results of operations;

        o comparison of financial performance ratios of Alpena Bancshares, Inc. to those of other financial institutions of similar size;

        o market conditions generally and in particular for financial institutions; and

        o the historical trading price of the publicly held shares of Alpena Bancshares, Inc. common stock.

        All of these factors are set forth in the independent valuation. The Board of Directors also reviewed the methodology and the assumptions used by RP Financial in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, as a result of subsequent developments in the financial condition of Alpena Bancshares, Inc. or First Federal of Northern Michigan or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of First Federal of Northern Michigan Bancorp, Inc. to less than $24,799,010 or more than $38,536,130, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to First Federal of Northern Michigan Bancorp, Inc.'s registration statement.

        THE INDEPENDENT VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING OUR SHARES OF COMMON STOCK. RP FINANCIAL DID NOT INDEPENDENTLY VERIFY OUR CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION THAT WE PROVIDED TO THEM, NOR DID RP FINANCIAL INDEPENDENTLY VALUE OUR ASSETS OR LIABILITIES. THE INDEPENDENT VALUATION CONSIDERS FIRST FEDERAL OF NORTHERN MICHIGAN AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF FIRST FEDERAL OF NORTHERN MICHIGAN. MOREOVER, BECAUSE THE VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH MAY CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING OUR COMMON STOCK IN THE OFFERING WILL THEREAFTER BE ABLE TO SELL THEIR SHARES AT PRICES AT OR ABOVE THE $10.00 PRICE PER SHARE.


        Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $38,536,130, without resoliciting subscribers, which will result in a


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corresponding increase of up to 15% in the maximum of the offering range to up to 2,116,000 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See "--Limitations on Common Stock Purchases" as to the method of distribution of additional shares to be issued in the event of an increase in the offering range of up to 2,116,000 shares.

        If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $38,536,130 and a corresponding increase in the offering range to more than 2,116,000 shares, or a decrease in the minimum of the valuation range to less than $24,799,010 and a corresponding decrease in the offering range to fewer than 1,360,000 shares, then, after consulting with the Office of Thrift Supervision, we may terminate the plan of conversion and reorganization, cancel deposit account withdrawal authorizations and promptly return by check all funds received with interest at First Federal of Northern Michigan's passbook savings rate of interest. Alternatively, we may hold a new offering, establish a new offering range, extend the offering period and commence a resolicitation of subscribers or take other actions as permitted by the Office of Thrift Supervision in order to complete the conversion and offering. In the event that a resolicitation is commenced, we will promptly cancel deposit account withdrawal authorizations and return all funds received to subscribers as described above. We will notify subscribers of their rights to place a new stock order for a specified period of time. Any resolicitation following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended by the Office of Thrift Supervision for periods of up to 90 days.


        An increase in the number of shares to be issued in the offering would decrease both a subscriber's ownership interest and First Federal of Northern Michigan Bancorp, Inc.'s pro forma earnings and stockholders' equity on a per share basis while increasing pro forma earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber's ownership interest and First Federal of Northern Michigan Bancorp, Inc.'s pro forma earnings and stockholders' equity on a per share basis, while decreasing pro forma earnings and stockholders' equity on an aggregate basis. For a presentation of the effects of these changes, see "Pro Forma Data."


        Copies of the independent valuation appraisal report of RP Financial and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at the main office of First Federal of Northern Michigan and as specified under "Where You Can Find Additional Information." EXCHANGE OF EXISTING STOCKHOLDERS' STOCK CERTIFICATES

        The conversion of existing outstanding shares of Alpena Bancshares, Inc. common stock into the right to receive new shares of First Federal of Northern Michigan Bancorp, Inc. common stock will occur automatically on the effective date of the conversion. As soon as practicable after the effective date of the conversion, we, or a bank or trust company or other entity designated by us in the capacity of exchange agent, will send a transmittal form to each public stockholder of Alpena Bancshares, Inc. who holds stock certificates. The transmittal forms are expected to be mailed within five business days after the effective date of the conversion and will contain instructions on how to exchange stock certificates of Alpena Bancshares, Inc. common stock for stock certificates of First Federal of Northern Michigan Bancorp, Inc. common stock. We expect that stock certificates evidencing shares of First Federal of Northern Michigan Bancorp, Inc. common stock will be distributed within five business days after we receive properly executed transmittal forms, Alpena Bancshares, Inc. stock certificates and other required


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documents. Shares held by public stockholders in street name will be exchanged automatically upon the effective date of the conversion; no transmittal forms will be mailed relating to these shares.


        No fractional shares of First Federal of Northern Michigan Bancorp, Inc. common stock will be issued to any public stockholder of Alpena Bancshares, Inc. when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Alpena Bancshares, Inc. stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares.

        YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES UNTIL YOU HAVE RECEIVED TRANSMITTAL FORMS, WHICH WILL INCLUDE FORWARDING INSTRUCTIONS.

        After the conversion, stockholders will not receive new shares of First Federal of Northern Michigan Bancorp, Inc. common stock and will not be paid dividends on the new shares of First Federal of Northern Michigan Bancorp, Inc. common stock until existing certificates representing shares of Alpena Bancshares, Inc. common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Alpena Bancshares, Inc. common stock outstanding at the effective date of the conversion will be considered to evidence ownership of new shares of First Federal of Northern Michigan Bancorp, Inc. common stock into which those shares have been converted by virtue of the conversion.

        If a certificate for Alpena Bancshares, Inc. common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder's expense.

        All new shares of First Federal of Northern Michigan Bancorp, Inc. common stock that we issue in exchange for existing shares of Alpena Bancshares, Inc. common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS

        In accordance with the plan of conversion and reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum and overall purchase limitations set forth in the plan of conversion and reorganization and as described below under "--Limitations on Common Stock Purchases."


        PRIORITY 1: ELIGIBLE ACCOUNT HOLDERS. Each First Federal of Northern Michigan depositor with aggregate deposit account balances of $50.00 or more (a "Qualifying Deposit") at the close of business on October 31, 2003 (an "Eligible Account Holder") will receive, without payment therefor, nontransferable subscription rights to purchase up to $150,000 (15,000 shares) of our common stock, subject to the


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

overall purchase limitations. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.


        To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on October 31, 2003. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Alpena Bancshares, Inc. or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the twelve months preceding October 31, 2003.

        PRIORITY 2: TAX-QUALIFIED PLANS. Our tax-qualified employee plans, including our employee stock ownership plan, will receive, without payment therefor, nontransferable subscription rights to purchase up to 10% of the shares of common stock issued in the offering, although our employee stock ownership plan intends to purchase 8% of the shares of common stock issued in the offering.


        PRIORITY 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each First Federal of Northern Michigan depositor with a Qualifying Deposit at the close of business on December 31, 2004 who is not an Eligible Account Holder ("Supplemental Eligible Account Holder") will receive, without payment therefor, nontransferable subscription rights to purchase up to $150,000 (15,000 shares) of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.


        To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at December 31, 2004. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.


        PRIORITY 4: OTHER MEMBERS. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each depositor of First Federal of Northern Michigan as of the close of business on the voting record date of January 31, 2005 who is not an Eligible Account Holder or Supplemental Eligible Account Holder and each borrower of First Federal of Northern Michigan as of November 4, 1994 whose borrowings remain outstanding as of the close of business on January 31, 2005


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("Other Members") will receive, without payment therefor, nontransferable subscription rights to purchase up to $150,000 (15,000 shares) of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.


        EXPIRATION DATE. The subscription offering will expire at 10:00 a.m., Alpena, Michigan time, on March 15, 2005, unless extended by us for up to 45 days or such additional periods with the approval of the Office of Thrift Supervision, if necessary. Subscription rights will expire whether or not each eligible depositor can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.


        We will not execute orders until at least the minimum number of shares of common stock have been sold in the offering. If at least 1,360,000 shares have not been sold in the offering within 45 days after the expiration date and the Office of Thrift Supervision has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at First Federal of Northern Michigan's passbook savings rate and all deposit account withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the expiration date is granted by the Office of Thrift Supervision, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at First Federal of Northern Michigan's passbook savings rate and all deposit account withdrawal authorizations will be canceled. We will notify subscribers of their rights of subscribers to place new stock orders for a specified period of time. Extensions may not go beyond March __, 2007, which is two years after the special meeting of members of Alpena Bancshares, M.H.C. to vote on the conversion.


COMMUNITY OFFERING

        To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion and reorganization to members of the general public in a community offering. Shares may be offered with the following preferences:

        (i) Natural persons residing in the Michigan counties of Alpena, Alcona, Antrim, Charlevoix, Cheboygan, Crawford, Emmet, Iosco, Kalkaska, Montmorency, Ogemaw, Oscoda, Otsego and Presque Isle;

        (ii) Alpena Bancshares, Inc.'s public stockholders as of February 3, 2005; and

        (iii)   Other members of the general public.

        Subscribers in the community offering may purchase up to 15,000 shares of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." The minimum purchase is 25 shares. THE OPPORTUNITY TO PURCHASE SHARES OF COMMON STOCK IN THE COMMUNITY OFFERING CATEGORY IS SUBJECT TO OUR RIGHT, IN OUR SOLE DISCRETION, TO ACCEPT OR REJECT ANY SUCH ORDERS IN WHOLE OR IN PART EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE OF THE OFFERING.


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


        If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the Michigan counties of Alpena, Alcona, Antrim, Charlevoix, Cheboygan, Crawford, Emmet, Iosco, Kalkaska, Montmorency, Ogemaw, Oscoda, Otsego and Presque Isle, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If oversubscription occurs due to the orders of public stockholders of Alpena Bancshares, Inc. as of February 3, 2005, the allocation procedures described above will apply to the stock orders of such persons.


        The term "residing" or "resident" as used in this Prospectus means any person who occupies a dwelling within the Michigan counties of Alpena, Alcona, Antrim, Charlevoix, Cheboygan, Crawford, Emmet, Iosco, Kalkaska, Montmorency, Ogemaw, Oscoda, Otsego and Presque Isle, has a present intent to remain within this community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.


        EXPIRATION DATE. The community offering, if any, may begin during or after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering. First Federal of Northern Michigan Bancorp, Inc. may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond April 29, 2005. If 1,360,000 shares have not been sold in the offering by April 29, 2005, all funds delivered to us will be returned promptly to the purchasers with interest at First Federal of Northern Michigan's passbook savings rate and all withdrawal authorizations will be canceled. If an extension is granted by the Office of Thrift Supervision, we will notify purchasers of the extension of time and of the rights of purchasers to place new stock orders for a specified period of time. These extensions may not go beyond March __, 2007, which is two years after the special meeting of members of Alpena Bancshares, M.H.C. to vote on the conversion.


SYNDICATED COMMUNITY OFFERING

        If feasible, our Board of Directors may decide to offer for sale all shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock. However, we retain the right to accept or reject in whole or in part any orders in the syndicated community offering. In the syndicated community offering, any person may purchase up to $150,000 (15,000 shares) of common stock, subject to the overall maximum purchase limitations. Unless the syndicated community offering begins during the community offering, the syndicated community offering will begin as soon as possible after the completion of the subscription and community offerings.

        Since all shares of common stock are being offered on a best-efforts basis, broker-dealers offering shares in the syndicated community offering must conform with certain Securities and Exchange Commission rules. The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Generally under those rules, Ryan Beck & Co., Inc., a broker-dealer, will deposit funds it receives prior to closing from


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interested investors into a separate noninterest-bearing bank account. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering will be promptly delivered to us. If the offering is consummated, but some or all of an interested investor's funds are not accepted by us, those funds will be returned to the interested investor promptly, without interest. If the offering is not consummated, funds in the account will be promptly returned, without interest, to the potential investor. Normal customer ticketing will be used for order placement. In the syndicated community offering, order forms will not be used.

        If for any reason we cannot effect a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there is an insignificant number of shares remaining unsold after the subscription, community and syndicated community offerings or in the syndicated community offering, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Office of Thrift Supervision must approve any such arrangements.

LIMITATIONS ON COMMON STOCK PURCHASES

        The plan of conversion and reorganization includes the following limitations on the number of shares of common stock that may be purchased in the offering:

        (i) No person may purchase fewer than 25 shares of common stock or more than $150,000 (15,000 shares);

        (ii) Our employee stock ownership plan may purchase in the aggregate up to 10% of the shares of common stock issued in the offering (including shares issued to the foundation), including shares issued in the event of an increase in the offering range of up to 15%;

        (iii) Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $250,000 (25,000 shares) in all categories of the offering combined;

        (iv) Current stockholders of Alpena Bancshares, Inc. are subject to an ownership limitation. As previously described, current stockholders of Alpena Bancshares, Inc. will receive new shares of First Federal of Northern Michigan Bancorp, Inc. common stock in exchange for their existing shares of Alpena Bancshares, Inc. common stock. The number of shares of common stock that a stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Alpena Bancshares, Inc. common stock, may not exceed 5% of the shares of common stock of First Federal of Northern Michigan Bancorp, Inc. to be issued and outstanding at the completion of the conversion; and

        (v) The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of First Federal of Northern Michigan and their associates, in the aggregate, when combined with new shares of common stock issued in exchange for existing shares, may not exceed 30% of the shares issued in the conversion.

        Depending upon market or financial conditions, our Board of Directors, with the approval of the Office of Thrift Supervision and without further approval of members of Alpena Bancshares, M.H.C., may decrease or increase the purchase and ownership limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given, and, in our sole


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discretion, some other large subscribers who through their subscriptions evidence a desire to purchase the maximum allowable number of shares may be given, the opportunity to increase their subscriptions up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by subscribers who choose to increase their subscriptions.

        In the event of an increase in the offering range of up to 15% of the total number of shares of common stock offered in the offering, shares will be allocated in the following order of priority in accordance with the plan of conversion and reorganization:

        (i) to fill the employee stock ownership plan's subscription for up to 10% of the total number of shares of common stock issued in the offering;

        (ii) in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

        (iii) to fill unfulfilled subscriptions in the community offering, with preference given first to natural persons residing in the Michigan counties of Alpena, Alcona, Antrim, Charlevoix, Cheboygan, Crawford, Emmet, Iosco, Kalkaska, Montmorency, Ogemaw, Oscoda, Otsego and Presque Isle, and then to Alpena Bancshares, Inc.'s public stockholders as of February 3, 2005.

        The term "associate" of a person means:

        (i) any corporation or organization, other than Alpena Bancshares, Inc., First Federal of Northern Michigan or a majority-owned subsidiary of First Federal of Northern Michigan, of which the person is a senior officer, partner or 10% beneficial stockholder;

        (ii) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

        (iii) any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Alpena Bancshares, Inc. or First Federal of Northern Michigan.

        The term "acting in concert" means:

        (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

        (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

        A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining


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whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

        We have the sole discretion to determine whether prospective purchasers are "associates" or "acting in concert." Persons living at the same address, and persons exercising subscription rights through qualifying deposits registered at the same address, whether or not related, will be deemed to be acting in concert unless we determine otherwise.

        Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the right to determine whether prospective purchasers are associates or acting in concert. Common stock purchased in the offering will be freely transferable except for shares purchased by executive officers and directors of Alpena Bancshares, Inc. or First Federal of Northern Michigan and except as described below. Any purchases made by any associate of Alpena Bancshares, Inc. or First Federal of Northern Michigan for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under NASD guidelines, members of the NASD and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see "--Certain Restrictions on Purchase or Transfer of Our Shares after Conversion" and "Restrictions on Acquisition of First Federal of Northern Michigan Bancorp, Inc."

PLAN OF DISTRIBUTION; SELLING AGENT COMPENSATION

        To assist in the marketing of our common stock, we have retained Ryan Beck & Co., Inc., which is a broker-dealer registered with the National Association of Securities Dealers, Inc. Ryan Beck & Co., Inc. will assist us on a best efforts basis in the offering by:


        (i) acting as our financial advisor for the conversion, providing administrative services and managing the Stock Information Center;


        (ii) targeting our sales efforts, including assisting in the preparation of marketing materials;

        (iii)   soliciting orders for common stock; and

        (iv)    assisting in soliciting proxies of our members.

        For these services, Ryan Beck & Co., Inc. will receive an advisory and administrative fee of $25,000 and a sales fee equal to 1.0% of the dollar amount of shares of common stock sold in the subscription and community offerings. The sales fee will be reduced by the advisory and administrative fee. No sales fee will be payable to Ryan Beck & Co., Inc. with respect to shares purchased by officers, directors and employees or their immediate families, shares purchased by our tax-qualified and non-qualified employee benefit plans, or the shares to be contributed to the charitable foundation. In the event that Ryan Beck sells common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee equal to 1.0% of the dollar amount of total shares sold in the syndicated community offering, which fee along with the fee payable to selected dealers (which may include Ryan Beck) shall not exceed 6.0% in the aggregate. Ryan Beck & Co., Inc. also will be reimbursed for allocable expenses in an amount not to exceed $25,000, and for attorneys' fees and allocable expenses in an amount not to exceed $40,000.


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        We will indemnify Ryan Beck & Co., Inc. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

        Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular, full-time employees of First Federal of Northern Michigan may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. All sales activity will be conducted in a segregated or separately identifiable area of First Federal of Northern Michigan's main office apart from the area accessible to the general public. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Ryan Beck & Co., Inc. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

PROCEDURE FOR PURCHASING SHARES


        EXPIRATION DATE. The offering will expire at 10:00 a.m., Alpena, Michigan time, on March 15, 2005, unless we extend it for up to 45 days, with the approval of the Office of Thrift Supervision, if required. This extension may be approved by us, in our sole discretion, without further approval or additional notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond April 29, 2005 would require the Office of Thrift Supervision's approval. All funds delivered to us to purchase shares of common stock in the offering would be returned promptly to the subscribers with interest at First Federal of Northern Michigan's passbook savings rate and all deposit account withdrawal authorizations would be canceled. Subscribers would be given the right to place new orders for common stock. If we have not sold the minimum number of shares offered in the offering by the expiration date or any extension thereof, we may terminate the offering and promptly refund all orders for shares of common stock. If the number of shares offered is reduced below the minimum of the offering range, or increased above the adjusted maximum of the offering range, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at First Federal of Northern Michigan's passbook savings rate and all deposit account withdrawal authorizations will be canceled. Purchasers will be given an opportunity to place new stock orders.


        To ensure that each purchaser receives a Prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no Prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will be distributed only with a Prospectus. Subscription funds will be maintained in a segregated account at First Federal of Northern Michigan and/or another insured financial institution and will earn interest at our passbook savings rate from the date of receipt.

        We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal orders and promptly return all funds submitted, with interest at First Federal of Northern Michigan's passbook savings rate from the date of receipt.


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        We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.


        USE OF ORDER FORMS AND DEADLINE. In order to purchase shares of common stock in the subscription offering and community offering, you must complete an order form and remit full payment. Incomplete order forms or order forms that are not signed are not required to be accepted. We will not be required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) prior to 10:00 a.m. Alpena, Michigan time, on March 15, 2005. We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your order form and payment by mail using the return envelope provided, by bringing your order form to our Stock Information Center located at our main office, or by overnight delivery to the indicated address on the order form. Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the order forms will be final.


        By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by First Federal of Northern Michigan or the federal government, and that you received a copy of this Prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        PAYMENT FOR SHARES. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

        (i) personal check, bank check or money order, made payable to First Federal of Northern Michigan; or


        (ii) authorization of withdrawal from First Federal of Northern Michigan deposit accounts, as provided on the stock order form.


        Appropriate means for designating withdrawals from deposit accounts at First Federal of Northern Michigan are provided in the order forms. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. In the case of payments made by check or money order, these funds must be available in the account(s) and will be immediately cashed and placed in a


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segregated account at First Federal of Northern Michigan and/or another depository institution and will earn interest at First Federal of Northern Michigan's passbook savings rate from the date payment is received until the offering is completed or terminated.


        You may not remit First Federal of Northern Michigan line of credit checks, and we will not accept third-party checks, including those payable to you and endorsed over to First Federal of Northern Michigan Bancorp, Inc. Additionally, you may not designate a direct withdrawal from First Federal of Northern Michigan accounts with check-writing privileges. Please provide a check instead, because we cannot place holds on checking accounts. If you request that we do so, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. Once we receive your executed order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

USING IRA FUNDS

        If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account such as a brokerage firm individual retirement account. By regulation, First Federal of Northern Michigan's individual retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use your funds that are currently in a First Federal of Northern Michigan individual retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the March 15, 2005 offering deadline, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

        Regulations prohibit First Federal of Northern Michigan from lending funds or extending credit to any persons to purchase shares of common stock in the offering.


        We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.

        If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until consummation of the offering, provided that there is a loan commitment from an unrelated financial institution or First Federal of Northern Michigan Bancorp, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase.

        DELIVERY OF STOCK CERTIFICATES. Certificates representing shares of common stock issued in the offering and First Federal of Northern Michigan checks representing any applicable refund and/or interest


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paid on subscriptions made by check or money order will be mailed to the persons entitled thereto at the certificate registration address noted on the order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. Any certificates returned as undeliverable will be held by the transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. UNTIL CERTIFICATES FOR THE SHARES OF COMMON STOCK ARE AVAILABLE AND DELIVERED TO PURCHASERS, PURCHASERS MAY NOT BE ABLE TO SELL THE SHARES OF COMMON STOCK WHICH THEY ORDERED, EVEN THOUGH THE COMMON STOCK WILL HAVE BEGUN TRADING.

        OTHER RESTRICTIONS. Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state "blue sky" regulations, or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a State of the United States with respect to which any of the following apply: (a) a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state; (b) the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in such state; and (c) such registration or qualification would be impracticable for reasons of cost or otherwise.

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES

        OFFICE OF THRIFT SUPERVISION REGULATIONS PROHIBIT ANY PERSON WITH SUBSCRIPTION RIGHTS, INCLUDING THE ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND OTHER MEMBERS, FROM TRANSFERRING OR ENTERING INTO ANY AGREEMENT OR UNDERSTANDING TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF THE SUBSCRIPTION RIGHTS ISSUED UNDER THE PLAN OF CONVERSION AND REORGANIZATION OR THE SHARES OF COMMON STOCK TO BE ISSUED UPON THEIR EXERCISE. THESE RIGHTS MAY BE EXERCISED ONLY BY THE PERSON TO WHOM THEY ARE GRANTED AND ONLY FOR HIS OR HER ACCOUNT. WHEN REGISTERING YOUR STOCK PURCHASE ON THE ORDER FORM, YOU SHOULD NOT ADD THE NAME(S) OF PERSONS WHO DO NOT HAVE SUBSCRIPTION RIGHTS OR WHO QUALIFY ONLY IN A LOWER PURCHASE PRIORITY THAN YOU DO. DOING SO MAY JEOPARDIZE YOUR SUBSCRIPTION RIGHTS. EACH PERSON EXERCISING SUBSCRIPTION RIGHTS WILL BE REQUIRED TO CERTIFY THAT HE OR SHE IS PURCHASING SHARES SOLELY FOR HIS OR HER OWN ACCOUNT AND THAT HE OR SHE HAS NO AGREEMENT OR UNDERSTANDING REGARDING THE SALE OR TRANSFER OF SUCH SHARES. THE REGULATIONS ALSO PROHIBIT ANY PERSON FROM OFFERING OR MAKING AN ANNOUNCEMENT OF AN OFFER OR INTENT TO MAKE AN OFFER TO PURCHASE SUBSCRIPTION RIGHTS OR SHARES OF COMMON STOCK TO BE ISSUED UPON THEIR EXERCISE PRIOR TO COMPLETION OF THE OFFERING.

        WE WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT WE BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS, AND WE WILL NOT HONOR ORDERS THAT WE BELIEVE INVOLVE THE TRANSFER OF SUBSCRIPTION RIGHTS.

STOCK INFORMATION CENTER

        If you have any questions regarding the offering, please call our Stock Information Center, at ___________, from 9:30 a.m. to 4:00 p.m., Alpena, Michigan time, Monday through Friday. The Stock Information Center is located at First Federal of Northern Michigan's main office, 100 South Second Avenue, Alpena, Michigan. Our branches will not have offering materials and will not accept order forms or proxy cards. The Stock Information Center will be closed weekends and bank holidays.


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LIQUIDATION RIGHTS

        In the unlikely event of a complete liquidation of Alpena Bancshares, Inc. prior to the conversion, all claims of creditors of Alpena Bancshares, Inc., including those of depositors of First Federal of Northern Michigan (to the extent of their deposit balances), would be paid first. Thereafter, if there were any assets of Alpena Bancshares, Inc. remaining, these assets would be distributed to stockholders, including Alpena Bancshares, M.H.C. In the unlikely event that Alpena Bancshares, M.H.C. and Alpena Bancshares, Inc. liquidated prior to the conversion, all claims of creditors would be paid first. Then, if there were any assets of Alpena Bancshares, M.H.C. remaining, members of Alpena Bancshares, M.H.C. would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in First Federal of Northern Michigan immediately prior to liquidation. In the unlikely event that First Federal of Northern Michigan were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the "liquidation account" to certain depositors, with any assets remaining thereafter distributed to First Federal of Northern Michigan Bancorp, Inc. as the holder of First Federal of Northern Michigan capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

        The plan of conversion and reorganization provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the greater of:

        (i) Alpena Bancshares, M.H.C.'s ownership interest in the retained earnings of Alpena Bancshares, Inc. as of the date of its latest balance sheet contained in this Prospectus; or

        (ii) the retained earnings of First Federal of Northern Michigan as of the date of the latest financial statements set forth in the Prospectus used by First Federal of Northern Michigan when it reorganized into Alpena Bancshares, M.H.C. on November 4, 1994.

        The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with First Federal of Northern Michigan after the conversion with a liquidation interest in the unlikely event of the complete liquidation of First Federal of Northern Michigan after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder who continues to maintain his or her deposit account at First Federal of Northern Michigan, would be entitled, on a complete liquidation of First Federal of Northern Michigan after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of First Federal of Northern Michigan Bancorp, Inc. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in First Federal of Northern Michigan on October 31, 2003, or December 31, 2004. Each Eligible Account Holder and Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on October 31, 2003, or December 31, 2004 bears to the balance of all deposit accounts in First Federal of Northern Michigan on such dates.

        If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on October 31, 2003 or December 31, 2004 or any other annual closing date, then the interest in the


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liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to First Federal of Northern Michigan Bancorp, Inc. as the sole stockholder of First Federal of Northern Michigan.

MATERIAL INCOME TAX CONSEQUENCES

        Consummation of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the conversion will not be a taxable transaction to Alpena Bancshares, M.H.C., Alpena Bancshares, Inc., First Federal of Northern Michigan, Eligible Account Holders, Supplemental Eligible Account Holders, other members of Alpena Bancshares, M.H.C. and stockholders of Alpena Bancshares, Inc. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Alpena Bancshares, Inc. or First Federal of Northern Michigan would prevail in a judicial proceeding.

        Alpena Bancshares, M.H.C. and Alpena Bancshares, Inc. have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion, which includes the following:

        1. The conversion of Alpena Bancshares, Inc. to a federally chartered interim stock savings bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, and the merger of Alpena Bancshares, Inc. with and into First Federal of Northern Michigan qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

        2. Neither Alpena Bancshares, Inc., First Federal of Northern Michigan, nor the stockholders of Alpena Bancshares, Inc. will recognize any gain or loss upon the transfer of assets of Alpena Bancshares, Inc. to First Federal of Northern Michigan in exchange for shares of common stock of First Federal of Northern Michigan, which will be constructively received by First Federal of Northern Michigan Bancorp, Inc.'s stockholders. (Sections 361 and 1032(a) of the Internal Revenue Code.)

        3. The basis of the assets of Alpena Bancshares, Inc. and the holding period of such assets to be received by First Federal of Northern Michigan will be the same as the basis and holding period in such assets in the hands of Alpena Bancshares, Inc. immediately before the exchange. (Sections 362(b) and 1223(2) of the Internal Revenue Code).

        4. The conversion of Alpena Bancshares, M.H.C., to a federally chartered interim stock savings bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and the merger of Alpena Bancshares, M.H.C. with and into First Federal of Northern Michigan qualifies as a tax-free reorganization within the meaning of
                Section 368(a)(1)(A) of the Internal Revenue Code.


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

        5. The exchange of Eligible Account Holders' and Supplemental Account Holders' interests in Alpena Bancshares, M.H.C. for interests in a liquidation account established in First Federal of Northern Michigan will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

        6. None of Alpena Bancshares, M.H.C., Alpena Bancshares, Inc., First Federal of Northern Michigan, nor Eligible Account Holders, Supplemental Eligible Account Holders or Other Members, will recognize any gain or loss on the transfer of the assets of Alpena Bancshares, M.H.C. to First Federal of Northern Michigan in exchange for an interest in a liquidation account established in First Federal of Northern Michigan for the benefit of eligible account holders and supplemental eligible account holders who remain depositors of First Federal of Northern Michigan.

        7. Current stockholders of Alpena Bancshares, Inc. will not recognize any gain or loss upon their constructive exchange of Alpena Bancshares, Inc. common stock for shares of First Federal of Northern Michigan which will in turn be exchanged for new shares of First Federal of Northern Michigan Bancorp, Inc. common stock.

        8. Each stockholder's aggregate basis in new shares of First Federal of Northern Michigan Bancorp, Inc. common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Alpena Bancshares, Inc. common stock surrendered in exchange therefor.

        9. Each stockholder's holding period in his or her First Federal of Northern Michigan Bancorp, Inc. common stock received in the exchange will include the period during which Alpena Bancshares, Inc. common stock surrendered was held, provided that the Alpena Bancshares, Inc. common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

        10. Cash received by any current stockholder of Alpena Bancshares, Inc. in lieu of a fractional share interest in new shares of First Federal of Northern Michigan Bancorp, Inc. common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of new First Federal of Northern Michigan Bancorp, Inc. common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.


        11. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase First Federal of Northern Michigan Bancorp, Inc. common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of First Federal of Northern Michigan Bancorp, Inc. common stock. Eligible Account Holders, Supplemental Eligible Account Holders or Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.


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        12.     It is more likely than not that the basis of the shares of First
                Federal of Northern Michigan Bancorp, Inc. common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the First Federal of Northern Michigan Bancorp, Inc. common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.


        13. No gain or loss will be recognized by First Federal of Northern Michigan Bancorp, Inc. on the receipt of money in exchange for First Federal of Northern Michigan Bancorp, Inc. common stock sold in the offering.


        The opinion addresses all material federal income tax consequences of the conversion and reorganization. The tax opinion as to items 11 and12 above is based on the position that subscription rights to be received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members do not have any economic value at the time of distribution or the time the subscription rights are exercised. In this regard, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the nontransferable subscription rights granted to eligible subscribers are subsequently found to have an ascertainable value greater than zero, income may be recognized by various recipients of the nontransferable subscription rights (in certain cases, whether or not the rights are exercised) and we could recognize gain on the distribution of the nontransferable subscription rights.

        The opinions of Luse Gorman Pomerenk & Schick, P.C., unlike a letter ruling issued by the Internal Revenue Service, are not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

        The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to First Federal of Northern Michigan Bancorp, Inc.'s registration statement. Advice regarding the Michigan state income tax consequences consistent with the federal tax opinion has been issued by Plante & Moran, PLLC, tax advisors to Alpena Bancshares, M.H.C. and Alpena Bancshares, Inc.

        We also have received a letter from RP Financial, LC stating its belief that the subscription rights do not have any ascertainable fair market value and that the price at which the subscription rights are exercisable will not be more or less than the fair market value of the shares on the date of the exercise. This position is based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at the same price as will be paid by members of the general public in any community offering.


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        If the subscription rights granted to Eligible Account Holders,
Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.


CERTAIN RESTRICTIONS ON PURCHASE OR TRANSFER OF OUR SHARES AFTER CONVERSION

        All shares of common stock purchased in the offering by a director or an executive officer of First Federal of Northern Michigan generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of First Federal of Northern Michigan Bancorp, Inc. also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934.


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        Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any recognition and retention plans or restricted stock plans.

        Office of Thrift Supervision regulations prohibit First Federal of Northern Michigan Bancorp, Inc. from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases. After one year, the Office of Thrift Supervision does not impose any repurchase restrictions.

                       FIRST FEDERAL COMMUNITY FOUNDATION

GENERAL

        In furtherance of our commitment to our local community, the plan of conversion and reorganization provides that we will establish the First Federal Community Foundation as a non-stock, nonprofit Delaware corporation in connection with the conversion and offering. The charitable foundation will be funded with shares of First Federal of Northern Michigan Bancorp, Inc. common stock and cash, as further described below. By further enhancing our visibility and reputation in our local community, we believe that the charitable foundation will enhance the long-term value of First Federal of Northern Michigan's community banking franchise. The offering presents us with a unique opportunity to provide a substantial and continuing benefit to our community and to receive the associated tax benefits.

PURPOSE OF THE CHARITABLE FOUNDATION

        In connection with the closing of the offering, First Federal of Northern Michigan Bancorp, Inc. intends to fund First Federal Community Foundation through a contribution of cash in an amount equal to 2% of the shares we sell to purchasers in the offering, PROVIDED the cash does not exceed $375,000 and common stock equal to 2% of the shares we sell to purchasers in the offering, PROVIDED the common stock contribution does not exceed 37,500 shares. The purpose of the charitable foundation is to enhance the relationship between First Federal of Northern Michigan and the communities in which we operate and to enable our communities to share in our long-term growth. First Federal Community Foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in manners that are not presently available to us. We believe that First Federal Community Foundation will enable us to assist the communities within our market area in capacities beyond community development and lending, and will enhance our current activities under the Community Reinvestment Act. First Federal of Northern Michigan received a "Satisfactory" rating in its most recent Community Reinvestment Act examination by the OTS.

        We further believe that funding First Federal Community Foundation with shares of First Federal of Northern Michigan Bancorp, Inc. common stock and cash will allow our community to share in the potential growth and success of First Federal of Northern Michigan long after the offering is completed. First Federal Community Foundation will accomplish this goal by establishing continued ties with First Federal of Northern Michigan, thereby forming a partnership within the communities in which First Federal of Northern Michigan operates.


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STRUCTURE OF THE CHARITABLE FOUNDATION

        First Federal Community Foundation will be incorporated under Delaware law as a non-stock, nonprofit corporation. The certificate of incorporation of First Federal Community Foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. The foundation's certificate of incorporation will further provide that no part of the foundation's net earnings will inure to the benefit of, or be distributable to, its directors, officers or members.

        We have selected Gary C. VanMassenhove, Michael W. Mahler and Amy E. Essex to serve on the initial board of directors of the charitable foundation. As required by Office of Thrift Supervision regulations, we also will select one additional person to serve on the initial board of directors who will not be one of our officers or directors and who will have experience with local charitable organizations and grant making. While there are no plans to change the size of the initial board of directors during the year following the completion of the conversion, following the first anniversary of the conversion, the charitable foundation may alter the size and composition of its board of directors. For five years after the conversion, one seat on the foundation's board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and one seat on the charitable foundation's board of directors will be reserved for one of First Federal of Northern Michigan's directors.

        The business experience of Gary C. VanMassenhove, Michael W. Mahler and Amy E. Essex is described in "Management of First Federal of Northern Michigan Bancorp, Inc." on page 93.

        The board of directors of First Federal Community Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of First Federal Community Foundation will at all times be bound by their fiduciary duty to advance the foundation's charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the foundation is established. The directors of First Federal Community Foundation also will be responsible for directing the activities of the charitable foundation, including the management and voting of the shares of common stock of First Federal of Northern Michigan Bancorp, Inc. held by the charitable foundation. However, as required by Office of Thrift Supervision regulations, all shares of common stock held by the foundation must be voted in the same ratio as all other shares of the common stock on all proposals considered by stockholders of First Federal of Northern Michigan Bancorp, Inc.

        First Federal Community Foundation's place of business will be located at our administrative offices. The board of directors of the foundation will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and the Office of Thrift Supervision regulations governing transactions between First Federal of Northern Michigan and the foundation.

        First Federal Community Foundation will receive working capital from:

        (1) any dividends that may be paid on First Federal of Northern Michigan Bancorp, Inc.'s shares of common stock in the future;

        (2) within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; or


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        (3)     the proceeds of the sale of any of the shares of common stock in the open market from time to time.

        As a private foundation under Section 501(c)(3) of the Internal Revenue Code, the foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets. Legislation has been introduced that, if enacted, could have the impact of increasing the charitable foundation's required annual distribution in grants or donations. One of the conditions imposed on the gift of common stock is that the amount of common stock that may be sold by the foundation in any one year shall not exceed 5% of the average market value of the assets held by the foundation, except where the board of directors of the charitable foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of its assets and/or would otherwise jeopardize its capacity to carry out its charitable purposes.

TAX CONSIDERATIONS

        Our independent tax advisor, Luse Gorman Pomerenk & Schick, P.C., has advised us that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. First Federal Community Foundation will submit a timely request to the Internal Revenue Service to be recognized as an exempt organization. As long as the foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. Our independent tax advisor, however, has not rendered any advice on whether the foundation's tax exempt status will be affected by the regulatory requirement that all shares of common stock of First Federal of Northern Michigan Bancorp, Inc. held by it must be voted in the same ratio as all other outstanding shares of common stock of First Federal of Northern Michigan Bancorp, Inc. on all proposals considered by stockholders of First Federal of Northern Michigan Bancorp, Inc.

        Alpena Bancshares, Inc. and First Federal of Northern Michigan are authorized by federal law to make charitable contributions. We believe that the conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised. In making such a determination, we considered the dilutive impact to our stockholders of the contribution of shares of common stock to First Federal Community Foundation. We believe that the contribution to the foundation in excess of the 10% annual limitation on charitable deductions described below is justified given First Federal of Northern Michigan's capital position and its earnings, the substantial additional capital being raised in the stock offering and the potential benefits of the First Federal of Northern Michigan Foundation to our community. See "Capitalization," "Historical and Pro Forma Regulatory Capital Compliance, and "Comparison of Valuation and Pro Forma Information With and Without the Foundation." The amount of the contribution will not adversely affect our financial condition, and it does not raise safety and soundness concerns. We therefore believe that the amount of the charitable contribution is reasonable given our pro forma capital position.

        We have received an opinion from our independent tax advisor that First Federal of Northern Michigan Bancorp, Inc.'s contribution of shares of its common stock to the foundation should not constitute an act of self-dealing and that we should be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal amount that First Federal Community Foundation is required to pay First Federal of Northern Michigan Bancorp, Inc. for such stock. We are permitted to deduct only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to the foundation. We estimate that substantially all of the contribution should be deductible over the six-year period. However, we do not have any assurance that


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the Internal Revenue Service will grant tax-exempt status to the foundation.
Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. We do not expect to make any further contributions to the foundation within the first five years following the initial contribution, unless such contributions would be deductible under the Internal Revenue Code. Any such decisions would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the foundation.

        Although we have received an opinion from our independent tax advisor that we should be entitled to a deduction for the charitable contribution, there can be no assurances that the Internal Revenue Service will recognize the First Federal of Northern Michigan Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, our contribution to the foundation would be expensed without tax benefit, resulting in a larger reduction in earnings in the year in which the Internal Revenue Service makes such a determination.

        As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2.0%. Legislation has been introduced that, if enacted, would reduce this rate to 1.0%. First Federal Community Foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. First Federal Community Foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation's managers and a concise statement of the purpose of each grant.

REGULATORY REQUIREMENTS IMPOSED ON THE CHARITABLE FOUNDATION

        Office of Thrift Supervision regulations impose the following requirements on the establishment of the charitable foundation:

        o the Office of Thrift Supervision may examine the charitable foundation at the foundation's expense;

        o the charitable foundation must comply with all supervisory directives imposed by the Office of Thrift Supervision;

        o the charitable foundation must provide annually to the Office of Thrift Supervision a copy of the annual report that the foundation submits to the Internal Revenue Service;

        o the charitable foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

        o the charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

        o the charitable foundation must vote its shares in the same ratio as all of the other shares voted on each proposal considered by the stockholders of First Federal of Northern Michigan Bancorp, Inc.


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        Within six months of completing the offering, the foundation must submit to the Office of Thrift Supervision a three-year operating plan.

         COMPARISON OF STOCKHOLDERS' RIGHTS FOR EXISTING STOCKHOLDERS OF
                             ALPENA BANCSHARES, INC.

        GENERAL. As a result of the conversion, existing stockholders of Alpena Bancshares, Inc. will become stockholders of First Federal of Northern Michigan Bancorp, Inc.. There are differences in the rights of stockholders of Alpena Bancshares, Inc. and stockholders of First Federal of Northern Michigan Bancorp, Inc. caused by differences between federal and Maryland law and regulations and differences in Alpena Bancshares, Inc.'s federal stock charter and bylaws and First Federal of Northern Michigan Bancorp, Inc.'s Maryland articles of incorporation and bylaws.

        This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. This discussion is qualified in its entirety by reference to the articles of incorporation and bylaws of First Federal of Northern Michigan Bancorp, Inc. and the Maryland General Corporation Law. See "Where You Can Find Additional Information" for procedures for obtaining a copy of First Federal of Northern Michigan Bancorp, Inc.'s articles of incorporation and bylaws.

        AUTHORIZED CAPITAL STOCK. Alpena Bancshares, Inc.'s authorized capital stock currently consists of 20,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock. After the conversion, First Federal of Northern Michigan Bancorp, Inc.'s authorized capital stock will consist of 20,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. We authorized more capital stock than that which will be issued in the conversion in order to provide our Board of Directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and stock option grants. These additional authorized shares may also be used by our Board of Directors, however, consistent with its fiduciary duty, to deter future attempts to gain control of First Federal of Northern Michigan Bancorp, Inc. Our Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our Board of Directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. We currently have no plans for the issuance of additional shares, other than the issuance of additional shares through our stock benefit plans.

        ISSUANCE OF CAPITAL STOCK. Pursuant to applicable laws and regulations, Alpena Bancshares, M.H.C. is required to own not less than a majority of the outstanding shares of Alpena Bancshares, Inc. common stock. Alpena Bancshares, M.H.C. will no longer exist following consummation of the conversion.

        First Federal of Northern Michigan Bancorp, Inc.'s Maryland articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Alpena Bancshares, Inc.'s federal stock charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal stockholders' meeting. Thus, stock-related compensation plans, such as stock option plans and recognition and retention plans, may be adopted by First Federal of Northern Michigan Bancorp, Inc. without stockholder approval and shares of First Federal of Northern Michigan Bancorp, Inc. capital stock


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may be issued directly to directors or officers without stockholder approval.
Stockholder approval of stock-related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations, and is required under Nasdaq listing requirements.

        VOTING RIGHTS. Neither Alpena Bancshares, Inc.'s federal stock charter or bylaws nor First Federal of Northern Michigan Bancorp, Inc.'s Maryland articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see "--Limitations on Voting Rights of Greater-than-10% Stockholders" below.

        PAYMENT OF DIVIDENDS. The ability of Alpena Bancshares, Inc. to pay dividends on its capital stock is restricted by Office of Thrift Supervision regulations and by federal income tax considerations related to federal savings banks such as First Federal of Northern Michigan. See "Supervision and Regulation--Federal Banking Regulation--Capital Distributions." Although First Federal of Northern Michigan Bancorp, Inc. is not subject to these restrictions as a Maryland corporation, such restrictions will indirectly affect First Federal of Northern Michigan Bancorp, Inc. because dividends from First Federal of Northern Michigan will be the primary source of funds of First Federal of Northern Michigan Bancorp, Inc. for the payment of dividends to stockholders of First Federal of Northern Michigan Bancorp, Inc.

        Certain restrictions generally imposed on Maryland corporations may also have an impact on First Federal of Northern Michigan Bancorp, Inc.'s ability to pay dividends. Maryland law generally provides that First Federal of Northern Michigan Bancorp, Inc. is limited to paying dividends in an amount equal to our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent.

        BOARD OF DIRECTORS. Alpena Bancshares, Inc.'s federal stock charter and bylaws and First Federal of Northern Michigan Bancorp, Inc.'s Maryland articles of incorporation and bylaws each require the Board of Directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

        Under Alpena Bancshares, Inc.'s federal bylaws, any vacancies on the Board of Directors of Alpena Bancshares, Inc. may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. Persons elected by the Board of Directors of Alpena Bancshares, Inc. to fill vacancies may only serve until the next annual meeting of stockholders. Under First Federal of Northern Michigan Bancorp, Inc.'s Maryland articles of incorporation, any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by a majority of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

        Under Alpena Bancshares, Inc.'s federal bylaws, any director may be removed for cause by the holders of a majority of the outstanding voting shares. First Federal of Northern Michigan Bancorp, Inc.'s Maryland articles of incorporation provide that any director may be removed for cause by the holders of at least 80% of the outstanding voting shares of First Federal of Northern Michigan Bancorp, Inc.

        LIMITATIONS ON LIABILITY. The federal stock charter and bylaws of Alpena Bancshares, Inc. do not limit the personal liability of directors.


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        First Federal of Northern Michigan Bancorp, Inc.'s Maryland articles of incorporation provide that directors will not be personally liable for monetary damages to First Federal of Northern Michigan Bancorp, Inc. for certain actions as directors, except for (i) actions or omissions that are determined to have involved active and deliberate dishonesty, or (ii) receipt of an improper personal benefit from their positions as directors, or (iii) to the extent allowed by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might benefit First Federal of Northern Michigan Bancorp, Inc.

        INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. Alpena Bancshares, Inc.'s federal bylaws provide indemnification to directors, officers and employees to the fullest extent allowed by law Under current Office of Thrift Supervision regulations Alpena Bancshares, Inc. shall indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving such person's activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Alpena Bancshares, Inc. or its stockholders. Alpena Bancshares, Inc. also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Alpena Bancshares, Inc. is required to notify the Office of Thrift Supervision of its intention and such payment cannot be made if the Office of Thrift Supervision objects to such payment.

        The officers, directors, agents and employees of First Federal of Northern Michigan Bancorp, Inc. are indemnified with respect to certain actions pursuant to First Federal of Northern Michigan Bancorp, Inc.'s Maryland articles of incorporation and Maryland law. Maryland law allows First Federal of Northern Michigan Bancorp, Inc. to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of First Federal of Northern Michigan Bancorp, Inc. No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and materials to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

        SPECIAL MEETINGS OF STOCKHOLDERS. Alpena Bancshares, Inc.'s federal bylaws provide that special meetings of Alpena Bancshares, Inc.'s stockholders may be called by the Chairman, the President, a majority of the Board of Directors or the holders of not less than one-tenth of the outstanding capital stock of Alpena Bancshares, Inc. entitled to vote at the meeting. First Federal of Northern Michigan Bancorp, Inc.'s Maryland bylaws provide that special meetings of the stockholders of First Federal of Northern Michigan Bancorp, Inc. may be called by the President, by a majority vote of the total authorized directors, or upon the written request of shareholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

        STOCKHOLDER NOMINATIONS AND PROPOSALS. Alpena Bancshares, Inc.'s federal bylaws generally provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Alpena Bancshares, Inc. at least five days before the date of any such meeting.


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        First Federal of Northern Michigan Bancorp, Inc.'s Maryland bylaws generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to First Federal of Northern Michigan Bancorp, Inc. 90 days prior to the anniversary date of the mailing of proxy materials by First Federal of Northern Michigan Bancorp, Inc. in connection with the immediately preceding annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 20 days prior to or delayed by more than 60 days after the anniversary of the preceding year's annual meeting, stockholders must submit such written notice no earlier than the 120th day, and not later than the 90th day, prior to the annual meeting, or alternatively, not later than the tenth day following the date on which notice of the meeting is mailed to stockholders or such public disclosure was made if such notice occurs less than 100 days prior to the meeting. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting. Management believes that it is in the best interests of First Federal of Northern Michigan Bancorp, Inc. and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

        STOCKHOLDER ACTION WITHOUT A MEETING. The federal bylaws of Alpena Bancshares, Inc. provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. First Federal of Northern Michigan Bancorp, Inc.'s Maryland bylaws provide similar authority of stockholders to act without a meeting.

        STOCKHOLDER'S RIGHT TO EXAMINE BOOKS AND RECORDS. A federal regulation, which is applicable to Alpena Bancshares, Inc., provides that stockholders may inspect and copy specified books and records of a federally chartered savings institution after proper written notice for a proper purpose. Maryland law provides that a stockholder may inspect a company's bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements. However, only a shareholder or group of shareholders who together, for at least 6 months hold at least 5% of the company's total shares, have the right to inspect a company's stock ledger, list of stockholders and books of accounts.

        LIMITATIONS ON VOTING RIGHTS OF GREATER-THAN-10% STOCKHOLDERS. First Federal of Northern Michigan Bancorp, Inc.'s Maryland articles of incorporation provide that no record or beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. First Federal of Northern Michigan Bancorp, Inc.'s federal charter has no similar provision.

        MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. A federal regulation applicable to Alpena Bancshares, Inc. generally requires the approval of two-thirds of the Board of Directors of Alpena Bancshares, Inc. and the holders of two-thirds of the outstanding stock of Alpena Bancshares, Inc. entitled to vote thereon for mergers, consolidations and sales of all or substantially all of Alpena Bancshares, Inc.'s assets. Such regulation permits Alpena Bancshares, Inc. to merge with another corporation without obtaining the approval of its stockholders if:

        (i)     it does not involve an interim savings institution;

        (ii)    Alpena Bancshares, Inc.'s federal stock charter is not changed;


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        (iii)   each share of Alpena Bancshares, Inc.'s stock outstanding
                immediately prior to the effective date of the transaction will be an identical outstanding share or a treasury share of Alpena Bancshares, Inc. after such effective date; and

        (iv)    either:

                (a) no shares of voting stock of Alpena Bancshares, Inc. and no securities convertible into such stock are to be issued or delivered under the plan of combination; or

                (b) the authorized but unissued shares or the treasury shares of voting stock of Alpena Bancshares, Inc. to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Alpena Bancshares, Inc. outstanding immediately prior to the effective date of the transaction.

        First Federal of Northern Michigan Bancorp, Inc.'s Maryland articles of incorporation require the approval of the holders of at least 80% of First Federal of Northern Michigan Bancorp, Inc.'s outstanding shares of voting stock to approve certain "Business Combinations" involving an "Interested Stockholder" except where:

        (i) the proposed transaction has been approved by a majority of the members of the Board of Directors who are unaffiliated with the Interested Stockholder and who were directors prior to the time when the Interested Stockholder became an Interested Stockholder; or

        (ii)    certain "fair price" provisions are complied with.

        (iii) The term "Interested Stockholder" includes any person or entity, other than First Federal of Northern Michigan Bancorp, Inc. or its subsidiary, which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of First Federal of Northern Michigan Bancorp, Inc. This provision of the articles of incorporation applies to any "Business Combination," which is defined to include, among other things, any merger or consolidation of First Federal of Northern Michigan Bancorp, Inc. or transfer, or other disposition of 25% or more of the assets of First Federal of Northern Michigan Bancorp, Inc. with an Interested Stockholder;

        Under Maryland law, absent this provision, business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of common stock of First Federal of Northern Michigan Bancorp, Inc. and any other affected class of stock. One exception under Maryland law to the majority approval requirement applies to stockholders owning 10% or more of the common stock of a corporation for a period of less than five years. Such 10% stockholder, in order to obtain approval of a business combination, must obtain the approval of two-thirds of the outstanding stock, excluding the stock owned by such 10% stockholder, or satisfy other requirements under Maryland law relating to board of director approval of his or her acquisition of the shares of First Federal of Northern Michigan Bancorp, Inc. The increased stockholder vote required to approve a business combination may have the effect of preventing mergers and other business combinations which a majority of stockholders deem desirable and placing the power to prevent such a merger or combination in the hands of a minority of stockholders.

        First Federal of Northern Michigan Bancorp, Inc.'s Maryland articles of incorporation provide that the Board of Directors may consider certain factors in addition to the amount of consideration to be


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paid when evaluating certain business combinations or a tender or exchange offer. These additional factors include the social and economic effects of the transaction on its customers and employees and the communities served by First Federal of Northern Michigan Bancorp, Inc.

        DISSENTERS' RIGHTS OF APPRAISAL. The following discussion is intended as a brief summary of the material provisions of the OTS regulatory procedures that an Alpena Bancshares, Inc. stockholder must follow in order to dissent from the Conversion and obtain payment of the fair value of his or her shares of Alpena Bancshares, Inc. common stock. This summary is not, however, a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 552.14 of the Rules and Regulations of the OTS (12 C.F.R. ss.552.14).

        Office of Thrift Supervision regulations generally provide that a stockholder of a federally chartered corporation that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the corporation, subject to specified procedural requirements. A dissenting stockholder must make a written demand for the appraisal and must vote against the Conversion. Within 10 days after the effective date of the Conversion, First Federal of Northern Michigan Bancorp, Inc. will offer, to each dissenting stockholder, to purchase their dissenting shares at a specified price. A dissenting stockholder may choose to accept this offer as the fair value of the shares held, or alternatively, a dissenting stockholder must file a petition with the OTS demanding a determination of the fair value of the shares.

        Under Maryland law, stockholders of First Federal of Northern Michigan Bancorp, Inc. will not have dissenters' appraisal rights in connection with a plan of merger or consolidation to which First Federal of Northern Michigan Bancorp, Inc. is a party as long as the common stock of First Federal of Northern Michigan Bancorp, Inc. trades on the Nasdaq Stock Market.

        AMENDMENT OF GOVERNING INSTRUMENTS. No amendment of Alpena Bancshares, Inc.'s federal stock charter may be made unless it is first proposed by the Board of Directors of Alpena Bancshares, Inc., then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. First Federal of Northern Michigan Bancorp, Inc.'s Maryland articles of incorporation may be amended by the vote of the holders of a majority of the outstanding shares of First Federal of Northern Michigan Bancorp, Inc. common stock, except that the provisions of the articles of incorporation governing the calling of meetings of stockholders and the prohibition of action by written consent of stockholders, stockholder nominations and proposals, limitations on voting rights of 10% stockholders, the number and staggered terms of directors, vacancies on the Board of Directors and removal of directors, approval of certain business combinations, indemnification of officers and directors, and the manner of amending the articles of incorporation and bylaws, may not be repealed, altered, amended or rescinded except by the vote of the holders of at least 80% of the outstanding shares of First Federal of Northern Michigan Bancorp, Inc.

        The federal bylaws of Alpena Bancshares, Inc. may be amended by a majority vote of the full Board of Directors of Alpena Bancshares, Inc. or by a majority of the votes cast by the stockholders of Alpena Bancshares, Inc. at any legal meeting. First Federal of Northern Michigan Bancorp, Inc.'s Maryland bylaws may only be amended by a majority vote of the Board of Directors of First Federal of Northern Michigan Bancorp, Inc. or by the holders of at least 80% of the outstanding common stock of First Federal of Northern Michigan Bancorp, Inc.

        RESIDENCY REQUIREMENT FOR DIRECTORS. First Federal of Northern Michigan Bancorp, Inc.'s Maryland bylaws provide that only persons who reside or work in a county in which First Federal of Northern Michigan maintains an office or in a county contiguous to a county in which First Federal of Northern Michigan maintains an office will be qualified to be appointed or elected to the Board of


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Directors of First Federal of Northern Michigan Bancorp, Inc. Alpena Bancshares,
Inc.'s federal bylaws have no similar provision.

        PURPOSE AND ANTI-TAKEOVER EFFECTS OF FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.'S MARYLAND ARTICLES OF INCORPORATION AND BYLAWS. Our Board of Directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our Board of Directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. Our Board of Directors believes these provisions are in the best interests of First Federal of Northern Michigan Bancorp, Inc. and its stockholders. Our Board of Directors believes that it will be in the best position to determine the true value of First Federal of Northern Michigan Bancorp, Inc. and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, our Board of Directors believes that it is in the best interests of First Federal of Northern Michigan Bancorp, Inc. and its stockholders to encourage potential acquirers to negotiate directly with the Board of Directors of First Federal of Northern Michigan Bancorp, Inc. and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of First Federal of Northern Michigan Bancorp, Inc. and that is in the best interests of all stockholders.

        Takeover attempts that have not been negotiated with and approved by our Board of Directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of First Federal of Northern Michigan Bancorp, Inc. for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of First Federal of Northern Michigan Bancorp, Inc.'s assets.

        Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

        Despite our belief as to the benefits to stockholders of these provisions of First Federal of Northern Michigan Bancorp, Inc.'s Maryland articles of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by our Board of Directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our Board of Directors and management. Our Board of Directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

        Following the conversion, pursuant to applicable law and, if required, following the approval by stockholders, we may adopt additional anti-takeover provisions in our articles of incorporation or other devices regarding the acquisition of our equity securities that would be permitted for a Maryland business corporation.

        The cumulative effect of the restrictions on acquisition of First Federal of Northern Michigan Bancorp, Inc. contained in the Maryland articles of incorporation and bylaws of First Federal of Northern


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Michigan Bancorp, Inc. and in Maryland law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of First Federal of Northern Michigan Bancorp, Inc. may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

        RESTRICTIONS ON ACQUISITION OF FIRST FEDERAL OF NORTHERN MICHIGAN
                                 BANCORP, INC.

        Although the Board of Directors of First Federal of Northern Michigan Bancorp, Inc. is not aware of any effort that might be made to obtain control of First Federal of Northern Michigan Bancorp, Inc. after the conversion, the Board of Directors believes that it is appropriate to include certain provisions as part of First Federal of Northern Michigan Bancorp, Inc.'s articles of incorporation to protect the interests of First Federal of Northern Michigan Bancorp, Inc. and its stockholders from takeovers which the Board of Directors of First Federal of Northern Michigan Bancorp, Inc. might conclude are not in the best interests of First Federal of Northern Michigan, First Federal of Northern Michigan Bancorp, Inc. or First Federal of Northern Michigan Bancorp, Inc.'s stockholders.

        The following discussion is a general summary of the material provisions of First Federal of Northern Michigan Bancorp, Inc.'s articles of incorporation and bylaws, First Federal of Northern Michigan's charter and bylaws and certain other regulatory provisions that may be deemed to have an "anti-takeover" effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in First Federal of Northern Michigan Bancorp, Inc.'s articles of incorporation and bylaws and First Federal of Northern Michigan's stock charter and bylaws, reference should be made in each case to the document in question, each of which is part of Alpena Bancshares, M.H.C.'s application for conversion with the Office of Thrift Supervision and First Federal of Northern Michigan Bancorp, Inc.'s registration statement filed with the Securities and Exchange Commission. See "Where You Can Find Additional Information."

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.'S ARTICLES OF INCORPORATION AND BYLAWS

        First Federal of Northern Michigan Bancorp, Inc.'s Maryland articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the Board of Directors or management of First Federal of Northern Michigan Bancorp, Inc. more difficult.

        DIRECTORS. The Board of Directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of First Federal of Northern Michigan Bancorp, Inc.'s Board of Directors. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

        RESTRICTIONS ON CALL OF SPECIAL MEETINGS. The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the President, by a majority of the whole board or upon the upon the written request of shareholders entitled to cast at least a majority of all votes entitled to vote at the meeting .

        PROHIBITION OF CUMULATIVE VOTING. The articles of incorporation prohibit cumulative voting for the election of directors.


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        LIMITATION OF VOTING RIGHTS. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit.

        RESTRICTIONS ON REMOVING DIRECTORS FROM OFFICE. The articles of incorporation provide that directors may only be removed for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of all of our then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in "--Limitation of Voting Rights.")

        AUTHORIZED BUT UNISSUED SHARES. After the conversion, First Federal of Northern Michigan Bancorp, Inc. will have authorized but unissued shares of common and preferred stock. See "Description of Capital Stock of First Federal of Northern Michigan Bancorp, Inc. Following the Conversion." The articles of incorporation authorize 10,000,000 shares of serial preferred stock. First Federal of Northern Michigan Bancorp, Inc. is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of First Federal of Northern Michigan Bancorp, Inc. that the Board of Directors does not approve, it might be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of First Federal of Northern Michigan Bancorp, Inc. The Board of Directors has no present plan or understanding to issue any preferred stock.

        AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS. Amendments to the articles of incorporation must be approved by First Federal of Northern Michigan Bancorp, Inc.'s Board of Directors and also by a majority of the outstanding shares of First Federal of Northern Michigan Bancorp, Inc.'s voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

        (i) The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

        (ii)    The inability of stockholders to act by written consent;

        (iii) The division of the Board of Directors into three staggered classes;

        (iv) The ability of the Board of Directors to fill vacancies on the board;

        (v) The inability to deviate from the manner prescribed in the bylaws by which stockholders nominate directors and bring other business before meetings of stockholders;

        (vi) The requirement that at least 80% of stockholders must vote to remove directors, and can only remove directors for cause;

        (vii) The ability of the Board of Directors to amend and repeal the bylaws; and

        (viii) The ability of the Board of Directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire First Federal of Northern Michigan Bancorp, Inc.


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

        The bylaws may be amended by the affirmative vote of a majority of the directors of First Federal of Northern Michigan Bancorp, Inc. or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

CONVERSION REGULATIONS

        Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or an underwriter or member of a selling group acting on the converting institution's or its holding company's behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

CHANGE OF CONTROL REGULATIONS

        Under the Change in Bank Control Act, no person may acquire control of an insured federal savings bank or its parent holding company unless the Office of Thrift Supervision has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings bank without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the Office of Thrift Supervision.

        Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings bank's directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings bank's voting stock, if the acquiror is also subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings bank's stock who do not intend to participate in or seek to exercise control over a savings bank's management or policies may qualify for a safe harbor by filing with the Office of Thrift Supervision a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a


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

determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

        The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:

        (i) the acquisition would result in a monopoly or substantially lessen competition;

        (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

        (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.


       DESCRIPTION OF CAPITAL STOCK OF FIRST FEDERAL OF NORTHERN MICHIGAN
                                 BANCORP, INC.
                            FOLLOWING THE CONVERSION


GENERAL

        At the effective date, First Federal of Northern Michigan Bancorp, Inc. will be authorized to issue 20,000,000 shares of common stock, par value of $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. First Federal of Northern Michigan Bancorp, Inc. currently expects to issue in the offering up to 1,840,000 shares of common stock (not including the shares to be issued to the foundation), subject to adjustment, and up to 1,478,360 shares, subject to adjustment, in exchange for the publicly held shares of Alpena Bancshares, Inc. First Federal of Northern Michigan Bancorp, Inc. will not issue shares of preferred stock in the conversion. Each share of First Federal of Northern Michigan Bancorp, Inc. common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

        The shares of common stock of First Federal of Northern Michigan Bancorp, Inc. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

COMMON STOCK

        DIVIDENDS. First Federal of Northern Michigan Bancorp, Inc. may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent, as and when declared by its Board of Directors. The payment of dividends by First Federal of Northern Michigan Bancorp, Inc. is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of First Federal of Northern Michigan Bancorp, Inc. will be entitled to receive and share equally in dividends as may be declared by the Board of Directors of First Federal of Northern Michigan Bancorp, Inc. out of funds legally available therefor. If First Federal of Northern Michigan Bancorp, Inc. issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.


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

        VOTING RIGHTS. Upon consummation of the conversion, the holders of common stock of First Federal of Northern Michigan Bancorp, Inc. will have exclusive voting rights in First Federal of Northern Michigan Bancorp, Inc. They will elect First Federal of Northern Michigan Bancorp, Inc.'s Board of Directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the Board of Directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of First Federal of Northern Michigan Bancorp, Inc.'s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If First Federal of Northern Michigan Bancorp, Inc. issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote.

        As a federal stock savings bank, corporate powers and control of First Federal of Northern Michigan are vested in its Board of Directors, who elect the officers of First Federal of Northern Michigan and who fill any vacancies on the Board of Directors. Voting rights of First Federal of Northern Michigan are vested exclusively in the owners of the shares of capital stock of First Federal of Northern Michigan, which will be First Federal of Northern Michigan Bancorp, Inc., and voted at the direction of First Federal of Northern Michigan Bancorp, Inc.'s Board of Directors. Consequently, the holders of the common stock of First Federal of Northern Michigan Bancorp, Inc. will not have direct control of First Federal of Northern Michigan.

        LIQUIDATION. In the event of any liquidation, dissolution or winding up of First Federal of Northern Michigan, First Federal of Northern Michigan Bancorp, Inc., as the holder of 100% of First Federal of Northern Michigan's capital stock, would be entitled to receive all assets of First Federal of Northern Michigan available for distribution, after payment or provision for payment of all debts and liabilities of First Federal of Northern Michigan, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of First Federal of Northern Michigan Bancorp, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of First Federal of Northern Michigan Bancorp, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

        PREEMPTIVE RIGHTS. Holders of the common stock of First Federal of Northern Michigan Bancorp, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

PREFERRED STOCK

        None of the shares of First Federal of Northern Michigan Bancorp, Inc.'s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our Board of Directors may from time to time determine. Our Board of Directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                                 TRANSFER AGENT

        The transfer agent and registrar for First Federal of Northern Michigan Bancorp, Inc.'s common stock is The Registrar and Transfer Company, Cranford, New Jersey.

                                     EXPERTS

        The consolidated financial statements of Alpena Bancshares, Inc. as of December 31, 2003 and 2002, and for each of the years in the two-year period ended December 31, 2003, appearing elsewhere in this Prospectus have been included herein and in the registration statement in reliance upon the report of Plante & Moran, PLLC, independent certified public accountants, which is included herein and upon the authority of that firm as experts in accounting and auditing.

        RP Financial has consented to the publication herein of the summary of its report to First Federal of Northern Michigan Bancorp, Inc. setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letter with respect to subscription rights.

                                  LEGAL MATTERS


        Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to First Federal of Northern Michigan Bancorp, Inc., Alpena Bancshares, M.H.C. and First Federal of Northern Michigan, will issue to First Federal of Northern Michigan Bancorp, Inc. its opinion regarding the legality of the common stock, the federal income tax consequences of the conversion and the establishment of the charitable foundation. Certain legal matters will be passed upon for Ryan Beck & Co., Inc. by Muldoon Murphy & Aguggia LLP, Washington, D.C.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

        First Federal of Northern Michigan Bancorp, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this Prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including First Federal of Northern Michigan Bancorp, Inc. The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.


        Alpena Bancshares, M.H.C. has filed with the Office of Thrift Supervision an Application on Form AC with respect to the conversion. This Prospectus omits certain information contained in the application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Southeast Regional Office of the Office of Thrift Supervision, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309. Our Plan of Conversion and Reorganization is available, upon request, at each of our branch offices.


        IN CONNECTION WITH THE OFFERING, FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. WILL REGISTER ITS COMMON STOCK UNDER SECTION 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934 AND, UPON SUCH REGISTRATION, FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. AND THE HOLDERS OF ITS COMMON STOCK WILL BECOME SUBJECT TO THE PROXY SOLICITATION RULES, REPORTING REQUIREMENTS AND RESTRICTIONS ON COMMON STOCK PURCHASES AND SALES BY DIRECTORS, OFFICERS AND GREATER THAN 10% STOCKHOLDERS, THE

ANNUAL AND PERIODIC REPORTING AND CERTAIN OTHER REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934. UNDER THE PLAN OF CONVERSION AND REORGANIZATION, FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. HAS UNDERTAKEN THAT IT WILL NOT TERMINATE SUCH REGISTRATION FOR A PERIOD OF AT LEAST THREE YEARS FOLLOWING THE STOCK OFFERING.

--------------------------------------------------------------------------------
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. OR FIRST FEDERAL OF NORTHERN MICHIGAN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. OR FIRST FEDERAL OF NORTHERN MICHIGAN SINCE ANY OF THE DATES AS OF WHICH INFORMATION IS FURNISHED HEREIN OR SINCE THE DATE HEREOF.


                             UP TO 2,116,000 SHARES


                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

                          (PROPOSED HOLDING COMPANY FOR
                       FIRST FEDERAL OF NORTHERN MICHIGAN)



                                  COMMON STOCK
                            PAR VALUE $0.01 PER SHARE


                               ------------------

                                   PROSPECTUS

                               ------------------



                                 RYAN BECK & CO.


                                FEBRUARY __, 2005

                                ----------------

              THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE
                      NOT FEDERALLY INSURED OR GUARANTEED.

                                ----------------

UNTIL __________, 2005 OR 25 DAYS AFTER COMMENCEMENT OF THE SYNDICATED COMMUNITY OFFERING, IF ANY, WHICHEVER IS LATER, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                                                        CONTENTS


REPORT LETTER                                                             F - 2

CONSOLIDATED FINANCIAL STATEMENTS

  Statement of Financial Condition                                        F - 3

  Statement of Income                                                     F - 4

  Statement of Changes in Stockholders' Equity                            F - 5

  Statement of Cash Flows                                                 F - 7

  Notes to Consolidated Financial Statements                              F - 8










All financial schedules are omitted because the required information either is not applicable or is shown in the financial statements or in the notes thereto.

Separate financial statements for First Federal of Northern Michigan Bancorp, Inc. have not been included in this prospectus because First Federal of Northern Michigan Bancorp, Inc., which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

                      [Letterhead of Plante & Moran, PLLC]



                          Independent Auditor's Report


Board of Directors
Alpena Bancshares, Inc. and Subsidiaries

We have audited the consolidated statement of financial condition of Alpena Bancshares, Inc. and Subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each year in the two-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Alpena Bancshares, Inc. and Subsidiaries as of December 31, 2003 and 2002 and the consolidated results of their operations and their cash flows for each year in the two-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


                                                /s/ Plante & Moran, PLLC

Auburn Hills, Michigan
January 30, 2004


ALPENA BANCSHARES, INC. AND SUBSIDIARIES
----------------------------------------------------------------------------------------------------------------------
                                                                         CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                                                                 (000S OMITTED, EXCEPT PER SHARE DATA)


                                                                              Unaudited
                                                                             September 30,         December 31
                                                                             ------------   --------------------------
                                                                                 2004           2003          2002
                                                                             ------------   ------------  ------------
                                                         ASSETS

Cash and cash equivalents                                                    $      4,727   $      3,380  $      3,091
Overnight deposits with Federal Home Loan Bank                                         97          3,326        12,008
                                                                             ------------   ------------  ------------

                        Total cash and cash equivalents                             4,824          6,706        15,099

Securities available for sale (Note 2)                                             41,080         34,670        46,944
Securities held to maturity (Note 2)                                                1,800             --            --
Loans - Net (Note 3)                                                              187,099        163,460       151,341
Loans held for sale                                                                   656            931           542
Foreclosed assets                                                                       1            199           128
Real estate held for sale (Note 4)                                                    562            439           490
Federal Home Loan Bank stock                                                        4,617          4,460         4,294
Property and equipment (Note 5)                                                     6,432          5,817         4,761
Accrued interest receivable                                                         1,222          1,066         1,323
Intangible assets (Note 7)                                                          2,919          3,102         1,698
Goodwill                                                                              749            749            --
Other assets (Note 6)                                                               2,515          2,324         2,188
                                                                             ------------   ------------  ------------
                        Total assets                                         $    254,476   $    223,923  $    228,808
                                                                             ============   ============  ============

                                          LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
        Non-interest bearing deposits                                        $     11,664   $      7,281  $      5,418
        Interest bearing deposits (Note 8)                                        170,764        144,421       150,674
        Advances from borrowers for taxes and insurance                               292             96             4
        Advances from Federal Home Loan Bank (Note 9)                              46,052         45,802        48,414
        Note payable (Note 10)                                                      1,251          1,357            --
        Accrued expenses and other liabilities (Note 14)                            2,181          2,496         1,834
        Deferred income taxes (Note 11)                                               336            519           717
                                                                             ------------   ------------  ------------
                        Total liabilities                                         232,540        201,972       207,061

STOCKHOLDERS' EQUITY (Note 13)
        Common stock - $1 par value:
                Authorized - 20,000,000 shares
                Issued and outstanding - 1,659,180 at September 30, 2004,
                1,657,480 shares in 2003 and 1,645,258 shares in 2002               1,659          1,657         1,645
        Additional paid-in capital                                                  5,354          5,338         5,216
        Retained earnings - Restricted                                              5,060          4,807         4,347
        Retained earnings                                                           9,729          9,854         9,472
        Accumulated other comprehensive income                                        134            295         1,067
                                                                             ------------   ------------  ------------
                        Total stockholders' equity                                 21,936         21,951        21,747
                                                                             ------------   ------------  ------------

See Notes to Consolidated
   Financial Statements
                                                         F - 3


ALPENA BANCSHARES, INC. AND SUBSIDIARIES
----------------------------------------------------------------------------------------------------------------------
                                                                                      CONSOLIDATED STATEMENT OF INCOME
                                                                                 (000S OMITTED, EXCEPT PER SHARE DATA)



                                                                       Unaudited
                                                                  For Nine Months Ended
                                                                      Sepetember 30,          Year Ended December 31
                                                                --------------------------  --------------------------
                                                                    2004          2003          2003          2002
                                                                ------------  ------------  ------------  ------------
INTEREST INCOME
        Loans, including fees                                   $      8,447  $      8,408  $     11,214  $     12,133
        Investments                                                    1,185         1,510         1,866         2,103
        Mortgage-backed securities                                       166           207           270           263
                                                                ------------  ------------  ------------  ------------
                Total interest income                                  9,798        10,125        13,350        14,499

INTEREST EXPENSE
        Deposits (Note 8)                                              2,620         2,874         3,719         5,466
        Other borrowings                                               1,951         2,057         2,736         2,876
                                                                ------------  ------------  ------------  ------------
                Total interest expense                                 4,571         4,931         6,455         8,342
                                                                ------------  ------------  ------------  ------------
NET INTEREST INCOME - Before provision for loan losses                 5,227         5,194         6,895         6,157
PROVISION FOR LOAN LOSSES (NOTE 3)                                       214           238           267           415
                                                                ------------  ------------  ------------  ------------
NET INTEREST INCOME - After provision for loan losses                  5,013         4,956         6,628         5,742
OTHER INCOME (EXPENSES)
        Service charges and other fees                                   749           560           801           818
        Net gain on sale of loans                                        273           910         1,138           951
        Loan servicing fees                                              188           382           425           450
        Insurance and brokerage commissions                            2,233         1,740         2,480            --
        Gain on sale of investment securities (Note 2)                   103            93           320            65
        (Gain) loss on sale of real estate                               (20)           28             7           (17)
        Other                                                             73           179           255           118
                                                                ------------  ------------  ------------  ------------
                Total other income                                     3,599         3,892         5,426         2,385

OPERATING EXPENSES
        Compensation and employee benefits (Note 14)                   4,460         4,242         5,772         4,016
        Amortization of intangible assets                                230           214           292           205
        Advertising                                                      177           160           215           175
        Occupancy and equipment                                          967           883         1,140         1,033
        Data processing service bureau                                   250           226           304           281
        Insurance and brokerage commission                               970           771         1,087            --
        Other                                                          1,059         1,167         1,517         1,362
                                                                ------------  ------------  ------------  ------------
                Total operating expenses                               8,113         7,663        10,327         7,072
                                                                ------------  ------------  ------------  ------------
INCOME - Before federal income tax                                       499         1,185         1,727         1,055
FEDERAL INCOME TAX (Note 11)                                             167           394           518           285
                                                                ------------  ------------  ------------  ------------
NET INCOME                                                      $        332  $        791  $      1,209  $        770
                                                                ============  ============  ============  ============
PER SHARE DATA
        Basic earnings per share                                $       0.20  $       0.48  $       0.73  $       0.47
        Fully diluted earnings per share                                0.20          0.48          0.73          0.47
        Dividends per common share                                      0.28          0.38          0.50          0.50


See Notes to Consolidated
   Financial Statements

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------------------------------------------------------
                                                                       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                                                                           (000S OMITTED, EXCEPT PER SHARE DATA)


                                                                                                   Accumulated
                                                             Additional                 Shares        Other           Total
                                                  Common      Paid-in       Retained   Acquired   Comprehensive   Stockholders'
                                                   Stock      Capital       Earnings    by RRP    Income (Loss)      Equity
                                                ----------   ----------     --------   --------   -------------   -------------
BALANCE - January 1, 2002                       $    1,641   $    5,179     $ 13,411   $      -   $         366   $      20,597

Comprehensive income:
  Net income                                             -            -          770          -               -             770
  Other comprehensive income:
    Unrealized appreciation on available-for-
      sale securities - Net of tax of $384               -            -            -          -             744             744
    Less reclassification adjustment for
      realized gains included in net income -
      Net of tax of $22                                  -            -            -          -             (43)            (43)
                                                                                                                  -------------

            Total comprehensive income                                                                                    1,471

Stock options exercised                                  3           22            -          -               -              25
RRP stock release                                        1           15            -          -               -              16
Dividends paid                                           -            -         (362)         -               -            (362)
                                                ----------   ----------     --------   --------   -------------   -------------

BALANCE - December 31, 2002                          1,645        5,216       13,819          -           1,067          21,747

See Notes to Consolidated
   Financial Statements


ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------------------------------------------------------
                                                                       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                                                                                                     (CONTINUED)
                                                                                           (000S OMITTED, EXCEPT PER SHARE DATA)


                                                                                                   Accumulated
                                                             Additional                 Shares        Other           Total
                                                  Common      Paid-in       Retained   Acquired   Comprehensive   Stockholders'
                                                   Stock      Capital       Earnings    by RRP    Income (Loss)      Equity
                                                ----------   ----------     --------   --------   -------------   -------------
BALANCE - December 31, 2002                          1,645        5,216       13,819          -           1,067          21,747

Comprehensive income:
  Net income                                             -            -        1,209          -               -           1,209
  Other comprehensive income:
    Unrealized appreciation on available-for-
      sale securities - Net of tax of $289               -            -            -          -            (561)           (561)
    Less reclassification adjustment for
      realized gains included in net income -
      Net of tax of $108                                 -            -            -          -            (211)           (211)
                                                                                                                  -------------

            Total comprehensive income                                                                                      437

Stock options exercised                                 12          119            -          -               -             131
RRP stock release                                        -            3            -          -               -               3
Dividends paid                                           -            -         (367)         -               -            (367)
                                                ----------   ----------     --------   --------   -------------   -------------

BALANCE - December 31, 2003                          1,657        5,338       14,661          -             295          21,951

Comprehensive income:
  Net income                                             -            -          332          -               -             332
  Other comprehensive income:
    Unrealized appreciation on available-for-
      sale securities - Net of tax of $48                -            -            -          -             (93)            (93)
    Less reclassification adjustment for
      realized gains included in net income -
      Net of tax of $35                                  -            -            -          -             (68)            (68)
                                                                                                                  -------------

            Total comprehensive income                                                                                      171

Stock options exercised                                  2           16           -           -               -              18
Dividends paid                                           -            -         (204)         -               -            (204)
                                                ----------   ----------     --------   --------   -------------   -------------

BALANCE - September 30, 2004 (Unaudited)        $    1,659   $    5,354     $ 14,789   $      -   $         134   $      21,936
                                                ==========   ==========     ========   ========   =============   =============

See Notes to Consolidated
   Financial Statements


ALPENA BANCSHARES, INC. AND SUBSIDIARIES
----------------------------------------------------------------------------------------------------------------------
                                                                                  CONSOLIDATED STATEMENT OF CASH FLOWS
                                                                                 (000S OMITTED, EXCEPT PER SHARE DATA)


                                                                       Unaudited
                                                                  For Nine Months Ended
                                                                      Sepetember 30,          Year Ended December 31
                                                                --------------------------  --------------------------
                                                                    2004          2003          2003          2002
                                                                ------------  ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                  $        332  $        791  $      1,209  $        770
    Adjustments to reconcile net income to cash from operating activities:
        Depreciation and amortization                                    627           580           782           676
        Provision for loan losses                                        197           238           267           415
        Amortization and accretion on securities                         308           238           339           253
        Gain on sale of investment securities                           (103)          (93)         (320)          (65)
        Originations of loans held for sale                          (19,247)      (71,530)      (81,510)      (68,631)
        Principal amount of loans sold                                19,522        71,411        81,121        69,980
        Purchase of real estate held for sale                           (123)            -          (340)         (676)
        Proceeds from sale of real estate                                197           113           398         1,008
        Gain (loss) on sale of real estate                                 -           (35)           (7)           17
        Gain (loss) on fixed assets                                        -           (28)            5            (2)
        Change in accrued interest receivable                           (156)         (351)          257            27
        Change in other assets                                          (235)         (116)         (288)         (313)
        Change in accrued expenses and other liabilities                (317)        1,000           250            91
        Change in deferred income taxes                                 (100)            -           200             -
                                                                ------------  ------------  ------------  ------------

            Net cash provided by operating activities                    902         2,218         2,363         3,550

CASH FLOWS FROM INVESTING ACTIVITIES
    Net decrease in loans                                            (23,836)      (11,686)      (12,386)       24,390
    Proceeds from maturity of available-for-sale securities           10,143        13,223        16,852         7,820
    Proceeds from sale of securities available for sale               19,213         4,113        11,982         4,977
    Purchase of securities available for sale                        (36,216)      (15,693)      (17,750)      (35,654)
    Purchase of securities held to maturity                           (1,800)         (111)            -             -
    Purchase of Federal Home Loan Bank stock                            (157)         (241)         (166)            -
    Purchase of InsuranCenter of Alpena                                    -        (1,028)       (1,028)            -
    Purchase of premises and equipment                                (1,012)         (648)       (1,114)         (386)
                                                                ------------  ------------  ------------  ------------

            Net cash provided by investing activities                (33,665)      (12,071)      (3,610)         1,147

CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase (decrease) in deposits                               30,726        (4,249)       (4,390)      (10,446)
    Dividends paid on common stock                                      (203)         (274)         (367)         (362)
    Net increase (decrease) in advances from borrowers                   196             -            92           (99)
    Additions to advances from Federal Home Loan Bank                    144         4,000         9,500             -
    Repayments of advances from Federal Home Loan Bank                     -             -       (12,112)       (3,706)
    Proceeds from exercise of stock options                               18           121           131            25
                                                                ------------  ------------  ------------  ------------

            Net cash provided by (used in) financing
              activities                                              30,881          (402)       (7,146)      (14,588)
                                                                ------------  ------------  ------------  ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  (1,882)      (10,255)       (8,393)       (9,891)

CASH AND CASH EQUIVALENTS - Beginning of year                          6,705        15,099        15,099        24,990
                                                                ------------  ------------  ------------  ------------

CASH AND CASH EQUIVALENTS - End of year                         $      4,823  $      4,844  $      6,706  $     15,099
                                                                ============  ============  ============  ============

SUPPLEMENTAL CASH FLOW AND NONCASH INFORMATION
    Cash paid for income taxes                                  $        325  $        306  $        556  $        506
    Cash paid for interest on deposits and borrowings                  4,452         4,942         6,430         8,239
    Stock issued to employees                                              -             3             3            16

See Notes to Consolidated
   Financial Statements

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        NATURE OF OPERATIONS - Alpena Bancshares, Inc. (the "Company") and its subsidiary, First Federal of Northern Michigan (the "Bank"), conduct operations in the northeastern lower peninsula of Michigan. The Bank is primarily engaged in the business of attracting deposits from the general public in its market area and investing those deposits in one- to four-family residential real estate mortgages and, to a lesser extent, commercial real estate loans and consumer loans.


        PRINCIPLES OF CONSOLIDATION AND ORGANIZATION - The consolidated financial statements include the accounts of Alpena Bancshares, Inc., First Federal of Northern Michigan, and the Bank's wholly owned subsidiaries, Financial Services & Mortgage Corporation ("FSMC") and InsuraCenter of Alpena. (ICA). FSMC invests in real estate, which includes leasing, selling, developing, and maintaining real estate properties. All significant intercompany balances and transactions have been eliminated in the consolidation. The operating data for the nine months ended September 30, 2004 and 2003 and the as of data for September 30, 2004 is unaudited, but in the opinion of management, reflect all adjustments necessary for a fair presentation. No adjustments were made other than normal recurring entries. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results of operations that may be expected for the entire year. The 000s have been omitted in tabular columns except for share and per share data.


        Alpena Bancshares, Inc. was formed on November 14, 2000 pursuant to a plan of reorganization adopted by the Bank and its stockholders. Pursuant to the reorganization, each share of First Federal Savings and Loan Association of Alpena stock held by existing stockholders of the Bank was exchanged for a share of common stock of Alpena Bancshares, Inc., by operation of law. The reorganization had no financial statement impact and is reflected for all prior periods presented. Approximately 56 percent of the Company's capital stock is owned by Alpena Bancshares M.H.C., a mutual holding company. The remaining 44 percent of the Company's stock is owned by the general public, including the Bank's Employee Stock Ownership Plan.

        On June 12, 2003, First Federal of Northern Michigan acquired 100% of the stock of the InsuranCenter of Alpena (ICA). ICA is a licensed insurance agency engaged in the business of property, casualty, and health insurance. The purchase price was $2,866,400. There is a provision for an earn-out payment for the former owners who remain with the organization, of up to $300,000 per year for three years if specific net sales levels are achieved. For the year ended December 31, 2003, the net sales level was achieved, the earn-out payment was accrued for at year-end and added to the cost of the acquisition and recorded as goodwill.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        The following table summarizes the estimated fair value of the assets acquired:

        Current assets                                          $       151
        Plant, property, and equipment                                  439
        Intangible assets                                             1,687
        Goodwill                                                        657
                                                                -----------
                Total assets acquired                                 2,934

        Current liabilities                                              68
                                                                -----------

                Net assets acquired                             $     2,866
                                                                ===========


        After allocating the purchase price to the tangible assets as shown above (e.g., plant, property and equipment) the remainder was allocated to the intangible assets. The primary intangible assets are a customer list and an exclusive contract with a health insurance company based in Michigan. The exclusive contract provides for a two percent commission related to all insurance premiums collected by ICA sold through a 10 county Chamber of Commerce group. The intangible asset recorded for this exclusive contract applies to all existing healthcare customers obtained through the group. Using historical cash flows the customer list was assigned a value of $890,000 and the exclusive contract was valued at $597,000. Both assigned values were arrived at based on a discounted cash flow (DCF) analysis that assumed a 20 year life or 5% runoff of revenue each year. The analysis projected net income which was discounted back to present with a discount rate of 12%. The expected life was determined using historical runoff rates experienced by ICA before acquisition which were less than 5% per year. Thus far the actual runoff since acquisition has been lower than 5% per year.


        The value placed on the non-compete agreement is $200,000 which will be amortized over a 10 year period. The monthly amortization for this expense equates to $1,700 per month. These amortization expenses will be recorded in non-interest expenses on a monthly basis. The goodwill of $657,100 that was created in the transaction will not be amortized but tested annually for impairment. Any future payments made under the earn-out agreement will be added to goodwill.

        The purchase was paid for with cash of $1,028,000 plus a note payable
        (debt) of $1,357,000 and a non-compete liability (balance to be paid over the next nine years) of $180,000.

        To further expand the Bank's penetration throughout Northern Michigan, the Bank purchased two branches from a local financial institution. The branches were located in Mancelona and Alanson. As part of the transaction, the Bank acquired deposits of $12,100,000, fixed assets including the land, buildings and equipment of $299,000, cash and loans of $114,000. The premium paid and the costs associated with the purchase of the two branches acquired in 2004 were approximately $160,000. Of this amount approximately $121,000 was allocated to property acquired based on a third party appraisal and the remaining $39,000 was recorded as

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Core Deposit Intangible. The intangible is being amortized on a straight line basis over 10 years. The transaction closed on May 21, 2004.

        PLAN OF CONVERSION - On November 12, 2004, the respective Boards of Directors of Alpena Bancshares, M.H.C. (the "Mutual Holding Company"), Alpena Bancshares, Inc. and First Federal of Northern Michigan (the "Bank") adopted a plan of conversion to convert from the mutual holding company form of organization to a fully public holding company structure. The Mutual Holding Company will merge into the Bank, and will no longer exist. Alpena Bancshares, Inc. will be succeeded by a new Maryland corporation with the name First Federal of Northern Michigan Bancorp, Inc. Shares of common stock of Alpena Bancshares, Inc. representing the ownership interest of the Mutual Holding Company will be offered for sale in a subscription offering and possibly a community offering, the net proceeds of which will result in additional capital for First Federal of Northern Michigan Bancorp, Inc. Shares of common stock of Alpena Bancshares, Inc. owned by public shareholders (shareholders other than the Mutual Holding Company) will be converted into the right to receive new shares of First Federal of Northern Michigan Bancorp, Inc. common stock determined pursuant to an exchange ratio. On December 7, 2004, the respective Boards of Directors of the Mutual Holding Company, Alpena Bancshares, Inc. and the Bank amended the plan of conversion to establish a charitable foundation in connection with the conversion. Pursuant to the establishment of the foundation, First Federal of Northern Michigan Bancorp, Inc. intends to make an initial contribution to the foundation of up to 37,500 shares of First Federal of Northern Michigan Bancorp, Inc. common stock and up to $375,000 of cash. The charitable foundation is subject to the approval of the majority of the members of the Mutual Holding Company and a majority of the public shareholders of Alpena Bancshares, Inc. Except for the effect of the issuance of shares to the charitable foundation, the exchange ratio will ensure that immediately after the conversion and exchange of existing shares of Alpena Bancshares, Inc. for new shares, the public shareholders will own the same aggregate percentage of First Federal of Northern Michigan Bancorp, Inc. common stock that they owned immediately prior to the conversion, excluding any shares purchased in the offering.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        The plan of conversion provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (as those terms are defined in the plan of conversion) in an amount equal to the greater of (a) the percentage of the outstanding shares of the common stock of Alpena Bancshares, Inc. owned by the Mutual Holding Company multiplied by Alpena Bancshares, Inc.'s total stockholders' equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the conversion, or
        (b) the retained earnings of the Bank as of the latest financial statements set forth in the prospectus used in connection with the Bank's initial mutual holding company reorganization and minority stock offering. Each Eligible Account Holder and Supplemental Eligible Account Holder who continues to maintain his or her deposit account at the Bank would be entitled, in the event of a complete liquidation of the Bank after the conversion, to a pro rata interest in the liquidation account prior to any payment to the stockholders of Alpena Bancshares, Inc. The liquidation account will be reduced annually on December 31 to the extent that Eligible Account Holders and Supplemental Eligible Account Holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore such account holder's interest in the liquidation account. Subsequent to the conversion, the Bank may not pay cash dividends or make other capital distributions if the effect thereof would be to reduce its stockholder's equity below the amount of the liquidation account.

        The conversion and related transactions will be accounted for at historical cost, with no resulting change in the historical carrying amounts of assets and liabilities. Costs related to the conversion and offering will be netted against the gross proceeds from the sale of common stock; if the offering is not completed, the costs would be charged to expense. Costs incurred through September 30, 2004 were $0.

        CASH AND CASH EQUIVALENTS - For presentation purposes on both the consolidated statement of financial condition and the consolidated statement of cash flows, the Bank considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

        SECURITIES - Securities classified as available for sale are reported at quoted market value or market value for comparable securities which represents fair value, with unrealized gains and losses, net of related deferred income taxes, included in equity as a component of accumulated other comprehensive income. Gains or losses on the sale of securities and the amount reclassified out of accumulated other comprehensive income are computed based on the adjusted cost of the specific security sold. Mortgage backed securities are all issued by government sponsored agencies such as Freddie Mac and Fannie Mae. Securities classified as held to

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        maturity are carried at cost. Federal Home Loan Bank stock is considered restricted investment security and is carried at cost.

        SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK - Most of the Company's activities are with customers located within Michigan. Note 2 discusses the types of securities in which the Company invests. Note 3 discusses the types of lending in which the Company engages. The Company does not have any significant concentrations to any one industry or customer.

        LOANS - The Company grants mortgage, commercial, and consumer loans to customers. Loans are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield over the contractual life of the loan.

        The accrual of interest on loans is discontinued at the time the loan is 90 days' delinquent unless the credit is well-secured and in process of collection. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

        All interest accrued but not collected, for loans that are placed on nonaccrual or charged off, is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

        ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

        The allowance for loan losses is evaluated on a regular basis by management and is based on management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        The allowance consists of specific, general and unallocated components. The specific components relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower that the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

        A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

        Large groups of homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

        LOANS HELD FOR SALE - The Bank routinely sells to investors its long-term fixed rate residential mortgages. These loans are identified as held for sale and are accounted for at the lower of cost or market on an aggregate basis. The lower of cost or market allowance for loans held for sale was $0 at September 30, 2004 and December 31, 2003 and 2002.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        FORECLOSED ASSETS - Assets acquired in settlement of loans are recorded at the lower of the loan balance or fair value, minus estimated costs to sell, plus capital improvements made thereafter to facilitate sale. Adjustments are made to reflect declines, if any, in the fair value below the recorded amounts. Costs of holding real estate acquired in settlement of loans are reflected in income currently.

        REAL ESTATE HELD FOR SALE - Real estate held for sale is comprised of developed vacant residential lots and completed condominiums in a subdivision located in Alpena, Michigan. These assets are carried at cost, including development costs not in excess of fair value, less costs to sell, determined on an individual project basis.

        PROPERTY AND EQUIPMENT - These assets are recorded at cost, less accumulated depreciation. The Bank uses the straight-line method of recording depreciation for financial reporting. The depreciable lives used by the company are: land improvements 7-10 years, buildings 7-40 years and equipment 3-10 years. Maintenance and repairs are charged to expense and improvements are capitalized.


        CORE DEPOSIT INTANGIBLE - In connection with the purchase of certain branches, the excess of purchase price over fair value of net assets acquired has been allocated to intangible assets. The expected life for core deposit intangibles is based on the type of products acquired in an acquisition. The amortization periods range from 10 to 15 years and are based on the expected life of the products. The expected life was determined based on an analysis of the life of similar products within the Company and local competition in the markets where the branches were acquired. The core deposit intangibles are amortized on a straight line basis. The core deposit intangible is quarterly analyzed for impairment. The estimated amortization expense for each period during the years ended December 31, 2004 through December 31, 2010 is approximately $205,000.


        INCOME TAXES - The Company records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.


        INSURANCE AND BROKERAGE COMMISSIONS - Insurance and brokerage commissions received are recognized over the life of the related insurance contracts on a straight-line method.

        SERVICING - Servicing assets are recognized as separate assets when rights are acquired through sale of financial assets. Capitalized servicing rights are reported in other assets and are amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        assets. Servicing assets are evaluated for impairment quarterly based on the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and terms. Fair value is determined using prices for similar assets with similar characteristics, when available, or based on discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the capitalized amount for the stratum.

        OFF BALANCE SHEET INSTRUMENTS - In the ordinary course of business, the Corporation has entered into commitments to extend credit, including commitments under credit card arrangements, commercial letters of credit and standby letters of credit.

        In November 2002, the FASB issued Interpretation No. 45, (FIN 45) "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," which elaborates on the disclosures to be made by a guarantor about its obligations under certain guarantees issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this Interpretation have been applied on a prospective basis to guarantees issued or modified after December 31, 2002. However, the value of such guarantees is immaterial and the adoption of this Standard did not have a material effect on the Corporation's financial statements.

        OTHER COMPREHENSIVE INCOME - Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Certain changes in assets and liabilities, however, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component in the equity section of the consolidated statement of financial condition. Such items, along with net income, are components of comprehensive income.

        USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, and the valuation of goodwill, mortgage servicing rights and other intangible assets.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        STOCK COMPENSATION PLAN - The Company has a stock-based employee compensation plan, which is described more fully in Note 12. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The pro forma compensation cost related to options is insignificant.

        The weighted average fair value of options granted in 2002 was $1.04. There were no options granted in 2004 and 2003. The fair value of options granted in 2002 is estimated on the date of grant using the Black-Scholes option-pricing model using the following assumptions: dividend yield of 7.0 percent, expected life of 8.0 years, expected volatility of 19.7 percent and a risk free interest rate of 4.0 percent. The Company's as reported and pro forma information, including stock based compensation expense as if the fair value based method had been applied:

                                                                 Unaudited
                                                                September 30,               December 31,
                                                           -----------------------     -----------------------
                                                              2004          2003          2003          2002
                                                           ---------     ---------     ---------     ---------
        As reported net income available to                $     332     $     791     $   1,209     $      70
          common shareholders
        Less: stock-based compensation expense (benefit)
          determined under fair value method, net of tax           1             1             1             1
                                                           ---------     ---------     ---------     ---------

        Pro forma net income                               $     331     $     790     $   1,208     $      69
                                                           =========     =========     =========     =========
        As reported earnings per share                         $0.20         $0.48         $0.73         $0.47
        Proforma earnings per share                            $0.20         $0.48         $0.73         $0.47
        As reported earnings per diluted share                 $0.20         $0.48         $0.73         $0.47
        Pro forma earnings per diluted share                   $0.20         $0.48         $0.73         $0.47

        EARNINGS PER COMMON SHARE - Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options and are determined using the treasury stock method.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Earnings per common share have been computed based on the following:

                                                                 Unaudited
                                                                September 30,                  December 31,
                                                           ------------------------     -------------------------
                                                             2004           2003           2003           2002
                                                          ----------     ----------     ----------     ----------
        Net income                                        $      332     $      791     $    1,209     $      770
        Average number of common shares
            outstanding                                    1,658,889      1,648,516      1,650,919      1,643,966
        Effect of dilutive options                            12,036          8,214         10,729         10,347
                                                          ----------     ----------     ----------     ----------
        Average number of common shares
            outstanding used to calculate diluted
            earnings per common share                      1,670,925      1,656,730      1,661,648      1,654,313
                                                          ==========     ==========     ==========     ==========

        The number of options outstanding that were not included in the computation of diluted earnings per share, as inclusion of such shares would have been anti-dilutive, was 0 for the nine months ended September 30, 2004 and 2003 and years ended December 31, 2003 and 2002.

        RECENT ACCOUNTING PRONOUNCEMENTS - In May 2003, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Such instruments may have been previously classified as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003. The adoption of this statement did not have a material effect on our reported equity.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        In December 2003, the FASB issued a revision to Interpretation 46, "Consolidation of Variable Interest Entities," which established standards for identifying a variable interest entity ("VIE") and for determining under what circumstances a VIE should be consolidated with its primary beneficiary. Application of this Interpretation is required in financial statements of public entities that have interests in special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of VIEs is required in financial statements for periods ending after March 15, 2004. Small business issuers must apply this Interpretation to all other types of VIEs at the end of the first reporting period ending after December 15, 2004. The adoption of this Interpretation has not and is not expected to have a material effect on our financial position or results of operations.

        In March 2004, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 105, Application of Accounting Principles to Loan Commitments, which provides guidance regarding loan commitments that are accounted for as derivative instruments. In this SAB, the Securities and Exchange Commission determined that an interest rate lock commitment should generally be valued at zero at inception. The rate locks will continue to be adjusted for changes in value resulting from changes in market interest rates. This standard will not have a material effect on our financial condition or results of operations.

        In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("Statement No. 123R"), which requires entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). The cost is recognized as an expense over the period during which the employee is required to provide service in exchange for the award, which is usually the vesting period. The scope of Statement No. 123R includes the recognition and retention plan and the stock option plan we expect to adopt following the stock offering. For shares awarded under the recognition and retention plan, we will recognize the grant-date fair value of the shares as compensation expense on a straight-line basis over the applicable vesting period, which is the same accounting required prior to Statement No. 123R. For options granted under the stock option plan, we will recognize the grant-date fair value of the options as compensation expense on a straight-line basis over the applicable vesting period. This accounting treatment differs significantly from the previous accounting for fixed stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," which generally required expense recognition only when the exercise price of the option was less than the market price of the underlying stock on the grant date. As required by

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Statement No. 123R, we will estimate the fair value of our stock options on each grant date, using an appropriate valuation approach such as the Black-Scholes option pricing model. Statement No. 123R did not change existing accounting principles applicable to employee stock ownership plans. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2006. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

        RECLASSIFICATIONS - Certain items from December 2003 and 2002 have been reclassified to conform to the September 30, 2004 presentation.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 2 - INVESTMENT SECURITIES

        Investment securities have been classified according to management's intent. The carrying value and estimated fair value of securities are as follows:

                                                                           September 30, 2004 (Unaudited)
                                                               ------------------------------------------------------
                                                                                 Gross        Gross
                                                                Amortized     Unrealized    Unrealized      Market
                                                                   Cost          Gains        Losses        Value
                                                               ------------  ------------  ------------  ------------
        SECURITIES AVAILABLE FOR SALE
                U.S. Treasury securities and obligations
                        of U.S. government corporations
                        and agencies                           $     27,991  $        153  $         43        28,101
                Municipal notes                                       4,432            52            51         4,433
                Mortgage-backed securities                            8,452            19            91         8,380
                Other securities                                          2           164             -           166
                                                               ------------  ------------  ------------  ------------

                                Total                          $     40,877  $        388  $        185  $     41,080
                                                               ============  ============  ============  ============

        SECURITIES HELD TO MATURITY
                Municipal notes                                $      1,800  $         28  $          -  $      1,828
                                                               ============  ============  ============  ============


                                                                                 December 31, 2003
                                                               ------------------------------------------------------
                                                                   Cost       Unrealized    Unrealized       Value
                                                               ------------  ------------  ------------  ------------

        SECURITIES AVAILABLE FOR SALE
                U.S. Treasury securities and obligations
                        of U.S. government corporations
                        and agencies                           $     16,700  $        367  $          -        17,067
                Municipal notes                                       3,900            60             -         3,960
                Corporation securities                                6,163             -            16         6,147
                Mortgage-backed securities                            7,443             -           108         7,335
                Other securities                                         17           144             -           161
                                                               ------------  ------------  ------------  ------------

                                Total                          $     34,223  $        571  $        124  $     34,670
                                                               ============  ============  ============  ============


                                                                                 December 31, 2002
                                                               ------------------------------------------------------
                                                                   Cost       Unrealized    Unrealized       Value
                                                               ------------  ------------  ------------  ------------

        SECURITIES AVAILABLE FOR SALE
                U.S. Treasury securities and obligations
                        of U.S. government corporations
                        and agencies                           $     30,940  $      1,041  $          -  $     31,981
                Municipal notes                                       3,170           116             -         3,286
                Corporation securities                                4,488            92             -         4,580
                Mortgage-backed securities                            6,708           224             1         6,931
                Other securities                                         21           145             -           166
                                                               ------------  ------------  ------------  ------------

                                Total                          $     45,327  $      1,618  $          1  $     46,944
                                                               ============  ============  ============  ============

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 2 - INVESTMENT SECURITIES (CONTINUED)

        The amortized cost and estimated market value of securities at September 30, 2004 and December 31, 2003, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties:

                                                        Unaudited
                                                    September 30, 2004           December 31, 2003
                                                -------------------------    -------------------------
                                                 Amortized       Market       Amortized       Market
                                                    Cost         Value           Cost         Value
                                                -----------   -----------    -----------   -----------
        AVAILABLE FOR SALE:

        Due in one year or less                 $     3,789   $     3,821    $     6,947   $     7,219
        Due after one year through five years        26,959        27,012         19,503        19,782
        Due after five years                          1,677         1,867            330           335
                                                -----------   -----------    -----------   -----------

                        Subtotal                     32,425        32,700         26,780        27,336

        Mortgage-backed securities                    8,452         8,380          7,443         7,334
                                                -----------   -----------    -----------   -----------

                        Total                   $    40,877   $    41,080    $    34,223   $    34,670
                                                ===========   ===========    ===========   ===========

        HELD TO MATURITY
        Due after one year through five years   $     1,800   $     1,828    $         -   $         -
                                                ===========   ===========    ===========   ===========

        At September 30, 2004, December 31, 2003 and 2002, securities with a carrying value of $3,775,000, $3,500,000 and $4,686,000 and fair value of $3,975,000, $3,611,000 and $4,686,000, respectively, were pledged to secure certain deposit accounts.

        Gross proceeds from the sale of available-for-sale securities for the nine months ended September 30, 2004 and 2003, and the years ended December 31, 2003 and 2002 were $19,213,000, $4,113,000, $11,982,000 and
        $4,977,000, respectively, resulting in gross gains of $178,000, $93,000, $320,000 and $65,000, respectively and gross losses of $75,000, $0, $0 and $0, respectively.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 2 - INVESTMENT SECURITIES (CONTINUED)

        The following is a summary of temporarily impaired investments that have been impaired for less than twelve months as of September 30, 2004 and December 31, 2003 and 2002:

                                                         Unaudited
                                                     September 30, 2004           December 31, 2003           December 31, 2002
                                                  --------------------------  --------------------------  --------------------------
                                                                   Gross                       Gross                       Gross
                                                                 Unrealized                  Unrealized                  Unrealized
                                                   Fair Value      Losses      Fair Value      Losses      Fair Value      Losses
                                                  ------------  ------------  ------------  ------------  ------------  ------------
        U.S. Treasury securities and obligations
                of U.S. government corporations
                and agencies                      $      7,965  $         43  $          -  $          -  $          -  $          -
        Corporate Securities                                 -             -         3,699            41             -             -
        Municipal notes                                  3,532            51         1,441            13             -             -
        Mortgage-backed securities                       7,871            91         5,669            70           194             1
                                                  ------------  ------------  ------------  ------------  ------------  ------------

                        Total                     $     19,368  $        185  $     10,809  $        124  $        194  $          1
                                                  ============  ============  ============  ============  ============  ============

        As of September 30, 2004 and December 31, 2003 and 2002, no investment securities had been impaired for more than 12 months.

        The Company does not believe that the unrealized losses as of September 30, 2004, December 31, 2003 and 2002 represent other-than-temporarily impairment. The unrealized losses reported for the above securities relate primarily to changes in interest rates. Individually, the losses were less than 2.0% or less of their respective amortized cost basis. The Company has both the intent and ability to hold the investment securities contained in the previous table for a time necessary to recover the amortized cost.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002



NOTE 3 - LOANS

        Loans at September 30, 2004, December 31, 2003 and 2002 are summarized as follows:

                                                                 Unaudited
                                                                September 30,            December 31
                                                               --------------  ------------------------------
                                                                    2004            2003            2002
                                                               --------------  --------------  --------------
        Real estate loans - One- to four-family residential    $      108,095  $      100,895  $      104,889
        Commercial loans:
                Secured by real estate                                 26,452          29,452          20,369
                Other                                                  29,026          13,495           7,528
                                                               --------------  --------------  --------------

                        Total commercial loans                         55,478          42,947          27,897

        Consumer loans                                                 25,001          20,895          19,587
                                                               --------------  --------------  --------------

                        Total gross loans                             188,574         164,737         152,373

        Less net deferred fees (costs)                                    323             241             110
        Less allowance for loan losses                                  1,152           1,036             922
                                                               --------------  --------------  --------------

                        Total loans - Net                      $      187,099  $      163,460  $      151,341
                                                               ==============  ==============  ==============

        Final loan maturities and rate sensitivity of the loan portfolio are as follows:

                                                        September 30, 2004 (Unaudited)
                                                        ------------------------------
                                                             One Year     After
                                                Less Than    to Five      Five
                                                One Year      Years       Years       Total
                                               ----------   ---------   ---------   ---------
        Loans at fixed interest rates          $   47,332   $  59,818   $  51,078   $ 158,228
        Loans at variable interest rates           20,508       6,521       2,994      30,023
                                               ----------   ---------   ---------   ---------

                        Total                  $   67,840   $  66,339   $  54,072   $ 188,251
                                               ==========   =========   =========   =========


                                                             December 31, 2003
                                                             -----------------
                                                             One Year     After
                                                Less Than    to Five      Five
                                                One Year      Years       Years       Total
                                               ----------   ---------   ---------   ---------
        Loans at fixed interest rates          $   31,380   $  60,596   $  52,154   $ 144,130
        Loans at variable interest rates           14,245       4,930       1,191      20,366
                                               ----------   ---------   ---------   ---------
                        Total                  $   45,625   $  65,526   $  53,345   $ 164,496
                                               ==========   =========   =========   =========

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 3 - LOANS (CONTINUED)

        Certain directors and executive officers of the Company were loan customers during 2004, 2003 and 2002. Such loans were made in the ordinary course of business and do not involve more than a normal risk of collectibility. An analysis of aggregate loans outstanding to directors and executive officers for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002 is as follows:

                                                      Unaudited
                                                     September 30,            December 31
                                                    --------------  ------------------------------
                                                         2004            2003            2002
                                                    --------------  --------------  --------------
        Aggregate balance - Beginning of Period     $        2,468  $          981  $          716
        New loans                                            1,472           4,073             817
        Repayments                                          (1,549)         (2,586)           (552)
                                                    --------------  --------------  --------------
        Aggregate balance - End of Period           $        2,391  $        2,468  $          981
                                                    ==============  ==============  ==============

        An analysis of the allowance for loan losses is as follows:

                                                   Unaudited
                                                Nine Months Ended                  Year Ended
                                                  Sepetember 30,                   December 31
                                          ------------------------------  ------------------------------
                                               2004            2003            2003            2002
                                          --------------  --------------  --------------  --------------
        Balance - Beginning of period     $        1,036  $          922  $          922  $          689

        Provision for losses                         214             238             267             415
        Loans - Charged off                         (135)           (180)           (215)           (234)
        Recoveries                                    37              51              62              52
                                          --------------  --------------  --------------  --------------

        Balance - End of period           $        1,152  $        1,031  $        1,036  $          922
                                          ==============  ==============  ==============  ==============

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 3 - LOANS (CONTINUED)

        The following is a summary of information pertaining to impaired, non-accrual and delinquent loans:

                                                      Unaudited
                                                     September 30,            December 31
                                                    --------------  ------------------------------
                                                         2004            2003            2002
                                                    --------------  --------------  --------------
        Impaired loans without a
          valuation allowance                       $            -  $            -  $            -
        Impaired loans with a valuation
          allowance                                            718           1,040               -
                                                    --------------  --------------  --------------
        Total impaired loans                        $          718  $        1,040  $            -
                                                    ==============  ==============  ==============

        Valuation allowance related to
          impaired loans                            $           66  $          120  $            -
        Total non-accrual loans                     $          480  $        1,291  $          627
        Total loans past-due ninety days or
          more and still accruing                   $        1,280  $          828  $          807


                                                          Unaudited
                                                      Nine Months Ended
                                                        Sepetember 30,             Year Ended December 31
                                                ------------------------------  ------------------------------
                                                     2004            2003            2003            2002
                                                --------------  --------------  --------------  --------------

        Average investment in
          impaired loans                        $          780  $          835  $          829  $            -
        Interest income recognized
          on impaired loans                     $            -  $            -  $            -  $            -
        Interest income recognized on
          a cash basis on impaired loans        $            -  $            -  $            -  $            -

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 4 - REAL ESTATE HELD FOR SALE

        The real estate held for sale is determined to be impaired and is recorded at the lower of cost or fair value. The valuation allowance on this project, which was determined based on recent sales of comparable real estate and existing real estate listings, was approximately $121,000, $121,000 and $102,000 at September 30, 2004, December 31, 2003
        and 2002, respectively.

NOTE 5 - PROPERTY AND EQUIPMENT

        A summary of property and equipment is as follows:

                                                                Unaudited
                                                               September 30,           December 31
                                                              --------------  ------------------------------
                                                                   2004            2003            2002
                                                              --------------  --------------  --------------
        Land                                                  $        1,251  $          878  $          838
        Land improvements                                                101              62              21
        Buildings                                                      4,483           4,504           3,243
        Equipment                                                      3,665           3,187           2,745
                                                              --------------  --------------  --------------

                        Total property and equipment                   9,500           8,631           6,847

        Less accumulated depreciation                                  3,068           2,814           2,086
                                                              --------------  --------------  --------------

                        Net property and equipment            $        6,432  $        5,817  $        4,761
                                                              ==============  ==============  ==============

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 6 - SERVICING

        Loans serviced for others are not included in the accompanying consolidated statement of financial condition. The unpaid principal balances of mortgage and other loans serviced for others were approximately $140,426,000, $138,596,000, $141,340,000 and $119,651,000
        at September 30, 2004 and 2003, December 31, 2003 and 2002, respectively.

        The balance of capitalized servicing rights, net of valuation allowance, is included in other assets at September 30, 2004, December 31, 2003 and 2002.

        The key economic assumptions used in determining the fair value of the mortgage servicing rights are as follows:

                                                   Unaudited
                                                  September 30,           December 31,
                                                 --------------  ------------------------------
                                                       2004           2003            2002
                                                 --------------  --------------  --------------
        Annual constant prepayment speed (CPR)           11.08%          13.89%          17.55%
        Weighted average life (in months)                    54              48              44
        Discount rate                                     7.50%           7.25%           7.25%

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 6 - SERVICING (CONTINUED)

        The following summarizes mortgage servicing rights capitalized and amortized, along with the aggregate activity in related valuation allowances:

                                                              Unaudited
                                                             September 30,       December 31
                                                             -------------  -----------------------
                                                                 2004         2003          2002
                                                             -------------  ---------     ---------
        Carrying amount - Beginning of year                  $         984   $    869     $     630
        Originated mortgage servicing rights capitalized               158        656           557
        Amortization of mortgage servicing rights                     (244)      (541)         (318)
                                                             -------------  ---------     ---------
                          Subtotal                                     898        984           869

        Valuation allowances:
                Balance at beginning of year                             -          -             -

                Additions                                                -         29             -
                Reductions                                               -        (29)            -
                Write-downs                                              -          -             -
                                                             -------------  ---------     ---------
                Balance at end of year                       $         898  $     984     $     869
                                                             =============  =========     =========

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 7 - INTANGIBLE ASSETS

        Intangible assets of the Company are summarized as follows:

                                                     September 30, 2004 (Unaudited)
                                            ----------------------------------------------
                                            Gross Carrying     Accumulated    Net Carrying
                                                Amount        Amortization      Amount
                                            --------------    ------------    ------------
        Amortized intangible assets:
           Customer list                    $          890    $         70    $        820
           Customer contract                           597              47             550
           Core deposit                              3,081           1,701           1,380
           Non-compete covenant                        200              31             169
                                            --------------    ------------    ------------
              Total                         $        4,768    $      1,849    $      2,919
                                            ==============    ============    ============

                                                          December 31, 2003
                                            ----------------------------------------------
                                            Gross Carrying     Accumulated    Net Carrying
                                                Amount        Amortization      Amount
                                            --------------    ------------    ------------
        Amortized intangible assets:
           Customer list                    $          890    $         37    $        853
           Customer contract                           597              25             572
           Core deposit                              3,034           1,541           1,493
           Non-compete covenant                        200              16             184
                                            --------------    ------------    ------------
              Total                         $        4,721    $      1,619    $      3,102
                                            ==============    ============    ============

                                                          December 31, 2002
                                            ----------------------------------------------
                                            Gross Carrying     Accumulated    Net Carrying
                                                Amount        Amortization      Amount
                                            --------------    ------------    ------------
        Amortized intangible assets:
           Core deposit                     $        3,034    $      1,336    $      1,698

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 7 - INTANGIBLE ASSETS (CONTINUED)

        Amortization periods for the major classes of intangible assets and in total are as follows as of September 30, 2004.

                                          Weighted Average
                                        Amortization Period
         Amortizable Intangible              (In years)
        ---------------------------------------------------
         Customer list                                  7.5
         Customer contract                             18.3
         Core deposit                                  18.3
         Non-compete covenant                           8.3
                                        -------------------

                                                       12.7
                                        -------------------

        The amortization expense related to intangibles as of September 30, 2004 is as follows:

         Year Ended December 31        Annual Amortization
        --------------------------------------------------
         2005                                $         287
         2006                                          287
         2007                                          281
         2008                                          278
         2009                                          278

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 8 - DEPOSITS

        Deposit accounts, by type and range of rates, consist of the following:


                                                              Unaudited
                                                            September 30,         December 31
                                                            -------------  --------------------------
                                                                2004           2003           2002
                                                            -------------  ------------  ------------
                            Account Type
        ---------------------------------------------------

        NOW accounts and MMDA                               $     33,866   $     25,209  $     23,115
        Regular savings accounts                                  28,082         28,838        32,198
                                                            -------------  ------------  ------------

                               Total                              61,948         54,047        55,313

                    Certificate of Deposit Rates
        ---------------------------------------------------

        0.50 percent to 1.99 percent                              28,132         26,192        19,670
        2.00 percent to 2.99 percent                              21,623         14,384        11,537
        3.00 percent to 3.99 percent                              29,463         15,349        11,111
        4.00 percent to 4.99 percent                              12,090         12,498        13,576
        5.00 percent to 6.99 percent                              14,769         18,768        34,394
        7.00 percent to 8.99 percent                               2,739          3,183         5,073
                                                            -------------  ------------  ------------

                        Total certificate of deposits            108,816         90,374        95,361
                                                            -------------  ------------  ------------

                        Total deposits                      $    170,764   $    144,421  $    150,674
                                                            =============  ============  ============

        Certificates of deposit $100,000 or greater at September 30, 2004, December 31, 2003 and 2002 were $27,338,000, $17,391,000 and $23,562,000 respectively. The amounts is excess of $100,000 are not federally insured.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 8 - DEPOSITS (CONTINUED)

        The following table sets forth the amount and maturities of certificates of deposit:

                                                     September 30, 2004 (Unaudited)
                                -----------------------------------------------------------------------
                                                                Amount Due
                                -----------------------------------------------------------------------
                                                                                 Greater
                                 Less than      1-2         2-3         3-5       than
               Rate               1 Year       Years       Years       Years     5 Years       Total
        ----------------------- ----------  ----------  ----------  ----------  ----------  -----------
        0.50 percent to
             1.99 percent       $   22,139  $    5,883  $      110  $        -  $        -  $    28,132
        2.00 percent to
             2.99 percent            4,417      15,049         721       1,241         195       21,623
        3.00 percent to
             3.99 percent            2,037      10,639       9,520       7,088         179       29,463
        4.00 percent to
             4.99 percent            1,984       7,518       2,247          53         288       12,090
        5.00 percent to
             6.99 percent            4,886       3,758         645       2,486       2,994       14,769
        7.00 percent to
             8.99 percent            1,223         100         135           2       1,279        2,739
                                ----------  ----------  ----------  ----------  ----------  -----------
                    Total       $   36,686  $   42,947  $   13,378  $   10,870  $    4,935  $   108,816
                                ==========  ==========  ==========  ==========  ==========  ===========


                                                             December 31, 2003
                                -----------------------------------------------------------------------
                                                                Amount Due
                                -----------------------------------------------------------------------
                                                                                 Greater
                                 Less than      1-2         2-3         3-5       than
               Rate               1 Year       Years       Years       Years     5 Years       Total
        ----------------------- ----------  ----------  ----------  ----------  ----------  -----------
        0.50 percent to
             1.99 percent       $   22,979  $    1,931  $    1,224  $       59  $        -  $    26,193
        2.00 percent to
             2.99 percent           10,314       1,589       1,501         942          37       14,383
        3.00 percent to
             3.99 percent              564       5,185       5,764       3,658         178       15,349
        4.00 percent to
             4.99 percent            2,934         302       7,843       1,109         310       12,498
        5.00 percent to
             6.99 percent            6,044       3,870       2,822       1,732       4,300       18,768
        7.00 percent to
             8.99 percent              378       1,306           -         128       1,371        3,183
                                ----------  ----------  ----------  ----------  ----------  -----------
                    Total       $   43,213  $   14,183  $   19,154  $    7,628  $    6,196  $    90,374
                                ==========  ==========  ==========  ==========  ==========  ===========

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 8 - DEPOSITS (CONTINUED)

        Interest expense on deposits is summarized as follows:

                                            Unaudited
                                        Nine Months Ended
                                          Sepetember 30,         Year Ended December 31
                                    -------------------------  --------------------------
                                       2004           2003         2003          2002
                                    ----------     ----------  -----------    -----------
        NOW and MMDAs               $      172     $      144  $       190    $       288
        Regular savings                     46             98          119            363
        Certificates of deposit          2,402          2,632        3,410          4,815
                                    ----------     ----------  -----------    -----------

                          Total     $    2,620     $    2,874  $     3,719    $     5,466
                                    ==========     ==========  ===========    ===========

        Deposits from related parties held by the Bank at September 30, 2004, December 31, 2003 and 2002 amounted to $427,000, $558,000 and $170,000 respectively.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 9 - FEDERAL HOME LOAN BANK ADVANCES

        Advances outstanding from the Federal Home Loan Bank (FHLB) bear interest that is payable monthly. Pursuant to blanket collateral agreements with the FHLB, advances are collateralized by one- to four-family whole mortgage loans, government agency securities, and highly rated private mortgage-backed securities. The FHLB requires eligible collateral to have a market value equal to 145 percent of advances. The carrying value of loans pledged to secure these advances was approximately $86,122,000, $101,365,000 and $102,542,000 at
        September 30, 2004 and December 31, 2003 and 2002, respectively,

        The advances are subject to prepayment penalties subject to the provisions and conditions of the credit policy of the Federal Home Loan Bank. Future maturities of the advances are as follows:

           September 30, 2004 (Unaudited)           December 31, 2003                   December 31, 2002
        ----------------------------------  ----------------------------------  ----------------------------------
                                  Weighted                            Weighted                            Weighted
                                   Average                             Average                             Average
        Years Ending              Interest  Years Ending              Interest  Years Ending              Interest
        December 31     Amount      Rate    December 31     Amount      Rate    December 31      Amount     Rate
        ------------  ----------  --------  ------------  ----------  --------  ------------  ----------  --------

            2004      $   4,052     4.91       2004       $    8,052    4.20       2003       $   12,112    5.31

            2005         12,500     5.67       2005           12,250    5.74       2004            4,802    6.02

            2006          3,000     2.54       2006            2,000    2.84       2005           11,000    6.15

            2008          7,500     4.78       2008            6,500    5.40       2008            4,500    5.62

            2009          1,000     3.40       2009                -       -       2010           16,000    5.66
                                                                                             ----------
            2010         18,000     5.49       2010           17,000    5.59     Total        $   48,414    5.72
                      ---------                           ----------                          ==========

        Total         $  46,052     5.14    Total         $   45,802    5.24
                      =========                           ==========

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 10 - NOTE PAYABLE

        In connection with the purchase of ICA, a note payable was issued to an individual, payable in annual installments of $180,000, including interest at 5.5 percent. Future maturities of the note are as follows:

                         September 30, 2004 (Unaudited)
                         ------------------------------
                           Years Ending
                            December 31         Amount
                        ------------------  ---------------
                               2004           $       -
                               2005                 111
                               2006                 117
                               2007                 124
                               2008                 130
                            Thereafter              769
                                              ---------

                         Total                $   1,251
                                              =========

NOTE 11 - FEDERAL INCOME TAX

        The analysis of the consolidated provision for federal income tax is as follows:

                                                 Unaudited
                                            Nine Months Ended
                                               Sepetember 30,        Year Ended December 31
                                         ------------------------   ------------------------
                                            2004           2003        2003           2002
                                         ---------      ---------   ----------     ---------
        Current provision                $     267      $     394   $      318     $     285
        Deferred provision (credit)           (100)             -          200             -
                                         ---------      ---------   ----------     ---------

                              Total      $     167      $     394   $      518     $     285
                                         =========      =========   ==========     =========

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 11 - FEDERAL INCOME TAX (CONTINUED)

        A reconciliation of the federal income tax expense and the amount computed by applying the statutory federal income tax rate (34 percent) to income before federal income tax is as follows:

                                                 Unaudited
                                            Nine Months Ended
                                               Sepetember 30,        Year Ended December 31
                                         ------------------------   ------------------------
                                            2004           2003        2003           2002
                                         ---------      ---------   ----------     ---------
        Tax at statutory rate            $     170      $     403   $      587     $     359
        Nontaxable dividend                     (1)           (16)         (22)           (8)
        Tax-exempt interest                      -            (15)         (20)          (24)
        Other                                   (2)            22          (27)          (42)
                                         ---------      ---------   ----------     ---------

           Federal income tax            $     167      $     394   $      518     $     285
                                         =========      =========   ==========     =========

        Effective Tax Rate                   33.5%          33.2%        30.0%         27.0%
                                         ===================================================

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 11 - FEDERAL INCOME TAX (CONTINUED)

        The net deferred tax liability was comprised of the following temporary differences:

                                                            Unaudited
                                                           September 30,           December 31
                                                           -------------    --------------------------
                                                               2004            2003            2002
                                                           -------------    -----------    -----------
        Deferred tax assets:
           Allowance for loan losses                       $         411    $       311    $       282
           Valuation allowance for real estate held
              for sale                                                41             41             35
           Other                                                      45             45             24
           Directors' benefit plan                                   152            152            189
                                                           -------------    -----------    -----------

                    Total deferred tax assets                        649            549            530

        Valuation allowance for deferred tax assets                    -              -              -

        Deferred tax liabilities:
           Bad debt recapture                                          -              -             24
           Mortgage servicing rights                                 334            334            295
           Partnership losses                                         65             65             58
           Depreciation                                              502            502            306
           Other                                                      15             15             14
           Unrealized gains on available-for-sale
              securities                                              69            152            550
                                                           -------------    -----------    -----------

                    Total deferred tax liabilities                   985          1,068          1,247
                                                           -------------    -----------    -----------

                    Net deferred tax liability             $         336    $       519    $       717
                                                           =============    ===========    ===========

        For tax years beginning prior to January 1, 1996, a qualified thrift institution was allowed a bad debt deduction for tax purposes based on a percentage of taxable income or on actual experience. The Bank used the percentage of taxable income method through December 31, 1995.

        The Small Business Job Protection Act of 1996 (the "Act") requires qualified thrift institutions, such as the Bank, to recapture the portion of their tax bad debt reserves at January 1, 1996 that exceeds the December 31, 1987 ("base year") reserve balance. The amount of this excess reserve is $422,000 which will be taken into taxable income ratably over a six-year period beginning in 1998.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 11 - FEDERAL INCOME TAX (CONTINUED)

        A deferred tax liability has not been recognized for the tax bad debt base year reserves of the Bank. The base year reserves are the balance of reserves as of December 31, 1987. At September 30, 2004 and December 31, 2003, the amount of those reserves was approximately $60,000. The amount of the unrecognized deferred tax liability at September 30, 2004 and December 31, 2003 was approximately $20,000.

NOTE 12 - OFF BALANCE SHEET RISK COMMITMENTS AND CONTINGENCIES

        CREDIT-RELATED FINANCIAL INSTRUMENTS - The Company is a party to credit-related financial instruments with off balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statement of financial condition.

        The Company's exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

        The following financial instruments were outstanding whose contract amounts represent credit risk:

                                                      Unaudited
                                                     September 30,        December 31
                                                     -------------  ------------------------
                                                          2004          2003        2002
                                                     -------------  -----------  -----------
        Commitments to grant loans                   $      27,613  $    35,868  $    33,363
        Unfunded commitments under lines of credit          16,228       11,499       10,339
        Commercial and standby letters of credit                 -           35          250

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Company, is based on management's credit evaluation of the customer.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         SEPTEMBER 30, 2004 AND DECEMBER 31, 2003, 2002 AND 2001


NOTE 12 - OFF BALANCE SHEET RISK COMMITMENTS AND CONTINGENCIES (CONTINUED)

        Unfunded commitments under commercial lines of credit, revolving credit lines, and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are collateralized and may not be drawn upon to the total extent to which the Company is committed.

        Commercial and standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters of credit are primarily used to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The Company generally holds collateral supporting those commitments if deemed necessary.

        COLLATERAL REQUIREMENTS - To reduce credit risk related to the use of credit-related financial instruments, the Company might deem it necessary to obtain collateral. The amount and nature of the collateral obtained is based on the Company's credit evaluation of the customer. Collateral held varies but may include cash, securities, accounts receivable, inventory, property, plant, and equipment, and real estate.

        If the counterparty does not have the right and ability to redeem the collateral or if the Company is permitted to sell or repledge the collateral on short notice, the Company records the collateral in its statement of financial condition at fair value with a corresponding obligation to return it.

NOTE 13 - STOCKHOLDERS' EQUITY

        Payment of dividends on the common stock is subject to determination and declaration by the Board of Directors and depends on a number of factors, including capital requirements, regulatory limitation on payment of dividends, the Bank's results of operations and financial condition, tax considerations, and general economic conditions.

        The Bank filed a notice with the Office of Thrift Supervision (OTS) and the Federal Deposit Insurance Company (FDIC) requesting approval to waive payment of cash dividends to Alpena Bancshares M.H.C. (the "M.H.C.") (majority stockholder of the Company). The OTS and FDIC did not object to the dividend waiver request subject to the following conditions:

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 13 - STOCKHOLDERS' EQUITY (CONTINUED)

        (1) For as long as the Company and the Bank are controlled by the M.H.C., the amount of dividends waived by the M.H.C. must be segregated and considered as a restriction on retained earnings of the Company;

        (2) The amount of the dividend waived by the M.H.C. shall be available for declaration as a dividend solely to the M.H.C.; and

        (3) The amount of the dividend waived by the M.H.C. must be considered as having been paid by the Company in evaluating any proposed dividend.

        In addition, the OTS may rescind its non-objection to the waiver of dividends for subsequent periods if, based on subsequent developments, the proposed waivers are determined to be detrimental to the safe and sound operation of the Bank.

        If management determines that it is probable that the waived dividends will be paid, it will be necessary to record a liability in accordance with Statement of Financial Accounting Standards No. 5. In management's opinion, it is not probable that the waived dividends will be paid; therefore, a liability has not been recorded in the financial statements of the Company.

        The Bank is subject to various regulatory capital requirements administered by the OTS. Failure to meet certain capital requirements can initiate certain mandatory and possibly additional discretionary action by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators regarding components, risk-weightings, and other factors.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 13 - STOCKHOLDERS' EQUITY (CONTINUED)

        During the most recent regulatory examination, the OTS categorized the Bank as "well-capitalized" per definition of 12 CFR Section 565.4(b)(1). To be categorized as well-capitalized, the Bank must maintain minimum total risk-based, tier 1 risk based, and tangible equity ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank's categorization.

                                                                                             To be Categorized as
                                                                                            Well-Capitalized Under
                                                                        For Capital            Prompt Corrective
                                                    Actual            Adequacy Purposes        Action Provisions
                                             Amount       Ratio      Amount       Ratio      Amount       Ratio
                                           ----------   ---------  ----------   ---------  ----------   ---------
                                                                  (Dollars in Thousands)
        September 30, 2004 (Unaudited):
            Total capital (to risk-
                weighted assets)           $  18,601       11.24%   $ 13,237      8.00%     $ 16,546      10.00%
            Tier 1 capital (to risk-
                weighted assets)           $  17,376       10.50%   $ 6,618       4.00%     $ 9,928       6.00%
            Tangible capital (to
                tangible assets)           $  17,376       6.95%    $ 3,750       1.50%     $ 5,000       2.00%

        December 31, 2003:
            Total capital (to risk-
                weighted assets)           $  18,119       11.96%   $ 12,116      8.00%     $ 15,146      10.00%
            Tier 1 capital (to risk-
                weighted assets)           $  17,019       11.24%   $ 6,058       4.00%     $ 9,087       6.00%
            Tangible capital (to
                tangible assets)           $  17,019       7.78%    $ 3,283       1.50%     $ 4,377       2.00%

        December 31, 2002:
            Total capital (to risk-
                weighted assets)           $  19,137       15.95%   $ 9,596       8.00%     $ 11,995      10.00%
            Tier 1 capital (to risk-
                weighted assets)           $  18,149       15.13%   $ 4,798       4.00%     $ 7,197       6.00%
            Tangible capital (to
                tangible assets)           $  18,149       8.08%    $ 3,370       1.50%     $ 4,493       2.00%

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 13 - STOCKHOLDERS' EQUITY (CONTINUED)

        Reconciliation of GAAP to Regulatory Capital
                                                                         Unaudited
                                                            -------------------------------------
                                                            September 30,       December 31
                                                            -------------  ----------------------
                                                                2004         2003         2002
                                                            -------------  ----------  ----------
        GAAP Capital                                        $      21,936  $   21,951  $   21,747
        Reconciling items:
        Investment in and advances to
           Nonincludable subsidaries                                  758         786         832
        Goodwill and other intangible assets                        3,668       3,851       1,698
           Unrealized (gain) loss on securities
              available for sale                                     (134)       (295)     (1,068)
           Disallowed mortgage servicing rights                         -           -           -
                                                            -------------  ----------  ----------

              Tangible and core capital                            17,376      17,019      18,149
              Allowable unrealized (gain) loss on
                 securities available for sale                         73          64          66
           General valuation allowance                              1,152       1,036         922
                                                            -------------  ----------  ----------

           Risk Based Capital                               $      18,601  $   18,119  $   19,137
                                                            =============  ==========  ==========

NOTE 14 - EMPLOYEE BENEFIT PLANS

        RETIREMENT PLANS

        The Bank is a participant in the multiemployer Financial Institutions Retirement Fund (FIRF or the "Plan"), which covers substantially all of its officers and employees. The defined benefit plan covers all employees who have completed one year of service, attained age 21, and worked at least 1,000 hours during the year. Normal retirement age is 65, with reduced benefits available at age 55. The Bank's contributions are determined by FIRF and generally represent the normal cost of the Plan. Specific Plan assets and accumulated benefit information for the Bank's portion of the Plan are not available. Under the Employee Retirement Income Security Act of 1974 (ERISA), a contributor to a multiemployer pension plan may be liable in the event of complete or partial withdrawal for the benefit payments guaranteed under ERISA. The Bank was fully funded in the Plan as of September 30, 2004 and December 31, 2003. The expense of the Plan allocated to the Bank for the nine months ended September 30, 2004 and 2003 and for the years ended December 31, 2003 and 2002 was $272,000, $159,000, $263,000 and
        $212,000, respectively.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 14 - EMPLOYEE BENEFIT PLANS (CONTINUED)

        The Bank has a Section 401(k) savings plan covering substantially all of its employees who meet certain age and service requirements. Under the plan, the Bank matches 50 percent of participant contributions up to 3 percent of each participant's compensation during the year. This contribution is dependent upon availability of sufficient net earnings from current or prior years. Additional contributions may be made as approved by the Board of Directors. The expense under the plan for the nine months ended September 30, 2004 and 2003 and for the years ended December 31, 2003 and 2002 was $58,000, $61,000, $65,000 and $64,000,
        respectively.

        The Bank has a nonqualified deferred compensation plan for its directors. Through 1998, each director could voluntarily defer all or part of his or her director's fees to participate in the program. The plan is currently unfunded and amounts deferred are unsecured and remain subject to claims of the Bank's general creditors. Directors are paid once they reach normal retirement age or sooner for reason of death, total disability, or termination. The Bank may terminate the plan at any time. The amount recorded under the plan totaled approximately $638,000, $617,000 and $550,000 at September 30, 2004, December 31, 2003 and 2002,
        respectively. The expense under the plan for the nine months ended September 30, 2004 and 2003 and for the years ended December 31, 2003 and 2002 was $49,000, $50,000, $67,000 and $90,000, respectively.

        EMPLOYEE STOCK OWNERSHIP PLAN

        Effective January 1, 1994, the Bank implemented an employee stock ownership plan (ESOP). The ESOP covers substantially all employees who have completed one year of service, attained age 21, and worked at least 1,000 hours during the year. To fund the ESOP, the Bank borrowed $480,000 from an outside party to purchase 48,000 shares of the Company's common stock at $10 per share. The ESOP note was payable quarterly with interest at the prime rate and was retired in 1999. All shares were allocated as of December 31, 1999. Compensation expense is measured by the fair value of ESOP shares allocated to participants during a fiscal year. There was no compensation expense for the periods ended September 30, 2004 and 2003, December 31, 2003 and 2002.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 14 - EMPLOYEE BENEFIT PLANS (CONTINUED)

        STOCK AWARD PLAN The 1996 Recognition and Retention Plan for employees and outside directors authorized the issuance of authorized, but unissued shares of common stock of the Company in an aggregate amount of 27,600 shares of common stock, of which 17,940 shares were available to be awarded to employees and 9,660 shares were available to be awarded to non-employee directors. Restricted stock awards are nontransferable and non-assignable. Awards to non-employee directors vest at the rate of 20 percent of the amount awarded commencing one year from the date of the award, which was April 17, 1996. Awards to executive officers and employees would become fully vested upon termination of employment or service due to death, disability, or normal retirement. Upon termination of employment or service for any other reason, unvested shares are forfeited. The expense under the plan for the nine months ended September 30, 2004 and 2003 and for the years ended December 31, 2003 and 2002 was $0, $3,000, $3,000 and $16,000, respectively.

        A summary of shares relating to the Recognition and Retention Plan is as follows:

        Outstanding - January 1, 2002                                     1,441
           Vested in 2002                                                     -
           Forfeited in 2002                                                  -
           Re-awarded in 2002                                            (1,199)
                                                                        --------

        Outstanding - December 31, 2002                                     242
           Vested in 2003                                                     -
           Forfeited in 2003                                                  -
           Re-awarded in 2003                                              (200)
                                                                        --------

        Outstanding - December 31, 2003                                      42
           Vested in 2004                                                     -
           Forfeited in 2004                                                  -
           Rewarded in 2004                                                   -
                                                                        --------

        Outstanding - September 30, 2004 (Unaudited)                         42
                                                                        ========

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 14 - EMPLOYEE BENEFIT PLANS (CONTINUED)


        The 1996 stock option plan for certain employees and nonemployee directors authorized the grant of stock options to purchase 69,000 shares of common stock of the Company. Pursuant to the stock option plan, grants may be made of incentive stock options and nonstatutory stock options. Simultaneously with the grant of stock options, the Company may grant limited rights. The limited rights may be exercised only in the event of a change in control. The Company has not issued limited rights under this plan and and has no intention to do so under this plan. Nonemployee directors are only eligible to receive nonstatutory options. Under the terms of the plan, incentive stock options have been granted at fair market value as of the date of the grant that are exercisable any time prior to 10 years from the grant date. The incentive stock options vest ratably over a five year period. Nonstatutory fully vested stock options have been granted at fair market value on the date the option is granted and are exercisable prior to 10 years from the date of grant.

        The following is a summary of activity for stock options:

                                        Unaudited
                                       September 30,                      December 31,
                                  ---------------------- --------------------------------------------
                                           2004                   2003                  2002
                                  ---------------------- ---------------------- ---------------------
                                               Weighted               Weighted              Weighted
                                               Average                 Average               Average
                                  Number of    Exercise   Number of   Exercise  Number of   Exercise
                                  Shares        Price     Shares       Price    Shares        Price
                                  ---------- ----------- ----------- ---------- ---------- ----------
        Options outstanding at
          beginning of period     29,011      $  10.57    41,033      $  10.35  39,513      $   9.85
        Options granted                -             -         -             -   7,000         13.75
        Options exercised         (1,700)        10.84   (12,022)         9.81  (2,480)           10
        Options forfeited           (600)        13.75         -             -  (3,000)        12.38
                                  ------                  ------                ------
        Options outstanding at
          end of period           26,711         10.47    29,011         10.57  41,033         10.35
                                  ======                  ======                ======
        Exercisable at end of
          period                  24,711         10.16    25,011         10.06  36,033          9.88

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 14 - EMPLOYEE BENEFIT PLANS (CONTINUED)

        Information pertaining to options outstanding is as follows:

                                                      September 30, 2004 (Unaudited)
                         ---------------------------------------------------------------------------------------
                                     Options Exerciseable                      Options Outstanding
                         ------------------------------------------  -------------------------------------------
                                           Weighted-                                 Weighted-
                                            Average       Weighted-                   Average         Weighted-
                                           Remaining       Average                   Remaining         Average
                              Number      Contractual     Exercise      Number       Contractual      Exercise
        Exercise Prices   Outstanding   Life (in years)    Price     Exercisable   Life (in years)      Price
        ---------------  -------------  ---------------  ----------  -----------  -----------------  -----------
        9.625                   4,600         3.20         $   9.63        4,600         3.20          $  9.63
        10.00                  18,111         3.05            10.00       18,111         3.05            10.00
        13.75                   4,000         9.00            13.75        1,600         9.00            13.75
                         ------------                                -----------

        Total                  26,711         3.97         $  10.57       24,311         3.47          $ 10.06
                         ============                                ===========

                                                         December 31, 2003
                         ---------------------------------------------------------------------------------------
                                     Options Exerciseable                      Options Outstanding
                         ------------------------------------------  -------------------------------------------
                                           Weighted-                                 Weighted-
                                            Average       Weighted-                   Average         Weighted-
                                           Remaining       Average                   Remaining         Average
                              Number      Contractual     Exercise      Number       Contractual      Exercise
        Exercise Prices   Outstanding   Life (in years)    Price     Exercisable   Life (in years)      Price
        ---------------  -------------  ---------------  ----------  -----------  -----------------  -----------
        9.625                   5,900         2.45         $   9.63        5,900         2.45          $  9.63
        10.00                  18,111         2.30            10.00       18,111         2.30            10.00
        13.75                   5,000         8.24            13.75        1,000         8.24            13.75
                         ------------                                -----------

        Total                  29,011         3.35         $  10.57       25,011         2.57          $ 10.06
                         ============                                ===========

NOTE 15 - FAIR VALUES OF FINANCIAL INSTRUMENTS

        The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based on quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 15 - FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

        The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

        CASH AND CASH EQUIVALENTS - The carrying amounts of cash and short-term instruments approximate fair values.

        SECURITIES - Fair values for securities, excluding Federal Home Loan Bank stock, are based on quoted market prices. The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

        LOANS HELD FOR SALE - Fair values of mortgage loans held for sale are based on commitments on hand from investors or prevailing market prices.

        LOANS RECEIVABLE - For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (e.g., one- to four-family residential), credit card loans, and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for other loans (e.g., commercial real estate and investment property mortgage loans, commercial, and industrial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for nonperforming loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

        DEPOSIT LIABILITIES - The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits

        LONG-TERM BORROWINGS - The fair values of the Company's long-term borrowings are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

        ACCRUED INTEREST - The carrying amounts of accrued interest approximate fair value.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 15 - FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

        The estimated fair values and related carrying or notional amounts of the Company's financial instruments are as follows:

                                                         Unaudited
                                                    September 30, 2004        December 31, 2003        December 31, 2002
                                                    ------------------        -----------------        -----------------
                                                   Carrying   Estimated     Carrying   Estimated    Carrying     Estimated
                                                    Amounts   Fair Value    Amounts    Fair Value    Amounts    Fair Value
                                                    -------   ----------    -------    ----------    -------    ----------
        Financial assets:
           Cash and cash equivalents               $   4,824   $   4,824   $   6,706    $   6,706   $  15,099   $   15,099
           Securities                                 42,880      42,880      34,670       34,670      46,944       46,944
           Loans and loans held for sale - Net       187,755     184,466     164,391      165,114     151,883      156,013
           Federal Home Loan Bank stock                4,617       4,617       4,460        4,460       4,294        4,294
           Accrued interest receivable                 1,222       1,222       1,066        1,066       1,323        1,323

        Financial liabilities:
           Customer deposits                         182,428     182,340       7,281      153,572     156,092      160,895
           Advances from borrowers for
              taxes and insurance                        292         292          96           96           4            4
           Federal Home Loan Bank advances            46,052      46,323      45,802       50,925      48,414       53,485
           Note payable                                1,251       1,249       1,357        1,357           -            -
           Accrued interest payable                      447         447         368          368         344          344

NOTE 16 - RESTRICTIONS ON DIVIDENDS

        OTS regulations impose limitations upon all capital distributions including cash dividends. The total amount of dividends that may be paid is generally limited to the sum of the net profits of the bank for the preceding three years. An application to and the approval of the OTS is required prior to any capital distribution if the institution does not meet the criteria for "expedited treatment" of applications under OTS regulations. If an application is not required, the institution must still provide prior notice to the OTS of the capital distribution. In the event the Bank's capital falls below its regulatory requirements or the OTS notifies it that it was in need of more than normal supervision, the Bank's ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice. At September 30, 2004 and December 31, 2003, the Bank's retained earnings available for the payment of dividends totaled $1,222,000 and $2,191,000, respectively.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 17 - PARENT-ONLY FINANCIAL STATEMENTS

        The following represents the condensed financial statements of Alpena Bancshares, Inc. ("Parent") only. The Parent-only financial information should be read in conjunction with the Company's consolidated financial statements.

        The condensed balance sheet is as follows:

                                                        Unaudited
                                                        September
                                                            30,          December 31
                                                        ----------  -----------------------
                                                           2004        2003        2002
                                                        ----------  ----------   ----------
                                          ASSETS
        Cash at subsidiary bank                         $      103  $      148   $       90
        Investment in subsidiary                            21,671      21,746       21,698
        Other assets                                           162          76           13
                                                        ----------  ----------   ----------
           Total assets                                 $   21,936  $   21,970   $   21,801
                                                        ==========  ==========   ==========

                            LIABILITIES AND STOCKHOLDERS' EQUITY

        Liabilities                                     $        -  $       19   $       54
        Stockholders' equity                                21,936      21,951       21,747
                                                        ----------  ----------   ----------
           Total liabilities and
              stockholders' equity                      $   21,936  $   21,970   $   21,801
                                                        ==========  ==========   ==========

        The condensed statement of operations are as follows:

                                                                 Unaudited
                                                                Nine Months
                                                                    Ended
                                                                September 30,          December 31
                                                                -------------   -------------------------
                                                                     2004          2003           2002
                                                                -------------   -----------   -----------
        Operating income                                        $         370   $       350   $       459
        Operating expense                                                  73            60            64
                                                                -------------   -----------   -----------
        Income before income taxes and equity in
        undistributed net income of subsidiary                            297           290           395
        Income tax benefit                                                 25            18            22
                                                                -------------   -----------   -----------
        Income before equity in undistributed net income of
        subsidiary                                                        322           308           417
        Equity in undistributed net income of subsidiary                   10           901           353
                                                                -------------   -----------   -----------
        Net income                                              $         332   $     1,209   $       770
                                                                =============   ===========   ===========

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 17 - PARENT-ONLY FINANCIAL STATEMENTS (CONTINUED)

        The condensed statement of cash flows is as follows:

                                                                 Unaudited
                                                                Nine Months
                                                                   Ended
                                                                September 30,         December 31
                                                                ------------   ---------------------------
                                                                    2004           2003           2002
                                                                ------------   ------------   ------------
        CASH FLOWS FROM OPERATING ACTIVITIES
            Net income                                          $        332   $      1,209   $        770
            Adjustments to reconcile net income to net cash
                from operating activities:
                    Equity in undistributed net income of
                        subsidiary                                       (10)          (901)          (353)
                    Net change in other assets                          (162)            13            (13)
                    Net change in other liabilities                      (19)           (27)             1
                                                                ------------   ------------   ------------

                    Net cash provided by operating
                        activities                                       141            294            405

        CASH FLOWS FROM FINANCING ACTIVITIES
            Proceeds from exercise of stock options                       18            131             25
            Dividends paid                                              (204)          (367)          (362)
                                                                ------------   ------------   ------------

                    Net cash used in financing activities               (186)          (236)          (337)
                                                                ------------   ------------   ------------

        NET INCREASE (DECREASE) IN CASH AND CASH
            EQUIVALENTS                                                  (45)            58             68

        CASH AND CASH EQUIVALENTS - Beginning of year                    148             90             22
                                                                ------------   ------------   ------------

        CASH AND CASH EQUIVALENTS - End of year                 $        103   $        148   $         90
                                                                ============   ============   ============

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 18 - SEGMENT REPORTING

        The Company's principal activities include banking and the sale of insurance products through its wholly owned subsidiary, ICA, purchased in 2003. The Bank provides financial products including retail and commercial loans as well as retail and commercial deposits. ICA received commissions from the sale of various insurance products including health, life, and property. The segments were determined based on the nature of the products provided to customers.

        The financial information for each operating segment is reported on the basis used internally to evaluate performance and allocate resources. The allocations have been consistently applied for all periods presented. Revenues and expenses between affiliates have been transacted at rates that unaffiliated parties would pay. The only transaction between the segments thus far relates to a deposit on behalf of the ICA included in the Bank. The interest income and interest expense for this transaction has been eliminated. All other transactions are with external customers. The performance measurement of the operating segments is based on the management structure of the Company and is not necessarily comparable with similar information for any other financial institution. The information presented is also not necessarily indicative of the segment's financial condition and results of operations if they were independent entities.

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 18 - SEGMENT REPORTING (CONTINUED)

                                             Unaudited - For Nine Months Ended
                                                       September 30, 2004
                                    ------------------------------------------------------
                                        Bank          ICA       Eliminations      Total
                                    ------------  ------------  ------------  ------------
INTEREST INCOME                     $      9,798  $          5  $        (5)  $      9,798
INTEREST EXPENSE                           4,576             -           (5)         4,571
                                    ------------  ------------  ------------  ------------
NET INTEREST INCOME - Before
  provision for loan losses                5,222             5            -          5,227
PROVISION FOR LOAN LOSSES                    214             -            -            214
                                    ------------  ------------  ------------  ------------
NET INTEREST INCOME - After
  provision for loan losses                5,008             5            -          5,013
OTHER INCOME                               1,356         2,243            -          3,599
OPERATING EXPENSES                         6,048         2,065            -          8,113
                                    ------------  ------------  ------------  ------------
INCOME - Before federal income tax           316           183            -            499
FEDERAL INCOME TAX                           108            59            -            167
                                    ------------  ------------  ------------  ------------
NET INCOME                          $        208  $        124  $         -   $        332
                                    ============  ============  ============  ============

DEPRECIATION AND AMORTIZATION       $        526  $        101  $         -   $        627
                                    ============  ============  ============  ============
ASSETS                              $    251,153  $      3,328  $        (5)  $    254,476
                                    ============  ============  ============  ============
EXPENDITURES RELATED TO LONG-LIVED
  ASSETS:
  Goodwill                          $          -  $          -  $         -   $          -
  Intangible assets                           47             -            -             47
  Property and equipment                     971            41            -          1,012
                                    ------------  ------------  ------------  ------------
    TOTAL                           $      1,018  $         41  $         -   $      1,059
                                    ============  ============  ============  ============



                                             Unaudited - For Nine Months Ended
                                                       September 30, 2003
                                    ------------------------------------------------------
                                        Bank          ICA       Eliminations      Total
                                    ------------  ------------  ------------  ------------
INTEREST INCOME                     $     10,125  $          -  $          -  $     10,125
INTEREST EXPENSE                           4,931             -             -         4,931
                                    ------------  ------------  ------------  ------------
NET INTEREST INCOME - Before
  provision for loan losses                5,194             -             -         5,194
PROVISION FOR LOAN LOSSES                    238             -             -           238
                                    ------------  ------------  ------------  ------------
NET INTEREST INCOME - After
  provision for loan losses                4,956             -             -         4,956
OTHER INCOME                               2,151         1,741             -         3,892
OPERATING EXPENSES                         6,076         1,587             -         7,663
                                    ------------  ------------  ------------  ------------
INCOME - Before federal income tax         1,031           154             -         1,185
FEDERAL INCOME TAX                           343            51             -           394
                                    ------------  ------------  ------------  ------------
NET INCOME                          $        688  $        103  $          -  $        791
                                    ============  ============  ============  ============

DEPRECIATION AND AMORTIZATION       $        496  $         84  $          -  $        580
                                    ============  ============  ============  ============
ASSETS                              $    228,070  $      2,727  $          -  $    230,797
                                    ============  ============  ============  ============
EXPENDITURES RELATED TO LONG-LIVED
  ASSETS:
  Goodwill                          $          -  $        449  $          -  $        449
  Intangible assets                            -         1,687             -         1,687
  Property and equipment                     644             4             -           648
                                    ------------  ------------  ------------  ------------
    TOTAL                           $        644  $      2,140  $          -  $      2,784
                                    ============  ============  ============  ============

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 18 - SEGMENT REPORTING (CONTINUED)

                                                        For Year Ended
                                                      December 31, 2003
                                    ------------------------------------------------------
                                        Bank          ICA       Eliminations      Total
                                    ------------  ------------  ------------  ------------
INTEREST INCOME                     $     13,350  $          1  $        (1)  $     13,350
INTEREST EXPENSE                           6,456             -           (1)         6,455
                                    ------------  ------------  ------------  ------------
NET INTEREST INCOME - Before
  provision for loan losses                6,894             1            -          6,895
PROVISION FOR LOAN LOSSES                    267             -            -            267
                                    ------------  ------------  ------------  ------------
NET INTEREST INCOME - After
  provision for loan losses                6,627             1            -          6,628
OTHER INCOME                               2,946         2,480            -          5,426
OPERATING EXPENSES                         8,050         2,277            -         10,327
                                    ------------  ------------  ------------  ------------
INCOME - Before federal income tax         1,523           204            -          1,727
FEDERAL INCOME TAX                           457            61            -            518
                                    ------------  ------------  ------------  ------------
NET INCOME                          $      1,066  $        143  $         -   $      1,209
                                    ============  ============  ============  ============

DEPRECIATION AND AMORTIZATION       $        661  $        121  $         -   $        782
                                    ============  ============  ============  ============
ASSETS                              $    220,824  $      3,100  $        (1)  $    223,923
                                    ============  ============  ============  ============
EXPENDITURES RELATED TO LONG-LIVED
  ASSETS:
  Goodwill                          $          -  $        749  $         -   $        749
  Intangible assets                            -         1,687            -          1,687
  Property and equipment                   1,101            13            -          1,114
                                    ------------  ------------  ------------  ------------
    TOTAL                           $      1,101  $      2,449  $         -   $      3,550
                                    ============  ============  ============  ============

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 19 - QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)


        The following tables summarize the Company's quarterly results for the nine months ended September 30, 2004 and the fiscal years ended December 31, 2003 and 2002:

                                                                     For the Three-Month Period Ending
                                                        ------------------------------------------------------------
                                                          March 31,       June 30,      September 30,   December 31,
                                                            2004            2004            2004             2004
                                                        ------------    ------------    ------------    ------------
        Interest income                                 $      3,091    $      3,261    $      3,446    $          -
        Interest expense                                       1,445           1,504           1,622               -
                                                        ------------    ------------    ------------    ------------
        Net interest income                                    1,646           1,757           1,824               -
        Provision for losses on loans                             81              65              68               -
        Other income                                           1,138           1,209           1,252               -
        Other expenses                                         2,724           2,748           2,641               -
                                                        ------------    ------------    ------------    ------------
        Income - Before income taxes                             (21)            153             367               -
        Federal income taxes                                      (7)             51             123               -
                                                        ------------    ------------    ------------    ------------
        Net income                                      $        (14)   $        102    $        244    $          -
                                                        ============    ============    ============    ============
        Basic earnings per share                        $      (0.01)   $       0.06    $       0.15    $          -

        Fully diluted earnings per share                $      (0.01)   $       0.06    $       0.15    $          -
        Weighted average number of shares outstanding          1,659           1,659           1,660               -
        Weighted average number of shares outstanding,
                including dilutive stock options               1,680           1,672           1,671               -
        Cash dividends declared per common share        $      0.125    $      0.050    $      0.100    $          -



                                                                     For the Three-Month Period Ending
                                                        ------------------------------------------------------------
                                                          March 31,       June 30,      September 30,   December 31,
                                                            2003            2003            2003             2003
                                                        ------------    ------------    ------------    ------------
        Interest income                                 $      3,400    $      3,311    $      3,414    $      3,225
        Interest expense                                       1,702           1,652           1,576           1,525
                                                        ------------    ------------    ------------    ------------
        Net interest income                                    1,698           1,659           1,838           1,700
        Provision for losses on loans                            162              65              11              29
        Other income                                             582           1,943           1,367           1,534
        Other expenses                                         1,994           2,896           2,774           2,663
                                                        ------------    ------------    ------------    ------------
        Income - Before income taxes                             124             641             420             542
        Federal income taxes                                      38             215             140             125
                                                        ------------    ------------    ------------    ------------
        Net income                                      $         86    $        426    $        280    $        417
                                                        ============    ============    ============    ============
        Basic earnings per share                        $       0.05    $       0.26    $       0.17    $       0.25
        Fully diluted earnings per share                $       0.05    $       0.26    $       0.17    $       0.25
        Weighted average number of shares outstanding          1,646           1,646           1,654           1,645
        Weighted average number of shares outstanding,
                including dilutive stock options               1,657           1,659           1,663           1,654
        Cash dividends declared per common share        $      0.125    $      0.125    $      0.125    $      0.125

ALPENA BANCSHARES, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002


NOTE 19 - QUARTERLY RESULTS OF OPERATIONS (UNAUDITED) (CONTINUED)



                                                                     For the Three-Month Period Ending
                                                        ------------------------------------------------------------
                                                          March 31,       June 30,      September 30,   December 31,
                                                            2002            2002            2002             2002
                                                        ------------    ------------    ------------    ------------
        Interest income                                 $     3,747     $      3,691    $      3,661    $      3,400
        Interest expense                                      2,300            2,142           2,038           1,862

        Net interest income                                   1,447            1,549           1,623           1,538
        Provision for losses on loans                            75               75              75             190
        Other income                                            596              376             828             585
        Other expenses                                        1,825            1,622           1,936           1,689

        Income - Before income taxes                            143              228             440             244
        Federal income taxes                                     52               81             155              (3)

        Net income                                      $        91     $        147    $        285    $        247

        Basic earnings per share                        $      0.06     $       0.09    $       0.17    $       0.15
        Fully diluted earnings per share                $      0.06     $       0.09    $       0.17    $       0.15
        Weighted average number of shares outstanding         1,642            1,644           1,644           1,645
        Weighted average number of shares outstanding,
                including dilutive stock options              1,653            1,656           1,657           1,654
        Cash dividends declared per common share        $     0.125     $      0.125    $      0.125    $      0.125

PART II:        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.        INDEMNIFICATION OF DIRECTORS AND OFFICERS


        Articles 12 and 13 of the Articles of Incorporation of First Federal of Northern Michigan Bancorp, Inc., a Maryland corporation (the "Corporation"), set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

        ARTICLE 12. INDEMNIFICATION, ETC. OF DIRECTORS AND OFFICERS.

        A. INDEMNIFICATION. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

        B. PROCEDURE. If a claim under Section A of this Article 12 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article 12 or otherwise shall be on the Corporation.

        C. NON-EXCLUSIVITY. The rights to indemnification and to the advancement of expenses conferred in this Article 12 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, these Articles, the Corporation's Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

        D. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

        E. MISCELLANEOUS. The Corporation shall not be liable for any payment under this Article 12 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 12 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

        Any repeal or modification of this Article 12 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 12 is in force.

        ARTICLE 13. LIMITATION OF LIABILITY. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the Personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

        Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ITEM 25.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                                     AMOUNT
        *       Legal Fees and Expenses.......................................    $    200,000
        *       Accounting Fees and Expenses..................................          50,000
        *       Conversion Agent and Data Processing Fees.....................          10,000
        *       Marketing Agent Fees and Expenses, including legal fees (1)...         206,944
        *       Appraisal Fees and Expenses...................................          34,000
        *       Business Plan Fees and Expenses...............................          22,000
        *       Printing, Photocopying, Postage, Mailing......................          65,000
        *       Filing Fees (OTS, NASD and SEC)...............................          19,883
        *       Nasdaq National Market Listing Fees...........................         100,000
        *       SEC EDGAR Document Conversion.................................          25,000
        *       Other.........................................................           5,337
                                                                                  ------------
        *       Total ........................................................    $    738,164
                                                                                  ============

-----------------
*       Estimated
(1) First Federal of Northern Michigan Bancorp, Inc.. has retained Ryan Beck & Co. to assist in the sale of common stock on a best efforts basis in the offerings. Fees are estimated at the midpoint of the offering range.

ITEM 26.        RECENT SALES OF UNREGISTERED SECURITIES

                Not Applicable.

ITEM 27.        EXHIBITS AND FINANCIAL STATEMENT SCHEDULES:

                The exhibits filed as part of this registration statement are as follows:

(A)     LIST OF EXHIBITS

1.1 Engagement Letter between First Federal of Northern Michigan Bancorp, Inc. and Ryan Beck & Co., Inc*.
1.2 Form of Agency Agreement between First Federal of Northern Michigan Bancorp, Inc. and Ryan Beck & Co.,Inc.*

1.3 Addendum to Engagement Letter between First Federal of Northern Michigan Bancorp, Inc. and Ryan Beck & Co., Inc*

2       Plan of Conversion and Reorganization*
3.1     Articles of Incorporation of First Federal of Northern Michigan Bancorp,
        Inc.*
3.2     Bylaws of First Federal of Northern Michigan Bancorp, Inc.*
4 Form of Common Stock Certificate of First Federal of Northern Michigan Bancorp, Inc.*
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered*

8       Federal Tax Opinion of Luse Gorman Pomerenk & Schick*
10.1    Form of Change in Control Agreements*
10.2    Employment Agreement with Ralph Stepaniak***

10.3    1996 Stock Option Plan*
10.4    1996 Recognition and Retention Plan*
21      Subsidiaries of Registrant*
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)*
23.2    Consent of Plante & Moran PLLC
23.3    Consent of RP Financial LC
24      Power of Attorney (set forth on signature page)
99.1 Appraisal Agreement between First Federal of Northern Michigan Bancorp, Inc. and RP Financial LC.*
99.2 Business Plan Agreement between First Federal of Northern Michigan Bancorp, Inc. and Keller & Company, Inc. *
99.3    Appraisal Report of RP Financial LC. *,**
99.4    Letter of RP Financial LC. with respect to Subscription Rights*

99.5    Marketing Materials*
99.6    Order and Acknowledgment Form*

-------------------------------
*       Previously filed.
** Supporting financial schedules filed in paper format only, pursuant to Rule 202 of Regulation S-T. Available for inspection, during business hours, at the principal offices of the SEC in Washington, D.C.
***     Incorporated by reference to Form 10-KSB filed on March 30, 2004.

ITEM 28.        UNDERTAKINGS

                The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) Include any additional or changed material information as the plan of distribution.

                (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement as the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

                (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Alpena, State of Michigan on February 7, 2005.

                                          FIRST FEDERAL OF NORTHERN MICHIGAN
                                          BANCORP, INC.


                                          By: /s/ Martin A. Thomson
                                              ----------------------------------
                                              Martin A. Thomson
                                              President, Chief Executive Officer
                                              and Director
                                              (Duly Authorized Representative)

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of First Federal of Northern Michigan Bancorp, Inc. (the "Company") hereby severally constitute and appoint Martin A. Thomson as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Martin A. Thomson may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Martin A. Thomson shall do or cause to be done by virtue thereof.

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

         Signatures                               Title                                Date
         ----------                               -----                                ----


/s/ Martin A. Thomas                     President, Chief Executive               February 7, 2005
---------------------------------        Officer and Director (Principal
Martin A. Thomson                        Executive Officer)


/s/ Amy E. Essex                         Chief Financial Officer                  February 7, 2005
---------------------------------        (Principal Financial and
Amy E. Essex                             Accounting Officer)


/s/ James C. Rapin                       Chairman of the Board                    February 7, 2005
---------------------------------
James C. Rapin


/s/ Thomas R. Townsend                   Director                                 February 7, 2005
---------------------------------
Thomas R. Townsend


/s/ Gary C. Vanmassenhove                Director                                 February 7, 2005
---------------------------------
Gary C. VanMassenhove


/s/ Keith D. Wallace                     Director                                 February 7, 2005
---------------------------------
Keith D. Wallace

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 2005

                                                     REGISTRATION NO. 333-121178
================================================================================


                     ---------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     ---------------------------------------





                                    EXHIBITS
                                       TO

                          PRE-EFFECTIVE AMENDMENT NO. 2

                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM SB-2






                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                                ALPENA, MICHIGAN



================================================================================

                                  EXHIBIT INDEX


1.1 Engagement Letter between First Federal of Northern Michigan Bancorp, Inc. and Ryan Beck & Co., Inc*.
1.2 Form of Agency Agreement between First Federal of Northern Michigan Bancorp, Inc. and Ryan Beck & Co., Inc.*

1.3 Addendum to Engagement Letter between First Federal of Northern Michigan Bancorp, Inc. and Ryan Beck & Co., Inc*

2       Plan of Conversion and Reorganization*
3.1     Articles of Incorporation of First Federal of Northern Michigan Bancorp,
        Inc.*
3.2     Bylaws of First Federal of Northern Michigan Bancorp, Inc.*
4 Form of Common Stock Certificate of First Federal of Northern Michigan Bancorp, Inc.*
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered*

8       Federal Tax Opinion of Luse Gorman Pomerenk & Schick*
10.1    Form of Change in Control Agreements*
10.2    Employment Agreement with Ralph Stepaniak***

10.3    1996 Stock Option Plan*
10.4    1996 Recognition and Retention Plan*
21      Subsidiaries of Registrant*
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)*
23.2    Consent of Plante & Moran PLLC
23.3    Consent of RP Financial LC
24      Power of Attorney (set forth on signature page)
99.1 Appraisal Agreement between First Federal of Northern Michigan Bancorp, Inc. and RP Financial LC.*
99.2 Business Plan Agreement between First Federal of Northern Michigan Bancorp, Inc. and Keller & Company, Inc.*
99.3    Appraisal Report of RP Financial LC. *,**
99.4    Letter of RP Financial LC. with respect to Subscription Rights*

99.5    Marketing Materials*
99.6    Order and Acknowledgment Form*

-------------------------------
*       Previously filed.
** Supporting financial schedules filed in paper format only, pursuant to Rule 202 of Regulation S-T. Available for inspection, during business hours, at the principal offices of the SEC in Washington, D.C.
***     Incorporated by reference to Form 10-KSB filed on March 30, 2004.